    As filed with the Securities and Exchange Commission on January 30, 1995
                                                     Registration No.  033-
============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                        --------------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                        -------------------------------
                              NORWEST CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                        6711                   41-0449260
(State or other jurisdiction        (Primary Standard         (I.R.S. Employer
      of incorporation          Industrial Classification    Identification No.)
      or organization)                Code Number)

                                 Norwest Center
                              Sixth and Marquette
                       Minneapolis, Minnesota  55479-1000
                                  612-667-1234
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                      ------------------------------------
          Stanley S. Stroup, Esq.                         Copy to :
Executive Vice President and General Counsel       Mary E. Schaffner, Esq.
            Norwest Corporation                      Norwest Corporation
               Norwest Center                           Norwest Center
            Sixth and Marquette                      Sixth and Marquette
     Minneapolis, Minnesota  55479-1026       Minneapolis, Minnesota  55479-1026
                612-667-8858
    (Name, address, including zip code,
 and telephone number, including area code,
           of agent for service)
                               __________________

   Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of the Registration Statement.

   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.

                        CALCULATION OF REGISTRATION FEE

==================================================================================================
       Title of Securities            Amount     Proposed Maximum  Proposed Maximum    Amount of
              to Be                    to Be      Offering Price       Aggregate      Registration
            Registered              Registered      Per Share       Offering Price        Fee
- --------------------------------------------------------------------------------------------------
           Common Stock              276,000           N/A            $7,503,650 (3)     $2,587.50
                                    Shares (2)
  (par value $1 2/3 per share) (1)
==================================================================================================

   (1) Each share of the registrant's common stock includes one preferred stock purchase right.
   (2) Based upon the maximum number of shares that may be issued in the transaction described herein.
   (3) Estimated solely for purpose of computing the registration fee, in accordance with Rule 457(f), based upon the book value, as of September 30, 1994, of all shares of common stock to be acquired by the registrant in the transaction described herein.

                           __________________________

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

_______________________________________________________________________________

                              NORWEST CORPORATION
                              -------------------

                             Cross Reference Sheet
                    Pursuant to Regulation S-K, Item 501(b)

       Form S-4 Item                                            Prospectus Heading
       -------------                                            ------------------
1.     Forepart of Registration Statement                       Outside Front Cover Page
       and Outside Front Cover Page of
       Prospectus

2.     Inside Front and Outside Back Cover                      Available Information;
       Pages of Prospectus                                      Incorporation of Certain
                                                                Documents by Reference;
                                                                Table of Contents

3.     Risk Factors, Ratio of Earnings to Fixed                 Summary Information
       Charges, and Other Information

4.     Terms of the Reorganization                              The Reorganization

5.     Pro Forma Financial Information                          *

6.     Material Contracts with the Company                      The Reorganization
       Being Acquired

7.     Additional Information Required for                      *
       Reoffering by Persons and Parties
       Deemed to be Underwriters

8.     Interests of Named Experts and Counsel                   Legal Opinion

9.     Disclosure of Commission Position on                     *
       Indemnification for Securities Act
       Liabilities

10.    Information with Respect to S-3                          Summary Information--
       Registrants                                              Comparative Unaudited Per
                                                                Share Data; Summary
                                                                Information--Selected Financial
                                                                Data; Certain Regulatory
                                                                Considerations


11.  Incorporation of Certain Information                       Incorporation of Certain
     by Reference                                               Documents by Reference;
                                                                Management and Additional
                                                                Information

                              NORWEST CORPORATION
                              -------------------

                             Cross Reference Sheet
                    Pursuant to Regulation S-K, Item 501(b)

       Form S-4 Item                                            Prospectus Heading
       -------------                                            ------------------
12.    Information with Respect to S-2 or                       *
       S-3 Registrants

13.    Incorporation of Certain Documents                       *
       by Reference

14.    Information with Respect to                              *
       Registrants Other Than S-2 or S-3
       Registrants

15.    Information with Respect to S-3                          *
       Companies

16.    Information with Respect to                              *
       S-2 or S-3 Companies

17.    Information with Respect to Companies                    Summary Information--
       Other Than S-2 or S-3 Companies                          Comparative Unaudited Per Share
                                                                Data; Summary Information--
                                                                Selected Financial Data;
                                                                Information About the Selling
                                                                Entities

18.    Information If Proxies, Consents,                        Meeting Information; The
       or Authorizations Are to Be Solicited                    Reorganization--Interests of
                                                                Certain Persons in the
                                                                Reorganization; The
                                                                Reorganization--Rights of Dissenting
                                                                Shareholders

19.  Information If Proxies, Consents, or                       *
     Authorizations Are Not to Be Solicited
     in an Exchange Offer

- ---------------------------

*Item is omitted because answer is negative or item is inapplicable.

                                BABBSCHA COMPANY
                          6315 UNIVERSITY AVENUE N.E.
                           FRIDLEY, MINNESOTA  55432


                                         __________, 1995

Dear Shareholder:

   You are cordially invited to attend a Special Meeting of Shareholders of Babbscha Company ("Babbscha") to be held at the ________________________, _____________, ________, _________, on ________, ________________, at _________,
local time. At the Special Meeting you will be asked to consider and vote upon the Agreement and Plan of Reorganization, dated as of September 9, 1994, among Babbscha, Fridley State Bank (the "Bank"), Banrein, Inc. ("Banrein") and Norwest Corporation ("Norwest"), and the related Agreement and Plan of Merger (together, the "Reorganization Agreement"), providing for (a) the merger of a wholly owned subsidiary of Norwest into Babbscha (the "Babbscha Merger"), (b) the merger of Banrein with and into a wholly-owned subsidiary of Norwest (the "Banrein Merger") (collectively, the "Mergers") and (c) subsequent to the Mergers, the merger of the Bank with and into a wholly owned banking subsidiary of Norwest (the "Bank Merger," and together with the Mergers, the "Reorganization").

   Under the terms of the Reorganization Agreement, the Babbscha Merger will result in the conversion of each share of Babbscha Common Stock outstanding immediately prior to the time the Babbscha Merger becomes effective into a number of shares of Norwest Common Stock determined in accordance with the provisions of the Reorganization Agreement, which are described in the accompanying Proxy Statement-Prospectus for the Special Meeting.

   The enclosed Proxy Statement-Prospectus contains a more complete description of the terms of the Reorganization. You are urged to read the Proxy Statement-Prospectus carefully.

   The Board of Directors has approved the Reorganization Agreement as being in the best interest of Babbscha's shareholders and recommends that you vote in favor of the Babbscha Merger. In making this recommendation, the Board of Directors has considered numerous factors including the consideration offered by Norwest and the structure of the proposed Reorganization, which is designed to enhance the value of the Babbscha shareholders' investment and to be tax-free for federal income tax purposes to Babbscha shareholders receiving Norwest Common Stock. Briggs & Morgan, P.A., special tax counsel, is providing its opinion to the Board of Directors that the Babbscha Merger will be treated as a tax-free reorganization for federal income tax purposes. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR CONCERNING THE FEDERAL, AND ANY APPLICABLE FOREIGN, STATE, AND LOCAL INCOME TAX CONSEQUENCES OF THE MERGER.

   In order to ensure that your vote is represented at the Special Meeting, PLEASE DATE, SIGN, AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy.



                                          [Name]
                                          President

                                BABBSCHA COMPANY
                          6315 UNIVERSITY AVENUE N.E.
                           FRIDLEY, MINNESOTA  55432

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                              ON __________, 1995

                             ---------------------

   A special meeting of shareholders (the "Special Meeting") of Babbscha Company ("Babbscha"), a Minnesota corporation, will be held at the ____________________________, _____________, ________, _________, on ________,
__________, ____, at _________, local time, for the following purposes:

       1. To consider and vote upon the Agreement and Plan of Reorganization, dated as of September 9, 1994, (including the Agreement and Plan of Merger attached thereto) by and among Babbscha, Banrein, Inc., Fridley State Bank (the "Bank"), a Minnesota state bank, and Norwest Corporation ("Norwest"), a Delaware corporation, a copy of which is included in the accompanying Proxy Statement-Prospectus as Appendix A, under the terms of which (a) a wholly owned subsidiary of Norwest would be merged with Babbscha, with Babbscha as the surviving corporation, and each outstanding share of common stock, no par value of Babbscha, would be converted into shares of common stock, par value $1 2/3 per share, of Norwest, (b) Banrein, Inc. would be merged with and into a wholly-owned subsidiary of Norwest (collectively, the Mergers"), and (c) subsequent to the consummation of the Merger, the Bank would be merged with a wholly owned banking subsidiary of Norwest (the "Bank Merger," and together with the Mergers, the "Reorganization"); and to authorize such further action by the Board of Directors and proper officers of Babbscha as may be necessary or appropriate to carry out the intent and purposes of the Reorganization.

       2. To transact such other business as may properly come before the meeting or any adjournments thereof.

   Only shareholders of record on the books of Babbscha at the close of business on __________, 1995, will be entitled to receive notice of and to vote at the Special Meeting or any adjournment thereof.

   Your attention is directed to the Proxy Statement-Prospectus accompanying this notice for a more complete statement regarding the matters to be acted upon at the Special Meeting.

                                             By Order of the Board of Directors


                                             [Name]
                                             [Title]

__________, 1995

HOLDERS OF BABBSCHA COMMON STOCK ARE URGED TO COMPLETE, SIGN, DATE, AND MAIL THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER DESCRIBED IN THE PROXY STATEMENT-PROSPECTUS.

                                 BANREIN, INC.
                          6315 UNIVERSITY AVENUE N.E.
                           FRIDLEY, MINNESOTA  55432


                                            __________, 1995

Dear Shareholder:

   You are cordially invited to attend a Special Meeting of Shareholders of Banrein, Inc. ("Banrein") to be held at the ________________________,
_____________, ________, _________, on ________, ________________, at _________,
local time. At the Special Meeting you will be asked to consider and vote upon the Agreement and Plan of Reorganization, dated as of September 9, 1994, among Babbscha Company, Fridley State Bank (the "Bank"), Banrein and Norwest Corporation ("Norwest"), and the related Agreement and Plan of Merger (together, the "Reorganization Agreement"), providing for (a) the merger of Banrein with and into a wholly-owned subsidiary of Norwest (the "Banrein Merger"), (b) the merger of a wholly owned subsidiary of Norwest into Babbscha Company (the "Babbscha Merger") (collectively, the "Mergers") and (c) subsequent to the Mergers, the merger of the Bank with a wholly owned banking subsidiary of Norwest (the "Bank Merger," and together with the Mergers, the "Reorganization").

   Under the terms of the Reorganization Agreement, the Banrein Merger will result in the conversion of each share of Banrein Common Stock outstanding immediately prior to the time the Babbscha Merger becomes effective other than shares owned by Babbscha into a number of shares of Norwest Common Stock determined in accordance with the provisions of the Reorganization Agreement, which are described in the accompanying Proxy Statement-Prospectus for the Special Meeting.

   The enclosed Proxy Statement-Prospectus contains a more complete description of the terms of the Reorganization. You are urged to read the Proxy Statement-Prospectus carefully.

   The Board of Directors has approved the Reorganization Agreement as being in the best interest of Banrein's shareholders and recommends that you vote in favor of the Banrein Merger. In making this recommendation, the Board of Directors has considered numerous factors including the consideration offered by Norwest and the structure of the proposed Reorganization, which is designed to enhance the value of the Banrein shareholders' investment and to be tax-free for federal income tax purposes to Banrein shareholders receiving Norwest Common Stock. Briggs & Morgan, P.A., special tax counsel, is providing its opinion to the Board of Directors that the Banrein Merger will be treated as a tax-free reorganization for federal income tax purposes. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR CONCERNING THE FEDERAL, AND ANY APPLICABLE FOREIGN, STATE, AND LOCAL INCOME TAX CONSEQUENCES OF THE BANREIN MERGER.

   In order to ensure that your vote is represented at the Special Meeting, PLEASE DATE, SIGN, AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy.



                                        [Name]
                                        President

                                 BANREIN, INC.
                          6315 UNIVERSITY AVENUE N.E.
                           FRIDLEY, MINNESOTA  55432

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                              ON __________, 1995

                             ---------------------

   A special meeting of shareholders (the "Special Meeting") of Banrein, Inc. ("Banrein"), a Minnesota corporation, will be held at the ____________________________, _____________, ________, _________, on ________,
__________, ____, at _________, local time, for the following purposes:

       1. To consider and vote upon the Agreement and Plan of Reorganization, dated as of September 9, 1994, by and among Babbscha Company ("Babbscha"), Banrein, Fridley State Bank (the "Bank"), a Minnesota state bank, and Norwest Corporation ("Norwest"), a Delaware corporation, (including the Agreement and Plan of Merger between Banrein and a wholly-owned subsidiary of Norwest, attached thereto), copies of which are included in the accompanying Proxy Statement-Prospectus as, respectively, Appendices A and B, under the terms of which (a) Banrein would be merged with and into a wholly-owned subsidiary of Norwest, (b) a wholly owned subsidiary of Norwest would be merged with Babbscha, with Babbscha as the surviving corporation, and each outstanding share of common stock, no par value of respectively, Banrein and Babbscha, would be converted into shares of common stock, par value $1 2/3 per share, of Norwest (collectively, the Mergers"), and (c) subsequent to the consummation of the Merger, the Bank would be merged with a wholly owned banking subsidiary of Norwest (the "Bank Merger," and together with the Mergers, the "Reorganization"); and to authorize such further action by the Board of Directors and proper officers of Banrein as may be necessary or appropriate to carry out the intent and purposes of the Reorganization.

       2. To transact such other business as may properly come before the meeting or any adjournments thereof.

   Only shareholders of record on the books of Banrein at the close of business on __________, 1995, will be entitled to receive notice of and to vote at the Special Meeting or any adjournment thereof.

   Your attention is directed to the Proxy Statement-Prospectus accompanying this notice for a more complete statement regarding the matters to be acted upon at the Special Meeting.

                                              By Order of the Board of Directors


                                              [Name]
                                              [Title]

__________, 1995

HOLDERS OF BANREIN COMMON STOCK ARE URGED TO COMPLETE, SIGN, DATE, AND MAIL THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER DESCRIBED IN THE PROXY STATEMENT-PROSPECTUS.

                               FRIDLEY STATE BANK
                          6315 UNIVERSITY AVENUE N.E.
                           FRIDLEY, MINNESOTA  55432


                                             __________, 19__

Dear Stockholder:

   You are cordially invited to attend a special meeting of stockholders (the "Special Meeting") of Fridley State Bank (the "Bank") to be held at the ________________________, _____________, ________, _________, on ________,
________________, at _________, local time. At the Special Meeting you will be asked to consider and vote upon the merger (the "Bank Merger") of the Bank with Norwest Interim Bank Fridley, N.A. ("Norwest Bank"), a wholly owned subsidiary of Norwest Corporation ("Norwest"), pursuant to the terms of an Agreement and Plan of Merger (the "Bank Merger Agreement") to be entered into by the Bank and Norwest Bank and the related Agreement and Plan of Reorganization, dated as of September 9, 1994, among Babbscha Company ("Babbscha"), Banrein, Inc., the Bank, and Norwest (the "Reorganization Agreement").

   Pursuant to the terms of the Bank Merger Agreement and the Reorganization Agreement, the Bank Merger will result in the conversion of each share of Bank Common Stock outstanding prior to the Bank Merger, other than shares owned by Babbscha, into a number of shares of Norwest Common Stock determined in accordance with the provisions of the Reorganization Agreement, which are described in the enclosed Proxy Statement-Prospectus.

   Please read the enclosed Proxy Statement-Prospectus carefully for more complete information concerning the Bank Merger and related transactions, and the parties involved.

   The Board of Directors has approved the Bank Merger as being in the best interest of the Bank's shareholders and recommends that you vote in favor of the Bank Merger. In making this recommendation, the Board of Directors has considered numerous factors including the consideration offered by Norwest and the structure of the proposed Bank Merger, which is designed to enhance the value of the Bank's shareholders' investment and to be tax-free for federal income tax purposes to Bank shareholders receiving Norwest Common Stock. Briggs & Morgan, P.A., special tax counsel, is providing its opinion to the Board of Directors that the Bank Merger will be treated as a tax-free reorganization for federal income tax purposes. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR CONCERNING THE FEDERAL, AND ANY APPLICABLE FOREIGN, STATE, AND LOCAL INCOME TAX CONSEQUENCES OF THE BANK MERGER.

   Approval of the Bank Merger requires the affirmative vote of at least two-thirds of the outstanding shares of Bank Common Stock. In order to ensure that your vote is represented at the Special Meeting, PLEASE DATE, SIGN, AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy.



                                              [Name]
                                              [Title]

                               FRIDLEY STATE BANK
                          6315 UNIVERSITY AVENUE N.E.
                           FRIDLEY, MINNESOTA  55432
                         ----------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                              ON ________________

                            ----------------------

   A special meeting of stockholders (the "Special Meeting") of Fridley State Bank (the "Bank"), a Minnesota state bank, will be held at the ________________________, _____________, ________, _________, on ________,
________________, at _________, local time, for the following purposes:

       1. To consider and vote upon the Agreement and Plan of Reorganization dated as of September 9, 1994, by and among Babbscha Company, Banrein, Inc., the Bank and Norwest Corporation (the "Reorganization Agreement"), a copy of which is included as Appendix A in the accompanying Proxy Statement-Prospectus, including the merger (the "Bank Merger") of the Bank with Norwest Interim Bank Fridley, N.A. ("Norwest Bank"), a wholly owned subsidiary of Norwest Corporation, a Delaware corporation, pursuant to the terms of an Agreement and Plan of Merger (the "Bank Merger Agreement") to be entered into by the Bank and Norwest Bank (the form of which is attached to and made part of the Reorganization Agreement and included as Appendix C in the Proxy Statement-Prospectus), under the laws of the Minnesota, and to vote upon any other matters incidental to the Bank Merger.

       2. To transact such other business as may properly come before the meeting or any adjournments thereof.

   Only stockholders of record on the books of the Bank at the close of business on __________, 1995, will be entitled to receive notice of and to vote at the Special Meeting or any adjournment thereof.

   Your attention is directed to the Proxy Statement-Prospectus accompanying this notice for a more complete statement regarding the matters to be acted upon at the Special Meeting.

                                             By Order of the Board of Directors


                                             [Name]
                                             [Title]

____________, 1995

HOLDERS OF BANK COMMON STOCK ARE URGED TO COMPLETE, SIGN, DATE, AND MAIL THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER DESCRIBED IN THE PROXY STATEMENT-PROSPECTUS.

                               PROXY STATEMENT OF
                                BABBSCHA COMPANY
                     FOR A SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON ________________, 1995

                                   ----------
                               PROXY STATEMENT OF
                                 BANREIN, INC.
                     FOR A SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON __________, 1995

                                   __________
                               PROXY STATEMENT OF
                              FRIDLEY STATE  BANK
                     FOR A SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON __________, 1995

                                   __________
                                   PROSPECTUS
                                       OF
                              NORWEST CORPORATION
                                  COMMON STOCK

  This Prospectus of Norwest Corporation ("Norwest") relates to up to 276,000 shares of the common stock, par value $1 2/3 per share, of Norwest ("Norwest Common Stock") issuable to (i) the shareholders of Babbscha Company ("Babbscha") upon consummation of the proposed merger (the "Babbscha Merger") of a wholly owned subsidiary of Norwest ("Merger Co.") with Babbscha, with Babbscha as the surviving corporation, (ii) the stockholders, other than Babbscha, of Banrein, Inc. ("Banrein") upon the consummation of the proposed merger (the "Banrein Merger") of Banrein with and into a wholly-owned subsidiary of Norwest ("Banrein Merger Co."), with Banrein as the surviving corporation (the Babbscha Merger and Banrein Merger are collectively referred to as the "Mergers"), pursuant to the terms of the Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of September 9, 1994, by and among Babbscha, Banrein, and Fridley State Bank (the "Bank"), and Norwest and each related Agreement and Plan of Merger attached thereto (collectively, the "Merger Agreements"), and (iii) the stockholders, other than Babbscha, of the Bank upon consummation of the proposed merger (the "Bank Merger") of the Bank with and into Norwest Interim Bank Fridley, N.A. ("Norwest Bank"), a wholly owned national bank subsidiary of Norwest, pursuant to the terms of the Reorganization Agreement and an Agreement and Plan of Merger to be entered into by the Bank and Norwest Bank attached thereto (the "Bank Merger Agreement"). As used in this Prospectus, Babbscha, Banrein and the Bank are sometimes collectively referred to as the "Selling Entities".

  The Reorganization Agreement, together with the Merger Agreements and the Bank Merger Agreement, are referred to in this Proxy Statement-Prospectus as the "Reorganization Agreement." The Mergers and the Bank Merger are sometimes hereinafter referred to collectively as the "Reorganization." The Reorganization Agreement including the forms of each of the Merger Agreements and the Bank Merger Agreement are set forth in Appendix A, Appendix B, and Appendix C, respectively, to this Proxy Statement-Prospectus and are incorporated by reference herein.

  This Prospectus also serves as the Proxy Statement of Babbscha for a special meeting of its shareholders to be held on __________, 1995 (the "Babbscha Special Meeting"), the Proxy Statement of Banrein for a special meeting of its shareholders to be held on ___________, 1995 (the "Banrein Special Meeting"); and the Proxy Statement of the Bank for a special meeting of its stockholders to be held on __________, 1995 (the "Bank Special Meeting," together with the Babbscha Special Meeting, and the Banrein Special Meeting are collectively referred to as the "Special Meetings").

  Except as described herein, upon consummation of the Mergers, each outstanding share of common stock of Babbscha ("Babbscha Common Stock") and each outstanding share of the common stock of Banrein other than shares owned by Babbscha and, upon consummation of the Bank Merger, each outstanding share of common stock of the Bank ("Bank Common Stock"), other than shares owned by Babbscha, will be converted into shares of common stock, par value $1 2/3 per share, of Norwest ("Norwest Common Stock"). At the "Effective Time of the Mergers" (as defined in this Proxy Statement), (i) each share of Babbscha Common Stock (other than shares as to which statutory dissenters' rights have been exercised) will be converted into and exchanged for that number of shares of Norwest Common Stock determined by dividing 152,140 by the number of shares of Babbscha Common Stock then outstanding; and (ii) each share of Banrein Common Stock owned by shareholders other than Babbscha will be converted into and exchanged for the number of shares of Norwest Common Stock determined by dividing 15,653 by the number of shares of Banrein Common Stock (other than those owned by Babbscha) then outstanding. Following the Effective Time of the Mergers, the Bank will merge with and into Norwest Bank, under the charter of Norwest Bank. Each share of Bank Common Stock owned by shareholders other than Babbscha will be converted into and exchanged for that number of shares of Norwest Common Stock determined by dividing 108,207 by the number of shares of Bank Common Stock (other than those owned by Babbscha) then outstanding.

  For a more complete description of the Reorganization Agreement, the Merger Agreements, the Bank Merger Agreement and the terms of the Reorganization, see "THE REORGANIZATION."

  This Proxy Statement-Prospectus and the forms of proxy for the Babbscha Special Meeting, the Banrein Special Meeting and the Bank Special Meeting are first being mailed to shareholders of Babbscha, Banrein, and the Bank on or about __________, 1995.
                             ---------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROXY STATEMENT-PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

       The date of this Proxy Statement-Prospectus is February ___, 1995.

                             AVAILABLE INFORMATION

    Norwest is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance therewith, Norwest files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission").

    Reports, proxy statements, and other information concerning Norwest can be inspected and copied at the public reference facilities of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048, and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained at prescribed rates by writing to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Reports, proxy statements, and other information filed by Norwest also may be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005 and at the offices of the Chicago Stock Exchange at One Financial Place, 440 South LaSalle Street, Chicago, Illinois 60605.

    This Proxy Statement-Prospectus does not contain all of the information set forth in the Registration Statement on Form S-4 and the exhibits thereto (the "Registration Statement") covering the securities offered hereby that Norwest has filed with the Commission. Certain portions of the Registration Statement have been omitted pursuant to the rules and regulations of the Commission. Reference is hereby made to such omitted portions for further information with respect to Norwest, Babbscha, and the securities offered hereby.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    THIS PROXY STATEMENT-PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. DOCUMENTS RELATING TO NORWEST, EXCLUDING EXHIBITS, UNLESS SPECIFICALLY INCORPORATED THEREIN, ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST TO LAUREL A. HOLSCHUH, SECRETARY, NORWEST CORPORATION, NORWEST CENTER, SIXTH AND MARQUETTE, MINNEAPOLIS, MINNESOTA 55479-1026, TELEPHONE (612) 667-8655. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY __________, 1995.

    The following documents filed by Norwest with the Commission are incorporated by reference in and made a part of this Proxy Statement-Prospectus:
(i) Annual Report on Form 10-K for the year ended December 31, 1993, as amended by Amendment No. 1 on Form 10-K/A dated May 13, 1994; (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994; and (iii) Current Reports on Form 8-K dated February 15, 1994, July 21, 1994, November 1, 1994, November 15, 1994, January 9, 1995, and January 27, 1995.

    All documents filed by Norwest with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date hereof and prior to the Special Meetings shall be deemed to be incorporated by reference herein and to be a part hereof from the date of such filing. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

                               TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----
AVAILABLE INFORMATION...........................................................     2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.................................     2

SUMMARY.........................................................................     5
    The Companies...............................................................     5
    Terms of the Reorganization.................................................     6
    Special Meetings and Vote Required..........................................     7
    Reasons for the Reorganization..............................................     8
    Recommendation of the Boards of Directors...................................     9
    Effective Date and Time of the Mergers and of the Bank Merger...............     9
    Conditions and Termination..................................................     9
    Accounting Treatment........................................................    10
    Regulatory Approvals........................................................    10
    Management and Operations After the Reorganization..........................    10
    Interests of Certain Persons in the Reorganization..........................    10
    Rights of Dissenting Shareholders...........................................    10
    Certain Federal Income Tax Considerations...................................    11
    Markets and Market Prices                                                       11
    Certain Differences in Rights of Shareholders...............................    11
    Comparative Unaudited Per Share Data........................................    12
    Selected Financial Data.....................................................    14

MEETING INFORMATION.............................................................    19
    General.....................................................................    19
    Date, Place, and Time.......................................................    19
    Record Date; Vote Required..................................................    20
    Principal Shareholders and Security Ownership of Management of the Selling
     Entities...................................................................    21
    Voting and Revocation of Proxies............................................    23
    Solicitation of Proxies.....................................................    24

THE REORGANIZATION..............................................................    25
    Background of and Reasons for the Reorganization............................    25
    Terms of the Mergers and the Bank Merger....................................    26
    Effective Date and Time of the Mergers and of the Bank Merger...............    27
    Surrender of Certificates...................................................    27
    Conditions to the Mergers and to the Bank Merger............................    28
    Regulatory Approvals........................................................    29
    Business Pending the Reorganization.........................................    30
    Waiver, Amendment, and Termination..........................................    31
    Management and Operations After the Reorganization..........................    32
    Interests of Certain Persons in the Reorganization..........................    32
    Certain Differences in Rights of Shareholders...............................    32
    Rights of Dissenting Shareholders...........................................    38
    Certain Federal Income Tax Considerations...................................    41
    Resale of Norwest Common Stock..............................................    44
    Dividend Reinvestment and Optional Cash Payment Plan........................    45
    Accounting Treatment........................................................    45
    Expenses....................................................................    45

INFORMATION ABOUT THE SELLING ENTITIES..........................................    46
    General.....................................................................    46
    Market Area and Competition.................................................    46
    Properties..................................................................    47
    Employees...................................................................    47
    Market Price of and Dividends on Common
     Stock of Selling Entities..................................................    47
    Supervision and Regulation..................................................    47
    Legal Proceedings...........................................................    48
    Management's Discussion and Analysis of
     Financial Condition and Results
      of Operations of Babbscha.................................................    49
    Management's Discussion and Analysis of
     Financial Condition and Results
      of Operations of the Bank.................................................    75
    Management's Discussion and Analysis of
     Financial Condition and Results
      of Operations of the Banrein..............................................   101

CERTAIN REGULATORY CONSIDERATIONS...............................................   103
    General.....................................................................   103
    Dividend Restrictions.......................................................   103
    Holding Company Structure...................................................   103
    Capital Requirements........................................................   104
    Federal Deposit Insurance Corporation
     Improvement Act of 1991....................................................   105
    FDIC Insurance..............................................................   106

EXPERTS.........................................................................   107

LEGAL OPINION...................................................................   107

MANAGEMENT AND ADDITIONAL INFORMATION...........................................   107

FINANCIAL STATEMENTS............................................................   F-1

APPENDIX A   AGREEMENT AND PLAN OF REORGANIZATION, AND AGREEMENT
             AND PLAN OF MERGER FOR BABBSCHA

APPENDIX B   FORM OF AGREEMENT AND PLAN OF MERGER FOR BANREIN

APPENDIX C   FORM OF AGREEMENT AND PLAN OF MERGER FOR THE BANK

APPENDIX D   MINNESOTA STATUTES, SECTIONS 302A.471 AND 302A.473

APPENDIX E   MINNESOTA STATUTES, SECTION 49.41

                            --------------------
    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE NORWEST COMMON STOCK OFFERED BY THIS PROXY STATEMENT-PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF NORWEST, BABBSCHA, BANREIN, OR THE BANK SINCE THE DATE OF THIS PROXY STATEMENT-PROSPECTUS.

                                    SUMMARY

    The following summary is not intended to be complete and is qualified in all respects by the more detailed information included in this Proxy Statement-Prospectus, the Appendices hereto, and the documents incorporated by reference herein. As used in this Proxy Statement-Prospectus, the terms "Norwest," "Babbscha," "Banrein," and the "Bank" refer to such entities, respectively, and where the context requires, such entities and their respective subsidiaries. As used herein, the term the "Selling Entities" refers collectively to Babbscha, Banrein, and the Bank. All information concerning Norwest included in this Proxy Statement-Prospectus has been furnished by Norwest, and all information concerning Babbscha, Banrein, and the Bank included in this Proxy Statement-Prospectus has been furnished by each of the foregoing entities to Norwest for incorporation herein.

THE COMPANIES

  NORWEST CORPORATION

  Norwest Corporation is a regional bank holding company organized under the laws of Delaware in 1929 and registered under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). As a diversified financial services organization, Norwest operates through subsidiaries engaged in banking and in related businesses. Norwest provides retail, commercial, and corporate banking services to its customers through banks located in Arizona, Colorado, Illinois, Indiana, Iowa, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Ohio, South Dakota, Texas, Wisconsin, and Wyoming. Norwest provides additional financial services to its customers through subsidiaries engaged in various businesses, principally mortgage banking, consumer finance, equipment leasing, agricultural finance, commercial finance, securities brokerage and investment banking, insurance, computer and data processing services, trust services, and venture capital investments.

  At September 30, 1994, Norwest had consolidated total assets of $56.6 billion, total deposits of $34.7 billion, and total stockholders' equity of $3.8 billion. Based on total assets at September 30, 1994, Norwest was the 13th largest commercial banking organization in the United States.

  Norwest regularly explores opportunities for acquisitions of financial institutions and related businesses. Generally, management of Norwest does not make a public announcement about an acquisition until a definitive agreement has been signed. Norwest has entered into definitive agreements for the acquisition of various financial institutions, including Babbscha, Banrein, and the Bank, having aggregate total assets at September 30, 1994, of approximately $5.1 billion. Certain of these acquisitions were consummated subsequent to September 30, 1994, and the others remain subject to regulatory approval and are expected to be completed by the end of the second quarter of 1995. None of these acquisitions is significant to the financial statements of Norwest, either individually or in the aggregate.

  Norwest's principal executive offices are located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-1000, and its telephone number is 612-667-1234.

  Additional information concerning Norwest is included in the Norwest documents incorporated by reference herein. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

BABBSCHA COMPANY, BANREIN, INC. AND FRIDLEY STATE BANK

  Babbscha is a Minnesota corporation with its corporate headquarters in Fridley, Minnesota. Babbscha is a bank holding company, holding stock in two subsidiaries, the Bank and Banrein. Through the Bank's sole location in Fridley, Babbscha provides loans of various types and obtains deposits. Babbscha is registered under the Bank Holding Company Act. Babbscha owns 55.5% of the issued and outstanding shares of Bank Common Stock and 52.7% of the issued and outstanding shares of Banrein Common Stock. At September 30, 1994, Babbscha had consolidated total assets of $53,069,995, consolidated deposits of $47,517,479 and shareholders' equity of $2,710,610. An additional 24.9% of the issued and outstanding shares of Bank Common Stock and 27.5% of the issued and outstanding shares of Banrein Common Stock are held by the Fridley State Bank Employee Stock Ownership Plan and Trust (the "ESOP").

  Banrein is a Minnesota corporation with its office in Fridley, Minnesota. The sole business of Banrein is the ownership and lease to the Bank of the facilities of the Bank located in Fridley, Minnesota.

  The Bank is a Minnesota banking corporation with its sole location at the offices of Babbscha in Fridley, Minnesota. The Bank serves a wide range of commercial and consumer borrowing needs within its market. The Bank extends various types of loans, including short- and long-term residential and commercial real estate mortgage loans to individuals and businesses. The targeted commercial customers are closely-held businesses with annual sales between $1 million and $10 million. Commercial lending products include lines and letters of credit, receivable and inventory financing and equipment financing. In addition, the Bank provides various types of secured and unsecured consumer loans, indirect installment loans and loans secured by personal reserve accounts, second mortgages and equity lines.

  Babbscha, the Bank and Banrein are each located at 6315 University Avenue N.E., Fridley, Minnesota 55432. This building, the underlying land and the related facilities are owned by Banrein and are leased to the Bank.

TERMS OF THE REORGANIZATION

    The Reorganization Agreement provides for:

    (i) the merger of Merger Co., a wholly owned subsidiary of Norwest, with and into Babbscha, with Babbscha as the surviving corporation;

    (ii) the merger of Banrein with and into Banrein Merger Co., a wholly-owned subsidiary of Norwest, with Banrein as the surviving corporation; and

    (iii) the merger of the Bank with and into Norwest Bank, a wholly-owned national bank subsidiary of Norwest, under the charter of Norwest Bank.

    Upon consummation of the Reorganization,

    (i) the outstanding shares of Babbscha Common Stock (other than shares as to which statutory dissenters' rights have been exercised and not forfeited) will be converted into a number of shares of Norwest Common Stock determined by dividing 152,140 by such outstanding shares of Babbscha Common Stock;

    (ii) the outstanding shares of Banrein Common Stock (other than shares owned by Babbscha and shares as to which statutory dissenters' rights have been exercised and not forfeited) will be converted into a number of shares of Norwest Common Stock determined by dividing 15,653 by such outstanding shares of Banrein Common Stock (other than those owned by Babbscha); and

    (iii) the outstanding shares of Bank Common Stock (other than shares owned by Babbscha and shares as to which statutory dissenters' rights have been exercised and not forfeited) will be converted into that number of shares of Norwest Common Stock, determined by dividing 108,207 by such outstanding shares of Bank Common Stock (other than those ownd by Babbscha).

SPECIAL MEETINGS AND VOTE REQUIRED

    BABBSCHA SPECIAL MEETING

    The special meeting of Babbscha shareholders to consider and vote on the Babbscha Merger will be held on ________, __________, 1995, at ________., local time, at the ______________, _______________________, Fridley, Minnesota.  Only
holders of record of Babbscha Common Stock at the close of business on __________, 1995, will be entitled to vote at the Babbscha Special Meeting. At such date, there were 10,000 shares of Babbscha Common Stock outstanding. Each share of Babbscha Common Stock is entitled to one vote. For additional information relating to the Babbscha Special Meeting, see "MEETING INFORMATION."

    Approval of the Reorganization Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Babbscha Common Stock.
As of the record date for the Babbscha Special Meeting, directors and officers of Babbscha and their affiliates owned beneficially or controlled the voting of 100% of the shares of Babbscha Common Stock outstanding on that date.
Babbscha's directors and officers have informed Babbscha that they intend to vote all of their shares in favor of the Reorganization Agreement. At the record date, directors and executive officers of Norwest did not own beneficially any shares of Babbscha Common Stock. See "MEETING INFORMATION-- Record Date; Vote Required" and "MEETING INFORMATION--Principal Shareholders and Security Ownership of Management of Babbscha."

    BANREIN SPECIAL MEETING

    The special meeting of Banrein shareholders to consider and vote on the Banrein Merger will be held on _________, ___________, 1995 at ______ a.m./p.m., local time, at ________, __________, Fridley, Minnesota. At such date, there were 4,000 shares of Banrein Common Stock outstanding. Each share of Banrein Common Stock is entitled to one vote. For additional information relating to the Banrein Special Meeting, See "MEETING INFORMATION."

    Approval of the Reorganization Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Banrein Common Stock. As of the record date for the Banrein Special Meeting, Babbscha and directors and officers of Banrein and their affiliates owned beneficially or controlled the voting of an aggregate of 56.7% of the shares of Banrein Common Stock outstanding on that date. Banrein's directors and officers have informed Banrein that they intend to vote all of their shares in favor of the Reorganization Agreement. At the record date, directors and executive officers of Norwest did not own beneficially any shares of Banrein Common Stock. In addition, the ESOP beneficially owns or controls 27.5% of the shares of Banrein Common Stock outstanding on that date. See "MEETING INFORMATION--Record Date; Vote Required" and "MEETING INFORMATION--Principal Shareholders and Security Ownership of Management of Banrein."

    BANK SPECIAL MEETING

    The special meeting of Bank stockholders to consider and vote on the Bank Merger will be held on ________, ______________, at _________, local time, at the _____________ _________________________, Fridley, Minnesota.  Only holders of record of Bank Common Stock at the close of business on __________, 1995, will be entitled to vote at the Bank Special Meeting. At such date, there were 5,000 shares of Bank Common Stock outstanding. Each share of Bank Common Stock is entitled to one vote. For additional information relating to the Bank Special Meeting, see "MEETING INFORMATION."

    Approval of the Reorganization Agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of Bank Common Stock. As of the record date for the Bank Special Meeting, Babbscha and directors and officers of the Bank and their affiliates beneficially owned or controlled the voting of an aggregate of 58.7% of the shares of Bank Common Stock. In addition, the ESOP beneficially owns or controls 24.9% of the shares of Bank Common Stock on the record date. At the record date, directors and executive officers of Norwest did not own beneficially any shares of Bank Common Stock. See "MEETING INFORMATION--Record Date; Vote Required" and "MEETING INFORMATION-- Principal Stockholders and Security Ownership of Management of the Bank."

REASONS FOR THE REORGANIZATION

The Boards of Directors of each of the Selling Entities believe that the Reorganization represents an opportunity for the holders of the common stock of each of the respective Selling Entities to exchange their shares at a favorable exchange rate for a security with a greater market liquidity than the common stock of the Selling Entities. Among the factors considered by the Boards of Directors of each of the Selling Entities in deciding to approve and recommend the execution of the Merger Agreements were the terms and conditions of the Reorganization, earnings and dividend records, financial condition, business, assets and liabilities, and management of each of the Selling Entities and Norwest; recent market prices for Norwest Common Stock; the lack of a public trading market for the common stock of each of the Selling Entities; the nature of the banking businesses of each of the Selling Entities and Norwest; the outlook for the Bank in a changing banking and financial services industry, including the advent of interstate banking; the consideration to be received by the shareholders of each of the Selling Entities in the Reorganization; and the price ranges of comparable transactions.

    While the Boards of Directors did not give greater weight to any one of the factors listed above, the Boards of Directors of the respective Selling Entities considered the proposed exchange of Norwest Common Stock for the common stock of each of the Selling Entities to be advantageous to the shareholders, because the shareholders will receive a security which has a greater market liquidity than the common stock of each of the Selling Entities. In addition, the Reorganization will provide customers of the Bank with access to a broader range of services and will provide the Bank with increased financial strength. This should allow the Bank to compete more effectively with its competitors in the northern Minneapolis-St. Paul metropolitan market area, several of which are part of larger, multibank holding companies. Finally, based on Management's discussions with another banking institution acquired by Norwest, the Boards of Directors believe that Norwest will handle in a reasonable manner transitional matters affecting the Selling Entities and their respective employees.

See "THE REORGANIZATION--Background of and Reasons for the Reorganization; Recommendation of the Board of Directors."

RECOMMENDATION OF THE BOARDS OF DIRECTORS

    THE BOARD OF DIRECTORS OF BABBSCHA UNANIMOUSLY RECOMMENDS THAT BABBSCHA SHAREHOLDERS VOTE FOR THE MERGER. For information concerning the interests of
                  ---
certain members of the Babbscha Board of Directors and management in the Reorganization, see "THE REORGANIZATION--Interests of Certain Persons in the Reorganization."

    THE BOARD OF DIRECTORS OF BANREIN UNANIMOUSLY RECOMMENDS THAT BANREIN SHAREHOLDERS VOTE FOR THE MERGER. For information concerning the interests of
                  ---
certain members of the Banrein Board of Directors and management in the Reorganization, see "THE REORGANIZATION--Interests of Certain Persons in the Reorganization."

    THE BOARD OF DIRECTORS OF THE BANK UNANIMOUSLY RECOMMENDS THAT THE BANK STOCKHOLDERS VOTE FOR THE BANK MERGER. For information concerning the interests
                  ---
of certain members of the Bank Board of Directors and management in the Reorganization, see "THE REORGANIZATION--Interests of Certain Persons in the Reorganization."

EFFECTIVE DATE AND TIME OF THE MERGERS AND OF THE BANK MERGER

    Subject to the terms and conditions of the Reorganization Agreement, the Mergers will be effective on the date on which the appropriate filings are made with the Secretary of State of the State of Minnesota (the "Effective Date of the Mergers") at 11:59 p.m., Minneapolis, Minnesota time (the "Effective Time of the Mergers"). That filing will be made within ten business days following the satisfaction or waiver of all conditions set forth in Reorganization Agreement or on such other date upon which the parties may agree. The closing of the Mergers and the Bank Merger will occur on the Effective Date of the Merger (the "Closing Date"). The parties expect the Reorganization to become effective in the first quarter of 1995. The Bank Merger will be effective as of 12:01 a.m. on the date specified in the Bank Merger Agreement (the "Effective Date of the Bank Merger"). See "THE REORGANIZATION--Effective Date and Time of the Mergers and of the Bank Merger" and "THE REORGANIZATION--Conditions to the Mergers and to the Bank Merger."

CONDITIONS AND TERMINATION

    The respective obligations of Norwest, and each of the Selling Entities to consummate the Reorganization are subject to certain conditions, including the receipt of regulatory approvals without unduly burdensome conditions; approval of the Reorganization Agreement including the related Merger Agreements and Bank Merger Agreement by the shareholders of each of the Selling Entities, respectively; receipt by each of the Selling Entities of certain tax opinions; and certain other conditions customary in transactions of this nature. See "THE REORGANIZATION--Conditions to the Mergers and to the Bank Merger" and "THE REORGANIZATION--Regulatory Approvals."

    The Reorganization Agreement may be terminated at any time prior to the Effective Date of the Mergers, whether prior to or after approval by each of the Selling Entities' shareholders, by either party under specified conditions, including if the Merger and the Bank Merger shall not have been consummated by May 31, 1995, unless such failure of consummation shall be due to the failure of the party seeking termination to perform its respective covenants and agreements underthe Reorganization Agreement. See "THE REORGANIZATION--Waiver, Amendment, and Termination."

ACCOUNTING TREATMENT

    Management of Norwest anticipates that the Reorganization will be accounted for as a purchase under generally accepted accounting principles. See "THE REORGANIZATION--Accounting Treatment."

REGULATORY APPROVALS

    The Mergers are subject to the approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and receipt of such approval is a condition to the consummation of the Reorganization. On October 25, 1994, Norwest filed an application for approval of the Mergers with the Federal Reserve Board, which approval was subsequently received on January 18, 1995.

    The Bank Merger is also subject to the approval of the Office of the Comptroller of the Currency (the "OCC"), and receipt of such approval is a condition to consummation of the Reorganization. On October 26, 1994, Norwest filed an application for approval with the OCC. See "THE REORGANIZATION-- Regulatory Approvals."

MANAGEMENT AND OPERATIONS AFTER THE REORGANIZATION

    Following the Reorganization, the Bank will continue to operate at its present locations and will offer products and services offered by Norwest affiliates. See "THE REORGANIZATION--Management and Operations After the Reorganization."

INTERESTS OF CERTAIN PERSONS IN THE REORGANIZATION

    All of the current directors and executive officers of Babbscha, Banrein, and the Bank and certain of their affiliates are each shareholders of Babbscha, Banrein, and the Bank and can be expected, upon consummation of the Mergers and the Bank Merger, to receive shares of Norwest Common Stock in exchange for their shares of Babbscha Common Stock, Banrein Common Stock, and Bank Common Stock. See "THE REORGANIZATION--Interests of Certain Persons in the Reorganization."

RIGHTS OF DISSENTING SHAREHOLDERS

    Under Minnesota law, Babbscha and Banrein shareholders who dissent from the Merger are entitled to obtain payment of the fair value of their shares instead of receiving Norwest Common Stock in the Mergers. Bank stockholders who dissent from the Bank Merger will have the right under Minnesota law to receive an appraised value of their shares. With respect to both shareholders of Babbscha and Banrein and stockholders of the Bank, failure to comply with statutory procedures in the exercise of dissenters' rights may nullify such rights. See "THE REORGANIZATION--Rights of Dissenting Shareholders."

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    The consummation of the Reorganization is conditioned upon, among other things, the opinion of Briggs and Morgan, P.A., special tax counsel to Babbscha, Banrein, and the Bank, that the Mergers and the Bank Merger will each qualify as a "tax free" reorganization for federal income tax purposes. Accordingly, no gain or loss (other than with respect to cash received in lieu of fractional shares or in satisfaction of dissenters' rights) generally will be recognized by Babbscha or Banrein shareholders or stockholders of the Bank upon the exchange of their Babbscha Common Stock, Banrein Common Stock, and Bank Common Stock, respectively, for Norwest Common Stock. However, the federal income tax considerations related to the Reorganization may be different to particular types of shareholders of Babbscha, Banrein, and the Bank, respectively, or in light of each such shareholder's personal investment circumstances. CONSEQUENTLY, SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS CONCERNING THE FEDERAL INCOME TAX CONSIDERATIONS THAT MAY BE RELEVANT TO THEM IN CONNECTION WITH THE REORGANIZATION, AS WELL AS THE APPLICATION TO THEM OF ANY STATE, LOCAL, FOREIGN, OR OTHER TAX LAWS. See "THE REORGANIZATION--Certain Federal Income Tax Considerations."

MARKETS AND MARKET PRICES

  Norwest Common Stock is listed on the New York Stock Exchange (the "NYSE") and the Chicago Stock Exchange (the "CHX"). On September 16, 1994, the last trading day preceding public announcement of the proposed Reorganization, the closing price per share of Norwest Common Stock was $26.125 and on February __, 1995, the price was $_____. There is no public market for Babbscha Common Stock, Banrein Common Stock, or Bank Common Stock. Shareholders of Babbscha and Banrein and stockholders of the Bank are advised to obtain current market quotations for Norwest Common Stock. The market price for Norwest Common Stock will fluctuate between the date of this Proxy Statement-Prospectus and the Closing Date, which may be a period in excess of four weeks. As a result, the market value of the Norwest Common Stock that shareholders of Babbscha and Banrein and stockholders of the Bank ultimately receive in the Reorganization could be more or less than its market value on the date of this Proxy Statement-Prospectus. No assurance can be given concerning the market price of Norwest Common Stock before or after the Closing.

CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS

    Upon consummation of the Reorganization, shareholders of Babbscha and Banrein and stockholders of the Bank will become stockholders of Norwest. As a result, such shareholders' rights will change significantly. See "THE REORGANIZATION--Certain Differences in Rights of Shareholders."

COMPARATIVE UNAUDITED PER SHARE DATA

  The following table presents selected comparative unaudited per share data for Norwest Common Stock on a historical and pro forma combined basis and for Babbscha Common Stock, Banrein Common Stock and Bank Common Stock on a historical and a pro forma equivalent basis giving effect to the Reorganization using the purchase method of accounting. See "THE REORGANIZATION--Accounting Treatment." This information is derived from the consolidated historical financial statements of Norwest, including the related notes thereto, incorporated by reference into this Proxy Statement-Prospectus and the consolidated historical financial statements of Babbscha, Banrein and the Bank, including the notes thereto, appearing elsewhere in this Proxy Statement-Prospectus. This information should be read in conjunction with such historical financial statements and the related notes thereto. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "INFORMATION ABOUT THE SELLING ENTITIES."

  This data is not necessarily indicative of the results of the future operations of the combined entities or the actual results that would have occurred had the Reorganization been consummated prior to the periods indicated.

                      COMPARATIVE UNAUDITED PER SHARE DATA

                           Norwest Common Stock   Babbscha Common Stock     Bank Common Stock      Banrein Common Stock
                           --------------------   ---------------------     -----------------      ---------------------
                                       Pro Forma              Pro Forma               Pro Forma               Pro Forma
Stock                      Historical  Combined   Historical  Equivalent  Historical  Equivalent  Historical  Equivalent
- -----                      ----------  ---------  ----------  ----------  ----------  ----------  ----------  ----------

BOOK VALUE (1):

 September 30, 1994           $11.13      11.13      271.06      169.30      932.57      240.83       32.55       43.55
 December 31, 1993             11.00      11.00      266.36      167.37      916.08      238.08       21.89       43.05

DIVIDENDS DECLARED (2):

 Nine Months Ended
  September 30, 1994           0.555      0.555      15.500       8.444      60.000      12.011       2.250       2.172

 Year Ended
  December 31, 1993            0.640      0.640      23.200       9.737      60.000      13.850       7.500       2.504

NET INCOME (3):

 Nine Months Ended
  September 30, 1994            1.78       1.78       20.20       27.09       47.15       38.54       12.91        6.97

 Year Ended
  December 31, 1993             1.86       1.86       41.04       28.23      120.56       40.15        9.25        7.26

(1) The pro forma combined book values per share of Norwest Common Stock are based upon the historical total common equity for Norwest and Babbscha divided by total pro forma common shares of the combined entities assuming (i) conversion of the outstanding Babbscha Common Stock at a merger conversion factor of 15.214, (ii) conversion of the outstanding Bank Common Stock (other than shares owned indirectly by Norwest as a result of the Bank Merger) at a merger conversion factor of 21.6414 and (iii) conversion of the outstanding Banrein Common Stock (other than shares owned indirectly by Norwest as a result of the Banrein Merger) at a merger conversion factor of 3.9133. The pro forma equivalent book values per share of Babbscha Common Stock, Bank Common Stock, and Banrein Common Stock represent the pro forma combined amounts multiplied by the respective assumed merger conversion factors. The assumed conversion factors used in this table, which are based on an assumed aggregate number of shares of Norwest Common Stock to be issued in the Reorganization of 276,000 would result in the issuance of 152,140 shares of Norwest Common Stock upon conversion of all outstanding shares of Babbscha Common Stock in the Merger, of 108,207 shares upon conversion of all outstanding shares of Bank Common Stock (other than shares owned indirectly by Norwest as a result of the Bank Merger) in the Bank Merger, and 15,653 shares upon conversion of all outstanding shares of Banrein Common Stock (other than shares owned indirectly by Norwest as a result of the Banrein merger) in the Banrein merger. See "THE REORGANIZATION-- Terms of the Reorganization."

(2) Assumes no changes in cash dividends per share. The pro forma equivalent dividends per share of Babbscha Common Stock, per share of Bank Common Stock and per share of Banrein Common Stock represent cash dividends declared per share of Norwest Common Stock multiplied by 15.214, 21.6414 and 3.9133, respectively.

(3) The pro forma combined net income per share (based on fully diluted net income and weighted average shares outstanding) is based upon the combined historical net income for Norwest and Babbscha divided by the average pro forma common shares of the combined entities, assuming a merger conversion factor of 15.214, 21.6414 and 3.9133 for Babbscha, the Bank and Banrein, respectively. The pro forma equivalent net income per share of Babbscha Common Stock, Bank Common Stock, and Banrein Common Stock represents the pro forma combined net income per share multiplied by 15.214, 21.6414 and 3.9133, respectively.

SELECTED FINANCIAL DATA

     The following table sets forth certain selected historical consolidated financial information for Norwest, Babbscha, Banrein, and the Bank. The income statement and balance sheet data included in the selected financial data for the five years ended December 31, 1993, are derived from audited consolidated financial statements of Norwest for such five-year period, the audited consolidated financial statements of Babbscha and the unaudited financial statements of Banrein and the Bank for the year ended December 31, 1993, and the unaudited financial statements of Babbscha, Banrein, and the Bank for the four years ended December 31, 1992. The financial data for the nine-month periods ended September 30, 1994 and 1993, are derived from the unaudited financial statements of Norwest, Babbscha, Banrein, and the Bank. All financial information derived from unaudited financial statements reflects, in the respective opinions of management of Norwest, Babbscha, Banrein, and the Bank, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the nine months ended September 30, 1994, are not necessarily indicative of the results that may be expected for any other interim period or for the year as a whole. This information should be read in conjunction with the consolidated financial statements of Norwest and the related notes thereto, included in documents incorporated herein by reference, and in conjunction with financial statements of Babbscha, Banrein, and the Bank, including the notes thereto, appearing elsewhere in this Proxy Statement-Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE" and "INFORMATION ABOUT THE SELLING ENTITIES."

                            SELECTED FINANCIAL DATA

                                              NINE MONTHS
                                           ENDED SEPTEMBER 30                    YEAR ENDED DECEMBER 31
                                           ------------------       ----------------------------------------------------------
                                             1994       1993          1993(1)      1992(2)      1991      1990(3)     1989(4)
                                           ---------  --------      -----------  -----------  --------  -----------  ---------
                                                                    (In millions except per share amounts)
NORWEST:
 Interest income                           $ 3,197.3   2,924.3       3,946.3      3,806.4      4,025.9   3,885.7      3,624.5
 Interest expense                            1,128.3   1,073.7       1,442.9      1,610.6      2,150.3   2,320.0      2,210.1
                                           ---------  --------      --------     --------     --------  --------     --------
    Net interest income                      2,069.0   1,850.6       2,503.4      2,195.8      1,875.6   1,565.7      1,414.4
 Provision for credit losses                   101.6     100.8         158.2        270.8        406.4     433.0        233.5
 Non-interest income                         1,200.4   1,148.2       1,585.0      1,273.7      1,064.0     896.3        728.5
 Non-interest expense                        2,288.6   2,181.3       3,050.4      2,553.1      2,041.5   1,744.5      1,525.9
                                           ---------  --------      --------     --------     --------  --------     --------
    Income before income taxes                 879.2     716.7         879.8        645.6        491.7     284.5        383.5
 Income tax expense                            283.7     214.7         266.7        175.6         73.4     115.1         99.0
                                           ---------  --------      --------     --------     --------  --------     --------
 Income before cumulative effect
  of a change in accounting method             595.5     502.0         613.1        470.0        418.3     169.4        284.5
 Cumulative effect on years prior
  to 1992 of  change in accounting method         --        --            --        (76.0)          --        --           --
                                           ---------  --------      --------     --------     --------  --------     --------
 Net income                                $   595.5     502.0         613.1        394.0        418.3     169.4        284.5
                                           =========  ========      ========     ========     ========  ========     ========

 Net income per share:
   Primary:
    Before cumulative effect of a
     change in accounting method           $    1.82      1.56          1.89         1.44         1.33      0.59         1.00
    Cumulative effect on years prior
     to 1992 of change in accounting method       --        --            --        (0.25)          --        --           --
                                           ---------  --------      --------     --------     --------  --------     --------
      Net income                           $    1.82      1.56          1.89         1.19         1.33      0.59         1.00
                                           =========  ========      ========     ========     ========  ========     ========

   Fully diluted:
    Before cumulative effect of a
     change in accounting method           $    1.78      1.52          1.86         1.42         1.32      0.59         1.00
    Cumulative effect on years prior
     to 1992 of change in accounting method       --        --            --        (0.23)          --        --           --
                                           ---------  --------      --------     --------     --------  --------     --------
   Net income                              $    1.78      1.52          1.86         1.19         1.32      0.59         1.00
                                           =========  ========      ========     ========     ========  ========     ========

 Dividends declared per
  common share                             $   0.555     0.475         0.640        0.540        0.470     0.423        0.380

 At period end:
   Total assets                            $56,565.4  53,855.5      54,665.0     50,037.0     45,974.5  43,523.0     38,322.0
   Long-term debt                            8,310.1   6,059.9       6,850.9      4,553.2      3,686.6   3,066.0      2,720.0
   Total stockholders' equity                3,824.3   3,697.5       3,760.9      3,371.8      3,192.3   2,434.0      2,288.2

  (1) On January 14, 1994, First United Bank Group, Inc. ("First United"), a $3.9 billion bank holding company headquartered in Albuquerque, New Mexico, was acquired in a pooling transaction. Norwest's historical results have been restated to include the historical results of First United. Appropriate Norwest items reflect an increase in First United's provision for credit losses of $16.5 million to conform with Norwest's credit loss reserve practices and methods and $83.2 million in accruals and reserves for merger-related expenses, including termination costs, systems and operations costs, and investment banking, legal, and accounting expenses.

  (2) On February 9, 1993, Lincoln Financial Corporation ("Lincoln"), a $2.0 billion bank holding company headquartered in Fort Wayne, Indiana, was acquired in a pooling transaction. Norwest's historical results have been restated to include the historical results of Lincoln. Appropriate Norwest items reflect an increase in Lincoln's provision for credit losses of $60.0 million and $33.5 million in Lincoln's provisions and expenditures for costs related to restructuring activities.

  (3) On April 19, 1991, United Banks of Colorado, Inc. ("United"), a $5.5 billion financial institution headquartered in Denver, Colorado, merged with Norwest in a pooling transaction. Norwest's historical results have been restated to include the historical results of United. Appropriate Norwest items reflect United's special provisions for credit losses and writedowns for other real estate owned, which together totaled $165 million, and $31 million of accruals for expected reorganization and restructuring costs for the year ended December 31, 1990. The special provisions were due to deterioration of several large commercial loan relationships, the anticipated results of the then recent examination by the Office of the Comptroller of the Currency, and the anticipated impact of the Resolution Trust Corporation's accelerated efforts to liquidate foreclosed properties at deep discounts.

  (4) On May 1, 1990, First Interstate Corporation of Wisconsin ("FIWI"), a $2.0 billion financial institution headquarted in Sheboygan, Wisconsin, merged with Norwest in a pooling transaction. Norwest's historical results have been restated to include the historical results of FIWI. Appropriate Norwest items reflect $12.0 million in charges resulting from FIWI's decision to sell its portfolio of stripped mortgage-backed securities, an increase in FIWI's provision for credit losses of $16.2 million, and $24.5 million in FIWI's provisions and expenditures for costs related to restructuring activities.

                                   NINE MONTHS
                                ENDED SEPTEMBER 30         YEAR ENDED DECEMBER 31
                               --------------------  -----------------------------------
                                  1994    1993       1993    1992    1991   1990   1989
                                  -----   -----      -----   -----   -----  -----  -----

                                        (In millions except per share amounts)
BABBSCHA COMPANY:
 Interest income                  $  2.7    2.8         3.8     4.2    4.5    4.1    3.7
 Interest expense                    0.9    1.0         1.4     1.7    2.3    2.0    1.8
                                  ------  -----      ------  ------  -----  -----  -----
  Net interest income                1.8    1.8         2.4     2.5    2.2    2.1    1.9
 Provision for credit
  losses                              --     --          --     0.1     --    0.1     --
 Non-interest income                 0.2    0.3         0.4     0.4    0.4    0.4    0.4
 Non-interest expenses               1.5    1.4         1.9     1.9    1.9    1.7    1.6
                                  ------  -----      ------  ------  -----  -----  -----
  Income before
   income taxes and
   minority interest                 0.5    0.7         0.9     0.9    0.7    0.7    0.7
 Income tax expense                  0.2    0.2         0.2     0.3    0.2    0.2    0.2
 Minority interest                   0.1    0.2         0.3     0.2    0.1    0.1    0.1
                                  ------  -----      ------  ------  -----  -----  -----
  Net income                      $  0.2    0.3         0.4     0.4    0.4    0.4    0.4
                                  ======  =====      ======  ======  =====  =====  =====

  Net income per share:
  Primary                         $20.20  33.66       41.04   42.86  38.28  38.41  44.58
  Fully diluted                    20.20  33.66       41.04   42.86  38.28  38.41  44.58

 Dividends declared per
  common share                    $15.50  14.80       23.20  109.06  57.84  19.20  24.12

 At period end:
  Total assets                    $ 53.1   53.2        53.9    53.4   52.2   46.1   40.7
  Long-term debt                     0.4    0.2         0.6     0.8    0.3    0.2    0.4
  Total stockholders'
   equity                            2.7    2.6         2.7     2.5    3.1    3.3    3.0

FRIDLEY STATE BANK:
 Interest income                  $  2.7    2.9         3.7     4.2    4.5    4.1    3.7
 Interest expense                    0.9    1.0         1.3     1.7    2.3    2.0    1.7
                                  ------  -----      ------  ------  -----  -----  -----
   Net interest income               1.8    1.9         2.4     2.5    2.2    2.1    2.0
 Provision for credit
  losses                              --     --          --     0.1     --    0.1     --
 Non-interest income                 0.2    0.2         0.4     0.4    0.4    0.4    0.3
 Non-interest expense                1.6    1.5         2.0     2.0    2.0    1.8    1.7
                                  ------  -----      ------  ------  -----  -----  -----
  Income before income
   taxes                             0.4    0.6         0.8     0.8    0.6    0.6    0.6
 Income tax expense                  0.2    0.2         0.2     0.2    0.2    0.2    0.1
                                  ------  -----      ------  ------  -----  -----  -----
  Net income                      $  0.2    0.4         0.6     0.6    0.4    0.4    0.5
                                  ======  =====      ======  ======  =====  =====  =====

 Net income per share:
  Primary                         $47.15  84.99      120.56  112.60  81.90  92.81  93.13
  Fully diluted                    47.15  84.99      120.56  112.60  81.90  92.81  93.13


 Dividends declared per
  common share                    $60.00  60.00       60.00   60.00  60.00  36.00  36.00

 At period end:
  Total assets                    $ 52.8   53.0        53.6    53.1   51.9   45.8   40.4
  Long-term debt                     0.3    0.4         0.4     0.6    0.1    0.0    0.0
  Total stockholders'
   equity                            4.7    4.8         4.6     4.1    4.4    4.3    4.2

                                       NINE MONTHS
                                   ENDED SEPTEMBER 30         YEAR ENDED DECEMBER 31
                                  --------------------  ---------------------------------
                                      1994    1993      1993   1992   1991   1990   1989
                                     ------  -------   -----  -----  -----  -----  -----
                                           (In thousands except per share amounts)
BANREIN:
 Rental income                       $117.3    105.4   144.6  140.6  140.0  141.3  145.4
 Operating expense                     57.1     59.4    96.2   95.5   93.9   92.8   99.1
                                     ------    -----   -----  -----  -----  -----  -----
  Income before income
   taxes                               60.2     46.0    48.4   45.1   46.1   48.5   46.3
  Income tax expense                    8.6      7.7    11.4   10.6   10.8   11.4   10.7
                                     ------    -----   -----  -----  -----  -----  -----
   Net income                        $ 51.6     38.3    37.0   34.5   35.3   37.1   35.6
                                     ======    =====   =====  =====  =====  =====  =====

  Net income per share
   Primary                           $12.91     9.58    9.25   8.63   8.81   9.29   8.90

   Fully diluted                      12.91     9.58    9.25   8.63   8.81   9.29   8.90

  Dividends declared per
   common share                      $ 2.25     2.25    7.50   7.50   7.25   8.00   8.00

  At period end:
   Total assets                      $268.8    277.8   249.0  269.0  289.7  307.3  323.7
   Long-term debt                     137.6    166.8   159.7  187.1  212.3  235.4  256.6
   Total stockholders'
    equity                            130.2    109.8    87.5   80.5   75.9   69.7   64.5

                              MEETING INFORMATION

GENERAL

    This Proxy Statement-Prospectus is being furnished to holders of Babbscha Common Stock in connection with the solicitation of proxies by the Board of Directors of Babbscha for use at the Babbscha Special Meeting to be held on ________, __________, 1995, and any adjournments thereof, to consider and take action upon a proposal to approve the Reorganization Agreement and the related Babbscha Merger Agreement and such other business as may properly come before the Babbscha Special Meeting or any adjournments thereof. Each copy of this Proxy Statement-Prospectus mailed to holders of Babbscha Common Stock is accompanied by a form of proxy for use at the Babbscha Special Meeting.

    This Proxy Statement-Prospectus is being furnished to holders of Banrein Common Stock in connection with the solicitation of proxies by the Board of Directors of Babbscha for use at the Banrein Special Meeting to be held on ________, __________, 1995, and any adjournments thereof, to consider and take action upon a proposal to approve the Reorganization Agreement and the related Babbscha Merger Agreement and such other business as may properly come before the Banrein Special Meeting or any adjournments thereof. Each copy of this Proxy Statement-Prospectus mailed to holders of Banrein Common Stock is accompanied by a form of proxy for use at the Banrein Special Meeting.

    This Proxy Statement-Prospectus is also being furnished to holders of Bank Common Stock in connection with the solicitation of proxies by the Board of Directors of the Bank for use at the Bank Special Meeting to be held on ________, __________, 1995, and any adjournments thereof, to consider and take action upon a proposal to approve the Reorganization Agreement and the Bank Merger Agreement and such other business as may properly come before the Bank Special Meeting or any adjournments thereof. Each copy of this Proxy Statement-Prospectus mailed to holders of Bank Common Stock is accompanied by a form of proxy for use at the Bank Special Meeting.

    This Proxy Statement-Prospectus is also being furnished by Norwest to the shareholders of Babbscha and Banrein and the stockholders of the Bank as a prospectus in connection with the issuance by Norwest of shares of Norwest Common Stock upon consummation of the Reorganization.

    This Proxy Statement-Prospectus, the attached Notices of Special Meeting, and the forms of proxy for the shareholders of Babbscha and Banrein and for the stockholders of the Bank enclosed herewith are first being mailed to shareholders of Babbscha and stockholders of the Bank on or about February ___, 1995.

DATE, PLACE, AND TIME

    The Babbscha Special Meeting will be held at ________________________, _____________, Fridley, Minnesota, on ________, ___________, 1995, at _________,
local time. The Banrein Special Meeting will be held at ________________________, _____________, Fridley, Minnesota, on ________,
___________, 1995, at _________, local time. The Bank Special Meeting will be held at ________________________, _____________, Fridley, Minnesota, on
________, __________, 1995, at _________, local time.

RECORD DATE; VOTE REQUIRED

      BABBSCHA SPECIAL MEETING

      The Board of Directors of Babbscha has fixed the close of business on __________, 1995, as the record date for the determination of shareholders of Babbscha entitled to receive notice of and to vote at the Babbscha Special Meeting. On the record date there were 10,000 shares of Babbscha Common Stock outstanding. Approval of the Reorganization Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Babbscha Common Stock. The Reorganization cannot be consummated without shareholder approval of the Reorganization Agreement.

    As of the record date for the Babbscha Special Meeting, directors and officers of Babbscha and their affiliates owned beneficially or controlled the voting of an aggregate of 100% of the shares of Babbscha Common Stock outstanding on that date. Babbscha's directors and officers have informed Babbscha that they intend to vote all of their shares in favor of the Reorganization Agreement. Information regarding the shares of Babbscha Common Stock beneficially owned, directly or indirectly, by certain shareholders, by each director and executive officer of Babbscha, and by all directors and officers as a group is set forth in the table under the heading "Principal Shareholders and Security Ownership of Management of the Selling Entities-- Babbscha" below.

    BANREIN SPECIAL MEETING

      The Board of Directors of Banrein has fixed the close of business on __________, 1995, as the record date for the determination of shareholders of Banrein entitled to receive notice of and to vote at the Banrein Special Meeting. On the record date there were 4,000 shares of Banrein Common Stock outstanding. Approval of the Reorganization Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Banrein Common Stock. The Reorganization cannot be consummated without shareholder approval of the Reorganization Agreement.

    As of the record date for the Banrein Special Meeting, Babbscha and directors and officers of Banrein and their affiliates owned beneficially or controlled the voting of an aggregate of 56.7% of the shares of Banrein Common Stock outstanding on that date. Banrein's directors and officers have informed Banrein that they intend to vote all of their shares in favor of the Reorganization Agreement. Information regarding the shares of Banrein Common Stock beneficially owned, directly or indirectly, by certain shareholders, including Babbscha, by each director and executive officer of Banrein, and by all directors and officers as a group is set forth in the table under the heading "Principal Shareholders and Security Ownership of Management of the Selling Entities--Banrein" below.

    BANK SPECIAL MEETING

    The Board of Directors of the Bank has fixed the close of business on __________, 1995, as the record date for the determination of stockholders of the Bank entitled to receive notice of and to vote at the Bank Special Meeting. On the record date there were 5,000 shares of Bank Common Stock outstanding. Approval of the Reorganization Agreement and the Bank Merger requires the affirmative vote of the holders of two-thirds of the outstanding shares of Bank Common Stock. The Reorganization cannot be consummated without stockholder approval of the Reorganization Agreement and the Bank Merger.

    As of the record date for the Bank Special Meeting, Babbscha and directors and officers of the Bank and their affiliates owned beneficially or controlled the voting of an aggregate of 58.7% of the outstanding shares of Bank Common Stock outstanding on that date. Information regarding the shares of Bank Common Stock beneficially owned, directly or indirectly, by certain stockholders, including Babbscha, by each director and executive officer of the Bank, and by all directors and officers as a group is set forth in the table under the heading "Principal Stockholders and Security Ownership of Management of the Bank" below.

    At the record date, directors and executive officers of Norwest did not own beneficially any shares of Babbscha Common Stock, Banrein Common Stock or Bank Common Stock.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT OF THE SELLING ENTITIES

    BABBSCHA

    Set forth below are the names and addresses of and the number of shares held as of the record date for the Babbscha Special Meeting by those persons who may be deemed to own beneficially, either directly or indirectly, five percent or more of the outstanding shares of Babbscha Common Stock, by each director and executive officer of Babbscha, and by all directors and executive officers as a group. Each shareholder named below has sole voting and investment power over the shares shown in the table, unless otherwise indicated.

                                           NUMBER OF SHARES   PERCENT OF TOTAL
NAME AND ADDRESS (1)                      BENEFICIALLY OWNED      SHARES

Herbert Bacon (2)                                1,145              11.5%
William H. Beery (2)(3)                            857               8.6%
B. G. Black (2)(3)                               2,491              24.9%
Ramon C. Carlson (2)                               525               5.3%
Donald W. Harstad (2)(3)                         2,491              24.9%
Donald C. Savelkoul (2)(3)                       2,491              24.9%
Directors and executive officers as a
 group (6 persons)                              10,000             100.0%

- -----------------
(1) The address of each shareholder named above is c/o Babbscha Company, 6315 University Avenue, Fridley, Minnesota 55432
(2)  Each such individual is a director of Babbscha.
(3)  Each such individual is an executive officer of Babbscha.

    BANREIN

    Set forth below are the names and addresses of and the number of shares held as of the record date for the Banrein Special Meeting by those persons who may be deemed to own beneficially, either directly or indirectly, five percent or more of the outstanding shares of Banrein Common Stock, by each director and executive officer of Banrein, and by all directors and executive officers as a group. Each shareholder named below has sole voting and investment power over the shares shown in the table, unless otherwise indicated.

                                                    NUMBER OF SHARES     PERCENT OF TOTAL
      NAME AND ADDRESS (1)                         BENEFICIALLY OWNED        SHARES

      Babbscha Company                                   2,106                52.6%
      Fridley State Bank Employee Stock
       Ownership Plan and Trust (the                     1,099                27.5%
        "ESOP") (2)
      Herbert Bacon (3)                                     27                  *
      William H. Beery (3)(4)                               27                  *
      B. G. Black (3)(4)                                    27                  *
      Ramon C. Carlson (3)                                  27                  *
      Donald W. Harstad (3)(4)                              27                  *
      Donald C. Savelkoul (3)(4)                            27                  *
      Directors and executive officers as a
       group                                               162                 4.0%
          (6 persons)
- --------------------

*    Indicates less than 1%.
(1) The address of each shareholder named above is c/o Babbscha Company, 6315 University Avenue, Fridley, Minnesota 55432.
(2) The number of shares shown above include ___ shares of Banrein Common Stock that have not yet been allocated to participants' ESOP accounts. Participants in the ESOP have the power to direct the voting of the shares of Banrein Common Stock that have been allocated to the participants' ESOP accounts. All such shares held in trust in the ESOP on the record date will be voted by the individual trustees of the Trust, and with respect to allocated shares only, in accordance with the voting instructions of those ESOP participants who give such instructions. Except for their interests in the ESOP as participants, the individual trustees, all of whom are employees of the Bank, hold the ESOP shares in a fidiciary capacity and disclaim any beneficial interest in such shares.
(3)  Each such individual is a director of Banrein.
(4)  Each such individual is an executive officer of Banrein.

     THE BANK

     Set forth below are the names and addresses of and the number of shares held as of the record date for the Bank Special Meeting by those persons who may be deemed to own beneficially, either directly or indirectly, five percent or more of the outstanding shares of Bank Common Stock, by each director and executive officer of the Bank and by all directors and executive officers as a group. Each stockholder named below has sole voting and investment power over the shares shown in the table, unless otherwise indicated.



                                                          NUMBER OF
                                                           SHARES
                                                        BENEFICIALLY          PERCENT OF TOTAL
          NAME AND ADDRESS(1)                              OWNED                   SHARES

          Babbscha Company                                 2,773                   55.5%
          Fridley State Bank ESOP(2)                       1,249                   24.9%
          Sharon Meerschaert                                 313                    6.3%
          Herbert Bacon (3)                                   27                    *
          William H. Beery (3) (4)                            27                    *
          B. G. Black (3)                                     27                    *
          Ramon C. Carlson (3)                                27                    *
          Donald W. Harstad (3)                               27                    *
          Donald C. Savelkoul (3)                             27                    *
          Marcia J. Etlicher(4)                               __                    *
          Mary T. Ingaldson (4)                               __                    *
          Directors and executive officers as a              286(5)                5.7%
           group
             (8 persons)
- ---------------------

*  Indicates less than 1%.
(1) The address of each shareholder named above is c/o Babbscha Company, 6315 University Avenue, Fridley, Minnesota 55432.
(2) The number of shares shown above include ___ shares of Bank Common Stock that have not yet been allocated to participants' ESOP accounts. Participants in the ESOP have the power to direct the voting of the shares of Bank Common Stock that have been allocated to the participants' ESOP accounts. All such shares held in trust in the ESOP on the record date will be voted by the individual trustees of the Trust, and with respect to allocated shares only, in accordance with the voting instructions of those ESOP participants who give such instructions. Except for their interests in the ESOP as participants, the individual trustees, all of whom are employees of the Bank, hold the ESOP shares in a fidiciary capacity and disclaim any beneficial interest in such shares.
(3)  Each such individual is a director of the Bank.
(4) Mr. Beery, Ms. Etlicher, and Ms. Ingaldson are, respectively, the president, the vice president and cashier, and a vice president of the Bank.
(5) Includes ___ shares beneficially owned by those of the Bank by virtue of their participation in directors and executive who are also employees the ESOP.

VOTING AND REVOCATION OF PROXIES

     Shares of Babbscha Common Stock, Banrein Common Stock and Bank Common Stock, represented by a proxy properly signed and received at, or prior to, respectively, the Babbscha Special Meeting from Babbscha shareholders, the Banrein Special Meeting from Banrein shareholders, and the Bank Special Meeting from Bank stockholders will be voted at such Special Meeting, in accordance with the instructions thereon. If a proxy is signed and returned without indicating any voting instructions, shares of Babbscha Common Stock, Banrein Common Stock, or Bank Common Stock (as the case may be) represented by such proxy will be voted FOR approval of the Reorganization Agreement. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the proxy is voted by filing either an instrument revoking it or a duly executed proxy bearing a later date with the Secretary of Babbscha (for Babbscha shareholders), the Secretary of Banrein (for Banrein shareholders), or the Secretary of the Bank (for Bank stockholders) prior to or at the Babbscha Special Meeting (for Babbscha shareholders), the Banrein Special Meeting (for Banrein shareholders), or the Bank Special Meeting (for Bank stockholders) or by voting the shares subject to the proxy in person at the Babbscha Special Meeting (for Babbscha shareholders), at the Banrein Special Meeting (for Banrein shareholders), or the Bank Special Meeting (for Bank stockholders). Attendance at the Babbscha Special Meeting (for Babbscha shareholders), the Banrein Special Meeting (for Banrein shareholders), or the Bank Special Meeting (for Bank stockholders) will not in and of itself constitute a revocation of a proxy.

      A proxy may indicate that all or a portion of the shares represented thereby are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present for such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. The proposal to adopt the Reorganization Agreement must be approved by the holders of a majority of the outstanding Babbscha Common Stock and a majority of the Banrein Common Stock. Approval of the Reorganization Agreement and the Bank Merger Agreement requires the affirmative vote of the holders of not less than two-thirds of the outstanding Bank Common Stock. Because this proposal requires the affirmative vote of a specified percentage of outstanding shares, the nonvoting of shares or abstentions with regard to this proposal will have the same effect as votes against the proposal.

      The Boards of Directors of, respectively, Babbscha, Banrein and the Bank are not aware of any business to be acted upon at the Babbscha Special Meeting, the Banrein Special Meeting, and the Bank Special Meeting other than the business described herein. If, however, other matters are properly brought before the Babbscha Special Meeting, the Banrein Special Meeting, and the Bank Special Meeting, or any adjournments thereof, the persons appointed as proxies will have discretion to vote or act on such matters according to their best judgment.

SOLICITATION OF PROXIES

     In addition to solicitation by mail, directors, officers, and employees of Babbscha, Banrein, and the Bank may each solicit proxies from the shareholders of, respectively, Babbscha and Banrein, and from the stockholders of the Bank, either personally or by telephone, telegram, or other form of communication. None of the foregoing persons who solicit proxies will be specifically compensated for such services. Nominees, fiduciaries, and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy material to beneficial owners. Babbscha, Banrein, and the Bank will each bear its own expenses in connection with any solicitation of proxies for its respective Special Meeting. See "THE REORGANIZATION--Expenses."

HOLDERS OF BABBSCHA COMMON STOCK, BANREIN COMMON STOCK AND THE BANK COMMON STOCK ARE REQUESTED TO COMPLETE, DATE, AND SIGN THEIR RESPECTIVE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO BABBSCHA, BANREIN, AND THE BANK IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                               THE REORGANIZATION

       This section of the Proxy Statement-Prospectus describes certain aspects of the Reorganization. The following description does not purport to be complete and is qualified in its entirety by reference to the Reorganization Agreement and the forms of the Merger Agreements and the Bank Merger Agreement, which are attached as Appendix A, Appendix B, and Appendix C, respectively, to this Proxy Statement-Prospectus and are incorporated by reference herein. ALL SHAREHOLDERS ARE URGED TO READ THE REORGANIZATION AGREEMENT AND THE ATTACHED MERGER AGREEMENTS AND THE BANK MERGER AGREEMENT IN THEIR ENTIRETY.

BACKGROUND OF AND REASONS FOR THE REORGANIZATION; RECOMMENDATION OF BOARD OF DIRECTORS

       During the first quarter of 1994 the Boards of Directors of each of the Selling Entities considered the desirability of entering into a business combination with other financial institutions and ultimately determined it was in the best interests of each of the Selling Entities and their respective shareholders to explore the possibilities of entering into such a transaction. Following such determination the Boards of Directors contacted representatives of approximately six financial institutions to ascertain whether there was any interest in a business combination with the Selling Entities. Each of the financial institutions which the Selling Entities contacted had, in the judgment of the Boards of Directors, the financial and other capacity to consummate a business combination with the Selling Entities and had acquired other financial institutions in recent years. These institutions included large multi-state financial institutions and local banking institutions. In June and July, 1994 the Boards of Directors of the Selling Entities met with the representatives of these financial institutions, including Norwest, to explore the potential terms of a business combination. In August, 1994 the Boards of Directors considered each business combination proposal presented to the Selling Entities, including the proposal from Norwest, and decided to enter into a letter of intent with Norwest. Upon execution of this letter of intent Norwest commenced a "due diligence" investigation of the Selling Entities while representatives of the Selling Entities and Norwest and their respective counsel negotiated the form of the Merger Agreements. On August 25, 1994 the Boards of Directors of the Selling Entities met to consider the Merger Agreements. Based on a variety of factors, the Boards of Directors of the Selling Entities approved the Merger Agreements at such meeting. Following delivery of the Merger Agreements on September 9, 1994, the Selling Entities and Norwest announced the execution of the Merger Agreements.

       The Boards of Directors of the Selling Entities, after careful study and evaluation of economic, financial, legal and market factors, believes the Merger Agreements are in the best interest of each of the Selling Entities and their respective shareholders.

       The Boards of Directors believe that the Reorganization represents an opportunity for the holders of the common stock of each of the respective Selling Entities to exchange their shares at a favorable exchange rate for a security with a greater market liquidity than the common stock of each of the Selling Entities. Among the factors considered by the Boards of Directors of the Selling Entities in deciding to approve and recommend the execution of the Merger Agreements were the terms and conditions of the Reorganization, earnings and dividend records, financial condition, business, assets and liabilities, and management of each of the Selling Entities and Norwest; recent market prices for Norwest Common Stock; the lack of a public trading market for the common stock of each of the Selling Entities; the nature of the banking businesses of the Selling Entities and Norwest; the outlook for the Bank in a changing banking and financial services industry, including the advent of interstate banking; the consideration to be received by the shareholders of the Selling Entities in the Reorganization; and the price ranges of comparable transactions.

       While the Boards of Directors did not give greater weight to any one of the factors listed above, the Boards of Directors of the respective Selling Entities considered the proposed exchange of Norwest Common Stock for the common stock of the Selling Entities to be advantageous to the shareholders, because the shareholders will receive a security which has a greater market liquidity than the common stock of the Selling Entities. In addition, the Reorganization will provide customers of the Bank with access to a broader range of services and will provide the Bank with increased financial strength. This should allow the Bank to compete more effectively with its competitors in the northern Minneapolis-St. Paul metropolitan market area, several of which are part of larger, multibank holding companies. Finally, based on management's discussions with another banking institution acquired by Norwest, the Boards of Directors believe that Norwest will handle in a reasonable manner transitional matters affecting the Selling Entities and their employees.

       The Boards of Directors of the respective Selling Entities recommends approval of the Merger Agreements. The Boards of Directors believe the terms of the Merger Agreements are fair and that the Reorganization is in the best interest of the Selling Entities and their respective shareholders. In making their recommendations, the Boards of Directors have not sought the advice of an independent financial advisor. The directors and officers of each of the Selling Entities have unanimously indicated that they intend to vote the common stock of each of the Selling Entities that they hold in favor of the Merger Agreements. THE BOARDS OF DIRECTORS OF THE RESPECTIVE SELLING ENTITIES EACH UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER
                                      ---
AGREEMENTS.

TERMS OF THE MERGERS AND OF THE BANK MERGER

    THE MERGERS AND BANK MERGER

    At the Effective Time of the Mergers, Merger Co., a wholly-owned subsidiary of Norwest, will merge with Babbscha, with Babbscha as the surviving corporation and Banrein will merge with and into Banrein Merger Co., also a wholly-owned subsidiary of Norwest, with Banrein as the surviving corporation, pursuant to the terms of the Reorganization Agreement. Upon consummation of the Merger, (i) the outstanding shares of Babbscha Common Stock (other than shares as to which statutory dissenters' rights have been exercised and not forfeited) will be converted into a number of shares of Norwest Common Stock determined by dividing 152,140 by such outstanding shares of Babbscha Common Stock; and (ii) the outstanding shares of Banrein Common Stock (other than shares owned by Babbscha and shares as to which statutory dissenters' rights have been exercised and not forfeited) will be converted into a number of shares of Norwest Common Stock determined by dividing 15,653 by such outstanding shares of Banrein Common Stock (other than those owned by Babbscha).

    The Reorganization Agreement also provides that, following the Effective Time of the Mergers and subject to the terms and conditions of the Reorganization Agreement and the Bank Merger Agreement, the Bank will merge with Norwest Bank, which is a wholly owned national bank subsidiary of Norwest organized under the laws of the United States, under the charter of Norwest Bank. The resulting bank will change its name to "Fridley Bank, National Association." The Articles of Incorporation of the resulting bank are attached as an appendix to the Bank Merger Agreement. A vote in favor of the proposal to approve the Reorganization Agreement and the Bank Merger will constitute a vote in favor of the Articles of Incorporation of the resulting bank. Under applicable law, consummation of the Bank Merger requires the affirmative vote of the holders of two-thirds of the outstanding shares of Bank Common Stock. Upon consummation of the Babbscha Merger, Norwest will own 100% of the outstanding Babbscha Common Stock and accordingly will own indirectly 100% of the outstanding Bank Common Stock. Upon consummation of the Bank Merger, the outstanding shares of Bank Common Stock (other than shares owned by Babbscha and shares as to which statutory dissenters' rights have been exercised and not forfeited) will be converted into that number of shares of Norwest Common Stock, determined by dividing 108,207 by such outstanding shares of Bank Common Stock (other than those owned by Babbscha).

    The market price for Norwest Common Stock will fluctuate between the date of this Proxy Statement-Prospectus and the Effective Date of the Mergers, which may be a period of several weeks. As a result, the market value of the Norwest Common Stock that shareholders of Babbscha and Banrein and stockholders of the Bank ultimately receive in the Reorganization could be more or less than its market value on the date of this Proxy Statement-Prospectus.

    The Reorganization Agreement and the related Merger Agreements and Bank Merger Agreement provide that if, between the date of the Reorganization Agreement and the Effective Time of the Merger, shares of Norwest Common Stock are changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares, or readjustment, or if a stock dividend thereon is declared with a record date within the same period, the number of shares of Norwest Common Stock to be issued in the Reorganization will be adjusted accordingly.

    No fractional shares of Norwest Common Stock will be issued in the Mergers or the Bank Merger. Instead, Norwest will pay to each holder of Babbscha Common Stock, Banrein Common Stock, or Bank Common Stock who would otherwise be entitled to a fractional share an amount of cash equal to the fraction of a share of Norwest Common Stock to which the shareholders of Babbscha or Banrein or stockholders of the Bank would otherwise be entitled multiplied by the average of the closing prices of a share of Norwest Common Stock on the NYSE for the five trading days immediately preceding the Effective Date of the Mergers.

    Shares of Norwest Common Stock issued and outstanding immediately prior to the Effective Time of the Mergers will remain issued and outstanding.

EFFECTIVE DATE AND TIME OF THE MERGERS AND OF THE BANK MERGER

    Subject to the terms and conditions of the Reorganization Agreement, the Effective Date of the Merger will be the date on which Articles of Merger are filed with the Secretary of State of the State of Minnesota. That filing will be made within ten business days following the satisfaction or waiver of all conditions of the Reorganization Agreement or on such other date upon which the parties agree, and the time at which such filing will be made is hereinafter referred to as the "Time of Filing." The "Effective Time of the Mergers" will be 11:59 p.m., Minneapolis, Minnesota time, on the Effective Date of the Mergers. The "Effective Time of the Bank Merger" will be 12:01 a.m. on the date specified in the Bank Merger Agreement. Norwest, Babbscha, Banrein and the Bank anticipate that the closing of the Reorganization will occur in the first quarter of 1995. See "Conditions to the Mergers and to the Bank Merger" and "Regulatory Approvals."

SURRENDER OF CERTIFICATES

    As soon as practicable after the Effective Time of the Mergers or the Effective Time of the Bank Merger, as the case may be, Norwest Bank Minnesota, National Association, acting in the capacity of exchange agent for Norwest (the "Exchange Agent"), will mail to each former holder of record of shares of Babbscha Common Stock, Banrein Common Stock, or Bank Common Stock a form of letter of transmittal, together with instructions for the exchange of such holder's stock certificates for a certificate representing Norwest Common Stock.

    SHAREHOLDERS OF BABBSCHA AND BANREIN AND STOCKHOLDERS OF THE BANK SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FORM AND INSTRUCTIONS.

    Upon surrender to the Exchange Agent of one or more certificates for Babbscha Common Stock, Banrein Common Stock, or Bank Common Stock, together with a properly completed letter of transmittal, there will be issued and mailed to the holder a certificate representing the number of whole shares of Norwest Common Stock to which such holder is entitled and, where applicable, a check for the amount representing any fractional share. A certificate for Norwest Common Stock may be issued in a name other than the name in which the surrendered certificate is registered only if (i) the certificate surrendered is properly endorsed and otherwise in proper form for transfer and (ii) the person requesting the issuance of such certificate either pays to the Exchange Agent any transfer or other taxes required by reason of the issuance of a certificate for such shares in a name other than the registered holder of the certificate surrendered or establishes to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

    All Norwest Common Stock issued pursuant to the Reorganization will be deemed issued as of the Effective Time of the Mergers or the Effective Time of the Bank Merger, as the case may be. No dividends with a record date after the Effective Time of the Mergers or the Effective Time of the Bank Merger, as the case may be, will be paid to shareholders of Babbscha or Banrein or stockholders of the Bank entitled to receive certificates for shares of Norwest Common Stock until such shareholders surrender their certificates representing shares of Babbscha Common Stock, Banrein Common Stock or Bank Common Stock. Upon such surrender, there shall be paid to the holder in whose name the certificates representing such shares of Norwest Common Stock are issued any dividends the record and payment dates of which shall have been after the Effective Time of the Mergers or the Effective Time of the Bank Merger, as the case may be, and before the date of such surrender. After such surrender, there shall be paid to the person in whose name the certificate representing such shares of Norwest Common Stock is issued, on the appropriate dividend payment date, any dividend on such shares of Norwest Common Stock which shall have a record date after the Effective Time of the Mergers or Effective Time of the Bank Merger, as the case may be, and prior to the date of surrender, but a payment date subsequent to the surrender. In no event shall the persons entitled to receive such dividends be entitled to receive interest on amounts payable as dividends.

CONDITIONS TO THE MERGERS AND TO THE BANK MERGER

    THE MERGERS

    The Reorganization will occur only if the Reorganization Agreement and the Bank Merger Agreement are approved by the requisite vote of the shareholders of Babbscha and Banrein and the stockholders of the Bank, respectively. Consummation of the Mergers is subject to the satisfaction of certain other conditions, any of which may be waived to the extent waiver is permitted by applicable law. Such conditions to the obligations of both parties to consummate the Mergers and the Bank Merger include, but are not limited to, (i) the receipt of all necessary regulatory approvals, including the approval of the Mergers by the Federal Reserve Board and the approval of the Bank Merger by the OCC, and the expiration of all applicable waiting and approval periods, (ii) the continued effectiveness of the Registration Statement of which this Proxy Statement-Prospectus is a part and receipt by Norwest of all state securities law or blue sky authorizations necessary for the Reorganization, (iii) the absence of any order of a court or agency of competent jurisdiction restraining, enjoining, or otherwise prohibiting consummation of the Mergers or the Bank Merger, (iv) the continued accuracy of representations and warranties by the other party, (v) the performance by the other party of its obligations under the Reorganization Agreement, and (vi) the receipt of certain certificates from the other party.

    The obligations of Babbscha, Banrein and the Bank to consummate the Reorganization is also subject to (i) authorization for listing on the NYSE and CHX upon official notice of issuance of the shares of Norwest Common Stock issuable pursuant to the Reorganization and (ii) the receipt of an opinion of special tax counsel to Babbscha, Banrein and the Bank to the effect that for federal income tax purposes the Mergers and the Bank Merger will be a tax-free reorganization.

    Norwest's obligation to consummate the Reorganization is also subject to (i) the receipt by Babbscha, Banrein, and/or the Bank of any and all material consents or waivers from third parties to loan agreements, leases, or other material contracts required for the consummation of the Reorganization, and the receipt by Babbscha, Banrein, and/or the Bank of any and all material permits, authorizations, consents, waivers, and approvals required for the consummation of the Reorganization; (ii) the receipt of a certificate signed by the Chief Executive Officer and Chief Financial Officer of each of Babbscha, Banrein, and/or the Bank concerning the accuracy and completeness of certain of Babbscha's financial statements and related information as of a date subsequent to the date of such financial statements; (iii) the absence since December 31, 1993, of any material loss or interference with the business of Babbscha and its subsidiaries considered as a whole from any civil disturbance or any fire, explosion, flood, or other calamity, whether or not covered by insurance; (iv) the absence of any reasonable basis for the imposition on Babbscha, Banrein, and/or the Bank of any liability arising from the release of hazardous substances under any local, state, or federal environmental statute, regulation, or ordinance which has had or could reasonably be expected to have a material adverse effect upon Babbscha, Banrein, and/or the Bank taken as a whole; (v) the absence of any change which might reasonably be expected to have a material adverse effect on the financial condition, results of operations, business, or prospects of Babbscha, Banrein, and/or the Bank taken as a whole, other than changes in banking laws or regulations, or interpretations thereof, that affect the banking industry generally or changes in the general level of interest rates; and (vi) the establishment of such additional accruals and reserves as may be necessary to conform the accounting and credit loss reserve practices and methods of Babbscha, Banrein, and/or the Bank to those of Norwest and Norwest's plans for the conduct of the business of Babbscha, Banrein, and/or the Bank after the Reorganization and to provide for the costs and expenses of consummating the Reorganization contemplated by the Reorganization Agreement.

    THE BANK MERGER

    The Bank Merger will occur only if (i) the Reorganization Agreement and the Bank Merger Agreement are approved by the requisite vote of the stockholders of the Bank; (ii) the Bank Merger is approved by all appropriate banking and regulatory authorities, and all conditions prescribed by law for the consummation of the Bank Merger have been satisfied; and (iii) the Mergers have been consummated.

REGULATORY APPROVALS

    Transactions such as the Mergers are subject to prior approval by the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended, (the "BHC Act") which requires that the Federal Reserve Board take into consideration the financial and managerial resources and future prospects of the existing and proposed institutions and the convenience and needs of the communities to be served. On October 25, 1994, Norwest filed an application for such approval with the Federal Reserve Board.

    The Bank Merger is also subject to the approval of the OCC, and receipt of such approval is a condition to consummation of the Reorganization. On October 26, 1994, Norwest submitted an application for approval to the OCC.

    The approval of any application merely implies satisfaction of regulatory criteria for approval, which does not include review of the Reorganization from the standpoint of the adequacy of the consideration to be received by, or fairness to, shareholders. Regulatory approvals do not constitute an endorsement or recommendation of the proposed Reorganizations.

    Neither Norwest, nor Babbscha, Banrein, or the Bank is aware of any governmental approvals or compliance with banking laws and regulations that are required for consummation of the Reorganization other than those described above. Should any other approval or action be required, it is presently contemplated that such approval or action would be sought. There can be no assurance that any such approval or action, if needed, could be obtained and, if such approvals or actions are obtained, there can be no assurance as to the timing thereof. Neither the Mergers nor the Bank Merger can proceed in the absence of all requisite regulatory approvals. See "Conditions to the Mergers and to the Bank Merger," "Effective Date and Time of the Mergers and to the Bank Merger," and "Waiver, Amendment, and Termination."

BUSINESS PENDING THE REORGANIZATION

    Under the Reorganization Agreement, each of Babbscha, Banrein, and the Bank is generally obligated to maintain its corporate existence in good standing; to maintain the general character of its business and conduct its business in the ordinary and usual manner; extend credit in accordance with existing lending policies; maintain proper business and accounting records in accordance with generally accepted principles; maintain its properties in good repair and condition, ordinary wear and tear excepted; maintain in all material respects presently existing insurance coverage; use its best efforts to preserve its business organization intact, to keep the services of its present principal employees, and to preserve its goodwill and the goodwill of its suppliers, customers, and others having business relationships with it; use its best efforts to obtain any approvals or consents required to maintain existing leases and other contracts in effect following the Reorganization; comply in all material respects with all laws, regulations, ordinances, codes, orders, licenses, and permits applicable to the properties and operations of Babbscha, Banrein, and the Bank, the noncompliance with which reasonably could be expected to have a material adverse effect on Babbscha, Banrein, and the Bank taken as a whole; and permit Norwest and its representatives to examine its and its subsidiaries' books, records, and properties, and to interview officers, employees, and agents at all reasonable times when it is open for business. The Reorganization Agreement also provides that, prior to the Closing Date, neither Babbscha, Banrein, nor the Bank may, without the prior written consent of Norwest, among other things: (i) make any new loan or modify, restructure, or renew any existing loan (except pursuant to commitments made prior to the date of the Reorganization Agreement) to any borrower if the amount of the resulting loan, when aggregated with all other loans or extensions of credit to such person, would exceed $200,000; (ii) amend or otherwise change its articles of incorporation or association or bylaws; (iii) issue or sell, or authorize for issuance or sale, or grant any options or make other agreements with respect to the issuance or sale, or conversion of, any shares of its capital stock, phantom shares, or other share equivalents, or any other of its securities; (iv) authorize or incur any long-term debt (other than deposit liabilities); (v) mortgage, pledge, or subject to lien or other encumbrance any of its properties, except in the ordinary course of business; (vi) enter into any material agreement, contract, or commitment in excess of $25,000 except banking transactions in the ordinary course of business and in accordance with policies and procedures in effect on the date of the Reorganization Agreement; (vii) make any investments except investments made by bank subsidiaries in the ordinary course of business for terms of up to one year and in amounts of $100,000 or less; (viii) amend or terminate any "employee benefit plan" within the meaning of the Employee Retirement Income Security Act of 1974, as amended, except as required by law; (ix) make any contributions to any such plan except as required by the terms of such plan in effect as of the date of the Reorganization Agreement, subject to certain enumerated exceptions; (x) declare, set aside, make, or pay any dividend or other distribution with respect to its capital stock, except any dividend by Banrein or Bank in accordance with applicable laws and regulations; (xi) redeem, purchase, or otherwise acquire, directly or indirectly, any of the capital stock of Babbscha, Banrein, or the Bank; (xii) increase the compensation of any officers, directors, or executive employees, except pursuant to existing compensation plans and practices; (xiii) sell or otherwise dispose of any shares of the capital stock of any subsidiary; or (xiv) sell or otherwise dispose of any of its assets or properties other than in the ordinary course of business.

    Neither Babbscha, Banrein, or the Bank, nor any director, officer, or representative thereof, will, directly or indirectly, solicit, authorize the solicitation of, or enter into any discussions with any party or group (other than Norwest) concerning any offer or possible offer (i) to purchase any shares of Babbscha Common Stock, Banrein Common Stock or Bank Common Stock, any option or warrant to purchase any shares of Babbscha Common Stock, Banrein Common Stock, or Bank Common Stock, any securities convertible into any shares of Babbscha Common Stock, Banrein Common Stock or Bank Common Stock, or any other equity security of Babbscha, Banrein, or the Bank; (ii) to make a tender or exchange offer for any shares of Babbscha Common Stock, Banrein Common Stock or Bank Common Stock or other equity security; (iii) to purchase, lease, or otherwise acquire the assets of Babbscha, Banrein, or the Bank, except in the ordinary course of business; or (iv) to merge, consolidate, or otherwise combine with Babbscha, Banrein, or the Bank. Any offer or inquiry to Babbscha, Banrein, or the Bank concerning any of the foregoing must be promptly disclosed, along with the terms thereof, to Norwest.

WAIVER, AMENDMENT, AND TERMINATION

    The parties may, in writing, waive any inaccuracies in the representations and warranties of the other party or compliance by the other party with any of the covenants and conditions in the Reorganization Agreement.

    At any time before the Time of Filing the parties may amend the Reorganization Agreement by action of their respective Boards of Directors or pursuant to authority delegated by their respective Boards of Directors; provided, however, that no such amendment occurring after approval of the Mergers by the Babbscha shareholders or Banrein shareholders or of the Bank Merger by the Bank stockholders may adversely affect the consideration to be received by the Babbscha shareholders, Banrein shareholders or Bank stockholders, as the case may be.

    The Reorganization Agreement provides that it may be terminated at any time prior to the Time of Filing (i) by mutual written consent of the parties; (ii) by either party by written notice to the other if the Reorganization shall not have been consummated by May 31, 1995, unless such failure of consummation is due to the failure of the party seeking termination to perform or observe in all material respects the covenants and agreements to be performed or observed by it under the Reorganization Agreement; or (iii) by either party by written notice to the other if any court or governmental authority of competent jurisdiction shall have issued a final order restraining, enjoining, or otherwise prohibiting the consummation of the transactions contemplated by the Reorganization Agreement.

    The Bank Merger Agreement provides that it may be terminated at any time prior to the Effective Date of the Bank Merger by mutual written consent of the parties or by action of the Board of Directors of either party if the Reorganization Agreement is terminated.

MANAGEMENT AND OPERATIONS AFTER THE REORGANIZATION

    As of the Effective Time of the Reorganization, the Bank will become an indirect subsidiary of Norwest. As a result of the Bank Merger, subsequent to the Mergers, the Bank will be merged with another subsidiary of Norwest, Norwest Bank, under the charter of Norwest Bank, and will cease to exist as a separate entity. Norwest Bank will operate at the Bank's present locations, providing products and services offered by Norwest affiliates. See "Terms of the Mergers and of the Bank Merger."

INTERESTS OF CERTAIN PERSONS IN THE REORGANIZATION

    Certain directors and executive officers of the Selling Entities also own shares of the Selling Entities. No such director or executive officer will receive any extra or special benefit not shared on a pro rata basis by all other shareholders or stockholders of the Selling Entities.

CERTAIN DIFFERENCES IN RIGHTS OF SHAREHOLDERS

    Babbscha and Banrein are incorporated as corporations in the State of Minnesota, and the Bank is chartered as a state bank under the laws of the State of Minnesota. Norwest is incorporated as a corporation in the State of Delaware. Shareholders of Babbscha and Banrein, whose rights are governed by the Articles of Incorporation and Bylaws of Babbscha and Banrein and by the Minnesota Business Corporation Act, will, upon consummation of the Mergers, become stockholders of Norwest. Stockholders of the Bank, whose rights are governed by the Bank's Certificate of Incorporation and Bylaws and by Minnesota banking statutes, will, upon consummation of the Bank Merger, also become stockholders of Norwest. The rights of former shareholders of Babbscha and Banrein and former stockholders of the Bank as Norwest stockholders will then be governed by Norwest's Certificate of Incorporation and By-Laws and by the Delaware General Corporation Law. The following is a summary of certain significant differences between the rights of shareholders of Babbscha and Banrein, stockholders of the Bank, and stockholders of Norwest.

    CAPITAL STOCK

    BABBSCHA. Babbscha's Articles of Incorporation authorize the issuance of 25,000 shares of common stock, no par value per share, of which 10,000 were outstanding as of the date of this Proxy Statement-Prospectus. Accordingly, all of Babbscha shareholders have equal rights and preferences with respect to dividends and distributions upon liquidation.

    BANREIN. Banrein's Articles of Incorporation authorize the issuance of 4,000 shares of common stock, no par value per share, of which 4,000 were outstanding as of the date of this Proxy Statement-Prospectus. Accordingly, all of Banrein shareholders have equal rights and preferences with respect to dividends and distributions upon liquidation.

    THE BANK. The Bank's Certificate of Incorporation authorizes the issuance of 5,000 shares of capital stock, par value $37.50 per share, all of which were outstanding as of the date of this Proxy Statement-Prospectus. Under Minnesota banking law, with the approval of the Minnesota Commissioner of Commerce and a majority vote of its stockholders, the Bank may issue one or more classes of preferred stock, with such rights and privileges as determined by the Board of

Directors, provided that the amount of such preferred stock may not exceed 50% of the Bank's common stock and surplus.

    NORWEST. Norwest's Certificate of Incorporation authorizes the issuance of 500,000,000 shares of Common Stock, par value $1 2/3 per share, and 5,000,000 shares of preferred stock, without par value ("Preferred Stock"). At September 30, 1994, 323,084,474 shares of Common Stock were issued, of which 313,005,575 were outstanding and 10,078,899 were held as treasury shares, and 2,293,271 shares of Preferred Stock were outstanding consisting of 1,127,125 shares of 10.24% Cumulative Preferred Stock, 1,143,675 shares of Cumulative Convertible Preferred Stock, Series B, and 22,471 shares of ESOP Cumulative Convertible Preferred Stock. On December 30, 1994, Norwest issued 980,000 shares of Cumulative Tracking Preferred Stock. In addition, 1,000,000 shares of Preferred Stock are reserved for issuance under the Rights Agreement dated as of November 22, 1988, between Citibank, N.A. as Rights Agent, and Norwest (the "Rights Agreement"). Norwest has also authorized for issuance from time to time and registered with the Commission an additional 1,700,000 shares of Preferred Stock. Norwest has also authorized for issuance from time to time and registered or filed for registration with the SEC, pursuant to two universal shelf registration statements, an indeterminate number of securities (the "Shelf Securities") with an aggregate initial offering price, as of November 4, 1994, not to exceed $1,825,000,000. The Shelf Securities may be issued as Preferred Stock or as securities convertible into shares of Preferred Stock or Common Stock. Based on the current number of shares of Preferred Stock authorized for issuance under Norwest's Certificate of Incorporation, the maximum number of shares of Preferred Stock and Common Stock, respectively, that could be issued pursuant to the effective shelf registration statements, when added to shares of Preferred Stock and Common Stock already reserved for issuance, issued, or outstanding, could not exceed, respectively, 5,000,000 shares of Preferred Stock and 500,000,000 shares of Common Stock. All or any portion of the authorized but unissued Preferred Stock or Shelf Securities issuable as Preferred Stock or convertible into Preferred Stock or Common Stock, may be issued by the Board of Directors of Norwest without further action by stockholders. Holders of Preferred Stock have certain rights and preferences with respect to dividends and upon liquidation that are superior to those of holders of Common Stock. The relative rights and preferences of any Preferred Stock issued in the future may be established by Norwest's Board of Directors without stockholder action. Although Norwest has no current plans for the issuance of any shares of Preferred Stock, except as disclosed in this Prospectus, such shares, when and if issued, could have dividend, liquidation, voting and other rights superior to those of the Common Stock.

    Subject to any prior rights of any Preferred Stock then outstanding, holders of Common Stock are entitled to receive such dividends as are declared by Norwest's Board of Directors out of funds legally available for that purpose. For information concerning legal limitations on the ability of Norwest's banking subsidiaries to supply funds to Norwest, see "CERTAIN REGULATORY CONSIDERATIONS." Subject to the rights, if any, of any Preferred Stock then outstanding, all voting rights are vested in the holders of Common Stock, each share being entitled to one vote. Subject to any prior rights of any Preferred Stock, in the event of liquidation, dissolution, or winding up of Norwest, holders of shares of Common Stock are entitled to receive pro rata any assets distributable to stockholders in respect of shares held by them. Holders of shares of Common Stock do not have any preemptive right to subscribe for any additional securities which may be issued by Norwest. The outstanding shares of Common Stock, including the Shares offered hereby, are fully paid and nonassessable. The transfer agent and registrar for the Common Stock is Norwest Bank Minnesota, N.A. Each share of Common Stock also includes, and each share offered hereby will include, a right to purchase certain Preferred Stock. See "Rights to Purchase Norwest Preferred Stock" below.

    The foregoing description of the material terms of the Common Stock does not purport to be complete and is qualified in its entirety by reference to Article Fourth of Norwest's Certificate of Incorporation.

    RIGHTS TO PURCHASE NORWEST PREFERRED STOCK. On November 22, 1988, the Board of Directors of Norwest declared a dividend of one preferred share purchase right (collectively, the "Rights") for each outstanding share of Norwest Common Stock. The dividend was paid on December 9, 1988, to stockholders of record on that date. Holders of shares of Norwest Common Stock issued subsequent to that date, including those to be issued in connection with the Reorganization, will receive the Rights with their shares. The Rights trade automatically with shares of Norwest Common Stock and become exercisable only under certain circumstances. The Rights are designed to protect the interests of Norwest and its stockholders against coercive takeover tactics. The purpose of the Rights is to encourage potential acquirors to negotiate with Norwest's Board of Directors prior to attempting a takeover and to give the Board leverage in negotiating on behalf of all stockholders the terms of any proposed takeover. The Rights may, but are not intended to, deter takeover proposals.

    Upon becoming exercisable, each Right will entitle the registered holder to purchase from Norwest one four-hundredth of a share of Norwest Series A Junior Participating Preferred Stock (collectively, the "Junior Preferred Shares"). Until a Right is exercised, the holder of a Right, as such, will have no rights with respect to the Junior Preferred Shares including, without limitation, the right to vote or receive dividends. The stated purchase price for each one one-hundredth of a Junior Preferred Share is $175.00. The purchase price is subject to adjustment upon the occurrence of certain events, including stock dividends on the Junior Preferred Shares or issuance of warrants for, or securities convertible on certain terms into, Junior Preferred Shares. The number of Rights outstanding and the number of Junior Preferred Shares issuable upon exercise of the Rights are subject to adjustment in the event of a stock split of, or a stock dividend on, Norwest Common Stock.

    The Rights will become exercisable only if a person or group acquires or announces an offer to acquire 25% or more of the outstanding shares of Norwest Common Stock. This triggering percentage may be reduced to no less than 15% by the Board of Directors prior to the time the Rights become exercisable. The Rights have certain additional features that will be triggered upon the occurrence of specified events:

    (1) If a person or group acquires at least the triggering percentage of Norwest Common Stock, the Rights permit holders of the Rights, other than such person or group, to acquire Norwest Common Stock at 50% of market value. However, this feature will not apply if a person or group which owns less than the triggering percentage acquires at least 85% of the outstanding shares of Norwest Common Stock pursuant to a cash tender offer for 100% of the outstanding Norwest Common Stock.

    (2) After a person or group acquires at least the triggering percentage and before the acquiror owns 50% of the outstanding shares of Norwest Common Stock, the Board of Directors may exchange each Right, other than Rights owned by such acquiror, for one share of Norwest Common Stock or one four-hundredth of a Junior Preferred Share.

    (3) In the event of certain business combinations involving Norwest or the sale of 50% or more of the assets or earning power of Norwest, the Rights permit holders of the Rights to purchase the stock of the acquiror at 50% of market value.

    The Junior Preferred Shares will not be redeemable. Each Junior Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 400 times the dividend declared per share of Norwest Common Stock. In the event of liquidation, the holders of the Junior Preferred Shares will be entitled to a minimum preferential liquidation payment of $400.00 per share but will be entitled to an aggregate payment of 400 times the payment made per share of Norwest Common Stock. Each Junior Preferred Share will have 400 votes, voting together with the Norwest Common Stock. Finally, in the event of any Reorganization, Bank Merger, or other Reorganization in which Norwest Common Stock is exchanged, each Junior Preferred Share will be entitled to receive 400 times the amount received per share of Norwest Common Stock. These rights are protected by customary antidilution provisions.

    At any time prior to the acquisition by a person or group of the triggering percentage or more of the outstanding shares of Norwest Common Stock, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $.0025 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis, and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only remaining right of the holders of Rights will be to receive the Redemption Price.

    The Rights will expire on November 23, 1998, unless extended or earlier redeemed by Norwest. Generally, the terms of the Rights may be amended by the Board of Directors without the consent of the holders of the Rights.

    PREEMPTIVE RIGHTS

    BABBSCHA. Babbscha shareholders have preemptive rights to acquire previously authorized but unissued shares of Babbscha Common Stock. There are no such authorized but unissued shares of Babbscha Common Stock currently existing.

    BANREIN. Banrein shareholders have preemptive rights to acquire previously authorized but unissued shares of Banrein Common Stock. There are no such authorized but unissued shares of Banrein Common Stock currently existing.

    THE BANK. Bank shareholders have preemptive rights to acquire previously authorized but unissued shares of Bank Common Stock. There are no such authorized but unissued shares of Bank Common Stock currently existing.

    NORWEST. Norwest stockholders have no preemptive rights or other purchase rights other than the Rights.

    REQUIRED VOTE FOR AUTHORIZATION OF CERTAIN ACTIONS

    BABBSCHA AND BANREIN. Under Minnesota law the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote is required to approve a merger or consolidation. However, with respect to a merger, no vote of the shareholders of Babbscha or Banrein is required if (1) Babbscha is the surviving corporation, (2) each holder of Babbscha or Banrein shares outstanding before the effective date of the merger will hold the same number of shares with identical rights after the merger, and (3) the shares of Babbscha or Banrein entitled to vote or entitled to participate without limitation in distributions to be issued or delivered in such merger do not exceed 20% of the shares of Babbscha or Banrein entitled to vote or entitled to participate without limitation in distributions, respectively, outstanding immediately prior to the merger.

    THE BANK. Under Minnesota law, the affirmative vote of the holders of at least a majority of the outstanding stock is required to approve a merger or consolidation with another Minnesota state bank. The Bank may convert into a national banking association or merge or consolidate with one or more national banking associations upon the affirmative vote of not less than two-thirds of the voting power of all stockholders entitled to vote.

    NORWEST. Under Delaware law the vote of a simple majority of the outstanding shares of Norwest Common Stock entitled to vote thereon is required to approve a merger or consolidation, or the sale, lease, or exchange of substantially all of Norwest's corporate assets. With respect to a merger, no vote of the stockholders of Norwest is required if Norwest is the surviving corporation and (1) the related agreement of merger does not amend Norwest's Certificate of Incorporation, (2) each share of stock of Norwest outstanding immediately before the merger is an identical outstanding or treasury share of Norwest after the merger, and (3) the number of shares of Norwest stock to be issued in the merger (or to be issuable upon conversion of any convertible instruments to be issued in the merger) does not exceed 20% of the shares of Norwest Common Stock outstanding immediately before the merger.

    AMENDMENT OF CORPORATE CHARTER

    BABBSCHA AND BANREIN. Under Minnesota law, amendment of the Articles of Babbscha or Banrein requires the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote at a meeting of shareholders, unless the articles require a larger proportion or number to transact a specified type of business at a meeting. The affirmative vote of that larger proportion or number is required to decrease that proportion or number.

    THE BANK. Under Minnesota law, amendment of the Bank's Certificate requires the affirmative vote of a majority of its voting capital stock and the approval of the Minnesota Department of Commerce.

    NORWEST. Delaware law requires the vote of a simple majority of the outstanding shares of Norwest Common Stock in order to amend Norwest's Certificate.

    APPRAISAL RIGHTS

    BABBSCHA AND BANREIN. Under Minnesota law a shareholder of Babbscha or Banrein is generally entitled to exercise dissenters' rights and be paid the fair value of such shareholder's shares. See the more detailed discussion below under "Rights of Dissenting Shareholders."

    THE BANK. Under Minnesota law a stockholder of the Bank who dissents from a conversion, merger, or consolidation is entitled to receive the par value or the book value of such stockholder's stock, whichever is greater, or, under certain circumstances, an appraised value of such stockholder's stock. In certain circumstances, a stockholder may also have rights under federal law. See the more detailed discussion below under "Rights of Dissenting Shareholders."

    NORWEST. Under Delaware law a stockholder is generally entitled to receive payment of the appraised value of such stockholder's shares if the stockholder dissents from a merger or consolidation. However, appraisal rights are not available to holders of (a) shares listed on a national securities exchange or held of record by more than 2,000 persons or (b) shares of the corporation surviving a merger, if the merger did not require the approval of the stockholders of such corporation, unless in either case, the holders of such stock are required by the terms of the merger to accept anything other than (i) shares of stock of the surviving corporation, (ii) shares of stock of another corporation which are also listed on a national securities exchange or held by more than 2,000 holders, or (iii) cash in lieu of fractional shares of such stock. Appraisal rights are not available for a sale of assets or an amendment to the Certificate of Incorporation. Because shares of Norwest Common Stock are listed on both the NYSE and the CHX, and Norwest has more than 2,000 stockholders of record, its stockholders are not, subject to the aforementioned exceptions, entitled to any rights of appraisal in connection with mergers or consolidations involving Norwest.

    SPECIAL MEETINGS

    BABBSCHA. The By-Laws of Babbscha provide that a special meeting of shareholders may be called (i) by Babbscha's President, (ii) by Babbscha's President or Secretary at the written request of a majority of the Board of Directors, or (iii) by Babbscha's President or Secretary at the written request of the holders of 10% or more of the capital stock of Babbscha.

    BANREIN. The By-Laws of Banrein provide that a special meeting of shareholders may be called (i) by Banrein's President, (ii) by Banrein's President or Secretary at the written request of a majority of the Board of Directors, or (iii) by Banrein's President or Secretary at the written request of the holders of 10% or more of the capital stock of Banrein.

    THE BANK. Under the Bank's By-Laws a special meeting of stockholders may be called by the President or the Cashier and must be called on the majority vote of the Board of Directors, or on the written request of any three or more stockholders owning in the aggregate not less than 10% of the capital stock of the Bank.

    NORWEST. Under Delaware law and the By-Laws of Norwest, a special meeting of stockholders may be called only by the Chairman of the Board, a Vice Chairman, the President, or a majority of the Board of Directors.

    ANTITAKEOVER STATUTES

    BABBSCHA AND BANREIN. Minnesota has in force both a control share acquisition statute, which regulates the accumulation of shares of voting stock of Minnesota corporations, and a business combination statute, which restricts business combinations with Minnesota corporations. The control share acquisition statute precludes an acquiror of the voting shares of a Minnesota corporation who crosses one of three thresholds (20%, 33 1/3%, or 50% of the voting power) from obtaining voting control with respect to such shares unless both a majority of all voting shares and a majority of all disinterested voting shares vote to accord voting power to the control shares. The statute further provides that the corporation may redeem the control shares if the acquiror has not complied with certain procedural requirements or if the control shares are not accorded full voting rights by the shareholders. The business combination statute regulates business combinations such as mergers, consolidations, and asset purchases with public corporations where the acquiror became an interested shareholder of the public corporation before either the purchase resulting in such acquiror becoming an interested shareholder or the business combination received the prior approval of a majority of the disinterested directors of the public corporation. An "interested shareholder" is any person that is either the beneficial owner, directly or indirectly, of ten percent or more of the voting stock of the public corporation or an affiliate or associate of the public corporation and was at any time within the preceding four years the beneficial owner, directly or indirectly, of ten percent or more of the voting stock of the public corporation. A "disinterested" director is a person who is not currently nor has been within five years an officer or employee of the public corporation or a related corporation. The statute prohibits business combinations with an unapproved interested shareholder for a period of four years after the date of the interested shareholder's share acquisition. The business combination statute is designed to inhibit unfriendly acquisitions, but is does not apply to corporations whose articles of incorporation or bylaws contain a provision electing not to be covered by such law. Neither the articles of incorporation nor its bylaws of Babbscha or Banrein contain such a provision.

    THE BANK. The merger or consolidation of the Bank is subject to the approval of the Minnesota Commissioner of Commerce. The Minnesota Reciprocal Interstate Banking Act permits the acquisition of the Bank by a bank holding company whose principal operations are conducted in one of 16 enumerated states. Any such acquisition must be approved by the Minnesota Commissioner of Commerce.

    NORWEST. The Delaware antitakeover statute governs business combinations between a publicly held Delaware corporation having certain numbers of stockholders or listed on certain exchanges and an interested stockholder. This statute is designed primarily to regulate the second step of a two-tiered takeover attempt. Delaware law broadly defines a "business combination" as including a merger, sale of assets, issuance of voting stock, and various other types of transactions with an interested stockholder and other related parties. An "interested stockholder" is defined as any person who beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of a corporation. Delaware law prohibits a corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the stockholder became an interested stockholder, unless (a) the board of directors approved the business combination before the stockholder became an interested stockholder, (b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, such stockholder owned at least 85% of the voting stock outstanding when the merger began, excluding in computing such percentage shares held by certain types of stockholders, or (c) the board of directors approved the business combination after the stockholder became an interested stockholder and the business combination was approved by at least two-thirds of the outstanding voting stock not owned by such stockholder.

    In addition to being subject to the laws of Minnesota and Delaware, respectively, both Babbscha and Norwest, as bank holding companies, are subject to various provisions of federal law with respect to mergers, consolidations, and certain other corporate transactions.

RIGHTS OF DISSENTING SHAREHOLDERS

    BABBSCHA AND BANREIN

    All shareholders of Babbscha and Banrein are entitled to exercise dissenters' rights pursuant to the provisions of Sections 302A.471 and 302A.473 of the Minnesota Business Corporation Act. In accordance with these sections, such shareholders have the right to dissent from the Mergers and to be paid the fair value of their shares. The term "fair value" means the value of a shareholder's stock immediately before the Effective Date of the Reorganization. Under Section 302A.473, where a transaction is to be submitted for approval at a meeting of shareholders, the corporation must notify each of its shareholders of the right to dissent and include in such notice a copy of Sections 302A.471 and 302A.473. This Proxy Statement-Prospectus shall constitute such notice to the shareholders of Babbscha and Banrein.

    The following discussion is not a complete statement of the laws pertaining to a dissenting shareholder's rights under Minnesota law and is qualified in its entirety by the full text of Sections 302A.471 and 302A.473 attached as Appendix D to this Proxy Statement-Prospectus. Any shareholder who wishes to exercise the right to dissent and demand the fair value of such shareholder's shares, or who wishes to preserve the right to do so, should review the following discussion and Appendix D carefully. DISSENTERS' RIGHTS WILL BE LOST IF THE PROCEDURAL REQUIREMENTS ARE NOT FULLY AND PRECISELY SATISFIED.

    A holder of Babbscha Common Stock or Banrein Common Stock wishing to exercise the right to demand the fair value of such shareholder's shares must first file, BEFORE the vote of shareholders is taken at their respective Special Meeting, a written notice of intent to demand the fair value of such shareholder's shares and must, in addition, not vote in favor of the Reorganization Agreement. Because a proxy which does not contain voting instructions will, unless revoked, be voted FOR approval of the Reorganization Agreement, a shareholder of Babbscha or Banrein who votes by proxy and who wishes to exercise dissenters' rights must (i) vote AGAINST approval of the Reorganization Agreement or (ii) ABSTAIN from voting on approval of the Reorganization Agreement. A vote against the Reorganization Agreement, whether in person or by proxy, will not in and of itself satisfy the requirement of a written notice of intent to demand the fair value of a shareholder's common stock.

    A demand for fair value must be executed by or for the shareholder of record, fully and correctly, as such shareholder's name appears on the certificate or certificates representing such shareholder's shares. If the common stock is owned of record in a fiduciary capacity, such as by a trustee, guardian, or custodian, such demand must be executed by the fiduciary. If the common stock is owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for a shareholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in making the demand, the agent is acting as agent for the record owner.

    A record owner who holds shares as a nominee for others, such as a broker, may demand fair value of the shares held for all, or fewer than all, of the beneficial owners of such shares. In such a case, the written demand should set forth the number of shares to which it relates. When no number of shares is expressly mentioned, the demand will be presumed to cover all shares standing in the name of the record owner. Beneficial owners of common stock who are not record owners and who intend to exercise dissenters' rights should instruct the record owner to comply with the statutory requirements with respect to the exercise of dissenters' rights before the date of the Special Meeting.

    Shareholders of Babbscha who elect to exercise dissenters' rights and demand fair value should mail or deliver their written demand to Babbscha Company, 6315 University Avenue, N.E., Fridley, Minnesota 55432. The written demand should specify the shareholder's name and mailing address, the number of shares owned, and that the shareholder is thereby demanding the fair value of such shareholder's shares.

    After the Effective Date of the Mergers, Norwest, as the surviving entity, will cause to be mailed to each of the shareholders of Babbscha or Banrein who has properly asserted dissenters' rights a notice that contains (i) the address to which a demand for payment and stock certificates must be sent in order to receive payment and the date by which they must be received; (ii) a form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them, and to demand payment; and (iii) another copy of Sections 302A.471 and 302A.473, together with a brief description of these sections. To receive the fair value of common stock a dissenting shareholder must demand payment and deposit the certificates representing such shares within 30 days after the notice is given.

    After Norwest receives a valid demand for payment, it will cause to be remitted to each dissenting shareholder who has properly asserted dissenters' rights the fair value of the shares of Babbscha Common Stock or Banrein Common Stock (as applicable) with interest at the judgment rate computed from the Effective Date of the Reorganization. Such payment will be accompanied by (i) the audited financial statements of Norwest for its most recently completed fiscal year, together with the latest available interim financial statements;
(ii) an estimate of the fair value of the shares with respect to which dissenters' rights have been exercised and a brief description of the method used to reach the estimate; and (iii) additional copies of Sections 302A.471 and 302A.473 along with a brief description of the procedures to be followed to demand the supplemental payment discussed below. If Norwest fails to remit payment within 60 days after receiving shares from a dissenting shareholder, it is obligated to return any certificates for such shares to the dissenting shareholder.

    If a dissenting shareholder believes that the amount remitted by Norwest is less than the fair value of the shares plus interest, such dissenting shareholder may give written notice to Norwest of such shareholder's own estimate of the fair value for the shares plus interest and demand a supplemental payment for the difference. Any written demand for supplemental payment must be made within 30 days after Norwest has mailed its original remittance.

    Within 60 days after receiving a demand for supplemental payment, Norwest, as the surviving entity, must either pay the amount of the supplemental payment demanded (or agreed to between the dissenting shareholder and Norwest) or file a petition in the state courts of Minnesota requesting that the court determine the fair value of the shares plus interest. Any petition so filed must name as parties all dissenting shareholders who have demanded supplemental payments and who have been unable to reach an agreement with Norwest concerning the fair value of their shares. The court may appoint appraisers, with such power and authority as the court deems proper, to receive evidence on and recommend the amount of fair value of the shares. The jurisdiction of the court is plenary and exclusive, and the fair value as determined by the court it binding on all shareholders, wherever located. A dissenting shareholder, if successful, is entitled to a judgment for the amount by which the fair value of such shareholder's shares as determined by the court exceeds the amount originally remitted by Norwest.

    Generally, the costs and expenses associated with a court proceeding to determine the fair value of the shares will be borne by the surviving entity, unless the court finds that a dissenting shareholder has demanded supplemental payment in a manner which is arbitrary, vexatious, or not in good faith. Similar costs and expenses may also be assessed in instances where Norwest has failed to comply with the procedures in Section 302A.473 pertaining to dissenters' rights discussed above. The court may, in its discretion, award attorneys' fees to an attorney representing dissenting shareholders out of any amount awarded to such dissenters.

    Failure to follow the steps required by Section 302A.473 for asserting dissenters' rights may result in the loss of a shareholder's rights to demand the fair value of such shareholder's shares of common stock. Shareholders considering seeking appraisal should realize that the fair value of their shares, as determined under Section 302A.473 in the manner outlined above, could be more than, the same as, or less than the value of the Norwest Common Stock they would be entitled to as a result of the Reorganization if they did not seek appraisal of their shares.

    THE BANK

    Stockholders of the Bank have dissenters' appraisal rights under Minnesota law. Section 49.41 of the Minnesota Statutes entitles any stockholder of the Bank who objects to the proposed Bank Merger to receive payment of an appraised value of such stockholder's Bank Common Stock if the stockholder (i) does not vote in favor of the Bank Merger at the Bank Special Meeting and (ii) objects to the Bank Merger at the Bank Special Meeting or within 20 days thereafter and demands payment for such stockholder's stock. If the Bank Merger becomes effective after such a demand, the dissenting stockholder may, at any time within 60 days thereafter, apply to the district court in Anoka County, Minnesota, for the appointment of three persons to appraise the value of such stockholder's stock. The court shall appoint three appraisers and designate the time and place of their first meeting, with such directions in regard to their proceedings as shall be deemed proper, and shall direct the time and manner in which payment to the stockholder shall be made of the value of such stockholder's stock. The three appraisers shall meet at the time and place designated by the court, shall make and certify an estimate of the value of the stock at the time of the appraisal, and shall deliver a copy of the appraisal to Norwest Bank and a copy to the stockholder. The charges and expenses of the appraisers shall be paid one-half by the stockholder and one-half by Norwest Bank. Upon payment by Norwest Bank of the appraised value of the stock, the stock shall be canceled, the dissenting stockholder shall cease to have any interest in the stock, the Bank or Norwest Bank, or in Norwest Bank's property. The canceled stock may be held and disposed of by Norwest Bank for its own benefit.

    The foregoing summary does not purport to be a complete statement of Section
49.41 and is qualified in its entirety by reference to the provisions of Section 49.41, the text of which is attached to this Proxy Statement-Prospectus as Appendix E. Any stockholder who desires to exercise dissenters' rights should review carefully the relevant provisions of Section 49.41. DISSENTERS' RIGHTS WILL BE LOST IF THE PROCEDURAL REQUIREMENTS OF SECTION 49.41 ARE NOT FULLY AND PRECISELY SATISFIED.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    It is intended that the Babbscha Merger will be treated as a tax-free reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, the Banrein Merger and the Bank Merger will be treated as tax-free reorganizations within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code, and that for federal income tax purposes no gain or loss will be recognized by any shareholder of Babbscha, shareholder of Banrein or stockholder of the Bank upon receipt of Norwest Common Stock pursuant to the Reorganization, except upon the receipt of cash in lieu of fractional shares of Norwest Common Stock. The Internal Revenue Service (the "Service") has not been and will not be asked to rule upon the tax consequences of the Reorganization. Instead, Babbscha, Banrein and the Bank will each rely upon the separate opinions of Briggs and Morgan, P.A., its special tax counsel, as to certain federal income tax consequences of the Reorganization to the shareholders of Babbscha, the shareholders of Banrein and the stockholders of the Bank. It is a condition to the consummations of the Reorganization that each of Babbscha, Banrein and the Bank receive such an opinion from Briggs and Morgan. The opinions of Briggs and Morgan will be based upon the facts which are described herein and upon certain representations made by Babbscha, Banrein and the Bank, Norwest, and certain of the principal shareholders of Babbscha, Banrein and the Bank. The opinions of Briggs and Morgan will also be based upon the Code, regulations now in effect thereunder, current administrative rulings and practice, and judicial authority, all of which are subject to change. An opinion of counsel is not binding on the Service and there can be no assurance, and none is hereby given, that the Service will not take a position contrary to one or more positions reflected herein or that the opinion will be upheld by the courts if challenged by the Service. EACH HOLDER OF BABBSCHA COMMON STOCK, BANREIN COMMON STOCK OR THE BANK COMMON STOCK IS URGED TO CONSULT HIS OR HER OWN TAX AND FINANCIAL ADVISORS AS TO THE EFFECT OF SUCH FEDERAL INCOME TAX CONSEQUENCES ON HIS OR HER OWN PARTICULAR FACTS AND CIRCUMSTANCES AND ALSO AS TO ANY STATE, LOCAL, FOREIGN, OR OTHER TAX CONSEQUENCES ARISING OUT OF THE REORGANIZATION.

     Based upon the facts and representations provided to it, and subject to various assumptions and qualifications, it is anticipated that Briggs and Morgan will opine that the following federal income tax consequences to the shareholders of Babbscha, the shareholders of Banrein and the stockholders of the Bank will result from the Reorganization:

     BABBSCHA MERGER

          (1) Provided that the merger of Merger Co. with and into Babbscha qualifies as a statutory merger under applicable law, the Babbscha Merger will qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, and Babbscha, Norwest and Merger Co. will each be a party to the reorganization within the meaning of
     Section 368(b) of the Code.

          (2) No gain or loss will be recognized by the shareholders of Babbscha Common Stock upon the exchange of Babbscha Common Stock solely for Norwest Common Stock pursuant to the Babbscha Merger.

          (3) If a shareholder of Babbscha Common Stock receives only Norwest Common Stock in the Babbscha Merger, the Babbscha shareholder's basis in the Norwest Common Stock received in the exchange (including any fractional share interest to which he or she may be entitled) will be the same as the basis of the Babbscha Common Stock surrendered.

          (4) The holding period of the Norwest Common Stock received by a shareholder of Babbscha pursuant to the Babbscha Merger will include the period during which the Babbscha Common Stock surrendered was held, provided that the Babbscha Common Stock surrendered was a capital asset on the date of the Babbscha Merger.

          (5) A Babbscha shareholder receiving cash in lieu of fractional share interests of Babbscha Common Stock in the Babbscha Merger will be treated as if he or she actually received such fractional share interests which were subsequently redeemed by Norwest. The cash a Babbscha shareholder receives will be treated as having been received as full payment in exchange for stock redeemed as provided in Section 302(a) of the Code.

     BANREIN MERGER

          (1) Provided that the merger of Banrein with and into Banrein Merger Co. qualifies as a statutory merger under applicable law, the Banrein Merger will qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code, and Banrein, Norwest and Banrein Merger Co. will each be a party to the reorganization within the meaning of
     Section 368(b) of the Code.

          (2) No gain or loss will be recognized by the shareholders of Banrein Common Stock upon the exchange of Banrein Common Stock solely for Norwest Common Stock pursuant to the Banrein Merger.

          (3) If a shareholder of Banrein Common Stock receives only Norwest Common Stock in the Banrein Merger, the Banrein shareholder's basis in the Norwest Common Stock received in the exchange (including any fractional share interest to which he or she may be entitled) will be the same as the basis of the Banrein Common Stock surrendered.

          (4) The holding period of the Norwest Common Stock received by a shareholder of Banrein pursuant to the Banrein Merger will include the period during which the Banrein Common Stock surrendered was held, provided that the Banrein Common Stock surrendered was a capital asset on the date of the Banrein Merger.

          (5) A Banrein shareholder receiving cash in lieu of fractional share interests of Banrein Common Stock in the Banrein Merger will be treated as if he or she actually received such fractional share interests which were subsequently redeemed by Norwest. The cash a Banrein shareholder receives will be treated as having been received as full payment in exchange for stock redeemed as provided in Section 302(a) of the Code.

     THE BANK MERGER

          (1) Provided that the merger of the Bank with and into Norwest Bank qualifies as a statutory consolidation under applicable law, the Bank Merger will qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code, and the Bank, Norwest and Norwest Bank will each be a party to the reorganization within the meaning of Section 368(b) of the Code.

          (2) No gain or loss will be recognized by the holders of Bank Common Stock upon the exchange of the Bank Common Stock solely for Norwest Common Stock pursuant to the Bank Merger.

          (3) If a stockholder of the Bank Common Stock receives only Norwest Common Stock in the Bank Merger, the Bank stockholder's basis in the Norwest Common Stock received in the exchange (including any fractional share interest to which he or she may be entitled) will be the same as the basis of the Bank Common Stock surrendered.

          (4) The holding period of the Norwest Common Stock received by a stockholder of the Bank pursuant to the Bank Merger will include the period during which the Bank Common Stock surrendered was held, provided that the Bank Common Stock surrendered was a capital asset on the date of the Bank Merger.

          (5) A Bank stockholder receiving cash in lieu of fractional share interests of Bank Common Stock in the Bank Merger will be treated as if he or she actually received such fractional share interests which were subsequently redeemed by Norwest. The cash a Bank stockholder receives will be treated as having been received as full payment in exchange for stock redeemed as provided in Section 302(a) of the Code.

     The opinions described above will be based upon certain assumptions, including the assumption that the shareholders of Babbscha and Banrein and the stockholders of the Bank do not have any plan or intention to dispose of more than 50% of the Norwest Common Stock received pursuant to the Reorganization; the assumption that, after the Reorganization, Babbscha will hold assets representing at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Babbscha immediately prior to the Babbscha Merger; the assumption that, after the Banrein Merger and the Bank Merger, Banrein Merger Co. and Norwest Bank will respectively hold assets representing at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Banrein and the Bank immediately prior to the Banrein Merger and the Bank Merger; the assumption that no shareholders of Babbscha will exercise statutory dissenters' rights, and the assumption that the shareholders of Babbscha and Banrein and the stockholders of the Bank do not directly or indirectly receive any consideration for their shares of Babbscha Common Stock, Banrein Common Stock or the Bank Common Stock other than Norwest Common Stock. For purposes of such assumptions, amounts paid to dissenting shareholders and amounts paid for reorganization expenses of Babbscha, Banrein and the Bank will be considered as assets held by Babbscha, Banrein and the Bank immediately prior to the Reorganization.

     The foregoing is only a general description of certain anticipated federal income tax consequences of the Reorganization without regard to the particular facts and circumstances of the tax situation of each shareholder of Babbscha or Banrein or of each stockholder of the Bank. It does not discuss all of the consequences that may be relevant to shareholders of babbscha or Banrein or the stockholders of the Bank entitled to special treatment under the Code (such as insurance companies, dealers in securities, exempt organizations, or foreign persons) or to shareholders of Babbscha or Banrein or stockholders of the Bank who acquired their Banrein or Bank Common Stock pursuant to the exercise of employee stock options or otherwise as compensation. The summary set forth above does not purport to be a complete analysis of all potential tax effects of the transactions contemplated by the Reorganizations Agreements or the Reorganization themselves. No information is provided herein with respect to the tax consequences, if any, of the Reorganization under state, local, foreign, or other tax laws.

    SHAREHOLDERS OF BABBSCHA, BANREIN AND THE BANK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS IN DETERMINING THE TAX CONSIDERATIONS THAT MAY BE RELEVANT TO THEM IN CONNECTION WITH THE BABBSCHA MERGER, THE BANREIN MERGER, AND THE BANK MERGER, INCLUDING THE APPLICATION TO THEIR PARTICULAR SITUATION OF THE RECEIPT OF CASH IN LIEU OF FRACTIONAL SHARES OR THE EXERCISE OF DISSENTERS' RIGHTS, AS WELL AS THE OTHER TAX CONSIDERATIONS DISCUSSED ABOVE, AND THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS.

RESALE OF NORWEST COMMON STOCK

    The shares of Norwest Common Stock issuable to shareholders of Babbscha and Banrein and to stockholders of the Bank upon consummation of the Reorganization have been registered under the Securities Act of 1933 (the "Securities Act"). Such shares may be traded freely and without restriction by those shareholders not deemed to be "affiliates" of Babbscha or Norwest as that term is defined in the rules under the Securities Act. Norwest Common Stock received by those shareholders of Babbscha who are deemed to be "affiliates" of Babbscha may be resold without registration as provided for by Rule 145, or as otherwise permitted under the Securities Act. In the Reorganization Agreement, Babbscha has agreed to use its best efforts to cause each Babbscha shareholder who is an executive officer or director of Babbscha or who may otherwise reasonably be deemed to be an affiliate of Babbscha to enter into an agreement with Norwest providing that such affiliate will not sell, transfer, or otherwise dispose of the shares of Norwest Common Stock to be received by such person in the Merger except in compliance with the applicable provisions of the Securities Act and the rules and regulations promulgated thereunder. This Proxy Statement-Prospectus does not cover any resales of Norwest Common Stock received by affiliates of Babbscha.

    The Reorganization Agreement provides for the filing by Norwest of listing applications with the NYSE and the CHX covering the shares of Norwest Common Stock issuable upon consummation of the Reorganization. It is a condition to the consummation of the Reorganization that such shares of Norwest Common Stock shall have been authorized for listing on the NYSE and the CHX effective upon official notice of issuance.

DIVIDEND REINVESTMENT AND OPTIONAL CASH PAYMENT PLAN

    Norwest currently has an automatic Dividend Reinvestment and Optional Cash Payment Plan which provides in substance, for those stockholders who elect to participate, that dividends on Norwest Common Stock will be reinvested in shares of Norwest Common Stock at market price (as defined). The plan also permits participants to invest through voluntary cash payments, within certain dollar limitations, in additional shares of Norwest Common Stock at the market price (as defined) of such stock at the time of purchase. It is anticipated that after the Effective Time of the Reorganization, Norwest will continue to offer its Dividend Reinvestment and Optional Cash Payment Plan and that shareholders of Babbscha who receive Norwest Common Stock in the Reorganization will have the right to participate therein.

ACCOUNTING TREATMENT

    Notwithstanding any provision in the Reorganization Agreement to the contrary, management of Norwest anticipates that the Reorganization will be accounted for as a "purchase" in accordance with generally accepted accounting principles.

EXPENSES

    Each party to the Reorganization Agreement will pay their own expenses in connection with the Reorganization, including fees and expenses of their respective accountants and counsel.

                     INFORMATION ABOUT THE SELLING ENTITIES


GENERAL

    Babbscha is a Minnesota corporation with its corporate headquarters in Fridley, Minnesota. Babbscha is a bank holding company, holding stock in two subsidiaries, the Bank and Banrein. Through the Bank's sole location in Fridley, Babbscha provides loans of various types and obtains deposits. Babbscha is registered under the Bank Holding Company Act. Babbscha owns 55.5% of the issued and outstanding Shares of Bank Common Stock and 52.7% of the issued and outstanding shares of Banrein Common Stock. At September 30, 1994, Babbscha had consolidated total assets of $53,069,995, consolidated deposits of $47,517,479 and shareholders' equity of $2,710,610.

    Babbscha derives a substantial portion of its revenues from cash dividends paid by the Bank and also derives income from dividends paid by Banrein. Dividend payments by the Bank are determined after considering the Bank's earnings, deposit growth and capital requirements. It has been Babbscha's practice to increase the capital of the Bank primarily through retention of earnings.

    Banrein is a Minnesota corporation with its office in Fridley, Minnesota. The sole business of Banrein is the ownership and lease to the Bank of the facilities of the Bank located in Fridley, Minnesota.

    The Bank is a Minnesota banking corporation with its sole location at the offices of Babbscha in Fridley, Minnesota. The Bank serves a wide range of commercial and consumer borrowing needs within its market. The Bank extends various types of loans, including short- and long-term residential and commercial real estate mortgage loans to individuals and businesses. The targeted commercial customers are closely-held businesses with annual sales between $1 million and $10 million. Commercial lending products include lines and letters of credit, receivable and inventory financing and equipment financing. In addition, the Bank provides various types of secured and unsecured consumer loans, indirect installment loans and loans secured by personal reserve accounts, second mortgages and equity lines.

    The Bank provides a full range of deposit products, including checking accounts, savings accounts, certificates of deposit and money market instruments. The Bank has been successful in attracting stable core deposits in the consumer segment of its market. By emphasizing quality and personal service, Babbscha and the Bank have enhanced their market identity and presence in its market.

MARKET AREA AND COMPETITION

    Babbscha, through the Bank, competes primarily in the northern Minneapolis-St. Paul metropolitan market area. Babbscha competes with numerous financial institutions in its market area, including commercial banks, savings and loan associations, saving banks, mortgage companies, commercial bank loan production offices, insurance companies, consumer finance companies and credit unions.

PROPERTIES

    Babbscha, the Bank and Banrein are each located at 6315 University Avenue N.E., Fridley, Minnesota 55432. This building, the underlying land and the related facilities are owned by Banrein and are leased to the Bank.

EMPLOYEES

    As of December 31, 1994, the Selling Entities collectively employed approximately 29 people on a full-time basis and six people on a part time basis. Management considers its relationship with its employees to be good.

MARKET PRICE OF AND DIVIDENDS ON COMMON STOCK OF SELLING ENTITIES

    There is no established trading market for any of the common stock of the Selling Entities. As of the record date for the Special Meetings, there are six shareholders of record of Babbscha Common Stock, 82 shareholders of record of Bank Common Stock and 77 shareholders of record of Banrein Common Stock. The table below sets forth the cash dividends paid during each of the last three years on Babbscha Common Stock, Banrein Common Stock and Bank Common Stock:

                                       Dividends Paid
                                       --------------
                                1991        1992        1993
                               ------      -------     ------

      Babbscha Common Stock     $57.84     $109.06     $23.20
      Banrein Common Stock       $7.25       $7.50      $7.50
      Bank Common Stock         $60.00      $60.00     $60.00

For a discussion of dividends that have been or may be paid between execution of the Merger Agreements and the Closing Date, see "THE PROPOSED MERGER--Conduct of Business Until the Merger."

SUPERVISION AND REGULATION

   To the extent the information below consists of summaries of certain statutory provisions, it is qualified in its entirety by reference to the statutory provisions so described.

   Babbscha is subject to the provisions of the BHCA, which requires a bank holding company to register under the BHCA, and to be subject to supervision by the Federal Reserve Board. The BHCA requires prior approval by the Federal Reserve Board of the acquisition by a bank holding company of more than 5% of the voting stock or substantially all the assets of any bank, but does not require prior approval before acquisition of additional shares in banks, the majority of the shares of which are already controlled by such bank holding company. A bank holding company is prohibited, with limited exceptions, from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company which is not a bank and from engaging in activities other than those of banking or of managing or controlling banks and other authorized subsidiaries and providing services to its subsidiaries. One of the exceptions to this prohibition permits ownership of the shares of a company, the activities of which the Federal Reserve Board determines to be so closely related to the business of banking or of managing or controlling banks as to be a proper incident thereto. The Federal Reserve Board has published regulations regarding these matters, which in the opinion of management of Babbscha, enable Babbscha to engage in its present operations. In addition, bank holding companies are subject to certain restrictions on their ability to own banks in more than one state.

   Babbscha is required to file periodic reports with the Federal Reserve Board and such other information as may be required to keep the Federal Reserve Board informed regarding Babbscha's compliance with the provisions of the Bank Holding Company Act and the rules, regulations and orders issued thereunder; and the Federal Reserve Board examines Babbscha and its subsidiary banks from time to time.

   The Bank, as a state chartered bank, is subject to the supervision and regulation of, and is regularly examined by, the Minnesota Commissioner of Banking and the Federal Deposit Insurance Corporation (the "FDIC"). See also generally the information under the heading "CERTAIN REGULATORY CONSIDERATIONS" for a discussion of the laws and regulations applicable to a FDIC-insured state banking institution such as the Bank.

   The Federal Reserve Board has broad powers to expand and contract the supply of money and credit. The supply of money and credit is also affected by the fiscal practices of the interest rates charged on loans and paid for deposits and may affect the operations of the Bank.

LEGAL PROCEEDINGS

   There are no material pending legal proceedings other than ordinary routine litigation to which Babbscha, Banrein or the Bank are or may be considered a party. There are no material pending legal proceedings to which any director, officer, or affiliate of the Selling Entities is or may be a party adverse to the Selling Entities or has or may have a material interest adverse to the Selling Entities.

MANAGEMENT,S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS OF BABBSCHA


FINANCIAL REVIEW

GENERAL

The following is management,s discussion and analysis of the significant factors affecting Babbscha's results of operations and financial condition. This should be read in conjunction with Babbscha,s audited and unaudited consolidated financial statements and accompanying footnotes and other selected financial data presented elsewhere herein.

Babbscha is a one-bank holding company, which owns 55.46% of the common stock of Fridley State Bank and 52.65% of Banrein Inc.

FINANCIAL CONDITION

Total assets decreased by $792,000 during the first nine months of 1994 to $53,070,000 at September 30, 1994 following an increase of $490,000 during 1993 to $53,862,000 at December 31, 1993. The first nine months of 1994 decrease was primarily due to decreases in federal funds sold and investments which are offset by increases in loans.

Federal funds sold increased from $1,420,000 at December 31, 1992 to $1,675,000 at December 31, 1993. At September 30, 1994, federal funds sold had decreased to $265,000.

Loans increased $1,868,000 during the first nine months of 1994 to $26,958,000 at September 30, 1994 and increased $486,000 during 1993 to $25,090,000 at December 31, 1993. The increases were primarily due to new commercial real estate loans and a decrease in early payoffs on residential mortgages.

Securities increased from $22,103,000 at December 31, 1992 to $22,737,000 at December 31, 1993 and decreased to $21,213,000 at September 30, 1994. The 1993 increase was financed by growth in deposits and a decrease in cash and cash equivalents. The 1994 decrease was due to a decrease in deposits.



COMPARISONS OF THREE MONTHS ENDED SEPTEMBER 30, 1994 AND 1993

EARNINGS PERFORMANCE

Babbscha earned net income of $58,000 and $110,000 for the three months ended September 30, 1994 and 1993, respectively. The decrease in earnings of $52,000 was primarily due to a $22,000 decrease in net interest income and a $48,000 increase in professional fees. The consolidated annualized return on average assets was .44% for the third quarter of 1994 compared to .81% for the third quarter of 1993. Annualized return on average stockholders, equity was 8.43% for the third quarter of 1994 compared to 15.79% for the third quarter of 1993. On a per share basis, net income for the third quarter of 1994 and 1993 were $5.79 and $11.00, respectively.

The following is a condensed summary of the consolidated statements of operations (dollars in thousands):

                                   Three months
                                      ended
                                   September 30,
                                   -------------
                                   1994    1993
- ------------------------------------------------
Net interest income                $601     623

Provision for loan losses             1       0

Operating income                     90      96

Operating expense                   535     469

Net income                           58     110

NET INTEREST INCOME

Net interest income is affected by changes in both interest rates and the volume of average earning assets and interest-bearing liabilities.

The following table is provided to show the percentage of change in interest income and expense of significant interest-bearing assets and liabilities:

                                              Three months
                                                 ended
                                              September 30,
                                              (dollars in
                                               thousands)      Percentage
                                              -------------     increase
                                              1994    1993     (decrease)
- --------------------------------------------------------------------------

Interest income:

  Loans                                       $589     597        (1.3)%

  Investment securities                        292     334       (12.6)

  Interest-bearing deposits with banks          12      16       (25.0)

  Federal funds sold                             3       7       (57.1)
- --------------------------------------------------------------------------
    Total interest income                      896     954        (6.1)
- --------------------------------------------------------------------------
Interest expense:

  Deposits                                     286     320       (10.6)

  Notes payable                                  9      11       (18.2)
- --------------------------------------------------------------------------
    Total interest expense                     295     331       (10.9)
- --------------------------------------------------------------------------
    Net interest income                       $601     623        (3.6)%
==========================================================================

The following table is provided to show changes in interest income and expense attributable to changes in volume and interest rates of significant interest earning-assets and interest-bearing liabilities:

                                                         Three months ended
                                                      September 30, 1994-1993
                                               ------------------------------------
                                                 Total     Attributable to change
                                                         --------------------------
       Interest-earning Assets                  change      in volume   in rate
- -----------------------------------------------------------------------------------
Loans                                          $ (7,364)      27,097    (34,461)

Investment securities                           (41,816)     (14,279)   (27,535)

Interest-bearing deposits with banks             (4,281)      (3,536)      (745)

Federal funds sold                               (4,324)      (7,101)     2,777
- -----------------------------------------------------------------------------------
     Total interest income                     $(57,785)       2,179    (59,964)
===================================================================================
     Interest-bearing Liabilities
- -----------------------------------------------------------------------------------
Interest-bearing demand deposits                 (7,286)      (3,784)    (3,502)

Savings Deposits                                    945         (940)     1,885

Time Deposits                                   (27,493)     (15,700)   (11,793)

Notes payable                                    (2,328)      (4,184)     1,856
- -----------------------------------------------------------------------------------
     Total interest expense                    $(36,162)     (24,608)   (11,554)
===================================================================================

The change in interest income/expense attributable to volume reflects the change in volume times the prior period's rate and the change in interest income/expense attributable to rate reflects the change in rates times the prior period's volume. The change due to combined rate/volume variance is allocated to the change due to rate and the change due to volume on the basis of the percentage of the total change excluding the combined rate/volume component.

The following table presents average asset and liability balances and percentage changes.
                                                   Three months
                                                ended September 30,      Percentage
                                                    (dollars in           increase
                                                    thousands)           (decrease)
                                                -----------------------------------
                                                 1994          1993       1994/93
- -----------------------------------------------------------------------------------
Loans                                          $26,850        25,654        4.7%

Investment securities                           21,860        22,867       (4.4)

Interest-bearing deposits with banks             1,049         1,358      (22.8)

Federal funds sold                                 235           959      (75.5)
- -----------------------------------------------------------------------------------
  Total average interest-earnings assets       $49,994        50,838       (1.7)
===================================================================================
Deposits:

  Non-interest-bearing demand                    9,458         8,506       11.2

  Interest-bearing demand                        5,855         6,673      (12.3)

  Savings                                       17,357        17,508       (0.9)

  Time                                          14,324        15,768       (9.2)
- -----------------------------------------------------------------------------------
  Total average interest-bearing deposits       37,536        39,949       (6.0)

Notes payable                                      456           683      (33.2)
- -----------------------------------------------------------------------------------
  Total average interest-bearing liabilities   $37,992        40,632       (6.5)%
===================================================================================

The following table shows the annualized average interest yield on interest-earning assets and the annualized average interest rate paid on interest-bearing liabilities:

                                               Three months
                                            ended September 30,
                                            --------------------
                                              1994       1993
- ----------------------------------------------------------------
Average yield earned:

  Loans                                       8.78%      9.31%

  Investment securities                       5.35       5.84

  Interest-bearing deposits with banks        4.54       4.76

  Federal funds sold                          4.68       2.95
- ----------------------------------------------------------------
      Total interest-earning assets           7.17       7.51
- ----------------------------------------------------------------
Average rates paid:

  Interest-bearing deposits                   1.74       1.96

  Savings deposits                            2.52       2.47

  Time deposits                               4.22       4.53

  Notes payable                               7.83       6.59
- ----------------------------------------------------------------
      Total interest-bearing liabilities      3.11       3.26
- ----------------------------------------------------------------
Interest rate spread                          4.06%      4.25%
================================================================

The following table shows the annualized net yield on interest-earning assets for the three months ended September 30:

                                              1994       1993
- ----------------------------------------------------------------
Average yield earned                          7.17%      7.51%

Interest expense to average earning assets    2.36       2.61
- ----------------------------------------------------------------
      Net yield on interest-earning assets    4.81%      4.90%
================================================================

Net interest income was $602,000 for the third quarter of 1994, compared with $623,000 for the third quarter of 1993. The decrease is due primarily to lower yields on loans and investment securities.

Total interest income decreased 6.1% to $896,000 for the third quarter of 1994 as compared to $954,000 for the third quarter of 1993. Average interest-earning assets decreased to $49,994,000 for the three months ended September 30, 1994 from $50,838,000 for the three months ended September 30, 1993. Earning asset yields declined to 7.17% in 1994 as compared to 7.51% in 1993.

Total interest expense for the third quarter of 1994 of $295,000 declined from $331,000 for the third quarter of 1993. Average interest-bearing liabilities decreased to $37,992,000 for the third quarter of 1994 from $40,632,000 for the third quarter of 1993. Rates on interest-bearing liabilities declined to 3.11% in 1994 from 3.26% in 1993.

PROVISION FOR LOAN LOSSES

The allowance for loan losses is determined based on management's evaluation of the loan portfolio, economic conditions, prior loss experience, review of specific problem loans, and other pertinent factors. Actual losses on loans are charged against this allowance and recoveries on charged-off loans are credited to this allowance. Babbscha's provision for loan losses was $910 and $0 for the third quarter of 1994 and 1993, respectively.

Net recoveries were $251 and $15,000 for the third quarter of 1994 and 1993, respectively. The loan loss reserve as a percentage of loans was 0.6% and 0.6% at September 30, 1994 and 1993, respectively.

OPERATING INCOME

The following table presents a summary of operating income (dollars in thousands) and percentage changes:

                                                                      Percentage
- --------------------------------------------------------------------------------
Service charges and fees                              $   64     75     (14.7)%

Other                                                     25     21      19.0
- --------------------------------------------------------------------------------
                                                      $   89     96      (6.7)%
================================================================================

The decrease in other operating income reflects lower service charges on checking accounts.

OPERATING EXPENSES

The following table presents a summary of operating expenses (dollars in thousands) and percentage changes:

                                                                      Percentage
- --------------------------------------------------------------------------------
Salaries and employee benefits                        $  281    280        0.4%

Net occupancy expense and depreciation                    68     55       23.6

FDIC insurance assessment                                 27     27        0.0

Professional fees                                         61     13      369.2

Other expenses                                            98     93        5.4
- --------------------------------------------------------------------------------
                                                      $  535    469       14.1%
================================================================================

Total operating expenses increased to $535,000 for the third quarter of 1994, compared to $469,000 for the third quarter of 1993. The increase is due to an increase in professional fees related to the merger.

The increase in net occupancy expense and depreciation was due to major furnace repairs and a new maintenance contract on the heating and air conditioning systems.

COMPARISONS OF NINE MONTHS ENDED SEPTEMBER 30, 1994 AND 1993

EARNINGS PERFORMANCE

Babbscha earned net income of $202,000 and $337,000 for the nine months ended September 30, 1994 and 1993, respectively. The decrease in earnings of $135,000 was primarily due to a $64,000 decrease in net interest income and a $18,000 decrease in other operating income. The consolidated annualized return on average assets was 0.50% for the first nine months of 1994 compared to 0.84% for the first nine months of 1993. Annualized return on average stockholders' equity was 10.02% for the first nine months of 1994 compared to 17.12% for the first nine months of 1993. On a per share basis, net income for the nine months of 1994 and 1993 were $20.20 and $33.66, respectively.

The following is a condensed summary of the statements of operations (dollars in thousands):

                                                              Nine months
                                                                 ended
                                                              September 30,
                                                             ---------------
                                                              1994    1993
- ----------------------------------------------------------------------------
Net interest income                                          $1,783   1,847

Provision for loan losses                                        20       7

Operating income                                                270     288

Operating expense                                             1,512   1,445

Net income                                                      202     337

NET INTEREST INCOME

Net interest income is affected by changes in both interest rates and the volume of average earning assets and interest-bearing liabilities.

The following table is provided to show the percentage of change in interest income and expense of significant interest-bearing assets and liabilities:

                                                      Nine months
                                                         ended
                                                      September 30,
                                                      (dollars in
                                                       thousands)    Percentage
                                                     --------------   increase
                                                     1994     1993   (decrease)
- -------------------------------------------------------------------------------
Interest income:

  Loans                                             $1,695    1,756    (3.5)%

  Investment securities                                913    1,027   (11.2)

  Interest-bearing deposits with banks                  40       58   (31.0)

  Federal funds sold                                    13       22   (40.9)
- -------------------------------------------------------------------------------
      Total interest income                          2,661    2,863    (7.1)
- -------------------------------------------------------------------------------
Interest expense:

  Interest-bearing demand deposits                      76      103   (26.2)

  Savings deposits                                     307      335    (8.4)

  Time deposits                                        467      541   (13.7)

  Notes payable                                         28       37   (24.3)
- -------------------------------------------------------------------------------
      Total interest expense                           878    1,016   (13.6)
- -------------------------------------------------------------------------------
      Net interest income                           $1,783    1,847    (3.5)%
===============================================================================

The following table is provided to show changes in interest income and expense attributable to changes in volume and interest rates of significant interest-earning assets and interest-bearing liabilities:

                                                          Nine months ended
                                                       September 30, 1994-1993
                                                  ---------------------------------
                                                    Total    Attributable to change
                                                             ----------------------
       Interest-earning Assets                      change    in volume   in rate
- -----------------------------------------------------------------------------------
Loans                                             $ (61,526)    93,439   (154,965)

Investment securities                              (114,201)     7,175   (121,376)

Interest-bearing deposits with banks                (17,909)   (17,042)      (867)

Federal funds sold                                   (8,393)   (12,269)     3,876
- -----------------------------------------------------------------------------------
     Total interest income                        $(202,029)    71,303   (273,332)
===================================================================================
          Interest-bearing Liabilities
- -----------------------------------------------------------------------------------
Interest-bearing demand deposits                    (26,276)    (6,699)   (19,577)

Savings deposits                                    (28,521)    12,799    (41,320)

Time deposits                                       (73,271)   (47,030)   (26,241)

Notes payable                                        (9,615)   (11,101)     1,486
- -----------------------------------------------------------------------------------
     Total interest expense                       $(137,683)   (52,031)   (85,652)
===================================================================================

The change in interest income/expense attributable to volume reflects the change in volume times the prior period's rate and the change in interest income/expense attributable to rate reflects the change in rates times the prior period's volume. The change due to combined rate/volume variance is allocated to the change due to rate and the change due to volume on the basis of the percentage of the total change excluding the combined rate/volume component.

The following table presents average asset and liability balances and percentage changes.
                                                       Nine months
                                                   ended September 30,    Percentage
                                                       (dollars in         increase
                                                        thousands)        (decrease)
- ------------------------------------------------------------------------------------
                                                    1994         1993       1994/93
- ------------------------------------------------------------------------------------
Loans                                             $  26,101     24,739        5.5%

Investment securities                                22,915     22,755        1.0

Interest-bearing deposits with banks                  1,146      1,604      (28.6)

Federal funds sold                                      516      1,007      (48.8)
- ------------------------------------------------------------------------------------
     Total average interest-earnings assets       $  50,678     50,105        1.1
====================================================================================
Deposits:

  Non-interest-bearing demand                         9,312      8,138       14.4


  Interest-bearing demand                             5,973      6,415       (6.9)

  Savings                                            17,717     17,046        3.9

  Time                                               14,630     16,044       (8.8)
- ------------------------------------------------------------------------------------

     Total average interest-bearing deposits         38,320     39,505       (3.0)

Notes payable                                           506        708      (28.5)
- ------------------------------------------------------------------------------------
     Total average interest-bearing liabilities   $  38,826     40,213       (3.4)%
====================================================================================

The following table shows the annualized average interest yield on interest-earning assets and the annualized average interest rate paid on interest-bearing liabilities:

                                                                Nine months
                                                            ended September 30,
                                                           ---------------------
                                                              1994       1993
- --------------------------------------------------------------------------------
Average yield earned:

  Loans                                                       8.66%     9.47%

  Investment securities                                       5.31      6.02

  Interest-bearing deposits with banks                        4.66      4.82

  Federal funds sold                                          3.51      2.91
- --------------------------------------------------------------------------------
      Total interest-earning assets                           7.00      7.62
- --------------------------------------------------------------------------------
Average rates paid:

  Interest-bearing deposits                                   1.70      2.13

  Savings deposits                                            2.31      2.62

  Time deposits                                               4.26      4.49

  Notes payable                                               7.37      7.08
- ------------------------------------------------------------------------------
      Total interest-bearing liabilities                      3.02      3.37
- ------------------------------------------------------------------------------
Interest rate spread                                          3.98%     4.25%
==============================================================================

The following table shows the annualized net yield on interest-earning assets for the nine months ended September 30:

                                                              1994      1993
- ------------------------------------------------------------------------------
Average yield earned                                          7.00%     7.62%

Interest expense to average earning assets                    2.31      2.70
- ------------------------------------------------------------------------------
      Net yield on interest-earning assets                    4.69%     4.92%
==============================================================================

Net interest income was $1,783,000 for the first nine months of 1994, compared with $1,847,000 for the first nine months of 1993. The decrease is due primarily to lower yields on loans and investment securities.

Total interest income decreased 7.1% to $2,661,000 for the first nine months of 1994 as compared to $2,863,000 for the first nine months of 1993. Average interest-earning assets increased to $50,678,000 for the nine months ended September 30, 1994 from $50,105,000 for the nine months ended September 30, 1993. Earning asset yields declined to 7.00% in 1994 as compared to 7.62% in 1993.

Total interest expense for the first nine months of 1994 of $878,000 declined from $1,016,000 for the first nine months of 1993. Average interest-bearing liabilities decreased to $38,826,000 for the nine months ended September 30, 1994 from $40,213,000 for the nine months of 1993. Rates on interest-bearing liabilities declined to 3.02% in 1994 from 3.37% in 1993.

PROVISION FOR LOAN LOSSES

The allowance for loan losses is determined based on management's evaluation of the loan portfolio, economic conditions, prior loss experience, review of specific problem loans, and other pertinent factors. Actual losses on loans are charged against this allowance and recoveries on charged-off loans are credited to this allowance. Babbscha,s provision for loan losses was $20,000 and $7,000 for the first nine months of 1994 and 1993, respectively.

Net charge-offs were $20,000 for the first nine months of 1994 and net recoveries were $2,000 for the same period in 1993. The loan loss reserve as a percentage of loans was 0.6% and 0.6% at September 30, 1994 and 1993, respectively.

OPERATING INCOME

The following table presents a summary of operating income (dollars in thousands) and percentage changes:

                                                                     Percentage
                                                                      increase
                                                    1994     1993    (decrease)
- --------------------------------------------------------------------------------
Service charges and fees                           $  217     224      (3.1)%

Investment security gains (losses)                     (0)      5         NM

Other                                                  53      59     (10.2)
- --------------------------------------------------------------------------------

                                                   $  270     288      (6.3)%
================================================================================

NM = not meaningful

The decrease in other operating income reflects lower service charges on checking accounts.

OPERATING EXPENSES

The following table presents a summary of operating expenses (dollars in thousands) and percentage changes:

                                                                      Percentage
                                                                       increase
                                                    1994     1993     (decrease)
- --------------------------------------------------------------------------------
Salaries and employee benefits                     $  859     849        1.2%

Net occupancy expense and depreciation                192     167       15.0

FDIC insurance assessment                              80      79        1.3

Professional fees                                      96      55       74.5

Other expenses                                        285     295       (3.4)
- --------------------------------------------------------------------------------
                                                   $1,512   1,445        4.6%
================================================================================

Total operating expenses increased to $1,512,000 for the first nine months of 1994, compared to $1,445,000 for the first nine months of 1993. The increase is due to an increase in professional fees related to the merger and increased depreciation expense resulting from 1994 equipment purchases.

The increase in net occupancy expense and depreciation was due to increased depreciation and major furnace repairs and a new maintenance contract on the heating and air conditioning systems.

COMPARISONS OF YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

EARNINGS PERFORMANCE

Babbscha earned net income of $410,000 in 1993, $429,000 in 1992 and $383,000 in 1991. The decrease in earnings from 1992 to 1993 was primarily due to a $46,000 decrease in net interest income and a $43,000 increase in operating expenses offset by an $80,000 decrease in the provision for loan losses. The increase in earnings from 1991 to 1992 was primarily due to an increase of $322,000 in net interest income offset by an increase of $85,000 in the provision for loan losses. The consolidated return on average assets was .77% in 1993 compared to 0.81% in 1992 and 0.76% in 1991. Return on average stockholders' equity was 14.92% in 1993 compared to 14.63% and 11.72% in 1992 and 1991, respectively. On a per share basis, net income for the years 1993, 1992 and 1991 were $41.04, $42.86 and $38.28, respectively.


The following is a condensed summary of the statements of operations (dollars in thousands):

                                                            1993   1992   1991
- -------------------------------------------------------------------------------
Net interest income                                        $2,464  2,510  2,187

Provision for loan losses                                      24    104     19

Operating income                                              414    417    410

Operating expense                                           1,929  1,886  1,882

Net income                                                    410    429    383

NET INTEREST INCOME

Net interest income is affected by changes in both interest rates and the volume of average earning assets and interest-bearing liabilities.

The following table is provided to show the percentage of change in interest income and expense of significant interest-bearing assets and liabilities:

                                                                Percentage increase
                                         Dollars (in thousands)     (decrease)
                                         ---------------------- -------------------
                                           1993   1992   1991    1993/92   1992/91
- -----------------------------------------------------------------------------------
Interest income:

 Loans                                    $2,332  2,488  2,767      (6.3)%   (10.1)%

 Investment securities                     1,359  1,564  1,409     (13.1)     11.0

 Interest-bearing deposits with banks         71     75    154      (5.3)    (51.3)

 Federal funds sold                           30     60    145     (50.0)    (58.6)
- -----------------------------------------------------------------------------------
     Total interest income                 3,792  4,187  4,475      (9.4)     (6.4)
- -----------------------------------------------------------------------------------
Interest expense:

 Interest-bearing demand deposits            130    176    247     (26.1)    (28.7)

 Saving deposits                             441    544    730     (18.9)    (25.5)

 Time deposits                               710    916  1,286     (22.5)    (28.8)

 Notes payable                                47     41     24      14.6      70.8
- -----------------------------------------------------------------------------------
     Total interest expense                1,328  1,678  2,288     (20.9)    (26.7)
- -----------------------------------------------------------------------------------
     Net interest income                  $2,464  2,510  2,187      (1.8)%    14.8%
===================================================================================

The following table is provided to show changes in interest income and expense attributable to changes in volume and interest rates of significant interest-earning assets and interest-bearing liabilities:

                                                       1993-1992
                                          -----------------------------------
                                             Total    Attributable to change
                                                     ------------------------
       Interest-earning Assets              change     in volume    in rate
- -----------------------------------------------------------------------------
Loans                                     $(156,469)      64,290   (220,759)

Investment securities                      (204,353)       4,230   (208,583)

Interest-bearing deposits with banks         (4,653)      15,577    (20,230)

Federal funds sold                          (29,520)     (22,311)    (7,209)
- -----------------------------------------------------------------------------
     Total interest income                $(394,995)      61,786   (456,781)
=============================================================================
    Interest-bearing Liabilities
- -----------------------------------------------------------------------------
Interest-bearing demand deposits            (45,972)      14,031    (60,003)

Saving deposits                            (102,698)      36,432   (139,130)

Time deposits                              (206,629)     (97,950)  (108,679)

Notes payable                                 5,924       11,104     (5,180)
=============================================================================
     Total interest expense               $(349,375)     (36,383)  (312,992)
=============================================================================

                                                       1992-1991
                                          -----------------------------------
                                            Total      Attributable to change
                                                      -----------------------
        Interest-earning Assets             change      in volume    in rate
- -----------------------------------------------------------------------------
Loans                                     $(279,066)    (105,500)  (173,566)

Investment securities                       154,591      357,579   (202,988)

Interest-bearing deposits with banks        (77,618)     (60,993)   (16,625)

Federal funds sold                          (85,625)     (36,790)   (48,835)
- -----------------------------------------------------------------------------
     Total interest income                $(287,718)     154,296   (442,014)
=============================================================================
      Interest-bearing Liabilities
- -----------------------------------------------------------------------------
Interest-bearing demand deposits            (71,249)      30,978   (102,227)

Saving deposits                            (186,883)      98,144   (285,027)

Time deposits                              (368,979)     (47,264)  (321,715)

Notes payable                                17,247       20,169     (2,922)
=============================================================================
     Total interest expense               $(609,864)     102,027   (711,891)
=============================================================================

The change in interest income/expense attributable to volume reflects the change in volume times the prior year's rate and the change in interest income/expense attributable to rate reflects the change in rates times the prior year's volume. The change due to combined rate/volume variance is allocated to the change due to rate and the change due to volume on the basis of the percentage of the total change excluding the combined rate/volume component.

The following table presents average asset and liability balances and percentage changes.

                                                                                Percentage increase
                                                        Dollars (in thousands)      (decrease)
                                                        ----------------------  -------------------
                                                        1993     1992    1991    1993/92   1992/91
- ---------------------------------------------------------------------------------------------------
Loans                                                $  24,915  24,254  25,234     2.7%    (3.9)%

Investment securities                                   22,869  22,807  17,872     0.3      27.6

Interest-bearing deposits with banks                     1,494   1,212   1,858    23.3     (34.8)

Federal funds sold                                       1,035   1,776   2,564   (41.7)    (30.7)
- ------------------------------------------------------------------------------------------------
      Total average interest-
          earning assets                             $  50,313  50,049  47,528    (0.5)      5.3
================================================================================================
Deposits:

 Non-interest-bearing demand                             8,327   7,595   7,024     9.6       8.1

 Interest-bearing demand                                 6,352   5,851   5,135     8.6      13.9

 Savings                                                17,337  16,178  14,073     7.2      15.0

 Time                                                   15,854  17,864  18,576   (11.3)     (3.8)
- ------------------------------------------------------------------------------------------------
      Total average interest-                           39,543  39,893  37,784    (0.9)      5.6
         bearing deposits
================================================================================================
Notes payable                                              704     545     284    29.2      91.9
- ------------------------------------------------------------------------------------------------
      Total average interest-
        bearing liabilities                             40,247  40,438  38,068    (0.5)      6.2
==================================================================================================

The following table shows the average interest yield on interest-earning assets and the average interest rate paid on interest-bearing liabilities:

                                                         1993    1992    1991
- ------------------------------------------------------------------------------
Average yield earned:

 Loans                                                   9.36%  10.26%  10.97%

 Investment securities                                   5.95    6.86    7.89

 Interest-bearing deposits with banks                    4.76    6.25    8.25

 Federal funds sold                                      2.90    3.35    5.66
- ------------------------------------------------------------------------------
      Total interest-earning assets                      7.54    8.37    9.42
- ------------------------------------------------------------------------------
Average rates paid:

 Interest-bearing demand deposits                        2.05    3.01    4.81

 Savings deposits                                        2.54    3.35    5.19

 Time deposits                                           4.48    5.13    6.92

 Notes payable                                           6.74    7.52    8.56
- ------------------------------------------------------------------------------
      Total interest-bearing liabilities                 3.30    4.15    6.01
- ------------------------------------------------------------------------------
Interest rate spread                                     4.24%   4.22%   3.41%
==============================================================================

The following table shows the net yield on interest-earning assets:

                                                              1993   1992  1991
- -------------------------------------------------------------------------------
Average yield earned                                          7.54%  8.37  9.42

Interest expense to average earning assets                    2.64   3.35  4.82
- -------------------------------------------------------------------------------
     Net yield on interest-earning assets                     4.90%  5.02  4.60
===============================================================================

Net interest income was $2,464,000 in 1993, compared with $2,510,000 in 1992 and $2,187,000 in 1991. During 1991 interest rates in the United States began a general decline with short-term interest falling faster than long-term rates. This trend continued throughout 1992 and 1993.

Total interest income decreased 9.4% to $3,792,000 in 1993 as compared to $4,187,000 in 1992, which was down from $4,475,000 in 1991. Average interest-earning assets increased to $50,313,000 in 1993 from $50,049,000 in 1992 and $47,528,000 in 1991. Earning asset yields declined to 7.54% in 1993 as compared to 8.37% and 9.42% in 1992 and 1991, respectively.

Total interest expense in 1993 of $1,328,000 declined from $1,678,000 in 1992. This decline was attributed primarily to rates on interest-bearing liabilities declining to 3.30% in 1993, from 4.15% in 1992. The 85 basis point decline from 1992 to 1993 was caused by the general economic and market conditions which moved interest rates lower in 1993. Total interest expense in 1992 of $1,678,000 decreased from $2,288,000 in 1991.

PROVISION FOR LOAN LOSSES

The allowance for loan losses is determined based on management's evaluation of the loan portfolio, economic conditions, prior loss experience, review of specific problem loans, and other pertinent factors. Actual losses on loans are charged against this allowance and recoveries on charged-off loans are credited to this allowance. Babbscha's provision for loan losses was $24,000, $104,000 and $19,000 in 1993, 1992 and 1991, respectively.

Net charge-offs in 1993 decreased to $15,000 from $93,000 in 1992. Net charge-offs in 1992 of $93,000 increased from $19,000 in 1991. The ratio of net charge-offs to average loans in 1993 was .06% which was down from the 1992 ratio of .07%. The loan loss reserve as a percentage of loans was .6%, .6% and .6% at December 31, 1993, 1992 and 1991, respectively.

OPERATING INCOME

The following table presents a summary of operating income (dollars in thousands) and percentage changes:

                                                                Percentage
                                                                 increase
                                                                (decrease)
                                                            ------------------
                                         1993  1992  1991    1993/92   1992/91
- ------------------------------------------------------------------------------
Service charges and fees              $335      327   273      (2.4)%    19.8%

Investment security gains (losses)       5        1    (3)    400.0        NM

Other                                   74       88   139     (15.9)    (36.7)
- ------------------------------------------------------------------------------
                                      $414      417   410       (.7)%     1.7%
==============================================================================

NM = not meaningful

In 1993 operating income decreased $3,000 or .7% in comparison to 1992. In 1992 operating income increased $7,000 or 1.7% in comparison to 1991.

OPERATING EXPENSES

The following table presents a summary of operating expenses (dollars in thousands) and percentage changes:

                                                                 Percentage increase
                                                                      (decrease)
                                                                 -------------------
                                             1993   1992   1991    1993/92   1992/91
- ------------------------------------------------------------------------------------
Salaries and employee benefits              $1,131  1,109  1,073     2.0%      3.4%

Net occupancy expense and depreciation         218    172    159    26.7       8.2

FDIC insurance assessment                      107    106     88     0.9      20.5

Professional fees                               79     73     78     8.2      (6.4)

Other expenses                                 394    426    484    (7.5)    (12.0)
- ------------------------------------------------------------------------------------
                                            $1,929  1,886  1,882     2.3%      0.2%
====================================================================================

Total operating expenses increased to $1,929,000 in 1993, compared to $1,886,000 in 1992 and $1,882,000 in 1991. The increase in 1993 is largely attributable to an increase in depreciation due primarily to the purchase of a new computer system. Depreciation on the computer system in 1992 was for half of the year; the 1993 depreciation was for the entire year.

INCOME TAXES

In February 1992 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Babbscha adopted SFAS No. 109 during 1993 and has elected to apply the provisions on a prospective basis.

SFAS No. 109 requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The change resulted in no impact on the financial statements.

STATEMENTS OF FINANCIAL ACCOUNTING STANDARDS

In June 1993, the Financial Accounting Standard Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 114, Accounting by Creditors for Impairment of a Loan, which was amended by SFAS No. 118, Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures. SFAS No. 114, as amended, requires that certain impaired loans be measured to reflect the time value of money. SFAS No. 114, as amended, is required to be adopted for fiscal years beginning after December 15, 1994. The impact of adoption of the new accounting standards on the Babbscha's financial statements has not yet been determined.

In June 1993, the FASB issued SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. This statement addressed the accounting and reporting for investments by classifying into three categories--securities held to maturity, trading securities, and available for sale. Babbscha adopted SFAS No. 115 during 1994. The change resulted in no impact on the financial statements.

FUNDING SOURCES AND LIQUIDITY MANAGEMENT

Babbscha relies primarily on Fridley State Bank for its source of cash needs. The cash flow from the Bank to Babbscha comes in the form of dividends. Fridley State Bank is restricted in paying dividends due to the general regulatory capital requirements that apply to all banks. See "Capital Management of Fridley State Bank."

The assets of Fridley State Bank are primarily funded through the use of borrowings in the form of deposits and short-term borrowings. The maintenance of an adequate level of liquidity is necessary to ensure that sufficient funds are available to meet customers, loan demand and deposit withdrawals. The sources of asset liquidity consist of federal funds, maturing loans and investment securities.

Fridley State Bank,s investment committee is charged with the responsibility of maintaining an adequate level of liquidity and managing the risks associated with interest rate changes while sustaining stable growth in net interest income. Fridley State Bank,s basic strategy is to minimize interest rate risk through matching the repricing periods of earning assets and interest-bearing liabilities.

CAPITAL MANAGEMENT OF FRIDLEY STATE BANK

Bank regulatory agencies measure capital adequacy through standardized risk-based capital guidelines which compare different levels of capital (as defined by such guidelines) to risk-weighted assets and off-balance sheet obligations. Under the rules effective December 31, 1993, all financial institutions are required to maintain a level of core capital (known as tier 1 capital) which must be at least 4.0% of risk-weighted assets, and a minimum level of total capital of at least 8.0% of risk-weighted assets. Tier 1 capital consists principally of stockholders, equity less goodwill. Total capital is comprised of tier 1 capital, certain debt instruments and a portion of the allowance for loan losses. Fridley State Bank,s actual risk-based capital, risk-based capital requirement and excess risk-based capital at September 30, 1994 and December 31, 1993 (dollars in thousands) are summarized as follows:

                                          September 30, 1994           December 31, 1993
                                       ------------------------    --------------------------
                                        Amount      Percent (1)     Amount        Percent (1)
- -----------------------------------------------------------------------------------------------------
Tier 1 capital                            $4,663                      $4,580

Allowable portion of allowance
for loan losses                              159                         159
- -----------------------------------------------------------------------------------------------------

Total risk-based capital                  $4,822       8.99%          $4,739        8.86%
=====================================================================================================

Risk-based capital requirement            $4,291       8.00%           4,281        8.00%
=====================================================================================================

Excess risk-based capital                   $531       0.99%            $458        0.86%
=====================================================================================================


(1)  Percentage based on risk-weighted assets of $53,633,400 and $53,516,000 at September 30, 1994 and December 31, 1993, respectively.

As a supplement to the risk-based capital guidelines, the Federal Reserve Board has also adopted a minimum ratio of tier 1 capital to total assets known as the tier 1 leverage ratio. The principal objective of this measure is to place a constraint on the maximum degree to which a banking organization can leverage its equity capital base. This regulation has established a minimum level of tier 1 capital to total assets of 3.0%. Fridley State Bank,s actual tier 1 leverage ratio was 10.1% and 9.1% at September 30, 1994 and December 31, 1993, respectively.

                       BABBSCHA COMPANY AND SUBSIDIARIES

                       Selected Statistical Information

        Average Balance Sheets and Average Yields Earned and Rates Paid


The following table sets forth certain selected statistical information and should be read in conjunction with the consolidated financial statements of Babbscha Company, Fridley State Bank and Banrein, Inc. (dollars in thousands):

                                                      Three months ended September 30,
                                      ----------------------------------------------------------------
                                                   1994                               1993
                                      ------------------------------     ------------------------------
                                      Average              Average       Average             Average
               Assets                 balance   Interest  yield/rate(1)  balance   Interest  yield/rate(1)
- -------------------------------------------------------------------------------------------------------

Loans                                 $26,850     $589       8.78%       $25,654     $597       9.31%
Investment securities                  21,860      292       5.35%        22,867      334       5.84%
Interest bearing deposits with banks    1,049       12       4.54%         1,358       16       4.76%
Federal funds sold                        235        3       4.68%           959        7       2.95%
- -------------------------------------------------------------------------------------------------------
  Total earning assets                 49,994      896       7.17%        50,838      954       7.51%
- -------------------------------------------------------------------------------------------------------

Allowance for loan losses                (158)                              (152)

Cash and due from banks                 2,014                              2,208
Other assets                            1,241                              1,346
- -------------------------------------------------------------------------------------------------------

  Total assets                        $53,091                            $54,240
=======================================================================================================

Liabilities and Stockholders' Equity
- -------------------------------------------------------------------------------------------------------

Non-interest bearing demand deposits    9,458                              8,506

Interest bearing demand deposits        5,855       26       1.74%         6,673       33       1.96%
Savings deposits                       17,357      109       2.52%        17,508      109       2.47%
Time deposits                          14,324      151       4.22%        15,768      178       4.53%
Notes payable                             456        9       7.83%           683       11       6.59%
- -------------------------------------------------------------------------------------------------------
  Total interest bearing
   liabilities                         37,992      295       3.11%        40,632      331       3.26%
- -------------------------------------------------------------------------------------------------------

Other liabilities                         823                                703
Minority interest                       2,070                              1,613
Stockholders' equity                    2,748                              2,786
- -------------------------------------------------------------------------------------------------------
  Total liabilities and
   stockholders' equity               $53,091                            $54,240
=======================================================================================================

Net interest income                               $601                               $623
=======================================================================================================

Interest rate spread                                         4.06%                              4.25%
Net interest income to average
 earning assets                                              4.81%                              4.90%

(1) Yield/rate is annualized

                       BABBSCHA COMPANY AND SUBSIDIARIES

                       Selected Statistical Information

        Average Balance Sheets and Average Yields Earned and Rates Paid


The following table sets forth certain selected statistical information and should be read in conjunction with the consolidated financial statements of Babbscha Company, Fridley State Bank and Banrein Inc. (dollars in thousands):

                                                              Nine months ended September 30,
                                             ------------------------------------------------------------------
                                              1994                               1993
                                             -----------------------------      -------------------------------
                                             Average              Average       Average             Average
                 Assets                      balance   Interest yield/rate(1)   balance  Interest yield/rate(1)
  -------------------------------------------------------------------------------------------------------------
  Loans                                      $26,101    $1,695      8.66%       $24,739   $1,756     9.47%
  Investment securities                       22,915       913      5.31%        22,755    1,027     6.02%
  Interest bearing deposits with banks         1,146        40      4.66%         1,604       58     4.82%
  Federal funds sold                             516        13      3.51%         1,007       22     2.91%
  -------------------------------------------------------------------------------------------------------------
        Total earning assets                  50,678     2,661      7.00%        50,105    2,863     7.62%
  -------------------------------------------------------------------------------------------------------------
  Allowance for loan losses                     (156)                              (150)

  Cash and due from banks                      1,971                              2,097
  Other assets                                 1,234                              1,362
  -------------------------------------------------------------------------------------------------------------
        Total assets                         $53,727                            $53,414
  =============================================================================================================

  Liabilities and Stockholders' Equity
  -------------------------------------------------------------------------------------------------------------
  Non-interest bearing demand deposits         9,312                              8,138

  Interest bearing demand deposits             5,973        76      1.70%         6,415      103     2.13%
  Savings deposits                            17,717       307      2.31%        17,046      335     2.62%
  Time deposits                               14,630       467      4.26%        16,044      541     4.49%
  Notes payable                                  506        28      7.37%           708       37     7.08%
  -------------------------------------------------------------------------------------------------------------
        Total interest bearing
          liabilities                         38,826       878      3.02%        40,213    1,016     3.37%
  -------------------------------------------------------------------------------------------------------------
  Other liabilities                              878                                746
  Minority interest                            2,024                              1,695
  Stockholders' equity                         2,687                              2,622
  -------------------------------------------------------------------------------------------------------------
        Total liabilities and
          stockholders' equity               $53,727                            $53,414
  =============================================================================================================
  Net interest income                                   $1,783                            $1,847
  =============================================================================================================
  Interest rate spread                                              3.98%                            4.25%
  Net interest income to average
    earning assets                                                  4.69%                            4.92%


  (1)  Yield / rate is annualized

                       BABBSCHA COMPANY AND SUBSIDIARIES

                       Selected Statistical Information

        Average Balance Sheets and Average Yields Earned and Rates Paid

The following table sets forth certain selected statistical information and should be read in conjunction with the consolidated financial statements of Babbscha Company, Fridley State Bank and Banrein Inc. (dollars in thousands)


                                                                           Year ended December 31
                                         -------------------------------------------------------------------------------------------
                                          1993                           1992                           1991
                                         -----------------------------  -----------------------------  -----------------------------
                                         Average             Average    Average             Average    Average             Average
                Assets                   balance  Interest  yield/rate  balance  Interest  yield/rate  balance  Interest  yield/rate
   ---------------------------------------------------------------------------------------------------------------------------------
   Loans                                 $24,915   $2,332      9.36%    $24,254   $2,488     10.26%    $25,234   $2,767     10.97%
   Investment securities                  22,869    1,359      5.95%     22,807    1,564      6.86%     17,872    1,409      7.89%
   Interest bearing deposits with banks    1,494       71      4.76%      1,212       75      6.25%      1,858      154      8.25%
   Federal funds sold                      1,035       30      2.90%      1,776       60      3.35%      2,564      145      5.66%
   ---------------------------------------------------------------------------------------------------------------------------------
         Total earning assets             50,313    3,792      7.54%     50,049    4,187      8.37%     47,528    4,475      9.42%
   ---------------------------------------------------------------------------------------------------------------------------------

   Allowance for loan losses                (150)                          (142)                          (134)

   Cash and due from banks                 2,130                          2,003                          1,751
   Other assets                            1,337                          1,286                          1,133
   ---------------------------------------------------------------------------------------------------------------------------------

         Total assets                    $53,630                        $53,196                        $50,278
   =================================================================================================================================

   Liabilities and Stockholders' Equity
   ---------------------------------------------------------------------------------------------------------------------------------

   Non-interest bearing demand deposits    8,327                          7,595                          7,024

   Interest bearing demand deposits        6,352      130      2.05%      5,851      176      3.01%      5,135      247      4.81%
   Savings deposits                       17,337      441      2.54%     16,178      544      3.35%     14,073      730      5.19%
   Time deposits                          15,854      710      4.48%     17,864      916      5.13%     18,576    1,286      6.92%
   Notes payable                             704       47      6.74%        545       41      7.52%        284       24      8.56%
   ---------------------------------------------------------------------------------------------------------------------------------
         Total interest bearing
           liabilities                    40,247    1,328      3.30%     40,438    1,678      4.15%     38,068    2,288      6.01%
   ---------------------------------------------------------------------------------------------------------------------------------

   Other liabilities                         821                            917                            879
   Minority interest                       1,485                          1,317                          1,040
   Stockholders' equity                    2,750                          2,929                          3,267
   ---------------------------------------------------------------------------------------------------------------------------------
         Total liabilities and
           stockholders' equity          $53,630                        $53,196                        $50,278
   =================================================================================================================================
   Net interest income                             $2,464                         $2,509                         $2,187
   =================================================================================================================================
   Interest rate spread                                        4.24%                          4.22%                          3.41%
   Net interest income to average
     earning assets                                            4.90%                          5.02%                          4.60%

                   BABBSCHA HOLDING COMPANY AND SUBSIDIARIES

                       Selected Statistical Information

                             Investment Securities


Following is a table of the carrying value (dollars in thousands) of investment securities:



                                   September 30,   December 31,
                                                  --------------
                                       1994        1993    1992
- ----------------------------------------------------------------

U.S. Treasury                        $ 5,102       4,200   6,190

U.S. government agencies               8,750      10,079   7,944

Municipals                             5,792       6,759   6,793

Other                                  1,569       1,699   1,176
- ----------------------------------------------------------------
                                     $21,213      22,737  22,103
================================================================

The following table reflects the maturity distribution of each investment security category and the approximate weighted-average annual yield at September 30, 1994 (dollars in thousands):


                                                 Maturing within
                              --------------------------------------------------
                               Less than    1-5      5-10   More than
                                1 year     years     years   10 years
- --------------------------------------------------------------------------------

U.S. Treasury                    $  799     4,303                         5,102
  Weighted average yield           3.96%     5.45%                         5.18%

U.S. government agencies         $    0     6,269     1,169     1,312     8,750
  Weighted average yield              0      5.67%     6.25%     6.34%     5.89%

Municipals                       $1,016     3,166     1,445       165     5,792
  Weighted average yield           8.88%     9.49%     9.91%     8.62%     9.49%

Other                            $  200     1,102       205        62     1,569
  Weighted average yield           4.72%     6.66%     1.83%     5.79%     6.71%
- --------------------------------------------------------------------------------
    Total investment securities   2,015    14,840     2,819     1,539    21,213
================================================================================
    Weighted average yield         6.52%     6.49%     7.80%     6.56%     6.76%
================================================================================

The portfolio does not include any issuer with an aggregate book value in excess of 10% of stockholders, equity.

                       BABBSCHA COMPANY AND SUBSIDIARIES

                       Selected Statistical Information
                       Investment Securities, Continued


The following table reflects the maturity distribution of each investment security category and the approximate weighted-average yield at December 31, 1993 (dollars in thousands):


                                                 Maturing within
- --------------------------------------------------------------------------------
                               Less than    1-5      5-10   More than
                                1 year     years     years   10 years
- --------------------------------------------------------------------------------
U.S. Treasury                 $   1,800     2,400                         4,200
  Weighted average yield           5.54%     5.39%                         5.40%

U.S. government agencies            300     6,584     1,596     1,599    10,079
  Weighted average yield           5.14%     5.52%     5.85%     6.00%     5.66%

Municipals                        1,480     3,122     2,147        10     6,759
  Weighted average yield           6.95%     9.42%     9.85%     9.43%     9.10%

Other                               101     1,102       405        91     1,699
  Weighted average yield           7.20%     6.16%     2.92%     4.03%     5.01%
- --------------------------------------------------------------------------------
    Total investment securities   3,681    13,208     4,148     1,700    22,737
================================================================================
    Weighted average yield         6.12%     6.47%     7.63%     5.91%     6.59%
================================================================================

The portfolio does not include any issuer with an aggregate book value in excess of 10% of stockholders' equity.

                       BABBSCHA COMPANY AND SUBSIDIARIES

                       Selected Statistical Information

                                Loan Portfolio


The following table classifies loans by major category (dollars in thousands):

                                                 September 30,   December 31,
                                                                 ------------
                                                      1994      1993      1992
- --------------------------------------------------------------------------------
Commercial business                                 $ 2,831     2,752     3,431

Real estate:

  Commercial                                          5,727     5,606     5,174

  Residential                                        10,630     9,873     9,268

Consumer                                              7,770     6,859     6,731
- --------------------------------------------------------------------------------
      Total loans                                   $26,958    25,090    24,604
================================================================================

The following tables present maturities and sensitivities of loans to changes in interest rates as of September 30, 1994 (dollars in thousands):

                                          Less than    1-5   More than
                                           1 year     years   5 years     Total
- -------------------------------------------------------------------------------
1. Maturities

   a. Commercial business                 $ 1,145     1,652        34     2,831

      Real estate                             565     6,066     9,726    16,357

      Consumer                                695     6,188       887     7,770
- -------------------------------------------------------------------------------
                                          $ 2,405    13,906    10,647    26,958
===============================================================================
   b. Amount of loans due after one year
      which have:

        Predetermined interest rates       16,494

        Floating/adjustable rates           8,059
- -------------------------------------------------------------------------------
                                          $24,553
===============================================================================

                       BABBSCHA COMPANY AND SUBSIDIARIES

                       Selected Statistical Information

                           Loan Portfolio, Continued


The following tables present maturities and sensitivities of loans to changes in interest rates as of December 31, 1993 (dollars in thousands):



                                       Less than   1-5     More than
                                         1 year   years     5 years    Total
- -------------------------------------------------------------------------------

1. Maturities

    a. Commercial business             $ 1,113     1,606        33     2,752

       Real estate                         534     5,741     9,204    15,479

       Consumer                            613     5,463       783     6,859
- -------------------------------------------------------------------------------
                                       $ 2,260    12,810    10,020    25,090
===============================================================================

    b. Amount of loans due after one
       year which have:

         Predetermined interest rates   13,788

         Floating/adjustable rates       9,042
- -------------------------------------------------------------------------------

                                       $22,830
===============================================================================

                       BABBSCHA COMPANY AND SUBSIDIARIES

                       Selected Statistical Information

                  Nonaccrual, Restructured and Past Due Loans
                            (dollars in thousands)



                                                             December 31,
                                        September 30,       -------------
                                            1994            1993       1992
- ---------------------------------------------------------------------------

Nonaccrual loans                             $58             50         18

Restructured loans                             0              0          0

Loans past due more than 90 days and still    21             37         21
- ---------------------------------------------------------------------------

                                             $79             87         39
===========================================================================


The impact on interest income for the nine months ended September 30, 1994 and the year ended December 31, 1993 for nonaccrual loans was approximately $1,524 and $1,558, respectively.



                    Allocation of Allowance for Loan Losses
                            (dollars in thousands)

                                             December 31,
                                             ---------------------------------------------------------
                   September 30, 1994        1993                          1992
                   -----------------------------------------------------------------------------------
                 Percent of                Percent of                     Percent of
                 Loans in each  Allowance  Loans in each     Allowance    Loans in each     Allowance
                 category to    for loan   category to       for loan     category to       for loan
                 total loans    losses     total loans       losses       total loans       losses
- ------------------------------------------------------------------------------------------------------

Commercial             10.5%      $ 26          11.0%          $ 28            13.9%          $ 37
Real estate            60.7         65          61.7             62            58.7             58
Consumer               28.8         54          27.3             62            27.4             55
- ------------------------------------------------------------------------------------------------------

                      100.0%       145         100.0%           152           100.0%           150
                      ======                   ======                         ======
Unallocated                         14                            7                              0
- ------------------------------------------------------------------------------------------------------

                                  $159                         $159                           $150
======================================================================================================

                       BABBSCHA COMPANY AND SUBSIDIARIES

                       Selected Statistical Information

                     Analysis of Allowance for Loan Losses
                            (dollars in thousands)





                                 September 30,         December 31,
                                                    ------------------
                                      1994           1993       1992
- ----------------------------------------------------------------------
Balance beginning of period          $ 159           150         138

Provision for loan losses               20            24         105

Charge-offs:

  Commercial                            11             8          79

  Consumer                              14            23          29

  Real estate                            0             0           0
- ----------------------------------------------------------------------

    Total loan losses                   25            31         108

Recoveries:

  Commercial                             3             8           1

  Consumer                               2             8          15

  Real estate                            0             0           0
- ----------------------------------------------------------------------
    Total recoveries                     5            16          16
- ----------------------------------------------------------------------
Net charge-offs                        (20)          (15)        (92)
- ----------------------------------------------------------------------


Balance end of period                $ 159           159         150
======================================================================


Net charge-offs as a percent

of average loans                      0.08%         0.06%        0.4%


Allowance for loan losses to:

    Total loans at period-end          0.6%          0.6%        0.6%

    Net charge-offs                    8.0%         10.6%        1.6%


Provision for loan losses to
average loans                         0.08%         0.09%       0.43%

                       BABBSCHA COMPANY AND SUBSIDIARIES

                       Selected Statistical Information



                 Maturity of Time Deposits of $100,000 or More


                             At September 30, 1994
                            (dollars in thousands)

                                           Within     3-6     6-12        Over
                                          3 months   months  months        12     Total
- ---------------------------------------------------------------------------------------
Certificates of deposit and other time    $  0       307       227        103     637




                 Maturity of Time Deposits of $100,000 or More

                             At December 31, 1993
                            (dollars in thousands)

                                         Within     3-6      6-12      Over 12
                                        3 months   months   months      months    Total
- ---------------------------------------------------------------------------------------
Certificates of deposit and other time    $289      116          0        216     621




 <CAPITON>
                                  Three months                    Nine months ended
                                ended September 30,                  September 30,               Year ended December 31,
                                -------------------               -----------------              -----------------------
                                1994           1993               1994         1993              1993       1992    1991
- ------------------------------------------------------------------------------------------------------------------------
Return on average
  assets                        0.44% (1)      0.81% (1)          0.50% (1)    0.84% (1)         0.77%      0.81%   0.76%

Return on average
  equity                        8.43% (1)     15.79% (1)         10.02% (1)   17.12% (1)        14.92%     14.63%  11.72%

Average equity to
  average assets                5.18%          5.02%              5.00%        4.79%             5.13%      5.51%   6.50%

Dividends paid per
  share                       $ 3.70         $ 3.60            $ 15.50      $ 14.80           $ 23.20   $ 109.06 $ 57.84



(1)Annualized.

               MANAGEMENT,S DISCUSSION AND ANALYSIS OF FINANCIAL
           CONDITION AND RESULTS OF OPERATIONS OF FRIDLEY STATE BANK


FINANCIAL REVIEW

GENERAL

The following is management,s discussion and analysis of the significant factors affecting Fridley State Bank's results of operations and financial condition. This should be read in conjunction with Fridley State Bank,s unaudited financial statements and accompanying footnotes and other selected financial data presented elsewhere herein.

FINANCIAL CONDITION

Total assets decreased by $799,000 during the first nine months of 1994 to $52,817,000 at September 30, 1994 following an increase of $510,000 during 1993 to $53,616,000 at December 31, 1993. The first nine months of 1994 decrease was primarily due to decreases in federal funds sold and investments which are offset by increases in loans.

Federal funds sold increased from $1,420,000 at December 31, 1992 to $1,675,000 at December 31, 1993. At September 30, 1994, federal funds sold had decreased to $265,000.

Loans increased $1,868,000 during the first nine months of 1994 to $26,958,000 at September 30, 1994 and increased $486,000 during 1993 to $25,090,000 at December 31, 1993. The increases were primarily due to less early payoffs on residential mortgages and new commercial real estate loans.

Securities increased from $22,103,000 at December 31, 1992 to $22,737,000 at December 31, 1993 and decreased to $21,213,000 at September 30, 1994. The 1993 increase was financed by growth in deposits and investment of proceeds from loan payoffs. The 1994 decrease was due to a decrease in interest-bearing deposits



COMPARISONS OF THREE MONTHS ENDED SEPTEMBER 30, 1994 AND 1993

EARNINGS PERFORMANCE

Fridley State Bank earned net income of $51,000 and $145,000 for the three months ended September 30, 1994 and 1993, respectively. The decrease in earnings of $93,000 was primarily due to a $23,000 decrease in net interest income and a $70,000 increase in operating expenses. The annualized return on average assets was 0.38% for the third quarter of 1994 compared to 1.07% for the third quarter of 1993. Annualized return on average stockholders, equity was 4.37% for the third quarter of 1994 compared to 13.77% for the third quarter of 1993. On a per share basis, net income for the third quarter of 1994 and 1993 were $10.15 and $28.93 respectively.

The following is a condensed summary of the consolidated statements of operations (dollars in thousands):


                                                                   Three months
                                                                      ended
                                                                   September 30,
                                                                   -------------
                                                                    1994   1993
- --------------------------------------------------------------------------------
Net interest income                                                $ 604    627

Provision for loan losses                                              1      0

Operating income                                                      86     89

Operating expense                                                    580    510

Net income                                                            51    145

NET INTEREST INCOME

Net interest income is affected by changes in both interest rates and the volume of average earning assets and interest-bearing liabilities.

The following table is provided to show the percentage of change in interest income and expense of significant interest-bearing assets and liabilities:


                                                Three
                                                months
                                                ended
                                             September 30,
                                              (dollars in
                                              thousands)              Percentage
                                          ------------------           increase
                                          1994          1993          (decrease)
- --------------------------------------------------------------------------------
Interest income:

  Loans                                 $  589           597              (1.3)%

  Investment securities                    292           334             (12.6)

  Interest-bearing deposits with banks      12            16             (25.0)

  Federal funds sold                         3             7             (57.1)
- ------------------------------------------------------------------------------
      Total interest income                896           954              (6.1)
- ------------------------------------------------------------------------------
Interest expense:

  Deposits                                 286           320             (10.6)

  Notes payable                              7             7              (0.0)
- ------------------------------------------------------------------------------
      Total interest expense               292           327             (10.7)
- ------------------------------------------------------------------------------
      Net interest income               $  604           627              (3.7)%
==============================================================================

The following table is provided to show changes in interest income and expense attributable to changes in volume and interest rates of significant interest earning-assets and interest-bearing liabilities:

                                                  Three months ended
                                               September 30, 1994-1993
                                          --------------------------------
                                                    Attributable to change
                                            Total   ----------------------
       Interest-earning Assets              change    in volume  in rate
- --------------------------------------------------------------------------
Loans                                   $ (7,364)      27,097    (34,461)

Investment securities                    (41,816)     (14,279)   (27,535)

Interest-bearing deposits with banks      (4,281)      (3,536)      (745)

Federal funds sold                        (4,324)      (7,101)     2,777
- --------------------------------------------------------------------------
     Total interest income              $(57,785)       2,179    (59,964)
==========================================================================
       Interest-bearing Liabilities
- --------------------------------------------------------------------------
Interest-bearing demand deposits          (7,286)      (3,784)    (3,502)

Savings Deposits                             945         (940)     1,885

Time Deposits                            (27,493)     (15,700)   (11,793)

Notes payable                               (793)      (3,577)     2,784
- --------------------------------------------------------------------------
     Total interest expense             $(34,627)     (24,001)   (10,626)
==========================================================================

The change in interest income/expense attributable to volume reflects the change in volume times the prior period's rate and the change in interest income/expense attributable to rate reflects the change in rates times the prior period's volume. The change due to combined rate/volume variance is allocated to the change due to rate and the change due to volume on the basis of the percentage of the total change excluding the combined rate/volume component.


The following table presents average asset and liability balances and percentage changes.

                                                       Three months
                                                   ended September 30,   Percentage
                                                      (dollars in         increase
                                                       thousands)        (decrease)
                                                   -----------------------------------
                                                    1994       1993       1994/93
- ---------------------------------------------------------------------------------------
Loans                                              $26,850    25,654        4.7%

Investment securities                               21,860    22,867       (4.4)

Interest-bearing deposits with banks                 1,049     1,358      (22.8)

Federal funds sold                                     235       959      (75.5)
- ---------------------------------------------------------------------------------------
     Total average interest-earnings assets        $49,994    50,838       (1.7)
=======================================================================================
Deposits:

  Non-interest-bearing demand                        9,478     8,526       11.2

  Interest-bearing demand                            5,855     6,673      (12.3)

  Savings                                           17,357    17,508       (0.9)

  Time                                              14,324    15,768       (9.2)
- ---------------------------------------------------------------------------------------

     Total average interest-bearing deposits        37,536    39,949       (6.0)
Notes payable                                          307       505      (39.2)
- ---------------------------------------------------------------------------------------
     Total average interest-bearing liabilities    $37,843    40,454       (6.5)%
=======================================================================================

The following table shows the annualized average interest yield on interest-earning assets and the annualized average interest rate paid on interest-bearing liabilities:

                                                             Three months
                                                          ended September 30,
                                                          -------------------
                                                          1994       1993
- -----------------------------------------------------------------------------
Average yield earned:

 Loans                                                    8.78%      9.31%

 Investment securities                                    5.35       5.84

 Interest-bearing deposits with banks                     4.54       4.76

 Federal funds sold                                       4.68       2.95
- -----------------------------------------------------------------------------
         Total interest-earning assets                    7.17       7.51
- -----------------------------------------------------------------------------
Average rates paid:

 Interest-bearing deposits                                1.74       1.96

 Savings deposits                                         2.52       2.47

 Time deposits                                            4.22       4.53

 Notes payable                                            8.72       6.28
- -----------------------------------------------------------------------------
         Total interest-bearing liabilities               3.08       3.33
- -----------------------------------------------------------------------------
Interest rate spread                                      4.09%      4.18%
=============================================================================

The following table shows the annualized net yield on interest-earning assets for the three months ended September 30:

                                                          1994       1993
- -----------------------------------------------------------------------------
Average yield earned                                      7.17%      7.51%

Interest expense to average earning assets                2.34       2.58
- -----------------------------------------------------------------------------
         Net yield on interest-earning assets             4.83%      4.93%
=============================================================================

Net interest income was $604,000 for the third quarter of 1994, compared with $627,000 for the third quarter of 1993. The decrease is due primarily to lower yields on loans and investment securities.

Total interest income decreased 6.1% to $896,000 for the third quarter of 1994 as compared to $954,000 for the third quarter of 1993. Average interest-earning assets decreased to $49,994,000 for the three months ended September 30, 1994 from $50,838,000 for the three months ended September 30, 1993. Earning asset yields declined to 7.17% in 1994 as compared to 7.51% in 1993.

Total interest expense for the third quarter of 1994 of $292,000 declined from $327,000 for the third quarter of 1993. Average interest-bearing liabilities decreased to $37,843,000 for the third quarter of 1994 from $40,454,000 for the third quarter of 1993. Rates on interest-bearing liabilities declined to 3.08% in 1994 from 3.33% in 1993.

PROVISION FOR LOAN LOSSES

The allowance for loan losses is determined based on management's evaluation of the loan portfolio, economic conditions, prior loss experience, review of specific problem loans, and other pertinent factors. Actual losses on loans are charged against this allowance and recoveries on charged-off loans are credited to this allowance. Fridley State Bank's provision for loan losses was $910 and $0 for the third quarter of 1994 and 1993, respectively.

Net recoveries were $251 and $15,000 for the third quarter of 1994 and 1993, respectively. The loan loss reserve as a percentage of loans was 0.6% and 0.6% at September 30, 1994 and 1993, respectively.

OPERATING INCOME

The following table presents a summary of operating income (dollars in thousands) and percentage changes:

                                                                                                                      Percentage
- ----------------------------------------------------------------------------------------------------------------------------------
Service charges and fees                                                                               $   67   75      (10.7)%

Other                                                                                                      19   14       35.7
- ----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       $   86   89       (3.4)%
==================================================================================================================================

The decrease in operating income reflects lower service charges on checking accounts.

OPERATING EXPENSES

The following table presents a summary of operating expenses (dollars in thousands) and percentage changes:


                                                                                                                       Percentage
- ----------------------------------------------------------------------------------------------------------------------------------
Salaries and employee benefits                                                                             $  281  279     0.7%

Net occupancy expense and depreciation                                                                         81   72    12.5

FDIC insurance assessment                                                                                      27   27     0.0

Professional fees                                                                                              61   15   306.7

Other expenses                                                                                                130  117    11.1
- ----------------------------------------------------------------------------------------------------------------------------------
                                                                                                           $  580  510    13.7%
==================================================================================================================================

Total operating expenses increased to $580,000 for the third quarter of 1994, compared to $510,000 for the third quarter of 1993. The increase is due to an increase in professional fees related to the merger.

The increase in net occupancy expense and depreciation was due to major furnace repairs and a new maintenance contract on the heating and air conditioning systems.

COMPARISONS OF NINE MONTHS ENDED SEPTEMBER 30, 1994 AND 1993

EARNINGS PERFORMANCE

Fridley State Bank earned net income of $236,000 and $425,000 for the nine months ended September 30, 1994 and 1993, respectively. The decrease in earnings of $189,000 was primarily due to a $68,000 decrease in net interest income and a $82,000 increase in other operating expense. The annualized return on average assets was 0.59% for the first nine months of 1994 compared to 0.79% for the first nine months of 1993. Annualized return on average stockholders' equity was 6.93% for the first nine months of 1994 compared to 13.75% for the first nine months of 1993. On a per share basis, net income for the nine months of 1994 and 1993 were $47.15 and $84.99, respectively.

The following is a condensed summary of the statements of operations (dollars in thousands):


                                                   Nine months
                                                      ended
                                                    September
                                                       30,
                                                  -------------
                                                   1994   1993
- ---------------------------------------------------------------
Net interest income                               $1,792  1,860

Provision for loan losses                             20      7

Operating income                                     264    275

Operating expense                                  1,620  1,538

Net income                                           236    425


NET INTEREST INCOME

Net interest income is affected by changes in both interest rates and the volume of average earning assets and interest-bearing liabilities.

The following table is provided to show the percentage of change in interest income and expense of significant interest-bearing assets and liabilities:


                                           Nine months
                                              ended
                                          September 30,
                                           (dollars in   Percentage
                                            thousands)    increase
                                          -------------
                                           1994   1993   (decrease)
- -------------------------------------------------------------------
Interest income:

  Loans                                   $1,695  1,756      (3.5)%

  Investment securities                      913  1,027     (11.2)

  Interest-bearing deposits with banks        40     58     (31.0)

  Federal funds sold                          13     22     (40.9)
- -------------------------------------------------------------------
    Total interest income                  2,661  2,863      (7.1)
- -------------------------------------------------------------------
Interest expense:

  Interest-bearing demand deposits            76    103     (26.2)

  Savings deposits                           307    335      (8.4)

  Time deposits                              467    541     (13.7)

  Notes payable                               19     25     (24.0)
- -------------------------------------------------------------------
    Total interest expense                   869  1,003     (13.4)
- -------------------------------------------------------------------
    Net interest income                   $1,792  1,860      (3.7)%
===================================================================

The following table is provided to show changes in interest income and expense attributable to changes in volume and interest rates of significant interest-earning assets and interest-bearing liabilities:

                                                   Nine months ended
                                                September 30, 1994-1993
                                            --------------------------------
                                             Total    Attributable to change
                                                     -----------------------
       Interest-earning Assets              change     in volume    in rate
- ---------------------------------------------------------------------------

Loans                                     $ (61,526)      93,439   (154,965)

Investment securities                      (114,201)       7,175   (121,376)

Interest-bearing deposits with banks        (17,909)     (17,042)      (867)

Federal funds sold                           (8,393)     (12,269)     3,876
- ---------------------------------------------------------------------------
     Total interest income                $(202,029)      71,303   (273,332)
===========================================================================
       Interest-bearing Liabilities
- ---------------------------------------------------------------------------
Interest-bearing demand deposits            (26,276)      (6,699)   (19,577)

Savings deposits                            (28,521)      12,799    (41,320)

Time deposits                               (73,271)     (47,030)   (26,241)

Notes payable                                (6,482)      (8,818)     2,336
- ---------------------------------------------------------------------------
     Total interest expense               $(134,550)     (49,749)   (84,802)
===========================================================================

The change in interest income/expense attributable to volume reflects the change in volume times the prior period's rate and the change in interest income/ expense attributable to rate reflects the change in rates times the prior period's volume. The change due to combined rate/volume variance is allocated to the change due to rate and the change due to volume on the basis of the percentage of the total change excluding the combined rate/volume component.


The following table presents average asset and liability balances and percentage changes.

                                                             Nine months
                                                         ended September 30,  Pecentage
                                                             (dollars in      increase
                                                             thousands)      (decrease)
                                                         ------------------------------
                                                           1994       1993     1994/93
- ---------------------------------------------------------------------------------------
Loans                                                     $26,101    24,739        5.5%

Investment securities                                      22,915    22,755        0.7

Interest-bearing deposits with banks                        1,146     1,604      (28.6)

Federal funds sold                                            516     1,007      (48.8)
- ---------------------------------------------------------------------------------------
     Total average interest-earnings assets               $50,678    50,105        1.1
=======================================================================================
Deposits:

  Non-interest-bearing demand                               9,332     8,158       14.4

  Interest-bearing demand                                   5,973     6,415       (6.9)

  Savings                                                  17,717    17,046        3.9

  Time                                                     14,630    16,044       (8.8)
- ---------------------------------------------------------------------------------------
     Total average interest-bearing deposits               38,320    39,505       (3.0)

Notes payable                                                 357       530      (32.6)
- ---------------------------------------------------------------------------------------
  Total average interest-bearing liabilities              $38,677    40,035       (3.4)%
=======================================================================================

The following table shows the annualized average interest yield on interest-earning assets and the annualized average interest rate paid on interest-bearing liabilities:

                                                Nine months
                                            ended September 30,
                                            --------------------
                                            1994           1993
- ----------------------------------------------------------------
Average yield earned:

  Loans                                     8.66%          9.47%

  Investment securities                     5.31           6.02

  Interest-bearing deposits with banks      4.66           4.82

  Federal funds sold                        3.51           2.91
- ----------------------------------------------------------------
    Total interest-earning assets           7.00           7.62
- ----------------------------------------------------------------
Average rates paid:

  Interest-bearing deposits                 1.70           2.13

  Savings deposits                          2.31           2.62

  Time deposits                             4.26           4.49

  Notes payable                             6.92           6.28
- ----------------------------------------------------------------
    Total interest-bearing liabilities      3.00           3.33
- ----------------------------------------------------------------
Interest rate spread                        4.00%          4.29%
================================================================

The following table shows the annualized net yield on interest-earning assets for the nine months ended September 30:

                                            1994           1993
- ----------------------------------------------------------------
Average yield earned                        7.00%          7.62%

Interest expense to average earning assets  2.29           2.67
- ----------------------------------------------------------------
    Net yield on interest-earning assets    4.71           4.95
================================================================

Net interest income was $1,792,000 for the first nine months of 1994, compared with $1,860,000 for the first nine months of 1993. The decrease is due primarily to lower yields on loans and investment securities.

Total interest income decreased 7.1% to $2,661,000 for the first nine months of 1994 as compared to $2,863,000 for the first nine months of 1993. Average interest-earning assets increased to $50,678,000 for the nine months ended September 30, 1994 from $50,105,000 for the nine months ended September 30, 1993. Earning asset yields declined to 7.00% in 1994 as compared to 7.62% in 1993.

Total interest expense for the first nine months of 1994 of $869,000 declined from $1,003,000 for the first nine months of 1993. Average interest-bearing liabilities decreased to $38,677,000 for the nine months ended September 30, 1994 from $40,035,000 for the nine months of 1993. Rates on interest-bearing liabilities declined to 3.00% in 1994 from 3.33% in 1993.

PROVISION FOR LOAN LOSSES

The allowance for loan losses is determined based on management's evaluation of the loan portfolio, economic conditions, prior loss experience, review of specific problem loans, and other pertinent factors. Actual losses on loans are charged against this allowance and recoveries on charged-off loans are credited to this allowance. Fridley State Bank's provision for loan losses was $20,000 and $7,000 for the first nine months of 1994 and 1993, respectively.

Net charge-offs were $20,000 for the first nine months of 1994 and net recoveries were $2,000 for the same period in 1993. The loan loss reserve as a percentage of loans was 0.6% and 0.6% at September 30, 1994 and 1993, respectively.

OPERATING INCOME

The following table presents a summary of operating income (dollars in thousands) and percentage changes:

                                                                      Percentage
                                                                       increase
                                                       1994    1993   (decrease)
- -------------------------------------------------------------------------------
Service charges and fees                               $217     224      (3.1)%
Investment security gains (losses)                        0       5        NM
- -------------------------------------------------------------------------------
Other                                                    47      46      (2.2)
- -------------------------------------------------------------------------------

                                                       $264     275      (4.0)%
===============================================================================

NM = not meaningful

The decrease in other operating income reflects lower service charges on checking accounts.

OPERATING EXPENSES

The following table presents a summary of operating expenses (dollars in thousands) and percentage changes:


                                                                      Percentage
                                                                       increase
                                                       1994    1993   (decrease)
- -------------------------------------------------------------------------------
Salaries and employee benefits                       $  858     848       1.2%
Net occupancy expense and depreciation                  246     220      11.8
FDIC insurance assessment                                80      79       1.3
Professional fees                                        94      54      74.1
Other expenses                                          341     337       1.2
- -------------------------------------------------------------------------------
                                                     $1,620   1,538       5.3%
===============================================================================

Total operating expenses increased to $1,620,000 for the first nine months of 1994, compared to $1,538,000 for the first nine months of 1993. The increase is due to an increase in professional fees related to the merger and increased depreciation expense resulting from 1994 equipment purchases.

The increase in net occupancy expense and depreciation was due to increased depreciation and major furnace repairs and a new maintenance contract on the heating and air conditioning systems.

COMPARISONS OF YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

EARNINGS PERFORMANCE

Fridley State Bank earned net income of $603,000 in 1993, $563,000 in 1992 and $409,000 in 1991. The increase in earnings from 1992 to 1993 was primarily due to a $48,000 decrease in net interest income and a $48,000 increase in operating expenses offset by an $81,000 decrease in the provision for loan losses and a decrease in income taxes of $44,000. The increase in earnings from 1991 to 1992 was primarily due to an increase of $320,000 in net interest income offset by an increase of $85,000 in the provision for loan losses. The consolidated return on average assets was 1.13% in 1993 compared to 1.06% in 1992 and 0.82% in 1991. Return on average stockholders' equity was 14.55% in 1993 compared to 13.53% and 9.67% in 1992 and 1991, respectively. On a per share basis, net income for the years 1993, 1992 and 1991 were $120.56, $112.60 and $81.90, respectively.

The following is a condensed summary of the statements of operations (dollars in thousands):

                                                             1993   1992   1991
- --------------------------------------------------------------------------------
Net interest income                                         $2,479  2,527  2,207

Provision for loan losses                                       24    104     19

Operating income                                               401    390    376

Operating expense                                            2,033  1,985  1,974

Net income                                                     603    563    409


NET INTEREST INCOME

Net interest income is affected by changes in both interest rates and the volume of average earning assets and interest-bearing liabilities.

The following table is provided to show the percentage of change in interest income and expense of significant interest-bearing assets and liabilities:

                                                            Percentage increase
                                    Dollars (in thousands)       (decrease)
                                    ----------------------  --------------------
                                    1993     1992     1991   1993/92     1992/91
- --------------------------------------------------------------------------------
Interest income:

 Loans                              $2,332   2,488   2,767    (6.3)%     (10.1)%

 Investment securities               1,359   1,564   1,409   (13.1)       11.0

 Interest-bearing deposits with
  banks                                 71      75     154    (5.3)      (51.3)

 Federal funds sold                     30      60     145   (50.0)      (58.6)
- -------------------------------------------------------------------------------
     Total interest income           3,792   4,187   4,475    (9.4)       (6.4)
- -------------------------------------------------------------------------------
Interest expense:

 Interest-bearing demand deposits      130     176     247   (26.1)      (28.7)

 Saving deposits                       441     544     730   (18.9)      (25.5)

 Time deposits                         710     916   1,286   (22.5)      (28.8)

 Notes payable                          33      25       5    32.0       400.0
- -------------------------------------------------------------------------------
     Total interest expense          1,314   1,661   2,269   (20.9)      (26.8)
- -------------------------------------------------------------------------------
     Net interest income            $2,479   2,527   2,207    (1.9)%      14.5%
===============================================================================

The following table is provided to show changes in interest income and expense attributable to changes in volume and interest rates of significant interest-earning assets and interest-bearing liabilities:


                                                       1993-1992
                                          ---------------------------------
                                            Total    Attributable to change
                                                     ----------------------
       Interest-earning Assets              change    in volume   in rate
- ---------------------------------------------------------------------------
Loans                                     $(156,469)   64,290     (220,759)

Investment securities                      (204,353)    4,230     (208,583)

Interest-bearing deposits with banks         (4,653)   15,577      (20,230)

Federal funds sold                          (29,520)  (22,311)      (7,209)
- ---------------------------------------------------------------------------
     Total interest income                $(394,995)   61,786     (456,781)
===========================================================================
  Interest-bearing Liabilities
- ---------------------------------------------------------------------------
Interest-bearing demand deposits            (45,972)   14,031      (60,003)

Saving deposits                            (102,698)   36,432     (139,130)

Time deposits                              (206,629)  (97,950)    (108,679)

Notes payable                                 8,162    11,793       (3,631)
- ---------------------------------------------------------------------------
     Total interest expense               $(347,137)  (35,694)    (311,443)
===========================================================================


                                                       1992-1991
                                          ---------------------------------
                                            Total    Attributable to change
                                                     ----------------------
       Interest-earning Assets              change    in volume   in rate
- ---------------------------------------------------------------------------
Loans                                     $(279,066)  (105,500)  (173,566)

Investment securities                       154,591    357,579   (202,988)

Interest-bearing deposits with banks        (77,618)   (60,993)   (16,625)

Federal funds sold                          (85,625)   (36,790)   (48,835)
- ---------------------------------------------------------------------------
     Total interest income                $(287,718)   154,296   (442,014)
===========================================================================
  Interest-bearing Liabilities
- ---------------------------------------------------------------------------
Interest-bearing demand deposits            (71,249)    30,978   (102,227)

Saving deposits                            (186,883)    98,144   (285,027)

Time deposits                              (368,979)   (47,264)  (321,715)

Notes payable                                19,304     20,555     (1,251)
===========================================================================
     Total interest expense               $(607,807)   102,413   (710,220)
===========================================================================

The change in interest income/expense attributable to volume reflects the change in volume times the prior year's rate and the change in interest income/expense attributable to rate reflects the change in rates times the prior year's volume. The change due to combined rate/volume variance is allocated to the change due to rate and the change due to volume on the basis of the percentage of the total change excluding the combined rate/volume component.

The following table presents average asset and liability balances and percentage changes.


                                                                                Percentage increase
                                                        Dollars (in thousands)      (decrease)
                                                       ------------------------ ------------------
                                                         1993    1992    1991    1993/92   1992/91
- --------------------------------------------------------------------------------------------------
Loans                                                  $24,915  24,254  25,234      2.7%    (3.9)%

Investment securities                                   22,869  22,807  17,872      0.3     27.6

Interest-bearing deposits with banks                     1,494   1,212   1,858     23.3    (34.8)

Federal funds sold                                       1,035   1,776   2,564    (41.7)   (30.7)
- --------------------------------------------------------------------------------------------------
    Total average interest-
      earning assets                                   $50,313  50,049  47,528     (0.5)     5.3
==================================================================================================
Deposits:

 Non-interest-bearing demand                             8,338   7,605   7,024      9.6      8.3

 Interest-bearing demand                                 6,352   5,851   5,135      8.6     13.9

 Savings                                                17,337  16,178  14,073      7.2     15.0

 Time                                                   15,854  17,864  18,576    (11.3)    (3.8)
- --------------------------------------------------------------------------------------------------
    Total average interest-
      bearing deposits                                  39,543  39,893  37,784     (0.9)     5.6
==================================================================================================
Notes payable                                              531     346      60     53.4    476.7
- --------------------------------------------------------------------------------------------------
    Total average interest-
      bearing liabilities                               40,074  40,239  37,844     (0.4)     6.3
==================================================================================================

The following table shows the average interest yield on interest-earning assets and the average interest rate paid on interest-bearing liabilities:


                                          1993    1992    1991
- ----------------------------------------------------------------
Average yield earned:

 Loans                                    9.36%  10.26%  10.97%

 Investment securities                    5.95    6.86    7.89

 Interest-bearing deposits with banks     4.76    6.25    8.25

 Federal funds sold                       2.90    3.35    5.66
- ----------------------------------------------------------------
    Total interest-earning assets         7.54    8.37    9.42
- ----------------------------------------------------------------
Average rates paid:

 Interest-bearing demand deposits         2.05    3.01    4.81

 Savings deposits                         2.54    3.35    5.19

 Time deposits                            4.48    5.13    6.92

 Notes payable                            6.18    7.13    8.88
- ----------------------------------------------------------------
    Total interest-bearing liabilities    3.28    4.13    6.00
- ----------------------------------------------------------------
Interest rate spread                      4.26%   4.24%   3.42%
================================================================

The following table shows the net yield on interest-earning assets:

                                                             1993   1992  1991
- ------------------------------------------------------------------------------
Average yield earned                                         7.54%  8.37  9.42

Interest expense to average earning assets                   2.61   3.32  4.78
- ------------------------------------------------------------------------------
    Net yield on interest-earning assets                     4.93%  5.05  4.64
==============================================================================

Net interest income was $2,479,000 in 1993, compared with $2,527,000 in 1992 and $2,207,000 in 1991. During 1991 interest rates in the United States began a general decline with short-term interest falling faster than long-term rates. This trend continued throughout 1992 and 1993.

Total interest income decreased 9.4% to $3,792,000 in 1993 as compared to $4,187,000 in 1992, which was down from $4,475,000 in 1991. Average interest-earning assets increased to $50,313,000 in 1993 from $50,049,000 in 1992 and $47,528,000 in 1991. Earning asset yields declined to 7.54% in 1993 as compared to 8.37% and 9.42% in 1992 and 1991, respectively.

Total interest expense in 1993 of $1,314,000 declined from $1,661,000 in 1992. This decline was attributed primarily to rates on interest-bearing liabilities declining to 3.28% in 1993, from 4.13% in 1992. The 75 basis point decline from 1992 to 1993 was caused by the general economic and market conditions which moved interest rates lower in 1993. Total interest expense in 1992 of $1,661,000 decreased from $2,269,000 in 1991.

PROVISION FOR LOAN LOSSES

The allowance for loan losses is determined based on management's evaluation of the loan portfolio, economic conditions, prior loss experience, review of specific problem loans, and other pertinent factors. Actual losses on loans are charged against this allowance and recoveries on charged-off loans are credited to this allowance. Fridley State Bank's provision for loan losses was $24,000, $104,000 and $19,000 in 1993, 1992 and 1991, respectively.

Net charge-offs in 1993 decreased to $15,000 from $93,000 in 1992. Net charge-offs in 1992 of $93,000 increased from $19,000 in 1991. The ratio of net charge-offs to average loans in 1993 was .06% which was down from the 1992 ratio of .07%. The loan loss reserve as a percentage of loans was .6%, .6% and .6% at December 31, 1993, 1992 and 1991, respectively.

OPERATING INCOME

The following table presents a summary of operating income (dollars in thousands) and percentage changes:

                                                               Percentage
                                                           increase (decrease)
                                                           -------------------
                                         1993  1992  1991    1993/92   1992/91
- ------------------------------------------------------------------------------
Service charges and fees              $   335   327   273      (2.4)%   19.8 %

Investment security gains (losses)          5     1    (3)    400.0 %     NM

Other                                      61    62   106       0.0 %  (41.0)%
- ------------------------------------------------------------------------------
                                      $   401   390   376       3.1 %    4.0 %
==============================================================================

NM = not meaningful

In 1993 operating income increased $11,000 or 2.8% in comparison to 1992. In 1992 operating income increased $15,000 or 4.0% in comparison to 1991.

OPERATING EXPENSES

The following table presents a summary of operating expenses (dollars in thousands) and percentage changes:


                                                                  Percentage increase
                                                                      (decrease)
                                                                  ------------------
                                             1993   1992   1991    1993/92   1992/91
- ------------------------------------------------------------------------------------
Salaries and employee benefits            $  1,124  1,100  1,073     2.2%     2.5%

Net occupancy expense and depreciation         290    245    232    18.4      5.6

FDIC insurance assessment                      107    106     88     0.9     20.5

Professional fees                               76     70     76     8.6     (7.9)

Other expenses                                 436    464    505    (6.0)    (8.1)
- ------------------------------------------------------------------------------------
                                          $  2,033  1,985  1,974     2.4%     0.6%
====================================================================================


Total operating expenses increased to $2,033,000 in 1993, compared to $1,985,000 in 1992 and $1,974,000 in 1991. The increase in 1993 is largely attributable to an increase in depreciation due primarily to the purchase of a new computer system. Depreciation on the system in 1992 was for half of the year; 1993 depreciation was for the entire year.

INCOME TAXES

In February 1992 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Babbscha adopted SFAS No. 109 during 1993 and has elected to apply the provisions on a prospective basis.

SFAS No. 109 requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The change resulted in no impact on the financial statements.

STATEMENTS OF FINANCIAL ACCOUNTING STANDARDS

In June 1993, the Financial Accounting Standard Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 114, Accounting by Creditors for Impairment of a Loan, which was amended by SFAS No. 118, Accounting by Creditors for Impairment of a Loan--Income Recognition and Disclosures. SFAS No. 114, as amended, requires that certain impaired loans be measured to reflect the time value of money. SFAS No. 114, as amended, is required to be adopted for fiscal years beginning after December 15, 1994. The impact of adoption of the new accounting standards on the Babbschas financial statements has not yet been determined.

In June 1993, the FASB issued SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities. This statement addressed the accounting and reporting for investments by classifying into three categories--securities held to maturity, trading securities, and available for sale. Babbscha adopted SFAS No. 115 during 1994. The change resulted in no impact on the financial statements.

FUNDING SOURCES AND LIQUIDITY MANAGEMENT

The assets of Fridley State Bank are primarily funded through the use of borrowings in the form of deposits and short-term borrowings. The maintenance of an adequate level of liquidity is necessary to ensure that sufficient funds are available to meet customers, loan demand and deposit withdrawals. The sources of asset liquidity consist of federal funds, maturing loans and investment securities.

Fridley State Bank,s investment committee is charged with the responsibility of maintaining an adequate level of liquidity and managing the risks associated with interest rate changes while sustaining stable growth in net interest income. Fridley State Bank,s basic strategy is to minimize interest rate risk through matching the repricing periods of earning assets and interest-bearing liabilities.

CAPITAL MANAGEMENT OF FRIDLEY STATE BANK

Bank regulatory agencies measure capital adequacy through standardized risk-based capital guidelines which compare different levels of capital (as defined by such guidelines) to risk-weighted assets and off-balance sheet obligations. Under the rules effective December 31, 1993, all financial institutions are required to maintain a level of core capital (known as tier 1 capital) which must be at least 4.0% of risk-weighted assets, and a minimum level of total capital of at least 8.0% of risk-weighted assets. Tier 1 capital consists principally of stockholders' equity less goodwill. Total capital is comprised of tier 1 capital, certain debt instruments and a portion of the allowance for loan losses. Fridley State Bank's actual risk-based capital, risk-based capital requirement and excess risk-based capital at September 30, 1994 and December 31, 1993 (dollars in thousands) are summarized as follows:


                                           September 30, 1994            December 31, 1993
                                      --------------------------    ----------------------------
                                       Amount      Percent (1)       Amount        Percent (1)
- ------------------------------------------------------------------------------------------------
Tier 1 capital                        $4,663                         $4,580
- ------------------------------------------------------------------------------------------------
Allowable portion of allowance
for loan losses                          159                            159
================================================================================================


Total risk-based capital              $4,822            8.99%        $4,739             8.86%
================================================================================================

Risk-based capital requirement        $4,291            8.00%         4,281             8.00%
================================================================================================

Excess risk-based capital             $  531            0.99%        $  458             0.86%
================================================================================================

(1) Percentage based on risk-weighted assets of $53,633,400 and $53,516,000 at September 30, 1994 and December 31, 1993, respectively.


As a supplement to the risk-based capital guidelines, the Federal Reserve Board has also adopted a minimum ratio of tier 1 capital to total assets known as the tier 1 leverage ratio. The principal objective of this measure is to place a constraint on the maximum degree to which a banking organization can leverage its equity capital base. This regulation has established a minimum level of tier 1 capital to total assets of 3.0%. Fridley State Bank's actual tier 1 leverage ratio was 10.1% and 9.1% at September 30, 1994 and December 31, 1993, respectively.

                              FRIDLEY STATE BANK

                       Selected Statistical Information

        Average Balance Sheets and Average Yields Earned and Rates Paid


The following table sets forth certain selected statistical information and should be read in conjunction with the financial statements of Fridley State Bank (dollars in thousands):

                                                    Three months ended September 30,
                                      -------------------------------------------------------------------
                                                    1994                              1993
                                      --------------------------------  ---------------------------------
                                      Average               Average     Average             Average
        Assets                        balance  Interest  yield/rate(1)  balance  Interest yield/rate(1)
- ---------------------------------------------------------------------------------------------------------
  Loans                               $ 26,850 $   589     8.78%        $ 25,654 $   597      9.31%
  Investment securities                 21,860     292     5.35%          22,867     334      5.84%
  Interest bearing deposits with         1,049      12     4.54%           1,358      16      4.76%
    banks
  Federal funds sold                       235       3     4.68%             959       7      2.95%
- ---------------------------------------------------------------------------------------------------------
        Total earning assets            49,994     896     7.17%          50,838     954      7.51%
- ---------------------------------------------------------------------------------------------------------

  Allowance for loan losses               (158)                             (152)

  Cash and due from banks                2,014                             2,208
  Other assets                             992                             1,083
- ---------------------------------------------------------------------------------------------------------
        Total assets                   $52,842                          $ 53,977
=========================================================================================================

  Liabilities and Stockholders' Equity
- ---------------------------------------------------------------------------------------------------------
  Non-interest bearing demand deposits   9,478                             8,526

  Interest bearing demand deposits       5,855      26     1.74%           6,673      33      1.96%
  Savings deposits                      17,357     109     2.52%          17,508     109      2.47%
  Time deposits                         14,324     151     4.22%          15,768     178      4.53%
  Notes payable                            307       7     8.72%             505       7      6.28%
- ---------------------------------------------------------------------------------------------------------
        Total interest bearing
          liabilities                   37,843     292     3.08%          40,454     327      3.33%
- ---------------------------------------------------------------------------------------------------------
  Other liabilities                        877                               794
  Stockholders' equity                   4,644                             4,203
- ---------------------------------------------------------------------------------------------------------

        Total liabilities and
          stockholders' equity        $ 52,842                          $ 53,977
=========================================================================================================
  Net interest income                          $    604                          $    627
=========================================================================================================
  Interest rate spread                                     4.09%                              4.18%
  Net interest income to average
    earning assets                                         4.83%                              4.93%


  (1) Yield/rate is annualized

                              FRIDLEY STATE BANK

                       Selected Statistical Information

        Average Balance Sheets and Average Yields Earned and Rates Paid


The following table sets forth certain selected statistical information and should be read in conjunction with the financial statements of Fridley State Bank (dollars in thousands):

                                                       Nine months ended September 30,
                                      -----------------------------------------------------------------
                                                   1994                               1993
                                      ------------------------------     ------------------------------
                                      Average               Average      Average               Average
               Assets                 balance   Interest  yield/rate(1)  balance   Interest  yield/rate(1)
- -------------------------------------------------------------------------------------------------------

Loans                                 $26,101    $1,695      8.66%       $24,739    $1,756      9.47%
Investment securities                  22,915       913      5.31%        22,755     1,027      6.02%
Interest bearing deposits with banks    1,146        40      4.66%         1,604        58      4.82%
Federal funds sold                        516        13      3.51%         1,007        22      2.91%
- -------------------------------------------------------------------------------------------------------
  Total earning assets                 50,678     2,661      7.00%        50,105     2,863      7.62%
- -------------------------------------------------------------------------------------------------------

Allowance for loan losses                (156)                              (150)

Cash and due from banks                 1,971                              2,097
Other assets                              985                              1,099
- -------------------------------------------------------------------------------------------------------

  Total assets                        $53,478                            $53,151
=======================================================================================================

Liabilities and Stockholders' Equity
- -------------------------------------------------------------------------------------------------------

Non-interest bearing demand deposits    9,332                              8,158

Interest bearing demand deposits        5,973        76      1.70%         6,415       103      2.13%
Savings deposits                       17,717       307      2.31%        17,046       335      2.62%
Time deposits                          14,630       467      4.26%        16,044       541      4.49%
Notes payable                             357        19      6.92%           530        25      6.28%
- -------------------------------------------------------------------------------------------------------
  Total interest bearing
   liabilities                         38,677       869      3.00%        40,035     1,003      3.33%
- -------------------------------------------------------------------------------------------------------

Other liabilities                         932                                836
Stockholders' equity                    4,537                              4,122
- -------------------------------------------------------------------------------------------------------

  Total liabilities and
   stockholders' equity               $53,478                            $53,151
=======================================================================================================

Net interest income                              $1,792                             $1,860
=======================================================================================================

Interest rate spread                                         4.00%                              4.29%
Net interest income to average
 earning assets                                              4.71%                              4.95%

(1) Yield/rate is annualized

                              FRIDLEY STATE BANK

                       Selected Statistical Information

        Average Balance Sheets and Average Yields Earned and Rates Paid


The following table sets forth certain selected statistical information and should be read in conjunction with the financial statements of Fridley State Bank (dollars in thousands)

                                                         Year ended December 31
                             -------------------------------------------------------------------------------------------------
                                1993                             1992                             1991
                             ------------------------------   ------------------------------   -------------------------------
                             Average             Average      Average             Average      Average              Average
     Assets                  balance   Interest  yield/rate   balance   Interest  yield/rate   balance   Interest   yield/rate
- ------------------------------------------------------------------------------------------------------------------------------
Loans                       $ 24,915    $ 2,332     9.36%     $24,254    $2,488     10.26%     $25,234    $2,767      10.97%
Investment securities         22,869      1,359     5.95%      22,807     1,564      6.86%      17,872     1,409       7.89%
Interest bearing deposits
  with banks                   1,494         71     4.76%       1,212        75      6.25%       1,858       154       8.25%
Federal funds sold             1,035         30     2.90%       1,776        60      3.35%       2,564       145       5.66%
- ------------------------------------------------------------------------------------------------------------------------------
    Total earning assets      50,313      3,792     7.54%      50,049     4,187      8.37%      47,528     4,475       9.42%
- ------------------------------------------------------------------------------------------------------------------------------

Allowance for loan losses       (150)                            (142)                            (134)

Cash and due from banks        2,130                            2,003                            1,751
Other assets                   1,082                            1,010                              836
- ------------------------------------------------------------------------------------------------------------------------------
    Total assets            $ 53,375                          $52,920                          $49,981
==============================================================================================================================

Liabilities and Stockholders' Equity
- ------------------------------------------------------------------------------------------------------------------------------

Non-interest bearing
  demand deposits              8,338                            7,605                            7,024

Interest bearing
  demand deposits              6,352        130     2.05%       5,851       176      3.01%       5,135       247       4.81%
Savings deposits              17,337        441     2.54%      16,178       544      3.35%      14,073       730       5.19%
Time deposits                 15,854        710     4.48%      17,864       916      5.13%      18,576     1,286       6.92%
Notes payable                    531         33     6.18%         346        25      7.13%          60         5       8.88%
- ------------------------------------------------------------------------------------------------------------------------------
    Total interest
      bearing liabilities     40,074      1,314     3.28%      40,239     1,661      4.13%      37,844     2,269       6.00%
- ------------------------------------------------------------------------------------------------------------------------------

Other liabilities                820                              915                              877
Stockholders' equity           4,143                            4,161                            4,236
- ------------------------------------------------------------------------------------------------------------------------------

    Total liabilities
      and stockholders'
      equity                $ 53,375                          $52,920                          $49,981
==============================================================================================================================

Net interest income                     $ 2,478                          $2,526                           $2,206
==============================================================================================================================

Interest rate spread                                4.26%                            4.24%                             3.42%
Net interest income to average
  earning assets                                    4.93%                            5.05%                             4.64%

                              FRIDLEY STATE BANK

                       Selected Statistical Information

                             Investment Securities


Following is a table of the carrying value (dollars in thousands) of investment securities:


                                      September 30,          December 31,
                                                       -------------------------
                                          1994             1993         1992
- --------------------------------------------------------------------------------
U.S. Treasury                           $ 5,102            4,200        6,190
U.S. government agencies                  8,750           10,079        7,944
Municipals                                5,792            6,759        6,793
Other                                     1,569            1,699        1,176
- --------------------------------------------------------------------------------
                                        $21,213           22,737       22,103
================================================================================

The following table reflects the maturity distribution of each investment security category and the approximate weighted-average annual yield at September 30, 1994 (dollars in thousands):


                                                 Maturing within
                                ------------------------------------------------
                                Less than      1-5     5-10    More than
                                 1 year       years    years   10 years
- --------------------------------------------------------------------------------
U.S. Treasury                     $  799       4,303                       5,102
 Weighted average yield            3.96%       5.45%                       5.18%

U.S. government agencies          $    0       6,269    1,169    1,312     8,750
 Weighted average yield                0       5.67%    6.25%    6.34%     5.89%

Municipals                        $1,016       3,166    1,445      165     5,792
 Weighted average yield            8.88%       9.49%    9.91%    8.62%     9.49%

Other                             $  200       1,102      205       62     1,569
 Weighted average yield            4.72%       6.66%    1.83%    5.79%     6.71%
- --------------------------------------------------------------------------------
    Total investment securities   $2,015      14,840    2,819    1,539    21,213
================================================================================
    Weighted average yield         6.52%       6.49%    7.80%    6.56%     6.76%
================================================================================

The portfolio does not include any issuer with an aggregate book value in excess of 10% of stockholders' equity.

                              FRIDLEY STATE BANK

                       Selected Statistical Information
                       Investment Securities, Continued


The following table reflects the maturity distribution of each investment security category and the approximate weighted-average yield at December 31, 1993 (dollars in thousands):


                                                         Maturing within
                                     --------------------------------------------------------
                                     Less than     1-5         5-10        More than
                                      1 year       years       years       10 years
- ---------------------------------------------------------------------------------------------
U.S. Treasury                        $1,800        2,400                               4,200
 Weighted average yield                5.54%        5.39%                               5.40%

U.S. government agencies             $  300        6,584       1,596       1,599      10,079
 Weighted average yield                5.14%        5.52%       5.85%       6.00%       5.66%

Municipals                           $1,480        3,122       2,147          10       6,759
 Weighted average yield                6.95%        9.42%       9.85%       9.43%       9.10%

Other                                $  101        1,102         405          91       1,699
 Weighted average yield                7.20%        6.16%       2.92%       4.03%       5.01%
=============================================================================================
    Total investment securities      $3,681       13,208       4,148       1,700      22,737
=============================================================================================
    Weighted average yield             6.12%        6.47%       7.63%       5.91%       6.59%
=============================================================================================

The portfolio does not include any issuer with an aggregate book value in excess of 10% of stockholders' equity.

                              FRIDLEY STATE BANK

                       Selected Statistical Information

                                Loan Portfolio


The following table classifies loans by major category (dollars in thousands):

                                         September 30,     December 31,
                                                         ----------------
                                             1994         1993       1992
- -------------------------------------------------------------------------
Commercial business                        $ 2,831        2,752     3,431

Real estate:

  Commercial                                 5,727        5,606     5,174

  Residential                               10,630        9,873     9,268

Consumer                                     7,770        6,859     6,731
- -------------------------------------------------------------------------

     Total loans                           $26,958       25,090    24,604
=========================================================================

The following tables present maturities and sensitivities of loans to changes in interest rates as of September 30, 1994 (dollars in thousands):


                                           Less than     1-5   More than
                                             1 year     years   5 years  Total
- -------------------------------------------------------------------------------
1. Maturities

    a. Commercial business                 $   1,145   1,652         34   2,831

       Real estate                               565   6,066      9,726  16,357

       Consumer                                  695   6,188        887   7,770
- -------------------------------------------------------------------------------
                                           $   2,405  13,906     10,647  26,958
===============================================================================
    b.  Amount of loans due after one year
        which have:

        Predetermined interest rates          16,494

        Floating/adjustable rates              8,059
- -------------------------------------------------------------------------------
                                           $  24,553
===============================================================================

                              FRIDLEY STATE BANK

                       Selected Statistical Information

                           Loan Portfolio, Continued


The following tables present maturities and sensitivities of loans to changes in interest rates as of December 31, 1993 (dollars in thousands):

                                      Less than    1-5    More than
                                       1 year     years    5 years    Total
- -------------------------------------------------------------------------------

1. Maturities

    a. Commercial business            $ 1,113     1,606       33      2,752

       Real estate                        534     5,741    9,204     15,479

       Consumer                           613     5,463      783      6,859
- -------------------------------------------------------------------------------
                                      $ 2,260    12,810   10,020     25,090
===============================================================================

    b. Amount of loans due after one
       year which have:

       Predetermined interest rates    13,788

       Floating/adjustable rates        9,042
- -------------------------------------------------------------------------------

                                      $22,830
===============================================================================

                              FRIDLEY STATE BANK

                       Selected Statistical Information

                  Nonaccrual, Restructured and Past Due Loans
                            (dollars in thousands)

                                  September 30,  December 31,
                                                 ------------
                                      1994       1993    1992
- -------------------------------------------------------------
Nonaccrual loans                       $58        50      18
Restructured loans                       0         0       0
Loans past due more than 90 days
 and still accruing                     21        37      21
- -------------------------------------------------------------

                                       $79        87      39
=============================================================

The impact on interest income for the nine months ended September 30, 1994 and the year ended December 31, 1993 for nonaccrual loans was approximately $1,524 and $1,558, respectively.


                    Allocation of Allowance for Loan Losses
                            (dollars in thousands)

                                                                       December 31,
                                                                       -------------------------------------------------------------
                                    September 30, 1994                 1993                              1992
                                    ------------------------------------------------------------------------------------------------
                                     Percent of                        Percent of                        Percent of
                                     loans in each     Allowance       loans in each     Allowance       loans in each     Allowance
                                     category to       for loan        category to       for loan        category to       for loan
                                     total loans       losses          total loans       losses          total loans       losses
- ------------------------------------------------------------------------------------------------------------------------------------
Commercial                                10.5%          $ 26               11.0%          $ 28               13.9%          $ 37
Real estate                               60.7             65               61.7             62               58.7             58
Consumer                                  28.8             54               27.3             62               27.4             55
- ------------------------------------------------------------------------------------------------------------------------------------
                                         100.0%           145              100.0%           152              100.0%           150
                                         =====                             =====                             =====
Unallocated                                                14                                 7                                 0
- ------------------------------------------------------------------------------------------------------------------------------------
                                                         $159                              $159                              $150
====================================================================================================================================

                              FRIDLEY STATE BANK

                       Selected Statistical Information

                     Analysis of Allowance for Loan Losses
                            (dollars in thousands)


                                        September 30,     December 31,
                                                        ---------------
                                            1994        1993       1992
- -----------------------------------------------------------------------
Balance beginning of period                  $159        150        138


Provision for loan losses                      20         24        105


Charge-offs:

  Commercial                                   11          8         79

  Consumer                                     14         23         29

  Real estate                                   0          0          0
- -----------------------------------------------------------------------
     Total loan losses                         25         31        108

Recoveries:

  Commercial                                    3          8          1

  Consumer                                      2          8         15

  Real estate                                   0          0          0
- -----------------------------------------------------------------------
     Total recoveries                           5         16         16
- -----------------------------------------------------------------------
Net (charge-offs)                             (20)       (15)       (92)
- -----------------------------------------------------------------------


Balance end of period                        $159        159        150
=======================================================================


Net charge-offs as a percent
of average loans                             0.08%      0.06%       0.4%

Allowance for loan losses to:

     Total loans at period-end                0.6%       0.6%       0.6%

     Net charge-offs                          8.0%      10.6%       1.6%


Provision for loan losses to
average loans                                0.08%      0.09%      0.43%

                              FRIDLEY STATE BANK

                       Selected Statistical Information


                 Maturity of Time Deposits of $100,000 or More

                             At September 30, 1994
                            (dollars in thousands)

                                           Within         3-6          6-12          Over
                                          3 months       months       months       12 months        Total
- ---------------------------------------------------------------------------------------------------------
Certificates of deposit and other time    $      0        307           227           103            637


                 Maturity of Time Deposits of $100,000 or More

                             At December 31, 1993
                            (dollars in thousands)

                                           Within         3-6          6-12          Over
                                          3 months       months       months       12 months        Total
- ---------------------------------------------------------------------------------------------------------
Certificates of deposit and other time    $    289        116             0           216            621


                                                  Three months            Nine months ended
                                               ended September 30,           September 30,            Year ended December 31,
                                           --------------------------    -------------------      ---------------------------------
                                               1994          1993          1994       1993            1993      1992      1991
- ------------------------------------------------------------------------------------------------------------------------------------
Return on average
  assets                                      0.38% (1)     1.07% (1)     0.59% (1)    0.79% (1)     1.13%      1.06%     0.82%

Return on average
  equity                                      4.37% (1)    13.77% (1)     6.93% (1)   13.75% (1)    14.55%     13.53%     9.67%
Average equity to
  average assets                              8.79%         7.79%         8.48%        7.76%          7.76%     7.86%     8.48%
Dividends declared
  per share                               $  10.00       $ 10.00       $ 60.00      $ 60.00        $ 60.00   $ 60.00   $ 60.00

(1)  Annualized.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
             CONDITION AND RESULTS OF OPERATIONS OF BANREIN, INC.


FINANCIAL REVIEW

GENERAL

The following is management,s discussion and analysis of the significant factors affecting Banrein's results of operations and financial condition. This should be read in conjunction with Banrein's unaudited financial statements and accompanying footnotes.

FINANCIAL CONDITION

Total assets increased by $20,000 during the first nine months of 1994 to $269,000 at September 30, 1994 following a decrease of $20,000 during 1993 to $249,000 at December 31, 1993. Cash increased by $12,000 during the first nine months of 1994. The yearly decrease in premises is due to depreciation on the building. The increase in other assets during the first nine months of 1994 is in real estate escrow for real estate taxes due in October 1994.


COMPARISONS OF THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1994 AND 1993

EARNINGS PERFORMANCE

Banrein's primary source of income is from Fridley State Bank's rental of the building and land. Rental income increases in the three and nine month period is primarily due to real estate tax increases.

OPERATING EXPENSES

Total operating expense decreases are due to interest payable on the declining mortgage payable.


COMPARISONS OF YEARS ENDED DECEMBER 31, 1993, 1992 AND 1991

EARNINGS PERFORMANCE

Banrein's primary source of income is from Fridley State Bank's rental of the building and land. Rental income increases in the three year period is primarily due to real estate tax increases.

OPERATING EXPENSES

Total operating expenses were materially unchanged. Increases in real estate taxes were offset slightly by a decrease in interest expense due to the declining mortgage payable.

INCOME TAXES

In February 1992 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Babbscha adopted SFAS No. 109 during 1993 and has elected to apply the provisions on a prospective basis.

SFAS No. 109 requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The change resulted in no impact on the financial statements.

FUNDING SOURCES AND LIQUIDITY MANAGEMENT

Banrein relies primarily on Fridley State Bank for its source of cash needs. The cash flow from the Bank to Banrein comes in the form of rental income.

The net income of Banrein is paid out yearly in the form of dividends to the stockholders. Generally, dividends are paid twice a year, April 1 and December 1 as declared by the board of directors.

Banrein's board of directors is charged with the responsibility of maintaining an adequate level of liquidity in order to make mortgage payments in a timely manner and to assure the stockholders of an adequate return of their investment in the form of dividends.

                       CERTAIN REGULATORY CONSIDERATIONS

GENERAL

    As a bank holding company, Norwest is subject to supervision and examination by the Federal Reserve Board. Norwest's banking subsidiaries are subject to supervision and examination by applicable federal and state banking agencies. The deposits of Norwest's banking subsidiaries are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC"), and therefore such banking subsidiaries are subject to regulation by the FDIC. In addition to the impact of regulation, commercial banks are affected significantly by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy.

DIVIDEND RESTRICTIONS

    Various federal and state statutes and regulations limit the amount of dividends the subsidiary banks can pay to Norwest without regulatory approval. The approval of the OCC is required for any dividend by a national bank if the total of all dividends declared by the bank in any calendar year would exceed the total of its net profits, as defined by regulation, for that year combined with its retained net profits for the preceding two years less any required transfers to surplus or a fund for the retirement of any preferred stock. In addition, a national bank may not pay a dividend in an amount greater than its net profits then on hand after deducting its losses and bad debts. For this purpose, bad debts are defined to include, generally, loans which have matured and are in arrears with respect to interest by six months or more, other than such loans which are well secured and in the process of collection. Under these provisions Norwest's national bank subsidiaries could have declared, as of September 30, 1994, aggregate dividends of at least $433.8 million without obtaining prior regulatory approval and without reducing the capital of the banks below their respective minimum levels. Norwest also has several state bank subsidiaries that are subject to state regulations limiting dividends; however, the amount of dividends payable by Norwest's state bank subsidiaries, with or without state regulatory approval, would represent an immaterial contribution to Norwest's revenues.

    If, in the opinion of the applicable regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the bank, could include the payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice. The Federal Reserve Board, the OCC, and the FDIC have issued policy statements which provide that FDIC-insured banks and bank holding companies should generally pay dividends only out of current operating earnings.

HOLDING COMPANY STRUCTURE

    Norwest is a legal entity separate and distinct from its banking and nonbanking subsidiaries. Accordingly, the right of Norwest, and thus the rights of Norwest's creditors, to participate in any distribution of the assets or earnings of any subsidiary is necessarily subject to the prior claims of creditors of such subsidiary, except to the extent that claims of Norwest in its capacity as a creditor may be recognized. The principal sources of Norwest's revenues are dividends and fees from its subsidiaries.

    Norwest's banking subsidiaries are subject to restrictions under federal law which limit the transfer of funds by the subsidiary banks to Norwest and its nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments, or asset purchases. Such transfers by any subsidiary bank to Norwest or any nonbanking subsidiary are limited in amount to 10% of the bank's capital and surplus and, with respect to Norwest and all such nonbanking subsidiaries, to an aggregate of 20% of such bank's capital and surplus. Furthermore, such loans and extensions of credit are required to be secured in specified amounts.

    The Federal Reserve Board has a policy to the effect that a bank holding company is expected to act as a source of financial and managerial strength to each of its subsidiary banks and to commit resources to support each such subsidiary bank. This support may be required at times when Norwest may not have the resources to provide it. Any capital loans by Norwest to any of the subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In addition, the Crime Control Act of 1990 provides that in the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

    A depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC after August 9, 1989, in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to a commonly controlled FDIC-insured depository institution in danger of default. "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a "default" is likely to occur in the absence of regulatory assistance.

    Federal law (12 U.S.C. (S)55) permits the OCC to order the pro rata assessment of shareholders of a national bank whose capital stock has become impaired, by losses or otherwise, to relieve a deficiency in such national bank's capital stock. This statute also provides for the enforcement of any such pro rata assessment of shareholders of such national bank to cover such impairment of capital stock by sale, to the extent necessary, of the capital stock of any assessed shareholder failing to pay the assessment. Similarly, the laws of certain states provide for such assessment and sale with respect to banks chartered by such states. Norwest, as the sole shareholder of certain of its subsidiary banks, is subject to such provisions.

CAPITAL REQUIREMENTS

    Under the Federal Reserve Board's risk-based capital guidelines for bank holding companies, the minimum ratio of total capital to risk-adjusted assets (including certain off-balance sheet items, such as stand-by letters of credit) is 8%. At least half of the total capital is to be comprised of common stock, minority interests, and noncumulative perpetual preferred stock ("Tier 1 capital"). The remainder ("Tier 2 capital") may consist of hybrid capital instruments, perpetual debt, mandatory convertible debt securities, a limited amount of subordinated debt, other preferred stock, and a limited amount of loan and lease loss reserves. In addition, the Federal Reserve Board's final minimum "leverage ratio" (the ratio of Tier 1 capital to quarterly average total assets) guidelines for bank holding companies provide for a minimum leverage ratio of 3% for bank holding companies that meet certain specified criteria, including that they have the highest regulatory rating. All other bank holding companies are required to maintain a leverage ratio of 3% plus an additional cushion of 100 to 200 basis points. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets. Furthermore, the guidelines indicate that the Federal Reserve Board will continue to consider a "tangible Tier 1 leverage ratio" in evaluating proposals for expansion or new activities. The tangible Tier 1 leverage ratio is the ratio of a banking organization's Tier 1 capital, less all intangibles, to total assets, less all intangibles. Each of Norwest's banking subsidiaries is also subject to capital requirements adopted by applicable regulatory agencies which are substantially similar to the foregoing. At September 30, 1994, Norwest's Tier 1 and total capital (the sum of Tier 1 and Tier 2 capital) to risk-adjusted assets ratios were 9.96% and 12.34%, respectively, and Norwest's leverage ratio for the quarter ended September 30, 1994, was 6.87%. Neither Norwest nor any subsidiary bank has been advised by the appropriate federal regulatory agency of any specific leverage ratio applicable to it.

FEDERAL DEPOSIT INSURANCE CORPORATION IMPROVEMENT ACT OF 1991

    In December 1991, Congress enacted the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), which substantially revised the bank regulatory and funding provisions of the Federal Deposit Insurance Act and makes revisions to several other federal banking statutes. Among other things, FDICIA requires the federal banking regulators to take "prompt corrective action" in respect of FDIC-insured depository institutions that do not meet minimum capital requirements. FDICIA establishes five capital tiers: "well capitalized," "adequately capitalized," "undercapitalized," significantly undercapitalized," and "critically undercapitalized." Under applicable regulations, an FDIC-insured depository institution is defined to be well capitalized if it maintains a leverage ratio of at least 5%, a risk-adjusted Tier 1 capital ratio of at least 6%, and a risk-adjusted total capital ratio of at least 10%, and is not subject to a directive, order, or written agreement to meet and maintain specific capital levels. An insured depository institution is defined to be adequately capitalized if its meets all of its minimum capital requirements as described above. An insured depository institution will be considered undercapitalized if it fails to meet any minimum required measure, significantly undercapitalized if it has a risk-adjusted total capital ratio of less than 6%, risk-adjusted Tier 1 capital ratio of less than 3%, or a leverage ratio of less than 3%, and critically undercapitalized if it fails to maintain a level of tangible equity equal to at least 2% of total assets. An insured depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

    FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions are subject to a wide range of limitations on operations and activities, including growth limitations, and are required to submit a capital restoration plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. In addition, for a capital restoration plan to be acceptable, the depository institution's parent holding company must guarantee that the institution will comply with such capital restoration plan. The aggregate liability of the parent holding company is limited to the lesser of (i) an amount equal to 5% of the depository institution's total assets at the time it became undercapitalized and (ii) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to such institution as of the time it fails to comply with the plan. If a depository institution fails to submit an acceptable plan, it is treated as if it were significantly undercapitalized.

    Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, and cessation of receipt of deposits from correspondent banks. Critically undercapitalized institutions are subject to the appointment of a receiver or conservator.

    FDICIA directs that each federal banking agency prescribe standards for depository institutions and depository institution holding companies relating to internal controls, information systems, internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, compensation, a maximum ratio of classified assets to capital, minimum earnings sufficient to absorb losses, a minimum ratio of market value to book value for publicly traded shares, and such other standards as the agency deems appropriate. The FDIC, in consultation with the other federal banking agencies, has adopted a final rule and guidelines with respect to external and internal audit procedures and internal controls in order to implement those provisions of FDICIA intended to facilitate the early identification of problems in financial management of depository institutions. The FDIC has also issued proposed rules prescribing standards relating to certain other of the management and operational standards listed above. The full impact of such rule and guidelines and proposed standards on Norwest cannot yet be ascertained.

    FDICIA also contains a variety of other provisions that may affect the operations of Norwest, including new reporting requirements, revised regulatory standards for real estate lending, "truth in savings" provisions, and the requirement that a depository institution give 90 days' notice to customers and regulatory authorities before closing any branch.

    Under other regulations promulgated under FDICIA a bank cannot accept brokered deposits (that is, deposits obtained through a person engaged in the business of placing deposits with insured depository institutions or with interest rates significantly higher than prevailing market rates) unless (i) it is "well capitalized" or (ii) it is "adequately capitalized" and receives a waiver from the FDIC. A bank is defined to be "adequately capitalized" if it meets all of its minimum capital requirements. A bank that cannot receive brokered deposits also cannot offer "pass-through" insurance on certain employee benefit accounts, unless it provides certain notices to affected depositors. In addition, a bank that is "adequately capitalized" and that has not received a waiver from the FDIC may not pay an interest rate on any deposits in excess of 75 basis points over certain prevailing market rates. There are no such restrictions on a bank that is "well capitalized." At September 30, 1994, all of Norwest's banking subsidiaries were well capitalized and therefore were not subject to these restrictions.

FDIC INSURANCE

    Effective January 1, 1993, the deposit insurance assessment rate for the Bank Insurance Fund ("BIF") increased as part of the adoption by the FDIC of a transitional risk-based assessment system. In June 1993, the FDIC published final regulations making the transitional system permanent effective January 1, 1994, but left open the possibility that it may consider expanding the range between the highest and lowest assessment rates at a later date. An institution's risk category is based upon whether the institution is well capitalized, adequately capitalized, or less than adequately capitalized. Each insured depository institution is also to be assigned to one of the following "supervisory subgroups": Subgroup A, B, or C. Subgroup A institutions are financially sound institutions with few minor weaknesses; Subgroup B institutions are institutions that demonstrate weaknesses which, if not corrected, could result in significant deterioration; and Subgroup C institutions are institutions for which there is a substantial probability that the FDIC will suffer a loss in connection with the institution unless effective action is taken to correct the areas of weakness. Based on its capital and supervisory subgroups, each BIF member institution will be assigned an annual FDIC assessment rate ranging from 0.23% per annum (for well capitalized Subgroup A institutions) to 0.31% (for undercapitalized Subgroup C institutions). Adequately capitalized institutions will be assigned assessment rates ranging from 0.26% to 0.30%. Norwest incurred $72.4 million of FDIC insurance expense in 1993.

                                    EXPERTS

    The consolidated financial statements of Norwest and subsidiaries as of December 31, 1993 and 1992, and for each of the years in the three-year period ended December 31, 1993, incorporated by reference herein, have been incorporated herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements of Babbscha and subsidiaries as of December 31, 1993, and for the year ended December 31, 1993, have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, included herein and upon the authority of said firm as experts in accounting and auditing.


                                 LEGAL OPINION

    A legal opinion to the effect that the shares of Norwest Common Stock offered hereby, when issued in accordance with the Reorganization Agreement, will be validly issued and fully paid and nonassessable, has been rendered by Stanley S. Stroup, Executive Vice President and General Counsel of Norwest Corporation. At September 30, 1994, Mr. Stroup was the beneficial owner of 107,193 shares and held options to acquire 207,410 additional shares of Norwest Common Stock.


                     MANAGEMENT AND ADDITIONAL INFORMATION

    Certain information relating to the executive compensation, voting securities and the principal holders thereof, certain relationships and related transactions, and other related matters concerning Norwest is included or incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1993, as amended by Form 10-K/A dated May 13, 1994, which are incorporated in this Proxy Statement-Prospectus by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE." Shareholders of Babbscha desiring copies of such documents may contact Norwest at its address or phone number indicated under "AVAILABLE INFORMATION" above.

                         INDEX TO FINANCIAL STATEMENTS
                                      OF
                      BABBSCHA COMPANY AND SUBSIDIARIES,
                     FRIDLEY STATE BANK AND BANREIN, INC.

                                                                                            Beginning
                                                                                               page
BABBSCHA COMPANY AND SUBSIDIARIES, CONSOLIDATED FINANCIAL STATEMENTS:
Independent Auditors, Report                                                                   F-3

Consolidated Statements of Financial Condition as of September 30, 1994 (unaudited),           F-4
December 31, 1993 and December 31, 1992 (unaudited)

Consolidated Statements of Operations (unaudited) for the three and nine-month periods         F-5
ended September 30, 1994 and 1993

Consolidated Statements of Operations for the year ended December 31, 1993 and the years       F-6
ended December 31, 1992 (unaudited) and 1991 (unaudited)

Consolidated Statements of Changes in Stockholders, Equity for the nine-month period ended
September 30, 1994 (unaudited), and the year ended December 31, 1993 and the years ended       F-7
December 31, 1992 (unaudited) and 1991 (unaudited)


Consolidated Statements of Cash Flows (unaudited) for the nine-month periods ended             F-8
September 30, 1994 and 1993

Consolidated Statements of Cash Flows for the year ended December 31, 1993 and the years       F-9
ended December 31, 1992 (unaudited) and 1991 (unaudited)

Notes to Consolidated Financial Statements                                                     F-10

FRIDLEY STATE BANK, FINANCIAL STATEMENTS (UNAUDITED):
Verification                                                                                   F-28

Statements of Financial Condition as of September 30, 1994, December 31, 1993 and              F-29
December 31, 1992

Statements of Operations for the three and nine-month periods ended September 30, 1994  and    F-30
1993

Statements of Operations for the years ended December 31, 1993, 1992 and 1991                  F-31

Statements of Changes in Stockholders, Equity for the nine-month periods ended September
30, 1994, and the years ended December 31, 1993, 1992 and 1991                                 F-32


Statements of Cash Flows for the nine-month periods ended September 30, 1994 and 1993          F-33

Statements of Cash Flows for the years ended December 31, 1993, 1992  and 1991                 F-34

Notes to Financial Statements                                                                  F-35

                         INDEX TO FINANCIAL STATEMENTS
                                      OF
                      BABBSCHA COMPANY AND SUBSIDIARIES,
                     FRIDLEY STATE BANK AND BANREIN, INC.

                                                                                             Beginning
                                                                                               page
BANREIN, INC., FINANCIAL STATEMENTS (UNAUDITED):
Verification                                                                                   F-49

Statements of Financial Condition as of September 30, 1994, December 31, 1993 and              F-50
December 31, 1992

Statements of Operations for the three and nine-month periods ended September 30, 1994  and    F-51
1993

Statements of Operations for the years ended December 31, 1993, 1992 and 1991                  F-52

Statements of Changes in Stockholders, Equity for the nine-month periods ended September
30, 1994, and the years ended December 31, 1993, 1992 and 1991                                 F-53

Statements of Cash Flows for the nine-month periods ended September 30, 1994 and 1993          F-54

Statements of Cash Flows for the years ended December 31, 1993, 1992  and 1991                 F-55

Notes to Financial Statements                                                                  F-56

                         INDEPENDENT AUDITORS' REPORT



The Board of Directors
Babbscha Company:


We have audited the accompanying consolidated statement of financial condition of Babbscha Company and subsidiaries (the Company) as of December 31, 1993, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Babbscha Company and subsidiaries as of December 31, 1993, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



                                KPMG Peat Marwick LLP

Minneapolis, Minnesota
September 30, 1994

                       BABBSCHA COMPANY AND SUBSIDIARIES

                Consolidated Statements of Financial Condition


                                                                                             December 31
                                                                    September 30     --------------------------
                        Assets                                              1994           1993           1992
- ---------------------------------------------------------------------------------------------------------------
                                                                     (unaudited)                   (unaudited)
Cash and due from banks                                             $ 2,681,849       1,975,253      2,537,964
Interest bearing deposits with banks                                    886,700       1,279,492      1,530,258
- ---------------------------------------------------------------------------------------------------------------
        Cash and cash equivalents                                     3,568,549       3,254,745      4,068,222

Federal funds sold                                                      265,000       1,675,000      1,420,000
Investment securities, market value of $20,872,362 (unaudited),      21,212,844      22,736,854     22,102,971
  $23,153,389 and $22,574,079 (unaudited)
Loans                                                                26,957,563      25,089,821     24,604,310
Less allowance for loan losses                                         (158,952)       (158,701)      (149,815)
- ---------------------------------------------------------------------------------------------------------------
        Loans, net                                                   26,798,611      24,931,120     24,454,495

Premises and equipment, net                                             693,572         716,683        755,711
Accrued interest receivable                                             392,583         465,248        490,417
Other assets                                                            138,836          82,015         79,782
- ---------------------------------------------------------------------------------------------------------------
        Total assets                                                $53,069,995      53,861,665     53,371,598
===============================================================================================================

        Liabilities and Stockholders' Equity
- ---------------------------------------------------------------------------------------------------------------
Liabilities
  Deposits:
    Noninterest-bearing                                               9,721,040       8,819,779      9,053,816
    Interest-bearing                                                 37,796,439      39,544,956     39,035,598
- ---------------------------------------------------------------------------------------------------------------
        Total deposits                                               47,517,479      48,364,735     48,089,414
- ---------------------------------------------------------------------------------------------------------------

  Notes payable                                                         421,251         590,052        818,089
  Accrued interest payable                                              112,691         116,929        123,865
  Other liabilities                                                     158,470         113,626        177,370
  Minority interest                                                   2,149,494       2,012,684      1,677,599
- ---------------------------------------------------------------------------------------------------------------
        Total liabilities                                            50,359,385      51,198,026     50,886,337
- ---------------------------------------------------------------------------------------------------------------

Stockholders' equity
  Common stock, no par value; 25,000 shares authorized;
    10,000 issued and outstanding                                       128,290         128,290        128,290
  Retained earnings                                                   2,582,320       2,535,349      2,356,971
- ---------------------------------------------------------------------------------------------------------------
        Total stockholders' equity                                    2,710,610       2,663,639      2,485,261

Commitments and contingencies
- ---------------------------------------------------------------------------------------------------------------
        Total liabilities and stockholders' equity                  $53,069,995      53,861,665     53,371,598
===============================================================================================================

See accompanying notes to consolidated financial statements.

                       BABBSCHA COMPANY AND SUBSIDIARIES
                     Consolidated Statements of Operations


                                                  Three-months               Nine-months
                                                ended September 30         ended September 30
                                              ------------------------ -------------------------
                                                   1994        1993            1994        1993
- ------------------------------------------------------------------------------------------------
                                            (unaudited) (unaudited)     (unaudited) (unaudited)
Interest income:
  Loans                                       $ 589,456     596,820       1,694,780   1,756,306
  Investment securities:
    Taxable                                     227,123     262,755         704,373     802,212
    Nontaxable                                   65,025      71,209         208,576     224,938
  Interest bearing deposits with banks           11,891      16,172          40,022      57,931
  Federal funds sold                              2,754       7,078          13,581      21,974
- ------------------------------------------------------------------------------------------------
        Total interest income                   896,249     954,034       2,661,332   2,863,361
- ------------------------------------------------------------------------------------------------

Interest expense:
  Deposits                                      285,668     319,502         850,397     978,465
  Notes payable                                   8,915      11,243          27,934      37,549
- ------------------------------------------------------------------------------------------------
        Total interest expense                  294,583     330,745         878,331   1,016,014
- ------------------------------------------------------------------------------------------------

Net interest income                             601,666     623,289       1,783,001   1,847,347

Provision for loan losses                           910           0          20,329       6,661
- ------------------------------------------------------------------------------------------------
        Net interest income after
          provision for loan losses             600,756     623,289       1,762,672   1,840,686
- ------------------------------------------------------------------------------------------------

Other income:
  Service charges and fees                       64,284      75,265         217,404     224,366
  Investment security gains (losses)                  0           0            (247)      4,753
  Other                                          25,372      20,538          52,749      58,930
- ------------------------------------------------------------------------------------------------
        Total other income                       89,656      95,803         269,906     288,049
- ------------------------------------------------------------------------------------------------

Other expenses:
  Salaries and employee benefits                281,058     279,992         859,039     849,032
  Net occupancy expense                          31,645      19,896          69,876      60,369
  Depreciation                                   36,641      35,210         121,688     106,986
  Data processing and supplies                   21,265      15,637          57,347      52,700
  FDIC insurance assessment                      27,105      27,396          79,875      79,249
  Professional fees                              61,000      13,488          96,170      54,663
  Postage and supplies                           23,589      26,021          71,132      75,323
  Real estate taxes                                   0           0          28,914      28,546
  Other                                          53,195      51,572         128,116     137,740
- ------------------------------------------------------------------------------------------------
        Total operating expenses                535,498     469,212       1,512,157   1,444,608
- ------------------------------------------------------------------------------------------------

Income before income taxes
  and minority interest                         154,914     249,880         520,421     684,127

Income taxes                                     60,876      64,699         201,180     173,323

Minority interest                                36,097      75,223         117,270     174,184
- ------------------------------------------------------------------------------------------------
Net income                                    $  57,941     109,958         201,971     336,620
================================================================================================

Net income per share                          $    5.79       11.00           20.20       33.66
================================================================================================

See accompanying notes to consolidated financial statements.

                       BABBSCHA COMPANY AND SUBSIDIARIES

                     Consolidated Statements of Operations

                                                         Year ended December 31
                                                   -----------------------------------
                                                      1993        1992         1991
- --------------------------------------------------------------------------------------
                                                              (unaudited)  (unaudited)

Interest income:
  Loans                                            2,331,667   2,488,136    2,767,202
  Investment securities:
    Taxable                                        1,062,177   1,281,475    1,168,736
    Nontaxable                                       297,469     282,524      240,672
  Interest bearing deposits with banks                71,102      75,755      153,373
  Federal funds sold                                  30,039      59,559      145,184
- --------------------------------------------------------------------------------------
      Total interest income                        3,792,454   4,187,449    4,475,167
- --------------------------------------------------------------------------------------

Interest expense:
  Deposits                                         1,280,844   1,636,143    2,263,254
  Notes Payable                                       47,467      41,543       24,296
- --------------------------------------------------------------------------------------
      Total interest expense                       1,328,311   1,677,686    2,287,550
- --------------------------------------------------------------------------------------

Net interest income                                2,464,143   2,509,763    2,187,617

Provision for loan losses                             23,630     104,397       18,987
- --------------------------------------------------------------------------------------
      Net interest income after
       provision for loan losses                   2,440,513   2,405,366    2,168,630
- --------------------------------------------------------------------------------------

Other income:
  Service charges and fees                           334,938     327,358      273,423
  Investment security gains (losses)                   4,753       1,175       (2,550)
  Other                                               74,287      88,349      138,649
- --------------------------------------------------------------------------------------
      Total operating income                         413,978     416,882      409,522
- --------------------------------------------------------------------------------------

Other expenses:
  Salaries and employee benefits                   1,130,915   1,109,279    1,073,293
  Net occupancy expense                               78,805      80,912       89,684
  Depreciation                                       138,775      91,251       69,710
  Data processing and supplies                        71,859      78,550       96,631
  FDIC insurance assessment                          106,677     106,361       87,875
  Professional fees                                   78,993      72,896       77,973
  Postage and supplies                               102,523     105,387      123,230
  Real estate taxes                                   57,093      54,339       50,341
  Other                                              163,599     187,033      213,142
- --------------------------------------------------------------------------------------
      Total operating expenses                     1,929,239   1,886,008    1,881,879
- --------------------------------------------------------------------------------------

Income before income taxes and minority interest     925,252     936,240      696,273

Income taxes                                         232,626     275,499      190,908

Minority interest                                    282,248     232,110      122,581
- --------------------------------------------------------------------------------------

Net income                                        $  410,378     428,631      382,784
======================================================================================

Net income per share                              $    41.04       42.86        38.28
======================================================================================

See accompanying notes to consolidated financial statements.

                       BABBSCHA COMPANY AND SUBSIDIARIES

          Consolidated Statements of Changes in Stockholders' Equity


                                                                           Total
                                                            Retained     stockholders'
                                             Common stock    earnings       equity
- --------------------------------------------------------------------------------------
Balance, December 31, 1990 (unaudited)         $128,290     3,214,581      3,342,871

  Dividend (unaudited)                                       (578,425)      (578,425)

  Net income (unaudited)                                      382,784        382,784
- --------------------------------------------------------------------------------------
Balance, December 31, 1991 (unaudited)          128,290     3,018,940      3,147,230

  Dividend (unaudited)                                     (1,090,600)    (1,090,600)

  Net income (unaudited)                                      428,631        428,631
- --------------------------------------------------------------------------------------
Balance, December 31, 1992 (unaudited)          128,290     2,356,971      2,485,261

  Dividend                                                   (232,000)      (232,000)

  Net income                                                  410,378        410,378
- --------------------------------------------------------------------------------------
Balance, December 31, 1993                      128,290     2,535,349      2,663,639

  Dividend (unaudited)                                       (155,000)      (155,000)

  Net income (unaudited)                                      201,971        201,971
- --------------------------------------------------------------------------------------
Balance, September 30, 1994 (unaudited)        $128,290     2,582,320      2,710,610
======================================================================================

See accompanying notes to consolidated financial statements.

                       BABBSCHA COMPANY AND SUBSIDIARIES

                     Consolidated Statements of Cash Flows


                                                 Nine-months ended September 30
                                                 -------------------------------
                                                          1994             1993
- --------------------------------------------------------------------------------
                                                   (unaudited)      (unaudited)
Cash flows from operating activities:
  Net income                                       $   201,971          336,620
- --------------------------------------------------------------------------------

Adjustments to reconcile net income to net
  cash provided by operating activities:
    Depreciation                                       121,688          106,986
    Provision for loan losses                           20,329            6,661
    Minority interests                                 117,270          174,184
    (Gains) losses on sales of securities                  247           (4,753)
    Change in accrued interest receivable               72,665           38,723
    Change in accrued interest payable                  (6,707)          (4,736)
    Change in other assets                             (56,821)         (35,355)
    Change in other liabilities                         60,651           (6,833)
- --------------------------------------------------------------------------------
          Total adjustments                            329,322          274,877
- --------------------------------------------------------------------------------

        Net cash provided by
          operating activities                         531,293          611,497
- --------------------------------------------------------------------------------

Cash flows from investing activities:
  Change in federal funds sold                       1,410,000          580,000
  Proceeds from sales of securities                  1,087,051        1,610,927
  Proceeds from maturities of and principal
    payments received on securities                  4,215,409        6,956,355
  Purchases of securities                           (3,778,697)      (8,735,910)
  Loan originations, net                            (1,887,820)      (1,157,185)
  Purchase of premises and equipment, net              (98,577)         (98,277)
- --------------------------------------------------------------------------------

        Net cash provided (used) by
          investing activities                         947,366         (844,090)
- --------------------------------------------------------------------------------

Cash flows from financing activities:
  Change in deposits                               $  (847,256)        (321,655)
  Repayments of notes payable                          (22,107)         (20,311)
  Dividends paid                                      (155,000)        (148,000)
  Dividends paid to minority shareholders
    of subsidiaries                                   (140,492)        (148,785)
- --------------------------------------------------------------------------------
        Net cash used by financing activities       (1,164,855)        (638,751)
- --------------------------------------------------------------------------------

        Net increase (decrease) in
          cash and cash equivalents                    313,804         (871,344)

Cash and cash equivalents at beginning of period     3,254,745        4,068,222
- --------------------------------------------------------------------------------

Cash and cash equivalents at end of period         $ 3,568,549        3,196,878
================================================================================

Supplemental disclosures of cash
  flow information:
    Cash paid for:
      Interest on borrowings                       $   885,038        1,020,750
      Income taxes                                     205,279          268,123


See accompanying notes to consolidated financial statements.

                       BABBSCHA COMPANY AND SUBSIDIARIES

                     Consolidated Statements of Cash Flows

                                                               Year ended December 31
                                                     ------------------------------------------
                                                         1993           1992           1991
- -----------------------------------------------------------------------------------------------
                                                                     (unaudited)    (unaudited)
Cash flows from operating activities:
  Net income                                         $    410,378        428,631        382,784
- -----------------------------------------------------------------------------------------------

Adjustments to reconcile net income to net
  cash provided by operating activities:
    Depreciation                                          138,775         91,251         69,710
    Provision for loan losses                              23,630        104,397         18,987
    Minority interests                                    282,248        232,110        122,581
    (Gains) losses on sales of securities                  (4,753)        (1,175)         2,550
    Change in accrued interest receivable                  25,169         93,202       (103,867)
    Change in accrued interest payable                     (6,936)      (107,699)        17,192
    Change in other assets                                 (2,233)       (12,936)        27,315
    Change in other liabilities                           (63,744)       116,523       (168,303)
- -----------------------------------------------------------------------------------------------
          Total adjustments                               392,156        515,673        (13,835)
- -----------------------------------------------------------------------------------------------

          Net cash provided by operating
            activities                                    802,534        944,304        368,949
- -----------------------------------------------------------------------------------------------

Cash flows from investing activities:
  Change in federal funds sold                           (255,000)    (1,420,000)     2,485,000
  Proceeds from sales of securities                     1,610,927        493,342        300,000
  Proceeds from maturities of and principal
    payments received on securities                     9,127,414     11,273,851      3,196,917
  Purchases of securities                             (11,367,471)   (10,989,211)   (12,207,996)
  Loan (originations) repayments, net                    (496,984)       354,835       (217,661)
  Purchase of premises and equipment, net                 (99,748)      (362,508)       (54,623)
- -----------------------------------------------------------------------------------------------
          Net cash used by
            investing activities                       (1,480,862)      (649,691)    (6,498,363)
- -----------------------------------------------------------------------------------------------

Cash flows from financing activities:
  Change in deposits                                 $    275,321        916,116      6,197,055
  Repayments of notes payable                             (27,374)       (25,153)       (23,108)
  Dividends paid                                         (232,000)    (1,090,600)      (578,425)
  Dividends paid to minority shareholders
    of subsidiaries                                      (151,096)      (121,982)       (87,266)
  Proceeds from sale of subsidiary stock                        0        815,600        278,425
- -----------------------------------------------------------------------------------------------
        Net cash provided (used) by
          financing activities                           (135,149)       493,981      5,786,681
- -----------------------------------------------------------------------------------------------

        Net (decrease) increase in
          cash and cash equivalents                      (813,477)       788,594       (342,733)

Cash and cash equivalents at beginning
  of period                                             4,068,222      3,279,628      3,622,361
- -----------------------------------------------------------------------------------------------

Cash and cash equivalents at end of period           $  3,254,745      4,068,222      3,279,628
===============================================================================================
Supplemental disclosures of cash flow information:
  Cash paid for:
    Interest on deposits and borrowing               $  1,332,778      1,785,385      2,265,017
    Income taxes                                          310,175        156,699        259,908

See accompanying notes to consolidated financial statements.

                       BABBSCHA COMPANY AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

(Data as of and for the three- and nine-month periods ended September 30, 1994 and 1993 and as of and for the years ended December 31, 1992 and 1991 is unaudited)


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Babbscha Company (the Company) is a one-bank holding company organized in 1962. The Company owns 55.46% and 52.65% of the common stock of the Fridley State Bank (the Bank) and Banrein, Inc. (Banrein), respectively, which are consolidated in the accompanying financial statements. The Bank provides traditional community banking services and Banrein owns the Bank's premises, which are leased to the Bank.

     The consolidated statements of financial condition as of September 30, 1994 and December 31, 1992 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the three- and nine-month periods ended September 30, 1994 and 1993 and the years ended December 31, 1992 and 1991 are unaudited. However, in the opinion of management, these financial statements include all adjustments, which consist only of normal recurring adjustments, necessary for fair presentation of the Company's financial position. The results of operations for the unaudited three- and nine-month periods ended September 30, 1994 are not necessarily indicative of the results which may be expected for the entire fiscal year 1994.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

BASIS OF PRESENTATION

     The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates. Significant estimates that are particularly susceptible to change in the near-term relate to the determination of the allowance for loan losses.

INVESTMENT SECURITIES

     Investment securities are recorded at amortized cost because the Bank has the ability and intent to hold these securities to maturity. These securities are stated at cost, adjusted for amortization of premium and accretion of discount, computed by the interest method.


                                                                     (Continued)

                       BABBSCHA COMPANY AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

(Data as of and for the three- and nine-month periods ended September 30, 1994 and 1993 and as of and for the years ended December 31, 1992 and 1991 is unaudited)


ALLOWANCE FOR LOAN LOSSES

     The allowance for loan losses is maintained at a level adequate to absorb probable losses. Management determines the adequacy of the allowance based upon reviews of individual loans, recent loss experience, current economic conditions, the risk characteristics of the various categories of loans and other pertinent factors. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowances for loan losses. Such agencies may require additions to the allowance based on their judgment about information available to them at the time of their examination. Loans deemed uncollectible are charged to the allowance. Provisions for loan losses and recoveries on loans previously charged off are added to the allowance. Management believes the allowance for loan losses is adequate.

INTEREST INCOME ON LOANS

     Interest on loans is accrued and credited to income based on the principal amount outstanding. The accrual of interest on loans is discontinued when a loan has been past due for 90 days. Upon such discontinuance, all unpaid accrued interest is reversed. Interest is subsequently recognized as income to the extent cash is received when, in management's judgment, principal is collectible.

PREMISES AND EQUIPMENT

     Premises and equipment are stated at cost, less accumulated depreciation. Depreciation is computed principally by the straight-line method.

INCOME TAXES

     Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109), on a prospective basis. The change resulted in no impact on the financial statements.

     The primary provision of SFAS 109 is the change from the deferred method of accounting for income taxes to the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date.

NET INCOME PER SHARE

     Net income per share is calculated as net income divided by average shares of common stock outstanding.

                                                                     (Continued)

                       BABBSCHA COMPANY AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

         (Data as of and for the three- and nine-month periods ended
        September 30, 1994 and 1993 and as of and for the years ended
                   December 31, 1992 and 1991 is unaudited)

(2) CASH AND CASH EQUIVALENTS

For the purpose of presentation in the statements of cash flows, cash and cash equivalents include cash on hand, cash clearings, and demand deposits with banks.

The Bank is required by the Federal Reserve Bank to maintain reserve balances. The reserve required at September 30, 1994 and December 31, 1993 and 1992 was approximately $314,000, $281,000, and $276,000, respectively.

(3) INVESTMENT SECURITIES

        The amortized cost and estimated market values of investment securities are as follows:

                                             September 30, 1994
                               ----------------------------------------------
                                             Gross       Gross
                               Amortized   unrealized  unrealized    Market
                                 cost        gains       losses      value
                               ----------------------------------------------
U.S. Treasury securities   $    5,101,899    26,956      92,651     5,036,204
U.S. government agency
 securities                     8,253,739     7,129     317,075     7,943,793
Collateralized mortgage
 obligations                      496,089         0      33,340       462,749
Corporate debt securities       1,547,703     4,008      21,937     1,529,774
Obligations of state and
 political subdivisions         5,792,214   116,392      29,964     5,878,642
Other                              21,200         0           0        21,200
                               ----------------------------------------------

                           $   21,212,844   154,485     494,967    20,872,362
                               ==============================================


                                               December 31, 1993
                               ----------------------------------------------
                                             Gross       Gross
                               Amortized   unrealized  unrealized    Market
                                  cost       gains       losses      value
                               ----------------------------------------------

U.S. Treasury securities   $    4,199,989    73,228       1,468     4,271,749
U.S. government agency
 securities                     9,425,543    90,723      23,403     9,492,863
Collateralized mortgage
 obligations                      653,173       187       6,390       646,970
Corporate debt securities       1,678,047    27,654       1,724     1,703,977
Obligations of state and
 political subdivisions         6,758,902   259,443       1,715     7,016,630
Other                              21,200         0           0        21,200
                               ----------------------------------------------

                           $   22,736,854   451,235      34,700    23,153,389
                               ==============================================

                                                              (Continued)

                       BABBSCHA COMPANY AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

         (Data as of and for the three- and nine-month periods ended
        September 30, 1994 and 1993 and as of and for the years ended
                   December 31, 1992 and 1991 is unaudited)


                                            December 31, 1992
                             ------------------------------------------------
                                           Gross       Gross
                                Amortized  unrealized  unrealized    market
                                cost       gains       losses        value
                             ------------------------------------------------

U.S. Treasury securities      $ 6,190,196     158,129       3,168   6,345,157
U.S. government agency
  securities                    7,895,883     119,678       3,986   8,011,575
Collateralized mortgage
  obligations                      47,624           0           7      47,617
Corporate debt securities       1,155,013      16,186         350   1,170,849
Obligations of state and
  political subdivisions        6,793,055     190,798       6,172   6,977,681
Other                              21,200           0           0      21,200
                             ------------------------------------------------
                              $22,102,971     484,791      13,683  22,574,079
                             ================================================

     Proceeds from sales and gross gains and losses realized from sales of investment securities were as follows:


                         Three-months          Nine-months
                         ended September 30,   ended September 30,         Year ended December 31,
                         -------------------------------------------------------------------------------
                            1994      1993       1994        1993       1993        1992         1991
                         -------------------------------------------------------------------------------

Proceeds from sales              0         0    1,087,051  1,610,927  1,610,927      493,342     300,000

Gross realized gains             0         0            0      4,753      4,753        1,175           0

Gross realized losses            0         0          247          0          0            0       2,550

  Investment securities sold during the nine-month period ended September 30, 1994 were debt securities, sold within three months of their maturity date.

  Investment securities with a carrying amount of $2,605,603, $2,397,569 and $3,398,598 at September 30, 1994 and December 31, 1993 and 1992, respectively, were pledged to secure public deposits or for other purposes required or permitted by law.

                                                            (Continued)

                       BABBSCHA COMPANY AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

(Data as of and for the three- and nine-month periods ended September 30, 1994 and 1993 and as of and for the years ended December 31, 1992 and 1991 is unaudited)


    The amortized cost and estimated market value of investment securities by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties:

                                 September 30, 1994      December 31, 1993
                               -----------------------  ---------------------
                               Amortized      Market    Amortized    Market
                                 cost         value       cost       value
                               ----------------------------------------------

    Due in one year or less    $ 2,015,248   2,011,263   3,681,001   3,707,864

    Due after one year
      through five years        14,839,705  14,658,984  13,208,646  13,472,829

    Due after five years
     through ten years           2,818,955   2,774,571   4,147,229   4,286,919

    Due after ten years          1,538,936   1,427,544   1,699,978   1,685,777
                               -----------------------------------------------
                               $21,212,844  20,872,362  22,736,854  23,153,389
                               ===============================================

  Accrued interest receivable on securities aggregated $263,288, $328,667 and $346,295 at September 30, 1994 and December 31, 1993 and 1992, respectively.

(4)  LOANS

    Loans are summarized as follows:

                        September 30,        December 31,
                        -------------   ------------------------
                            1994          1993         1992
                        ----------------------------------------
 Commercial business    $ 2,831,007     2,751,693      3,430,673
 Real estate
  Commercial              5,727,289     5,606,140      5,173,600
  Residential            10,629,741     9,872,914      9,268,154
 Consumer                 7,769,526     6,859,074      6,731,883
                        ----------------------------------------
                        $26,957,563    25,089,821     24,604,310
                        ========================================

(Continued)

                       BABBSCHA COMPANY AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements


(Data as of and for the three- and nine-month periods ended September 30, 1994 and 1993 and as of and for the years ended December 31, 1992 and 1991 is unaudited)



  Included in loans are loans on nonaccrual status of $58,293, $49,504 and $18,442 at September 30, 1994 and December 31, 1993 and 1992, respectively. There was no troubled debt restructuring at September 30, 1994 and December 31, 1993. The impact on interest income of nonaccrual loans was not material. There are no material commitments to lend additional funds to customers whose loans are classified as nonaccrual or restructured at September 30, 1994 or December 31, 1993.

  Accrued interest receivable on loans aggregated $124,824 $130,999 and $139,194 at September 30, 1994 and December 31, 1993 and 1992, respectively.

  The Bank generally grants commercial business loans, residential and commercial real estate loans and consumer loans to customers in the Minneapolis suburb of Fridley, Minnesota and the immediate surrounding areas. A substantial proportion of the Bank's debtors' ability to honor their contracts is dependent upon the general economic conditions in Minnesota.

(5)  ALLOWANCE FOR LOAN LOSSES

  Activity in the allowance for loan losses is summarized as follows:

                                 Three-months            Nine-months
                                 ended September 30,     ended September 30,     Year ended December 31,
                                 ------------------------------------------------------------------------
                                 1994           1993     1994       1993       1993        1992     1991
                                 ------------------------------------------------------------------------
Balance at
  beginning
  of period                      $157,791    143,967    158,701   149,815    149,815     137,946  137,946

Provision for
  losses                              910          0     20,329     6,661     23,630     104,397   18,987

Net (charge-offs) recoveries:
  Loans charged-off                     0       (219)   (25,168)  (13,674)   (30,716)   (108,811) (35,689)

  Less recoveries                     251     14,953      5,090    15,899     15,972      16,283   16,702
                                 ------------------------------------------------------------------------

                                      251     14,734    (20,078)    2,225    (14,744)    (92,528) (18,987)
                                 ------------------------------------------------------------------------

Balance at end
  of period                      $158,952    158,701    158,952   158,701    158,701     149,815  137,946
                                 ========================================================================

                                                                 (Continued)

                       BABBSCHA COMPANY AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

(Data as of and for the three- and nine-month periods ended September 30, 1994 and 1993 and as of and for the years ended December 31, 1992 and 1991 is unaudited)

(6)  PREMISES AND EQUIPMENT


     Premises and equipment are summarized as follows:

                                                 September 30,     December 31,
                                                                   ------------
                                                 1994           1993          1992
                                                 --------------------------------------

Land and improvements                            $  473,139       473,139       458,132
Buildings                                           481,504       481,504       481,504
Furniture, fixtures and equipment                 1,356,944     1,258,636     1,169,036
                                                 --------------------------------------

                                                  2,311,587     2,213,279     2,108,672

Less accumulated depreciation                     1,618,015     1,496,596     1,352,961
                                                 --------------------------------------

Premises and equipment, net                      $  693,572       716,683       755,711
                                                 ======================================


(7)  DEPOSITS

     The Company had certificates of deposit over $100,000 of approximately $636,979, $620,619 and $603,646 at September 30, 1994 and December 31, 1993 and
1992, respectively. Interest expense on certificates of deposit over $100,000 was $8,175 and $8,676 for the three-month periods ended September 30, 1994 and 1993, respectively, $20,979 and $25,203 for the nine-month periods ended September 30, 1994 and 1993, respectively, and $33,857, $58,531, and $89,986 for the years ended December 31, 1993, 1992 and 1991, respectively.

     Accrued interest payable on deposits aggregated $107,153, $115,797 and $122,540 at September 30, 1994 and December 31, 1993 and 1992, respectively.

                                                                     (Continued)

                       BABBSCHA COMPANY AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

(Data as of and for the three- and nine-month periods ended September 30, 1994 and 1993 and as of and for the years ended December 31, 1992 and 1991 is unaudited)

(8)  NOTES PAYABLE:


     Notes payable consisted of the following:

                                                 September 30,       December 31,
                                                                     ------------
                                                 1994              1993        1992
                                                 -------------------------------------
Debt related to ESOP, due October 31, 1996       $283,633          430,327     630,989
Mortgage note, due July 1, 1998                   137,618          159,725     187,100
                                                 -------------------------------------

                                                 $421,251          590,052     818,089
                                                 =====================================


     The Company's financial statements include the debt of the Bank's Employee Stock Ownership Plan (ESOP) as the Company is the ultimate source of funds to repay the debt. This debt is secured by shares of Bank and Banrein stock owned by the ESOP. The interest on the debt related to the ESOP is payable to an unrelated bank semi-annually at 7 3/4% as of September 30, 1994 and 6% for the years ended December 31, 1993 and 1992.

     The mortgage note is due to First Bank, Minneapolis, Minnesota. Interest is payable monthly at a fixed rate of 8.5%. The mortgage note is secured by the land and bank building owned by Banrein.

     Accrued interest payable on the notes payable aggregated $6,513, $1,132 and $1,325 at September 30, 1994 and December 31, 1993 and 1992, respectively.

(9)  INCOME TAXES

     As discussed in note 1 the Company adopted SFAS 109 as of January 1, 1993, this change in accounting method had no impact on the consolidated financial statements for the year ended December 31, 1993.

     Babbscha Company is a Chapter S Corporation for income tax purposes and passes all of its taxable income on directly to its shareholders. Therefore, income tax expense is not provided on the parent company's separate net income in the accompanying consolidated financial statements.

                                                                     (Continued)

                       BABBSCHA COMPANY AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

(Data as of and for the three- and nine-month periods ended September 30, 1994 and 1993 and as of and for the years ended December 31, 1992 and 1991 is unaudited)

Income tax expense consists of:

                                                 Current   Deferred   Total
      Three-months ended September 30, 1994:
      Federal                                    $ 40,210         0   40,210
      State                                        20,666         0   20,666
                                                 ---------------------------

                                                 $ 60,876         0   60,876
                                                 ===========================

      Three-months ended September 30, 1993:
      Federal                                    $ 42,735         0   42,735
      State                                        21,964         0   21,964
                                                 ---------------------------

                                                 $ 64,699         0   64,699
                                                 ===========================

      Nine-months ended September 30, 1994:
      Federal                                    $124,840     8,043  132,883
      State                                        64,163     4,134   68,297
                                                 ---------------------------

                                                 $189,003    12,177  201,180
                                                 ===========================

      Nine-months ended September 30, 1993:
      Federal                                    $114,483         0  114,483
      State                                        58,840         0   58,840
                                                 ---------------------------

                                                 $173,323         0  173,323
                                                 ===========================

      Year ended December 31, 1993:
      Federal                                    $145,611     8,043  153,654
      State                                        74,838     4,134   78,972
                                                 ---------------------------

                                                 $220,449    12,177  232,626
                                                 ===========================

      Year ended December 31, 1992:
      Federal                                    $181,972         0  181,972
      State                                        93,527         0   93,527
                                                 ---------------------------

                                                 $275,499         0  275,499
                                                 ===========================

      Year ended December 31, 1991:
      Federal                                    $126,098         0  126,098
      State                                        64,810         0   64,810
                                                 ---------------------------

                                                 $190,908         0  190,908
                                                 ===========================

                                                                     (Continued)

                       BABBSCHA COMPANY AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

          (Data as of and for the three- and nine-month periods ended
         September 30, 1994 and 1993 and as of and for the years ended
                   December 31, 1992 and 1991 is unaudited)


Income tax expense differs from the amounts computed by applying the federal income tax rate of 34% to income before income taxes and minority interest as a result of the following:

                       Three-months                 Nine-months
                    ended September 30,         ended September 30,              Year ended December 31,
                   --------------------------------------------------------------------------------------------
                     1994          1993          1994          1993          1993          1992          1991
                   --------------------------------------------------------------------------------------------
Computed
  "expected"
  tax expense      $ 52,325       85,285       176,943       232,603       314,586       318,322       236,733

Increase
  (reduction)
  in income
  tax expense
  resulting from:

  Tax-exempt
   income           (22,109)     (24,211)      (70,916)      (78,520)     (103,801)      (99,723)      (81,828)

Dividend
  applied to
  ESOP loan          (7,980)      (1,887)       (8,260)       (7,973)      (12,737)       (8,430)       (1,122)

State income
  tax net of
  federal in-
  come tax
  benefit            13,640       14,496        45,076        38,834        52,122        61,728        42,775

  Other, net         25,000       (8,984)       58,337       (11,621)      (17,544)        3,602        (5,650)
                   --------------------------------------------------------------------------------------------

                   $ 60,876       64,699       201,180       173,323       232,626       275,499       190,908
                   ============================================================================================
                                                                                                  (Continued)

                       BABBSCHA COMPANY AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

(Data as of and for the three- and nine-month periods ended September 30, 1994 and 1993 and as of and for the years ended December 31, 1992 and 1991 is unaudited)


The tax effects of temporary differences that give rise to the deferred tax assets and deferred tax liabilities are as follows:


                                                 September 30,     December 31
                                                 1994              1993
                                                 -----------------------------
Deferred tax assets:
  Allowance for loan losses                      $  8,399                8,399
                                                 -----------------------------
       Deferred tax assets                          8,399                8,399
  Valuation allowance                                   0                    0
                                                 -----------------------------
            Deferred tax assets, net                8,399                8,399
                                                 =============================
Deferred tax liabilities:
  Depreciation                                     20,576               20,576
                                                 -----------------------------
       Deferred tax liabilities                    20,576               20,576
                                                 -----------------------------
       Net deferred tax assets (liabilities)     $(12,177)             (12,177)
                                                 =============================

  There was no valuation allowance required for deferred tax assets as of January 1, 1993.

(10) EMPLOYEE BENEFITS

     The Bank has a profit sharing plan that covers all employees who have reached the age of 20 1/2 years and worked at least 1,000 hours annually for the Bank. The plan provides for the Bank to make annual contributions, which are allocated to each participant based on their compensation. Participants become 100% vested after 5 years of service. The Bank has not contributed to the profit sharing plan since 1987 when an ESOP was established by the Bank. Since 1987 all contributions have been made to the ESOP.

     The Bank has an ESOP in which all employees who have reached the age of 20 1/2 years and worked at least 1,000 hours annually for the Bank are eligible to participate. The Bank has committed to make annual contributions to the ESOP necessary to fund the ESOP and any outstanding debt including interest. In 1992, the ESOP borrowed $736,136 from an unrelated bank for the purchase of Bank and Banrein stock from the Company. This debt is included in notes payable with a corresponding amount shown as a reduction of minority interest. The debt balance is reduced and minority interest increased by the amount of any principal reduction of the debt by the ESOP.

All shares of the Bank and Banrein owned by the ESOP were purchased at their respective book value per share. Shares that secure the ESOP debt are allocated to participants as the debt principal is reduced. The shares of common stock of the Bank and Banrein owned by the ESOP are as follows:


                                            September 30,   December 31,
                                                            ------------
                                            1994            1993    1992
                                            ----------------------------
  Bank:
       Allocated to participants              883           883      660
       Unallocated                            366           366      555
                                            ----------------------------
                                            1,249         1,249    1,215
                                            ============================

  Banrein:
       Allocated to participants              733           733      544
       Unallocated                            366           366      555
                                            ----------------------------
                                            1,099         1,099    1,099
                                            ============================
                                                             (Continued)


                       BABBSCHA COMPANY AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

(Data as of and for the three- and nine-month periods ended September 30, 1994 and 1993 and as of and for the years ended December 31, 1992 and 1991 is unaudited)


Dividends paid by the Bank and Banrein to the ESOP were as follows and the Bank paid the following in contributions to the ESOP and interest on the ESOP debt:



                    Three-months            Nine-months
                    ended September 30,     ended September 30,         Year ended December 31,
                    -------------------     -------------------        ---------------------------
                       1994       1993        1994        1993        1993        1992        1991
                    ------------------------------------------------------------------------------
Dividends            $24,980     24,980      52,433      52,433      82,503      57,000      22,802
Contributions         38,400     43,200     108,400     129,600     162,636     167,737     163,932
Interest               6,707      7,500      18,527      25,009      32,807      24,645       5,341


(11) COMMITMENTS AND CONTINGENCIES

     The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit, interest rate, and liquidity risk in excess of the amount recognized in the accompanying statements of financial condition.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit written is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

     Commitments to extend credit are agreements to lend to a customer provided there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since certain of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank had outstanding commitments to extend credit of approximately $2,239,325, $2,072,938 and $2,354,217, at September 30, 1994 and December 31, 1993 and 1992, respectively.

     Standby letters of credit are conditional commitments issued by the Bank guaranteeing the performance of a customer to a third party. The standby letters of credit are primarily issued to support private borrowing arrangements, and expire during 1994. The credit risk involved in issuing standby letters of credit is essentially the same as that involved in making loans to customers. The amount of collateral the Bank obtains to support standby letters of credit is based on management's credit evaluation of the borrower. Since the conditions under which the Bank is required to fund standby letters of credit may not materialize, the cash requirements are expected to be less than the total outstanding commitments. The Bank had outstanding standby letters of credit of approximately $87,100, $69,000 and $97,117, at September 30, 1994 and December 31, 1993 and 1992, respectively.


                                                                     (Continued)

                       BABBSCHA COMPANY AND SUBSIDIARIES

                  Notes to Consolidated Financial Statements

(Data as of and for the three- and nine-month periods ended September 30, 1994 and 1993 and as of and for the years ended December 31, 1992 and 1991 is unaudited)

(12) RELATED PARTY TRANSACTIONS


     The Bank has entered into transactions with its directors, officers, significant stockholders and their affiliates. Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers and did not, in the opinion of management, involve more than normal credit risk or present other favorable or unfavorable features.

     Activity with respect to loans to directors, officers and significant stockholders is summarized as follows:



                                       Nine-months
                                       ended                   Year ended December 31,
                                       September 30,      ---------------------------------
                                       1994               1993         1992         1991
                                       ----------------------------------------------------
Balance at beginning of period         $532,198           466,052      496,628      387,312
  New loans                              64,420           140,037       62,230      140,500
  Repayments                             89,290            73,891       92,806       31,184
                                       ----------------------------------------------------

Balance at end of period               $507,328           532,198      466,052      496,628
                                       ====================================================


(13) SUBSEQUENT EVENT

     On September 9, 1994 the Company and Norwest Corporation (Norwest) entered into an Agreement and Plan of Reorganization (the Agreement) whereby the Company would be merged into Norwest. All of the Company's outstanding common stock will be exchanged for Norwest common stock. The number of shares of Norwest common stock received in the exchange for the Company's common stock will be equal to 152,140 shares. The outstanding common stock of the Bank and Banrein that is not owned by the Company will be exchanged for Norwest common stock equal to 108,207 and 15,653 shares respectively.

     The Agreement requires that, prior to the effective date of the merger, the Company shall establish additional accruals and loan loss reserves as may be necessary to conform to the accounting and loan loss reserve practices of Norwest and provide for costs and expenses anticipated in the consummation of the merger. The Company has estimated, but not accrued, $531,000 and $1,246,000 for additional loan loss reserves and anticipated merger expenses, respectively. Also, the current ESOP loan outstanding is to be paid subsequent to the closing date of the merger at which time all unallocated shares will be allocated to ESOP participants.

                                                                     (Continued)

                       BABBSCHA COMPANY AND SUBSIDIARIES


                  Notes to Consolidated Financial Statements

(Data as of and for the three- and nine-month periods ended September 30, 1994 and 1993 and as of and for the years ended December 31, 1992 and 1991 is unaudited)


(14)  CONDENSED FINANCIAL INFORMATION--PARENT COMPANY ONLY


   STATEMENTS OF FINANCIAL CONDITION

                                      September 30,   Year ended December 31,
                                                      -----------------------
       Assets                              1994         1993         1992
                                      ---------------------------------------

    Cash on deposit with the Bank      $   11,617         8,365        5,395
    Investment in Subsidiaries          2,643,533     2,655,274    2,479,866
    Dividend receivable                    55,460             0            0
                                       -------------------------------------

                                       $2,710,610     2,663,639    2,485,261
                                       =====================================

    Stockholders, Equity

    Common stock                          128,290       128,290      128,290
    Retained earnings                   2,582,320     2,535,349    2,356,971
                                       -------------------------------------

                                       $2,710,610     2,663,639    2,485,261
                                       =====================================

                                                           (Continued)

                       BABBSCHA COMPANY AND SUBSIDIARIES


                  Notes to Consolidated Financial Statements

         (Data as of and for the three- and nine-month periods ended
        September 30, 1994 and 1993 and as of and for the years ended
                   December 31, 1992 and 1991 is unaudited)


        STATEMENTS OF OPERATIONS

                                             Three-months              Nine-months
                                          ended September 30,      ended September 30,
                                          -------------------      -------------------
                                           1994        1993         1994         1993
                                          ---------------------------------------------

Income:
  Dividends from subsidiaries             $     0            0      171,119      171,119
  Service charges and fees                 15,366       13,308       43,279       39,923
  Other income                                  0        5,749        3,629       10,488
                                          ----------------------------------------------

                                           15,366       19,057      218,027      221,530

Other expense                                 575        1,325        2,865        2,865
                                          -----------------------------------------------

  Earnings before equity in undis-
   tributed earnings of subsidiaries       14,791       17,732      215,162      218,665

Equity in undistributed earnings
 of subsidiaries                           43,150       92,226      (13,191)     117,955
                                          ----------------------------------------------

  Net income                              $57,941      109,958      201,971      336,620
                                          ==============================================

                                                                              (Continued)

                       BABBSCHA COMPANY AND SUBSIDIARIES


                  Notes to Consolidated Financial Statements

(Data as of and for the three- and nine-month periods ended September 30, 1994 and 1993 and as of and for the years ended December 31, 1992 and 1991 is unaudited)


STATEMENTS OF OPERATIONS

                                                  Year ended December 31,
                                                 --------------------------
                                                   1993     1992     1991
                                                 --------------------------
     Income:
       Dividends from subsidiaries               $182,175  208,019  241,735
       Service charges and fees                    53,429   51,430   49,901
       Other income                                 9,532   23,506   30,998
                                                 --------------------------

                                                  245,136  282,955  322,634


     Other expense                                 10,166   11,675   20,261
                                                 --------------------------

       Earnings before equity in undistributed
        earnings of subsidiaries                  234,970  271,280  302,373

     Equity in undistributed earnings
       of subsidiaries                            175,408  157,351   80,411
                                                 --------------------------

       Net income                                 410,378  428,631  382,784
                                                 ==========================

                                                                  (Continued)

                       BABBSCHA COMPANY AND SUBSIDIARIES


                  Notes to Consolidated Financial Statements

         (Data as of and for the three- and nine-month periods ended
        September 30, 1994 and 1993 and as of and for the years ended
                   December 31, 1992 and 1991 is unaudited)


    STATEMENTS OF CASH FLOWS

                                                  Nine-months
                                               ended September 30,
                                              ---------------------
                                                 1994        1993
                                              ----------------------
    Net income                                  $ 201,971    336,620

    Adjustments to reconcile net income
       to net cash provided (used)
       by operating activities:
      Equity in undistributed earnings of
        subsidiaries                               13,191   (117,955)
      Change in other assets                      (55,460)   (55,460)
      Other, net                                   (1,450)    (6,473)
                                                --------------------
    Net cash provided by operating
    activities                                    158,252    156,732

    Cash flows used in financing activities:
        Dividends paid                           (155,000)  (148,000)
                                                --------------------
       Net increase in cash                         3,252      8,732

    Cash at beginning of period                     8,365      5,395
                                                --------------------
    Cash at end of period                       $  11,617     14,127
                                                ====================


                                                                     (Continued)

                       BABBSCHA COMPANY AND SUBSIDIARIES


                  Notes to Consolidated Financial Statements

(Data as of and for the three- and nine-month periods ended September 30, 1994 and 1993 and as of and for the years ended December 31, 1992 and 1991 is unaudited)


STATEMENTS OF CASH FLOWS

                                                   Year ended December 31,
                                             ---------------------------------
                                             1993        1992         1991
                                             ---------------------------------

 Net income                                  $ 410,378      428,631    382,784

 Adjustments to reconcile net income
  to net cash provided
  by operating activities:
    Equity in undistributed earnings of
     subsidiaries                             (175,408)    (157,351)   (80,411)
                                             ---------------------------------

 Net cash provided by operating
 activities                                    234,970      271,280    302,373

 Cash flows from investing activities:
   Proceeds from sale of subsidiary stock            0      815,599    278,425

 Cash flows used in financing activities:
   Dividends paid                             (232,000)  (1,090,600)  (578,425)
                                             ---------------------------------

  Net increase (decrease) in cash                2,970       (3,721)     2,373

 Cash at beginning of period                     5,395        9,116      6,743
                                             ---------------------------------

 Cash at end of period                       $   8,365        5,395      9,116
                                             =================================

  The payment of dividends to the Company by the Bank is subject to various federal and state regulatory limitations. The Bank must obtain the approval of bank regulatory agencies if the dividends declared in any year exceed these limitations.

September 30, 1994



                                 VERIFICATION
                                 ------------



The statement of financial condition of Fridley State Bank, a 55.46% owned subsidiary of Babbscha Company, as of September 30, 1994 and December 31, 1993 and 1992, and the related statements of operations, changes in stockholders, equity, and cash flows for each of the three- and nine-month periods ended September 30, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1993, have been prepared under our control.

In our opinion, the aforementioned financial statements present fairly the financial position of Fridley State Bank at September 30, 1994 and at December 31, 1993 and 1992, and the results of operations, changes in stockholders, equity, and cash flows for each of the three- and nine-month periods ended September 30, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1993, in conformity with generally accepted accounting principles applied on a consistent basis.



/s/ William H. Beery
- ---------------------------------------------------
WILLIAM H. BEERY
  PRESIDENT AND CHIEF EXECUTIVE OFFICER




/s/ Marcia J. Etlicher
- ---------------------------------------------------
MARCIA J. ETLICHER
  VICE PRESIDENT - CASHIER

                              FRIDLEY STATE BANK

                       Statements of Financial Condition
                                  (unaudited)


                                                                                               December 31
                                                                   September 30          ------------------------------
               ASSETS                                                      1994                1993               1992
- -----------------------------------------------------------------------------------------------------------------------
Cash and due from banks                                            $ 2,681,849              1,975,253         2,537,964
Interest bearing deposits with banks                                   886,700              1,279,492         1,530,258
- -----------------------------------------------------------------------------------------------------------------------
     Cash and cash equivalents                                       3,568,549              3,254,745         4,068,222

Federal funds sold                                                     265,000              1,675,000         1,420,000
Investment securities, market value of $20,872,362 (unaudited),
  $23,153,389 and $22,574,079 (unaudited)                           21,212,844             22,736,854        22,102,971
Loans                                                               26,957,563             25,089,821        24,604,310
Less allowance for loan losses                                        (158,952)              (158,701)         (149,815)
- -----------------------------------------------------------------------------------------------------------------------
     Loans, net                                                     26,798,611             24,931,120        24,454,495

Premises and equipment, net                                            464,097                475,171           498,149
Accrued interest receivable                                            392,583                465,248           490,417
Other assets                                                           115,414                 78,350            71,632
- -----------------------------------------------------------------------------------------------------------------------

     TOTAL ASSETS                                                  $52,817,098             53,616,488        53,105,886
=======================================================================================================================


     LIABILITIES AND STOCKHOLDERS' EQUITY
- -----------------------------------------------------------------------------------------------------------------------

Liabilities
  Deposits:
    Noninterest-bearing                                              9,748,542              8,831,944         9,062,454
    Interest-bearing                                                37,796,439             39,544,956        39,035,598
- -----------------------------------------------------------------------------------------------------------------------
     TOTAL DEPOSITS                                                 47,544,981             48,376,900        48,098,052
- -----------------------------------------------------------------------------------------------------------------------

  Notes payable                                                        283,633                430,327           630,989
  Accrued interest payable                                             112,691                118,266           122,540
  Other liabilities                                                    212,955                110,583           177,370
- -----------------------------------------------------------------------------------------------------------------------
     TOTAL LIABILITIES                                              48,154,260             49,036,076        49,028,951
- -----------------------------------------------------------------------------------------------------------------------

Stockholders' equity
  Common stock, $37.50; 5,000 shares authorized;
    5,000 issued and outstanding                                       187,500                187,500           187,500
  Paid in capital                                                    1,812,500              1,812,500         1,812,500
  Debt related to ESOP                                                (283,633)              (430,327)         (630,989)
  Retained earnings                                                  2,946,471              3,010,739         2,707,924
- -----------------------------------------------------------------------------------------------------------------------
     TOTAL STOCKHOLDERS' EQUITY                                      4,662,838              4,580,412         4,076,935

Commitments and contingencies
- -----------------------------------------------------------------------------------------------------------------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $52,817,098             53,616,488        53,105,886
=======================================================================================================================


See accompanying notes to consolidated financial statements.

                              FRIDLEY STATE BANK

                           Statements of Operations
                                  (unaudited)

                                            Three-months           Nine-months
                                          ended September 30     ended September 30
                                        ---------------------  ----------------------
                                           1994        1993        1994       1993
- -------------------------------------------------------------------------------------
Interest income:
  Loans                                   $589,456    596,820   1,694,780   1,756,306
  Investment securities:
    Taxable                                227,123    262,755     704,373     802,212
    Nontaxable                              65,025     71,209     208,576     224,938
  Interest bearing deposits with banks      11,891     16,172      40,022      57,931
  Federal funds sold                         2,754      7,078      13,581      21,974
- -------------------------------------------------------------------------------------
        Total interest income              896,249    954,034   2,661,332   2,863,361
- -------------------------------------------------------------------------------------
Interest expense:
  Deposits                                 285,668    319,502     850,397     978,465
  Notes payable                              6,707      7,500      18,527      25,009
- -------------------------------------------------------------------------------------
        Total interest expense             292,375    327,002     868,924   1,003,474
- -------------------------------------------------------------------------------------
Net interest income                        603,874    627,032   1,792,408   1,859,887

Provision for loan losses                      910          0      20,329       6,661
- -------------------------------------------------------------------------------------
        Net interest income after
          provision for loan losses        602,964    627,032   1,772,079   1,853,226
- -------------------------------------------------------------------------------------
Other income:
  Service charges and fees                  66,824     75,265     217,414     224,366
  Investment security gains (losses)             0          0        (247)      4,753
  Other                                     19,083     14,039      46,870      46,192
- -------------------------------------------------------------------------------------
        Total other income                  85,907     89,304     264,037     275,311
- -------------------------------------------------------------------------------------
Other expenses:
  Salaries and employee benefits           280,683    278,867     857,914     847,907
  Net occupancy expense                     48,261     42,051     136,341     126,834
  Depreciation                              32,628     29,457     109,651      93,208
  Data processing and supplies              21,265     15,637      57,347      52,700
  FDIC insurance assessment                 27,105     27,396      79,875      79,249
  Professional fees                         60,800     14,968      94,050      54,223
  Postage and supplies                      23,589     26,021      71,132      75,323
  Real estate taxes                         16,223     12,246      48,670      36,738
  Other                                     68,995     63,033     165,026     171,821
- -------------------------------------------------------------------------------------
        Total operating expenses           579,549    509,676   1,620,006   1,538,003
- -------------------------------------------------------------------------------------
Income before income taxes                 109,322    206,660     416,110     590,534

Income taxes                                58,575     61,999     180,378     165,577
- -------------------------------------------------------------------------------------
Net income                                $ 50,747    144,661     235,732     424,957
=====================================================================================
Net income per share                      $  10.15      28.93       47.15       84.99
=====================================================================================


See accompanying notes to consolidated financial statements.

                              FRIDLEY STATE BANK

                           Statements of Operations
                                  (unaudited)

                                             Year ended December 31
                                        --------------------------------
                                           1993        1992       1991
- ------------------------------------------------------------------------
Interest income:
  Loans                                  2,331,667  2,488,136  2,767,202
  Investment securities:
    Taxable                              1,062,177  1,281,475  1,168,736
    Nontaxable                             297,469    282,524    240,672
  Interest bearing deposits with banks      71,102     75,755    153,373
  Federal funds sold                        30,039     59,559    145,184
- ------------------------------------------------------------------------
      Total interest income              3,792,454  4,187,449  4,475,167
- ------------------------------------------------------------------------

Interest expense:
  Deposits                               1,280,844  1,636,143  2,263,254
  Notes Payable                             32,807     24,645      5,341
- ------------------------------------------------------------------------
      Total interest expense             1,313,651  1,660,788  2,268,595
- ------------------------------------------------------------------------

Net interest income                      2,478,803  2,526,661  2,206,572

Provision for loan losses                   23,630    104,397     18,987
- ------------------------------------------------------------------------
      Net interest income after
       provision for loan losses         2,455,173  2,422,264  2,187,585
- ------------------------------------------------------------------------

Other income:
  Service charges and fees                 334,938    327,358    273,423
  Investment security gains (losses)         4,753      1,175     (2,550)
  Other                                     61,755     61,843    104,651
- ------------------------------------------------------------------------
      Total operating income               401,446    390,376    375,524
- ------------------------------------------------------------------------

Other expenses:
  Salaries and employee benefits         1,124,390  1,100,279  1,073,293
  Net occupancy expense                    167,425    169,532    178,304
  Depreciation                             122,665     75,201     53,660
  Data processing and supplies              71,859     78,550     96,631
  FDIC insurance assessment                106,677    106,361     87,875
  Professional fees                         75,373     70,201     75,913
  Postage and supplies                     102,523    105,387    123,230
  Real estate taxes                         52,962     48,984     48,405
  Other                                    208,678    230,313    236,244
- ------------------------------------------------------------------------
      Total operating expenses           2,032,552  1,984,808  1,973,555
- ------------------------------------------------------------------------

Income before income taxes                 824,067    827,832    589,554

Income taxes                               221,252    264,853    180,072
- ------------------------------------------------------------------------

Net income                              $  602,815    562,979    409,482
========================================================================

Net income per share                    $   120.56     112.60      81.90
========================================================================

See accompanying notes to consolidated financial statements.

                                    FRIDLEY STATE BANK

                         Statements of Changes in Stockholders' Equity
                                     (unaudited)

                                                                                      Total
                                               Paid in    Debt related  Retained   stockholders'
                               Common stock    capital      to ESOP     earnings     equity
- ------------------------------------------------------------------------------------------------
Balance, December 31, 1990       $187,500     1,512,500            0    2,635,463     4,335,463

  Dividend                                                               (300,000)     (300,000)

  Net income                                                              409,482       409,482

  Increase of ESOP debt                                      (60,143)                   (60,143)
- ------------------------------------------------------------------------------------------------
Balance, December 31, 1991        187,500     1,512,500      (60,143)   2,744,945     4,384,802

  Dividend                                                               (300,000)     (300,000)

  Capital transfer                              300,000                  (300,000)            0

  Net income                                                              562,979       562,979

  Increase of ESOP debt                                     (570,846)                  (570,846)
- ------------------------------------------------------------------------------------------------
Balance, December 31, 1992        187,500     1,812,500     (630,989)   2,707,924     4,076,935

  Dividend                                                               (300,000)     (300,000)

  Net income                                                              602,815       602,815

  Repayment of ESOP debt                                     200,662                    200,662
- ------------------------------------------------------------------------------------------------
Balance, December 31, 1993        187,500     1,812,500     (430,327)   3,010,739     4,580,412

  Dividend                                                               (300,000)     (300,000)

  Net income                                                              235,732       235,732

  Repayment of ESOP debt                                     146,694                    146,694
- ------------------------------------------------------------------------------------------------
Balance, September 30, 1994       187,500     1,812,500     (283,633)   2,946,471     4,662,838
================================================================================================

See accompanying notes to consolidated financial statements.

                              FRIDLEY STATE BANK

                           Statements of Cash Flows
                                  (unaudited)


                                             Nine-months ended September 30
                                             ------------------------------
                                                           1994        1993
- ---------------------------------------------------------------------------

Cash flows from operating activities:
  Net income                                        $   235,732     424,957
- ---------------------------------------------------------------------------

Adjustments to reconcile net income to net
  cash provided by operating activities:
    Depreciation                                        109,651      93,208
    Provision for loan losses                            20,329       6,661
    (Gains) losses on sales of securities                   247      (4,753)
    Change in accrued interest receivable                72,665      38,723
    Change in accrued interest payable                   (5,575)     (4,592)
    Change in other assets                              (37,064)    (28,488)
    Change in other liabilities                         114,409      57,975
- ---------------------------------------------------------------------------
          Total adjustments                             274,662     158,734
- ---------------------------------------------------------------------------

          Net cash provided by operating activities     510,394     583,691
- ---------------------------------------------------------------------------

Cash flows from investing activities:
  Change in federal funds sold                        1,410,000     580,000
  Proceeds from sales of securities                   1,087,051   1,610,927
  Proceeds from maturities of and principal
    payments received on securities                   4,215,409   6,956,355
  Purchases of securities                            (3,778,697) (8,735,910)
  Loan originations, net                             (1,887,820) (1,157,185)
  Purchase of premises and equipment, net              (110,614)   (110,314)
- ---------------------------------------------------------------------------

          Net cash provided (used) by
            investing activities                        935,329    (856,127)
- ---------------------------------------------------------------------------

Cash flows from financing activities:
  Change in deposits                                $  (831,919)   (298,908)
  Dividends paid                                       (300,000)   (300,000)
- ---------------------------------------------------------------------------
        Net cash used by
          financing activities                       (1,131,919)   (598,908)
- ---------------------------------------------------------------------------

        Net increase (decrease) in
          cash and cash equivalents                     313,804    (871,344)

Cash and cash equivalents at beginning of period      3,254,745   4,068,222
- ---------------------------------------------------------------------------

Cash and cash equivalents at end of period          $ 3,568,549   3,196,878
===========================================================================

Supplemental disclosures of cash flow information:
  Cash paid for:
    Interest on deposits and borrowings             $   885,038   1,020,750
    Income taxes                                        205,279     268,123


See accompanying notes to consolidated financial statements.

                              FRIDLEY STATE BANK

                           Statements of Cash Flows
                                  (unaudited)

                                                            Year ended December 31
                                                    ----------------------------------------
                                                        1993          1992          1991
- --------------------------------------------------------------------------------------------

Cash flows from operating activities:
  Net income                                        $    602,815       562,979       409,482
- --------------------------------------------------------------------------------------------

Adjustments to reconcile net income to net
 cash provided by operating activities:
  Depreciation                                           122,665        75,201        53,660
  Provision for loan losses                               23,630       104,397        18,987
  (Gains) losses on sales of securities                   (4,753)       (1,175)        2,550
  Change in accrued interest receivable                   25,169        93,202      (103,867)
  Change in accrued interest payable                      (4,274)     (106,856)       16,691
  Change in other assets                                  (6,718)      (18,701)       26,143
  Change in other liabilities                            (70,058)      115,738      (167,024)
- --------------------------------------------------------------------------------------------
    Total adjustments                                     85,661       261,806      (152,860)
- --------------------------------------------------------------------------------------------

    Net cash provided by operating
     activities                                          688,476       824,785       256,622
- --------------------------------------------------------------------------------------------

Cash flows from investing activities:
  Change in federal funds sold                          (255,000)   (1,420,000)    2,485,000
  Proceeds from sales of securities                    1,610,927       493,342       300,000
  Proceeds from maturities of and principal
   payments received on securities                     9,127,414    11,273,851     3,196,917
  Purchases of securities                            (11,367,471)  (10,989,211)  (12,207,996)
  Loan (originations) repayments, net                   (496,984)      354,835      (217,661)
  Purchase of premises and equipment, net                (99,687)     (362,508)      (54,623)
- --------------------------------------------------------------------------------------------
    Net cash used by
     investing activities                             (1,480,801)     (649,691)   (6,498,363)
- --------------------------------------------------------------------------------------------

Cash flows from financing activities:
  Change in deposits                                $    278,848       913,500     6,199,008
  Dividends paid                                        (300,000)     (300,000)     (300,000)
- --------------------------------------------------------------------------------------------
    Net cash provided (used) by
     financing activities                                (21,152)      613,500     5,899,008
- --------------------------------------------------------------------------------------------

    Net (decrease) increase in
     cash and cash equivalents                          (813,477)      788,594      (342,733)

Cash and cash equivalents at beginning of period       4,068,222     3,279,628     3,622,361
- --------------------------------------------------------------------------------------------

Cash and cash equivalents at end of period          $  3,254,745     4,068,222     3,279,628
============================================================================================

Supplemental disclosures of cash flow information:
  Cash paid for:
    Interest on deposits and borrowings             $  1,332,778     1,785,385     2,265,017
    Income taxes                                         310,175       156,699       259,908

See accompanying notes to consolidated financial statements.

                              FRIDLEY STATE BANK

                         Notes to Financial Statements
                                  (unaudited)



(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Fridley State Bank (the Company) is 55.46% owned by Babbscha Company (Babbscha), a one-bank holding company. The Bank provides traditional community banking services.

BASIS OF PRESENTATION

    The financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ from those estimates. Significant estimates that are particularly susceptible to change in the near-term relate to the determination of the allowance for loan losses.

INVESTMENT SECURITIES

    Investment securities are recorded at amortized cost because the Company has the ability and intent to hold these securities to maturity. These securities are stated at cost adjusted for amortization of premium and accretion of discount, computed by the interest method.

ALLOWANCE FOR LOAN LOSSES

    The allowance for loan losses is maintained at a level adequate to absorb probable losses. Management determines the adequacy of the allowance based upon reviews of individual loans, recent loss experience, current economic conditions, the risk characteristics of the various categories of loans and other pertinent factors. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the allowances for loan losses. Such agencies may require additions to the allowance based on their judgment about information available to them at the time of their examination. Loans deemed uncollectible are charged to the allowance. Provisions for loan losses and recoveries on loans previously charged off are added to the allowance. Management believes the allowance for loan losses is adequate.

INTEREST INCOME ON LOANS

    Interest on loans is accrued and credited to income based on the principal amount outstanding. The accrual of interest on loans is discontinued when a loan has been past due for 90 days. Upon such discontinuance, all unpaid accrued interest is reversed. Interest is subsequently recognized as income to the extent cash is received when, in management's judgment, principal is collectible.

PREMISES AND EQUIPMENT

    Premises and equipment are stated at cost, less accumulated depreciation. Depreciation is computed principally by the straight-line method.

(Continued)

                              FRIDLEY STATE BANK

                         Notes to Financial Statements
                                  (unaudited)


INCOME TAXES

    Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109), on a prospective basis. The change resulted in no impact on the financial statements.

    The primary provision of SFAS 109 is the change from the deferred method of accounting for income taxes to the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date.

NET INCOME PER SHARE

    Net income per share is calculated as net income divided by average shares of common stock outstanding.

(2)  CASH AND CASH EQUIVALENTS

    For the purpose of presentation in the statements of cash flows, cash and cash equivalents include cash on hand, cash clearings, and demand deposits with banks.

    The Company is required by the Federal Reserve Bank to maintain reserve balances. The reserve required at September 30, 1994 and December 31, 1993 and 1992 was approximately $314,000, $281,000, and $276,000, respectively.

                                                                     (Continued)

                              FRIDLEY STATE BANK

                         Notes to Financial Statements
                                  (unaudited)



(3)  INVESTMENT SECURITIES

    The amortized cost and estimated market values of investment securities are as follows:


                                                  September 30, 1994
                                    --------------------------------------------
                                                 Gross       Gross
                                    Amortized    unrealized  unrealized  Market
                                    cost         gains       losses      value
                                    --------------------------------------------

U.S. Treasury securities            $  5,101,899   26,956     92,651   5,036,204

U.S. government agency
  securities                           8,253,739    7,129    317,075   7,943,793

Collateralized mortgage
  obligations                            496,089        0     33,340     462,749

Corporate debt securities              1,547,703    4,008     21,937   1,529,774

Obligations of state and
  political subdivisions               5,792,214  116,392     29,964   5,878,642

Other                                     21,200        0          0      21,200
                                    --------------------------------------------

                                    $ 21,212,844  154,485    494,967  20,872,362
                                    ============================================



(Continued)

                              FRIDLEY STATE BANK

                         Notes to Financial Statements
                                  (unaudited)



                                                December 31, 1993
                                   --------------------------------------------
                                              Gross       Gross
                                   Amortized  unrealized  unrealized  Market
                                   cost       gains       losses      Value
                                 ----------------------------------------------
U.S. Treasury securities         $ 4,199,989     73,228       1,468   4,271,749

U.S. government agency
  securities                       9,425,543     90,723      23,403   9,492,863

Collateralized mortgage
  obligations                        653,173        187       6,390     646,970

Corporate debt securities          1,678,047     27,654       1,724   1,703,977

Obligations of state and
  political subdivisions           6,758,902    259,443       1,715   7,016,630

Other                                 21,200          0           0      21,200
                                 ----------------------------------------------

                                 $22,736,854    451,235      34,700  23,153,389
                                 ==============================================



(Continued)

                              FRIDLEY STATE BANK

                         Notes to Financial Statements
                                  (unaudited)



                                                December 31, 1992
                                   --------------------------------------------
                                              Gross       Gross
                                   Amortized  unrealized  unrealized  Market
                                   cost       gains       losses      Value
                                 ----------------------------------------------
U.S. Treasury securities         $ 6,190,196     158,129       3,168  6,345,157

U.S. government agency
  securities                       7,895,883     119,678       3,986  8,011,575

Collateralized mortgage
  obligations                         47,624           0           7     47,617

Corporate debt securities          1,155,013      16,186         350  1,170,849

Obligations of state and
  political subdivisions           6,793,055     190,798       6,172  6,977,681

Other                                 21,200           0           0     21,200
                                 ----------------------------------------------

                                 $22,102,971     484,791      13,683 22,574,079
                                 ==============================================



                                                                    (Continued)

                              FRIDLEY STATE BANK

                         Notes to Financial Statements
                                  (unaudited)



     Proceeds from sales and gross gains and losses realized from sales of investment securities were as follows:

                         Three-months          Nine-months
                         ended September 30,   ended September 30,               Year ended December 31,
                         -------------------------------------------------------------------------------
                           1994       1993       1994        1993       1993        1992         1991
                         -------------------------------------------------------------------------------
Proceeds from sales      $       0         0     1,087,05  1,610,927  1,610,927      493,342     300,000

Gross realized gains             0         0            0      4,753      4,753        1,175           0

Gross realized losses            0         0          247          0          0            0       2,550

     Investment securities with a carrying amount of $2,605,603, $2,397,569 and $3,398,598 at September 30, 1994 and December 31, 1993 and 1992, respectively, were pledged to secure public deposits or for other purposes required or permitted by law.

     The amortized cost and estimated market value of investment securities by contractual maturity are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties:

                                            September 30, 1994      December 31, 1993
                                            ----------------------  -----------------
                                            Amortized   Market      Amortized      Market
                                            cost        value       cost           value
                                            -----------------------------------------------------

    Due in one year or less     $            2,015,248   2,011,263   3,681,001         3,707,864

    Due after one year
      through five years                    14,839,705  14,658,984  13,208,646        13,472,829

    Due after five years
     through ten years                       2,818,955   2,774,571   4,147,229         4,286,919

    Due after ten years                      1,538,936   1,427,544   1,699,978         1,685,777
                                            -----------------------------------------------------

                                $           21,212,844  20,872,362  22,736,854        23,153,389
                                            =====================================================

     Accrued interest receivable on securities aggregated $263,288, $328,667 and $346,295 at September 30, 1994 and December 31, 1993 and 1992, respectively.


                                                               (Continued)

                              FRIDLEY STATE BANK

                         Notes to Financial Statements
                                  (unaudited)



(4)  LOANS

     Loans are summarized as follows:


                             September 30,               December 31,
                             -------------               ------------
                                 1994                 1993         1992
                             ---------------------------------------------
      Commercial business    $ 2,831,007            2,751,693    3,430,673

      Real estate
       Commercial              5,727,289            5,606,140    5,173,600
       Residential            10,629,741            9,872,914    9,268,154

      Consumer                 7,769,526            6,859,074    6,731,883
                             ---------------------------------------------

                             $26,957,563           25,089,821   24,604,310
                             =============================================


Included in loans are loans on nonaccrual status of $58,293, $49,504 and $18,442 at September 30, 1994 and December 31, 1993 and 1992, respectively. There was no troubled debt restructuring at September 30, 1994 and December 31, 1993. The impact on interest income of nonaccrual loans was not material. There are no material commitments to lend additional funds to customers whose loans are classified as nonaccrual or restructured at September 30, 1994 or December 31, 1993.

  Accrued interest receivable on loans aggregated $124,824, $130,999 and $139,194 at September 30, 1994 and December 31, 1993 and 1992, respectively.

  The Company generally grants commercial business loans, residential and commercial real estate loans and consumer loans to customers in the Minneapolis suburb of Fridley, Minnesota and the immediate surrounding areas. A substantial proportion of the Company's debtors, ability to honor their contracts is dependent upon the general economic conditions in Minnesota.


                                                           (Continued)

                              FRIDLEY STATE BANK

                         Notes to Financial Statements
                                  (unaudited)




(5)  ALLOWANCE FOR LOAN LOSSES

     Activity in the allowance for loan losses is summarized as follows:

                                    Three-months           Nine-months
                                    ended September 30,    ended September 30,         Year ended December 31,
                                    --------------------------------------------------------------------------------
                                      1994       1993        1994      1993         1993         1992         1991
                                    --------------------------------------------------------------------------------
   Balance at
    beginning
    of period                       $157,791    143,967     158,701   149,815      149,815      137,946      137,946

   Provision for
    losses                               910          0      20,329     6,661       23,630      104,397       18,987

   Net (charge-offs) recoveries:
    Loans charged-off                      0       (219)    (25,168)  (13,674)     (30,716)    (108,811)     (35,689)

    Less recoveries                      251     14,953       5,090    15,899       15,972       16,283       16,702
                                    --------------------------------------------------------------------------------

                                         251     14,734     (20,078)    2,225      (14,744)     (92,528)     (18,987)
                                    --------------------------------------------------------------------------------

   Balance at end
    of period                       $158,952    158,701     158,952   158,701      158,701      149,815      137,946
                                    ================================================================================

(6)  PREMISES AND EQUIPMENT

     Premises and equipment are summarized as follows:


                                                                       December 31,
                                                 September 30,         ------------
                                                 1994              1993           1992
                                                 ----------------------------------------

Leasehold improvements                           $  341,255        341,255        326,248
Furniture, fixtures and equipment                 1,356,944      1,258,636      1,169,036
                                                 ----------------------------------------

                                                  1,698,199      1,599,891      1,495,284

Less accumulated depreciation                     1,234,102      1,124,720        997,135
                                                 ----------------------------------------

Premises and equipment, net                      $  464,097        475,171        498,149
                                                 ========================================

                                                                     (Continued)

                              FRIDLEY STATE BANK

                         Notes to Financial Statements
                                  (unaudited)


(7)  DEPOSITS

     The Company had certificates of deposit over $100,000 of approximately $636,979, $620,619 and $603,646 at September 30, 1994 and December 31, 1993 and
1992, respectively. Interest expense on certificates of deposit over $100,000 was $8,175 and $8,676 for the three-month periods ended September 30, 1994 and 1993, respectively, $20,979 and $25,203 for the nine-month periods ended September 30, 1994 and 1993, respectively, and $33,857, $58,531, and $89,986 for the years ended December 31, 1993, 1992 and 1991, respectively.

     Accrued interest payable on deposits aggregated $107,153, $115,797 and $122,540 at September 30, 1994 and December 31, 1993 and 1992, respectively.

(8)  NOTES PAYABLE:

     Notes payable consisted of the following:
                                                                 December 31,
                                               September 30,     ------------
                                               1994             1993      1992
                                               ---------------------------------

Debt related to ESOP, due October 31, 1996       $283,633     430,327    630,989
                                                 -------------------------------

                                                  283,633     430,327    630,989
                                                 ===============================

     The Company's financial statements include the debt of the Bank's Employee Stock Ownership Plan (ESOP) as the Company is the ultimate source of funds to repay the debt. This debt is secured by shares of Bank and Banrein stock owned by the ESOP. The interest on the debt related to the ESOP is payable to an unrelated bank semi-annually at 7 3/4% as of September 30, 1994 and 6% for the years ended December 31, 1993 and 1992.

     Accrued interest payable on the notes payable aggregated $5,538, $0 and $0 at September 30, 1994 and December 31, 1993 and 1992, respectively.

(9)  INCOME TAXES

     As discussed in note 1 the Company adopted SFAS 109 as of January 1, 1993, this change in accounting method had no impact on the consolidated financial statements for the year ended December 31, 1993.


                                                            (Continued)

                              FRIDLEY STATE BANK

                         Notes to Financial Statements
                                  (unaudited)



Income tax expense consists of:
                                                Current   Deferred   Total
      Three-months ended September 30, 1994:
      Federal                                   $ 38,889         0   38,889
      State                                       19,686         0   19,686
                                                ---------------------------

                                                $ 58,575         0   58,575
                                                ===========================

      Three-months ended September 30, 1993:
      Federal                                   $ 41,184         0   41,184
      State                                       20,815         0   20,815
                                                ---------------------------

                                                $ 61,999         0   61,999
                                                ===========================

      Nine-months ended September 30, 1994:
      Federal                                   $111,844     8,043  119,887
      State                                       56,357     4,134   60,491
                                                ---------------------------

                                                $168,201    12,177  180,378
                                                ===========================

      Nine-months ended September 30, 1993:
      Federal                                   $110,035         0  110,035
      State                                       55,542         0   55,542
                                                ---------------------------

                                                $165,577         0  165,577
                                                ===========================

      Year ended December 31, 1993:
      Federal                                   $139,079     8,043  147,122
      State                                       69,996     4,134   74,130
                                                ---------------------------

                                                $209,075    12,177  221,252
                                                ===========================

      Year ended December 31, 1992:
      Federal                                   $175,862         0  175,862
      State                                       88,991         0   88,991
                                                ---------------------------

                                                $264,853         0  264,853
                                                ===========================

      Year ended December 31, 1991:
      Federal                                   $119,873         0  119,873
      State                                       60,199         0   60,199
                                                ---------------------------

                                                $180,072         0  180,072
                                                ===========================

                                                                     (Continued)

                              FRIDLEY STATE BANK

                         Notes to Financial Statements
                                  (unaudited)



Income tax expense differs from the amounts computed by applying the federal income tax rate of 34% to income before income taxes as a result of the following:

                      Three-months              Nine-months
                   ended September 30,      ended September 30,         Year ended December 31,
                ------------------------------------------------------------------------------------
                    1994         1993        1994        1993        1993         1992        1991
                ------------------------------------------------------------------------------------

Computed
  "expected"
  tax expense     $ 37,169      70,264      141,477     200,782     280,183      281,463     200,448

Increase
  (reduction)
  in income
  tax expense
  resulting from:

  Tax-exempt
   income          (22,109)    (24,211)     (70,916)    (78,520)   (103,801)     (99,723)    (81,828)

Dividend
  applied to
  ESOP loan         (7,980)     (1,887)      (7,980)     (7,548)    (11,322)      (7,194)     (1,122)

State income
  tax net of
  federal in-
  come tax
  benefit            7,071      13,367       41,779      38,195      53,301       53,544      38,477

  Other, net        44,424       4,466       76,018      12,668       2,891       36,763     (24,097)
                  --------     -------      -------     -------    --------      -------     -------

                  $ 58,575      61,999      180,378     165,577     221,252      264,853     180,072
                  ========     =======      =======     =======    ========      =======     =======

                                                                     (Continued)

                              FRIDLEY STATE BANK

                         Notes to Financial Statements
                                  (unaudited)



The tax effects of temporary differences that give rise to the deferred tax assets and deferred tax liabilities are as follows:

                                              September 30,        December 31,
                                              1994                 1993
                                              -----------------------------
Deferred tax assets:
  Allowance for loan losses                   $  8,399                8,399
                                              -----------------------------
       Deferred tax assets                       8,399                8,399
  Valuation allowance                                0                    0
                                              -----------------------------
            Deferred tax assets, net             8,399                8,399
                                              =============================
Deferred tax liabilities:
  Depreciation                                  20,576               20,576
                                              -----------------------------
       Deferred tax liabilities                 20,576               20,576
                                              -----------------------------
       Net deferred tax assets (liabilities)  $(12,177)             (12,177)
                                              =============================

  There was no valuation allowance required for deferred tax assets as of January 1, 1993.

(10)  EMPLOYEE BENEFITS

    The Company has a profit sharing plan that covers all employees who have reached the age of 20 1/2 years and worked at least 1,000 hours annually for the Company. The plan provides for the Company to make annual contributions, which are allocated to each participant based on their compensation. Participants become 100% vested after 5 years of service. The Company has not contributed to the profit sharing plan since 1987 when an ESOP was established by the Company. Since 1987 all contributions have been made to the ESOP.

    The Company has an ESOP in which all employees who have reached the age of 20 1/2 years and worked at least 1,000 hours annually for the Company are eligible to participate. The Company has committed to make annual contributions to the ESOP necessary to fund the ESOP and any outstanding debt including interest. In 1992, the ESOP borrowed $736,136 from an unrelated bank for the purchase of Company and Banrein stock from Babbscha. This debt is included in notes payable with a corresponding amount shown as a reduction of stockholders' equity. The debt balance is reduced and stockholders' equity increased by the amount of any principal reduction of the debt by the ESOP.

All shares of the Company owned by the ESOP were purchased at their respective book value per share. Shares that secure the ESOP debt are allocated to participants as the debt principal is reduced. The shares of common stock of the Company owned by the ESOP are as follows:

                                    September 30,  December 31,
                                                   ------------
                                    1994           1993     1992
                                    ----------------------------
  Company:
       Allocated to participants      883           883      660
       Unallocated                    366           366      555
                                    ----------------------------

                                    1,249         1,249    1,215
                                    ============================




                                                            (Continued)

                              FRIDLEY STATE BANK

                         Notes to Financial Statements
                                  (unaudited)





The Company paid the following in dividends and contributions to the ESOP and interest on the ESOP debt:




                  Three-months            Nine-months
                  ended September 30,     ended September 30,       Year ended December 31,
                  -------------------     -------------------       -----------------------
                  1994           1993     1994           1993     1993        1992       1991
                  ---------------------------------------------------------------------------

Dividends         24,980       24,980      49,960         49,960   74,760     50,260   20,260
Contributions     38,400       43,200     108,400        129,600  162,636    167,737  163,932
Interest           6,707        7,500      18,527         25,009   32,807     24,645    5,341

(11)  COMMITMENTS AND CONTINGENCIES

  The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit, interest rate, and liquidity risk in excess of the amount recognized in the accompanying statements of financial condition.

  The Company's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit written is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

  Commitments to extend credit are agreements to lend to a customer provided there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since certain of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company had outstanding commitments to extend credit of approximately $2,239,325, $2,072,938 and $2,354,217, at September 30, 1994 and December 31, 1993 and 1992, respectively.

  Standby letters of credit are conditional commitments issued by the Company guaranteeing the performance of a customer to a third party. The standby letters of credit are primarily issued to support private borrowing arrangements, and expire during 1994. The credit risk involved in issuing standby letters of credit is essentially the same as that involved in making loans to customers. The amount of collateral the Company obtains to support standby letters of credit is based on management's credit evaluation of the borrower. Since the conditions under which the Company is required to fund standby letters of credit may not materialize, the cash requirements are expected to be less than the total outstanding commitments. The Company had outstanding standby letters of credit of approximately $87,100, $69,000 and $97,117, at September 30, 1994 and December 31, 1993 and 1992, respectively.

(Continued)

                              FRIDLEY STATE BANK

                         Notes to Financial Statements
                                  (unaudited)



(12)  RELATED PARTY TRANSACTIONS


  The Company has entered into transactions with its directors, officers, significant stockholders and their affiliates. Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers and did not, in the opinion of management, involve more than normal credit risk or present other favorable or unfavorable features.


  Activity with respect to loans to directors, officers and significant stockholders is summarized as follows:

                                  Nine-months
                                  ended               Year ended December 31,
                                  September 30,       -----------------------
                                  1994           1993        1992         1991
                                  -----------------------------------------------
Balance at beginning of period    $532,198       466,052     496,628     387,312
  New loans                         64,420       140,037      62,230     140,500
  Repayments                        89,290        73,891      92,806      31,184
                                  -----------------------------------------------

Balance at end of period          $507,328       532,198     466,052     496,628
                                  ===============================================

(13)  SUBSEQUENT EVENT

  On September 9, 1994 Babbscha and Norwest Corporation (Norwest) entered into an Agreement and Plan of Reorganization (the Agreement) whereby Babbscha would be merged into Norwest. All of Babbscha,s outstanding common stock will be exchanged for Norwest common stock. The outstanding common stock of the Company and Banrein that is not owned by Babbscha will be exchanged for Norwest common stock equal to 108,207 shares.

  The Agreement requires that, prior to the effective date of the merger, the Company shall establish additional accruals and loan loss reserves as may be necessary to conform to the accounting and loan loss reserve practices of Norwest and provide for costs and expenses anticipated in the consummation of the merger. The Company has estimated, but not accrued, $531,000 and $1,246,000 for additional loan loss reserves and anticipated merger expenses, respectively. Also, the current ESOP loan outstanding is to be paid subsequent to the closing date of the merger at which time all unallocated shares will be allocated to ESOP participants.

September 30, 1994



                                 VERIFICATION
                                 ------------



The statement of financial condition of Banrein Inc., a 52.65% owned subsidiary of Babbscha Company, as of September 30, 1994 and December 31, 1993 and 1992, and the related statements of operations, changes in stockholders, equity, and cash flows for each of the three- and nine-month periods ended September 30, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1993, have been prepared under our control.

In our opinion, the aforementioned financial statements present fairly the financial position of Banrein Inc. at September 30, 1994 and at December 31, 1993 and 1992, and the results of operations, changes in stockholders, equity, and cash flows for each of the three- and nine-month periods ended September 30, 1994 and 1993, and for each of the years in the three-year period ended December 31, 1993, in conformity with generally accepted accounting principles applied on a consistent basis.



/s/ Donald C. Savelkoul
- ----------------------------------------------------
DONALD C. SAVELKOUL
  CHIEF EXECUTIVE OFFICER




/s/ William H. Beery
- ----------------------------------------------------
WILLIAM H. BEERY
  SECRETARY

                                 BANREIN, INC.

                       Statements of Financial Condition
                                  (unaudited)




                                             September 30        December 31
                                                              ------------------
                 Assets                          1994          1993       1992
- --------------------------------------------------------------------------------
Cash                                           $ 15,885         3,800      3,243
Premises, net                                   229,475       241,512    257,562
Other assets                                     23,422         3,665      8,150
- --------------------------------------------------------------------------------

        Total assets                           $268,782       248,977    268,955
================================================================================

    Liabilities and Stockholders' Equity
- --------------------------------------------------------------------------------

Liabilities
  Accrued interest payable                            0         1,132      1,325
  Note payable                                  137,618       159,725    187,100
  Other liabilities                                 975           574          0
- --------------------------------------------------------------------------------
        Total liabilities                       138,593       161,431    188,425
- --------------------------------------------------------------------------------

Stockholders' equity
  Common stock, no par value; 4,000 shares
    authorized; 4,000 issued and
    outstanding                                  52,000        52,000     52,000
  Retained earnings                              78,189        35,546     28,530
- --------------------------------------------------------------------------------
        Total stockholders' equity              130,189        87,546     80,530

================================================================================
        Total liabilities and stockholders     $268,782       248,977    268,955
================================================================================

See accompanying notes to consolidated financial statements.

                                 BANREIN, INC.

                           Statements of Operations
                                  (unaudited)

                                                Three-months                Nine-months
                                              ended September 30         ended September 30
                                             --------------------      ----------------------
                                              1994          1993         1994          1993
- ---------------------------------------------------------------------------------------------
Rental income                                $39,128       35,151       117,385       105,453
- ---------------------------------------------------------------------------------------------
Operating expenses:
  Interest expense                             2,208        3,743         9,407        12,540
  Depreciation                                 4,013        4,013        12,037        12,038
  Management fees                                  0            0           440           440
  Real estate taxes                                0            0        28,914        28,546
  Other                                        2,106        1,907         6,319         5,842
- ---------------------------------------------------------------------------------------------
        Total operating expenses               8,327        9,663        57,117        59,406
- ---------------------------------------------------------------------------------------------
Income before income taxes                    30,801       25,488        60,268        46,047

Income taxes                                   2,301        2,700         8,625         7,746
- ---------------------------------------------------------------------------------------------
Net income                                   $28,500       22,788        51,643        38,301
=============================================================================================
Net income per share                         $  7.13         5.70         12.91          9.58
=============================================================================================

See accompanying notes to consolidated financial statements.

                                 BANREIN, INC.

                           Statements of Operations
                                  (unaudited)


                                               Year ended December 31
                                            ----------------------------
                                              1993      1992      1991
- ------------------------------------------------------------------------
Rental income                               $144,582   140,604   140,025
- ------------------------------------------------------------------------
Operating expenses:
  Interest expense                            14,660    16,898    18,955
  Depreciation                                16,050    16,050    16,050
  Management fees                              7,829     7,630     7,601
  Real estate taxes                           57,093    54,339    50,341
  Other                                          560       540       997
- ------------------------------------------------------------------------
        Total operating expenses              96,192    95,457    93,944
- ------------------------------------------------------------------------
Income before income taxes                    48,390    45,147    46,081
Income taxes                                  11,374    10,646    10,836
- ------------------------------------------------------------------------
Net income                                  $ 37,016    34,501    35,245
========================================================================
Net income per share                        $   9.25      8.63      8.81
========================================================================

See accompanying notes to consolidated financial statements.

                                 BANREIN, INC.

                 Statements of Changes in Stockholders' Equity
                                  (unaudited)

                                                        Total
                                          Retained  stockholders'
                            Common stock  earnings     equity
- -----------------------------------------------------------------

Balance, December 31, 1990     $52,000     17,784       69,784

  Dividend                                (29,000)     (29,000)

  Net income                               35,245       35,245
- -----------------------------------------------------------------

Balance, December 31, 1991      52,000     24,029       76,029

  Dividend                                (30,000)     (30,000)

  Net income                               34,501       34,501
- -----------------------------------------------------------------

Balance, December 31, 1992      52,000     28,530       80,530

  Dividend                                (30,000)     (30,000)

  Net income                               37,016       37,016
- -----------------------------------------------------------------

Balance, December 31, 1993      52,000     35,546       87,546

  Dividend                                 (9,000)      (9,000)

  Net income                               51,643       51,643
- -----------------------------------------------------------------

Balance, September 30, 1994    $52,000     78,189      130,189
=================================================================

See accompanying notes to consolidated financial statements.

                                 BANREIN, INC.

                           Statements of Cash Flows
                                  (unaudited)


                                                 Nine-months ended September 30
                                                 ------------------------------
                                                                1994       1993
- -------------------------------------------------------------------------------
Cash flows from operating activities:
  Net income                                             $    51,643     38,301
- -------------------------------------------------------------------------------

Adjustments to reconcile net income to net
  cash provided by operating activities:
    Depreciation                                              12,037     12,038
    Change in accrued interest payable                        (1,132)      (144)
    Change in other assets                                   (19,757)    (6,867)
    Change in other liabilities                                  401          0
- -------------------------------------------------------------------------------
          Total adjustments                                   (8,451)     5,027
- -------------------------------------------------------------------------------

          Net cash provided by operating activities           43,192     43,328
- -------------------------------------------------------------------------------


Cash flows from financing activities:
  Repayments of notes payable                                (22,107)   (20,313)
  Dividends paid                                              (9,000)    (9,000)
- -------------------------------------------------------------------------------
        Net cash used by financing activities                (31,107)   (29,313)
- -------------------------------------------------------------------------------
        Net increase in
          cash and cash equivalents                           12,085     14,015

Cash and cash equivalents at beginning of period               3,800      3,243
- -------------------------------------------------------------------------------

Cash and cash equivalents at end of period               $    15,885     17,258
===============================================================================
Supplemental disclosures of cash flow information:
  Cash paid for:
    Interest on borrowings                               $    10,539     13,865
    Income taxes                                               8,625      7,746


See accompanying notes to consolidated financial statements.

                                 BANREIN, INC.

                           Statements of Cash Flows
                                  (unaudited)

                                                 Year ended December 31
                                               ---------------------------
                                               1993        1992       1991
- --------------------------------------------------------------------------

Cash flows from operating activities:
  Net income                           $     37,016      34,501     35,245
- --------------------------------------------------------------------------
Adjustments to reconcile net income to net
  cash provided by operating activities:
    Depreciation                             16,050      16,050     16,050
    Change in accrued interest payable         (193)       (178)      (164)
    Change in other assets                    4,485       5,765      1,172
    Change in other liabilities                 574         119       (616)
- --------------------------------------------------------------------------
          Total adjustments                  20,916      21,756     16,442
- --------------------------------------------------------------------------

          Net cash provided by operating
            activities                       57,932      56,257     51,687
- --------------------------------------------------------------------------

Cash flows from financing activities:
  Repayments of notes payable               (27,375)    (25,151)   (23,109)
  Dividends paid                            (30,000)    (30,000)   (29,000)
- --------------------------------------------------------------------------
        Net cash used by
          financing activities              (57,375)    (55,151)   (52,109)
- --------------------------------------------------------------------------

        Net (decrease) increase in
          cash and cash equivalents             557       1,106       (422)

Cash and cash equivalents at beginning
  of period                                   3,243       2,137      2,559
- --------------------------------------------------------------------------

Cash and cash equivalents at end of
  period                               $      3,800       3,243      2,137
==========================================================================
Supplemental disclosures of cash
  flow information:
  Cash paid for:
    Interest on borrowings             $     14,853      19,133     19,119
    Income taxes                             11,374      10,646     10,836



See accompanying notes to consolidated financial statements.

                                 BANREIN, INC.

                         Notes to Financial Statements
                                  (unaudited)



(1) BUSINESS ACTIVITIES AND ACCOUNTING POLICIES

    Banrein, Inc. (Banrein) is a 52.65% owned subsidiary of Babbscha Company (Babbscha). The Corporation owns the land and building located at 6315 University Avenue N.E., Fridley, Minnesota 55432. The land and building is leased primarily to Fridley State Bank (the Bank), a 55.46% owned subsidiary of Babbscha Company. Accounting policies of the Company are summarized below:

    PREMISES

    Premises are recorded at cost less accumulated depreciation. The costs of premises is depreciated on the straight-line method over the estimated useful life of 30 years.

    RENTAL INCOME AND RENTS RECEIVABLE

    Rental income is recognized ratably over the terms of the leases.

(2) NOTE PAYABLE

    The note payable is to First Bank of Minneapolis, maturing July 1, 1998, payable in monthly installments of $3,519 with interest at 8.5% per annum, is collateralized by the land and building.

(3)  INCOME TAXES

     Income tax expense consists of:

            Three-months ended      Nine-month ended
            September 30,           September 30,              December 31,
           --------------------    ------------------    ----------------------
            1994          1993      1994        1993      1993    1992    1991
           --------------------------------------------------------------------
Federal    $1,321         1,551     4,953       4,448     6,532   6,110   6,225
State         980         1,449     3,672       3,298     4,842   4,536   4,611
           --------------------------------------------------------------------

           $2,301         2,700     8,625       7,746    11,374  10,646  10,836
           ====================================================================

                                                               (Continued)

                                 BANREIN, INC.

                         Notes to Financial Statement
                                  (unaudited)

(4) PREMISES

    Premises are summarized as follows:



                                       September 30,       December 31,
                                       -------------   ---------------------
                                       1994            1993          1992
                                       -------------------------------------
Land                                   $131,884        131,884       131,884
Buildings                               481,504        481,504       481,504
                                       -------------------------------------

                                        613,388        613,388       613,388

Less accumulated depreciation           383,913        371,876       355,826
                                       -------------------------------------

Premises, net                          $229,475        241,512       257,562
                                       =====================================

(5) RELATED PARTY TRANSACTIONS

    Banrein has a five year lease agreement expiring March 1, 1998 with the Bank, a related party through the ownership of 55.46% of the common stock of the Bank by Babbscha. Monthly lease payments include an annual base rent amount of $88,620.00 plus applicable real estate taxes.

    Banrein also has a month to month verbal agreement for the rental of office space at $250.00 per month to a shareholder of Babbscha.

    Babbscha receives a management fee of 5.0% of gross rental income plus $50 per month for managing the rental operations.

    The Bank has an Employee Stock Ownership Plan (ESOP) in which all employees of the bank who have reached the age of 20 1/2 years and worked at least 1,000 hours annually for the Bank are eligible to participate. The ESOP has purchased shares of Banrein at Banreins's book value per share. Shares owned by the ESOP are used to secure debt of the ESOP and are allocated to participants as the debt principal is reduced. The shares of common stock of Banrein owned by the ESOP are as follows:

                                   September 30,      December 31,
                                   -------------      ------------
                                   1994            1993           1992
                                  -------------------------------------
  Banrein:
      Allocated to participants      733             733            544
      Unallocated                    366             366            555
                                  -------------------------------------

                                   1,099           1,099          1,099
                                  =====================================

                                                            (Continued)

                                 BANREIN, INC.

                         Notes to Financial Statements
                                  (unaudited)



Banrein paid the following in dividends to the ESOP:

          Three-months           Nine-months
          ended September 30,    ended September 30,     Year ended December 31,
          -------------------    -------------------     -----------------------
          1994         1993      1994         1993       1993    1992    1991
          ----------------------------------------------------------------------

Dividends   $0            0     2,473        2,473      8,243   6,740   2,542


(6) SUBSEQUENT EVENT

    On September 9, 1994 Babbscha and Norwest Corporation (Norwest) entered into an Agreement and Plan of Reorganization (the Agreement) whereby Babbscha would be merged into Norwest. All of Babbscha's outstanding common stock will be exchanged for Norwest common stock. The outstanding common stock of Banrein that is not owned by Babbscha will be exchanged for Norwest common stock equal to 15,653 shares.

                                  APPENDIX A

                     AGREEMENT AND PLAN OF REORGANIZATION,

                                     AND

                         AGREEMENT AND PLAN OF MERGER

                                   AGREEMENT
                                      AND
                             PLAN OF REORGANIZATION



    AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") entered into as of the ____ day of September, 1994, by and between Babbscha Company, a Minnesota Corporation ("Company"), Fridley State Bank ("Bank"), a Minnesota banking corporation, and Banrein, Inc. ("Banrein"), a Minnesota corporation and NORWEST CORPORATION ("Norwest"), a Delaware corporation.

    WHEREAS, the parties hereto desire to effect a reorganization whereby a wholly-owned subsidiary of Norwest ("Merger Co.") will merge with and into Company and Banrein will merge with and into a wholly-owned subsidiary of Norwest (individually each a "Merger" and collectively the "Mergers") pursuant to agreements of merger (each a "Merger Agreement" and collectively, the "Merger Agreements") in substantially the forms attached hereto as Exhibits A and B, which provide, among other things, for the conversion and exchange of the shares of all of the common stock of Company, no par value per share ("Company Common Stock") and common stock of Banrein, no par value per share owned by shareholders other than Company ("Banrein Common Stock") outstanding immediately prior to the time the Mergers become effective in accordance with the provisions of the Merger Agreements (each an "Effective Time of the Merger" and collectively the "Effective Time of Mergers") into shares of voting Common Stock of Norwest of the par value of $1-2/3 per share ("Norwest Common Stock").

    WHEREAS, Norwest desires that, immediately following the Merger, the Bank will merge with a wholly-owned national bank subsidiary of Norwest ("Norwest Bank") under the charter of Norwest Bank (the "Bank Merger" pursuant to an agreement of merger (the "Bank Merger Agreement") in substantially the form attached hereto as Exhibit B, which provides, among other things, for the conversion and exchange of the shares of voting common stock of the Bank, of the par value of $37.50 per share, outstanding immediately prior to the time the Bank Merger becomes effective in accordance with the provisions of the Bank Merger Agreement and owned by shareholders other than Company ("Bank Common Stock") into shares of Norwest Common Stock. The Merger Agreements and Bank Agreement are hereafter sometimes referred to collectively as the "Merger Agreements" and the Mergers and Bank Merger are hereafter sometimes referred to collectively as the "Mergers."

    NOW, THEREFORE, to effect such reorganization and in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto do hereby represent, warrant, covenant and agree as follows:

     1.  BASIC PLAN OF REORGANIZATION

     (a)  Exchange of Shares.  Shares of Company Common Stock, Banrein Common
          ------------------
Stock and Bank Common Stock outstanding immediately prior to the Effective Time of the Mergers and the Effective Time of the Merger (as defined below), as the case may be (other than shares as to which statutory dissenters' appraisals rights have been exercised and other than shares of Banrein and Bank owned by Company) will be converted into and exchanged for 276,000 shares of Norwest Common Stock.

     (b)  Merger.  Subject to the terms and conditions contained herein on the
          ------
Closing Date, Merger Co. will be merged by statutory merger with and into Company pursuant to the Company Merger Agreement, with Company as the surviving corporation, in which Merger each share of Company Common Stock outstanding immediately prior to the Effective Time of the Merger (other than shares as to which statutory dissenters' rights have been exercised) will be converted into and exchanged for the number of shares of Norwest Common Stock determined by dividing 152,140 by the number of shares of Company Common Stock outstanding immediately prior to the Effective Time of the Merger. The Effective Time of the Merger shall occur upon the filing of the Certificate of Merger with the Minnesota Secretary of State (which filing shall occur on the Closing Date) or at such time thereafter as Norwest and Company may agree in writing to provide in the Certificate of Merger referred to in Section 1(g) hereof.

     (c)  Merger.  Subject to the terms and conditions contained herein on the
          ------
Closing Date, Banrein will be merged with and into a wholly owned subsidiary of Norwest (the "Banrein Merger Co.") by statutory merger pursuant to the Merger Agreement, with Banrein Merger Co. as the surviving corporation, in which Merger each share of Banrein Common Stock outstanding immediately prior to the Effective Time of the Merger owned by shareholders other than Company (other than shares as to which statutory dissenters' rights have been exercised) will be converted into and exchanged for the number of shares of Norwest Common Stock determined by dividing 15,653 by the number of shares of Banrein Common Stock owned by shareholders other than the Company immediately prior to the Effective Time of the Merger. The Effective Time of the Merger shall occur upon the filing of the Certificate of Merger with the Minnesota Secretary of State (which filing shall occur on the Closing Date) or at such time thereafter as Norwest and Banrein may agree in writing to provide in the Certificate of Merger referred to in Section 1(g) hereof.

     (d)  Bank Merger.  Following the Effective Time of the Mergers and on the
          -----------
terms and conditions set forth in this Agreement and the Merger Agreement:

             (i) Bank will merge with and into Norwest Bank under the charter of Norwest Bank.

             (ii) Each share of Bank Common Stock outstanding immediately prior to the Effective Time of the Merger owned by shareholders other than the Company (other than shares as to which statutory dissenters' appraisal rights have been exercised) will be converted into and exchanged for the number of shares of Norwest Common Stock determined by dividing 108,207 by the number of shares of Bank Common Stock owned by shareholders other than the Company immediately prior to the Effective Time of the Merger.

             (iii) The Bank Merger shall become effective at 12:01 a.m. on the date specified in the Certificate of Approval of Merger to be issued by the Office of the Comptroller of the Currency ("Comptroller"), which date shall be the first business day after the Effective Date of the Merger (the "Effective Time of the Bank Merger").

      (e) Norwest Common Stock Adjustments.  If between the date hereof and the
          --------------------------------
Effective Time of the Merger shares of Norwest Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then the number of shares of Norwest Common Stock into which a share of Company Common Stock, Bank Common Stock or Banrein Common Stock shall be converted pursuant to subparagraphs (a), (b) and (c), above, will be appropriately and proportionately adjusted so that the number of such shares of Norwest Common Stock into which a share of Company Common Stock, Bank Common Stock or Banrein Common Stock shall be converted will equal the number of shares of Norwest Common Stock which holders of shares of Company Common Stock, Bank Common Stock or Banrein Common Stock would have received pursuant to such reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or stock dividend had the record date therefor been immediately following the Effective Time of the Merger or Effective Time of the Bank Merger (the Effective Time of the Mergers and Effective Time of the Bank Merger are sometimes collectively referred to as the "Effective Time of Mergers").

     (f)  Fractional Shares.  No fractional shares of Norwest Common Stock and
          -----------------
no certificates or scrip certificates therefor shall be issued to represent any such fractional interest, and any holder thereof shall be paid an amount of cash equal to the product obtained by multiplying the fractional share interest to which such holder is entitled by the average of the closing prices of a share of Norwest Common Stock as reported by the consolidated tape of the New York Stock Exchange for each of the five (5) trading days immediately preceding the Effective Time of the Merger.

     (g)  Mechanics of Closing Merger.  Subject to the terms and conditions set
          ---------------------------
forth herein, each Merger Agreement shall be executed and each Merger Agreement or Articles of Merger or Certificates of Merger shall be filed with the Secretary of State of the State of Minnesota ten (10) business days following the satisfaction or waiver of all conditions precedent set forth in Sections 6 and 7 of this Agreement or on such other date as may be agreed to by the parties (the "Closing Date"). Each of the parties agrees to use its best efforts to cause the Merger to be completed as soon as practicable after the receipt of final regulatory approval of the Merger and the expiration of all required waiting periods. The time that the filing referred to in the first sentence of this paragraph is made is herein referexitred to as the "Time of Filing". The day on which such filing is made and accepted is herein referred to as the "Effective Date of the Merger". The Effective Time of the Merger shall be 11:59 p.m. C.S.T., on the Effective Date of the Merger. At the Effective Time of the Merger on the Effective Date of the Merger, the separate existence of Merger Co. shall cease and Merger Co. will be merged with and into Company, and the separate existence of Banrein Merger Co. shall cease and Banrein Merger Co. will be merged with and into Banrein pursuant to each Merger Agreement.

     The closing of the transactions contemplated by this Agreement, the Bank Merger Agreement and each Merger Agreement (the "Closing") shall take place on the Closing Date at the offices of Norwest, Norwest Center, Sixth and Marquette, Minneapolis, Minnesota.

     2. REPRESENTATIONS AND WARRANTIES OF COMPANY, BANK AND BANREIN. Company, Bank and Banrein represent and warrant to Norwest as follows:

     (a)  Organization and Authority.  Company is a corporation duly organized,
          --------------------------
validly existing and in good standing under the laws of the State of Minnesota is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a material adverse effect on Company and the Company Subsidiaries (defined below) taken as a whole and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Company is registered as a bank holding company with the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Company has furnished Norwest true and correct copies of its and Company Subsidiaries' articles of incorporation and by-laws, as amended.

     (b)  Company's Subsidiaries.  Schedule 2(b) sets forth a complete and
          ----------------------
correct list of all of Company's subsidiaries as of the date hereof (individually a "Company Subsidiary" and collectively the "Company Subsidiaries"), all shares of the outstanding capital stock of each of which, except as set forth on Schedule 2(b), are owned directly or indirectly by Company. No equity security of any Company Subsidiary is or may be required to be issued by reason of any option, warrant, scrip, right to subscribe to, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Company Subsidiary is bound to issue additional shares of its capital stock, or any option, warrant or right to purchase or acquire any additional shares of its capital stock.

Subject to the Minnesota Business Corporation Act , all of such shares so owned by Company are fully paid and nonassessable and are owned by it free and clear of any lien, claim, charge, option, encumbrance or agreement with respect thereto. Each Company Subsidiary is a corporation or national banking association duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Except as set forth on
Schedule 2(b), Company does not own beneficially, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture.

     (c)  Capitalization.  The authorized capital stock of Company consists of
          --------------
10,000 shares of common stock, no par value, of which 10,000 shares are outstanding and no shares were held in the treasury and the authorized capital stock of Bank consists of 5,000 shares of common stock, $37.50 par value, of which 5,000 shares are outstanding and the authorized capital stock of Banrein consists of 4,000 shares of common stock, no par value, of which 4,000 shares are outstanding. The maximum number of shares of Company Common Stock, Bank Common Stock and Banrein Common Stock (assuming for this purpose that phantom shares and other share-equivalents constitute Company Common Stock, Bank Common Stock and Banrein Common Stock) that would be outstanding as of the Effective Date of the Merger if all options, warrants, conversion rights and other rights with respect thereto were exercised is 10,000, 5,000 and 5,000, respectively. All of the outstanding shares of capital stock of Company have been duly and validly authorized and issued and are fully paid and nonassessable. Except as set forth in Schedule 2(c), there are no outstanding subscriptions, contracts, conversion privileges, options, warrants, calls or other rights obligating Company or any Company Subsidiary to issue, sell or otherwise dispose of, or to purchase, redeem or otherwise acquire, any shares of capital stock of Company or any Company Subsidiary. Since June 30, 1994, except as set forth on Schedule 2(d), no shares of Company capital stock have been purchased, redeemed or otherwise acquired, directly or indirectly, by Company or any Company Subsidiary and no dividends or other distributions have been declared, set aside, made or paid to the shareholders of Company.

     (d)  Authorization.  Company, Bank and Banrein each have the corporate
          -------------
power and authority to enter into this Agreement and the Merger Agreements and, subject to any required approvals of their shareholders, to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Merger Agreements and the by Company, Banrein and Bank, as the case may be, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Company, Banrein and Bank, as the case may be. Subject to such approvals of shareholders and of government agencies and other governing boards having regulatory authority over Company, Banrein and Bank as may be required by statute or regulation, this

Agreement and the Merger Agreements and Consolidation Agreement are valid and binding obligations of Company, Banrein and Bank enforceable against Company, Banrein and Bank in accordance with their respective terms.

     Except as set forth on Schedule 2(d), neither the execution, delivery and performance by Company, Banrein and Bank of this Agreement or the Merger Agreements , nor the consummation of the transactions contemplated hereby and thereby, nor compliance by Company, Banrein or Bank, as the case may be, with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of Company or any Company Subsidiary under any of the terms, conditions or provisions of (x) its articles of incorporation or by-laws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Company or any Company Subsidiary is a party or by which it may be bound, or to which Company or any Company Subsidiary or any of the properties or assets of Company or any Company Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, to the best knowledge of Company, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Company or any Company Subsidiary or any of their respective properties or assets.

     Other than in connection or in compliance with the provisions of the Securities Act of 1933 and the rules and regulations thereunder (the "Securities Act"), the Securities Exchange Act of 1934 and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHC Act or the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR"), and filings required to effect the Merger under Minnesota law and to effect the Consolidation with the Comptroller pursuant to the provisions of the National Bank Act (12 U.S.C. (S)1 et. seq.), no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Company, Banrein and Bank of the transactions contemplated by this Agreement and the Merger Agreements.

     (e)  Company Financial Statements.  The statements of financial condition
          ----------------------------
of Company and Company's Subsidiaries as of December 31, 1992 and 1993 and related statements of income, shareholders' equity and cash flows for the three years ended December 31, 1993, together with the notes thereto, for the fiscal year ended December 31, 1993, and the unaudited statements of financial condition of Company and Company's Subsidiaries as of June 30, 1994 and the related unaudited statements of income, shareholders' equity and cash flows for the 6 months then ended

(collectively, the "Company Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly (subject, in the case of financial statements for interim periods, to normal recurring adjustments) the financial position of Company and Company's Subsidiaries at the dates and the results of operations and cash flows of Company and Company's Subsidiaries for the periods stated therein.

     (f)  Reports.  Since December 31, 1990, Company and each Company Subsidiary
          -------
has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with (i) the Federal Reserve Board, (ii) the Federal Deposit Insurance Corporation (the "FDIC"), and (iii) any applicable state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "Company Reports". As of their respective dates, the Company Reports complied in all material respects with all the rules and regulations promulgated by the Federal Reserve Board, the FDIC, and applicable federal state securities or banking authorities, as the case may be, and to the best knowledge of Company and the Company Subsidiaries, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Copies of all the Company Reports have been made available to Norwest by Company.

     (g)  Properties and Leases.  Except as may be reflected in the Company
          ---------------------
Financial Statements and except for any lien for current taxes not yet delinquent, Company and each Company Subsidiary have good title free and clear of any material liens, claims, charges, options, encumbrances or similar restrictions to all the real and personal property reflected in Company's and Company Subsidiaries' balance sheets as of June 30, 1994 for the period then ended, and all real and personal property acquired since such date, except such real and personal property as has been disposed of in the ordinary course of business. All leases of real property and all other leases material to Company or any Company Subsidiary pursuant to which Company or such Company Subsidiary, as lessee, leases real or personal property, which leases are described on
Schedule 2(g), are valid and effective in accordance with their respective terms, and there is not, under any such lease, any material existing default by Company or such Company Subsidiary or any event which, with notice or lapse of time or both, would constitute such a material default. Substantially all Company's and each Company Subsidiary's buildings and equipment in regular use have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted.

     (h)  Taxes.  Each of Company and the Company Subsidiaries has filed all
          -----
federal, state, county, local and foreign tax returns, including information returns, required to be filed by it, and paid all taxes owed by it, including those with respect to income, withholding, social security, unemployment, workers compensation, franchise, ad valorem, premium, excise and sales taxes, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. The federal income tax returns of Company and the Company Subsidiaries for the fiscal year ended December 31, 1990, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service closed because of the statute of limitations, and no claims for additional taxes for such fiscal years are pending. Except only as set forth on Schedule 2(h), (i) neither Company nor any Company Subsidiary is a party to any pending action or proceeding, nor is any such action or proceeding threatened by any governmental authority, for the assessment or collection of taxes, interest, penalties, assessments or deficiencies and (ii) no issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the tax returns, business or properties of Company or any Company Subsidiary which has not been settled, resolved and fully satisfied. Each of Company and the Company Subsidiaries has paid all taxes owed or which it is required to withhold from amounts owing to employees, creditors or other third parties. The balance sheets as of December 31, 1993, referred to in paragraph 2(e) hereof, includes adequate provision for all accrued but unpaid federal, state, county, local and foreign taxes, interest, penalties, assessments or deficiencies of Company and the Company Subsidiaries with respect to all periods through the date thereof.

     (i)  Absence of Certain Changes.  Since June 30, 1994, and except for
          --------------------------
reasonable expenses incurred in connection with the transactions contemplated by this Agreement, there has been no change in the business, financial condition or results of operations of Company or any Company Subsidiary, which has had, or may reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Company and the Company Subsidiaries taken as a whole.

     (j)  Commitments and Contracts.  Except as set forth on Schedule 2(j),
          -------------------------
neither Company nor any Company Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

             (i) any employment contract or understanding (including any understandings or obligations with respect to severance or termination pay liabilities or fringe benefits) with any present or former officer, director, employee or consultant (other than those which are terminable at will by Company or such Company Subsidiary);

            (ii) any plan, contract or understanding providing for any bonus, pension, option, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former officer, director, employee or consultant (except as set forth on Schedule 2(p);

           (iii)  any labor contract or agreement with any labor union;

            (iv) any contract not made in the ordinary course of business containing covenants which limit the ability of Company or any Company

     Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which, Company or any Company Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities);

             (v) any other contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K; or

            (vi) any lease with annual rental payments aggregating $2,500 or more.

     (k)  Litigation and Other Proceedings. Company has furnished Norwest copies
          --------------------------------
of all attorney responses (if any) to the request of the independent auditors for Company with respect to loss contingencies as of December 31, 1993. Attached hereto as Schedule 2(k) is a list of legal and regulatory proceedings filed against Company or any Company Subsidiary since December 31, 1993. Neither Company nor any Company Subsidiary is a party to any pending or, to the best knowledge of Company, threatened, claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or cannot reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Company and the Company Subsidiaries taken as a whole.

     (l)  Insurance. Company and each Company Subsidiary is presently insured,
          ---------
and during each of the past five calendar years (or during such lesser period of time as Company has owned such Company Subsidiary) has been insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable law and regulation.

     (m)  Compliance with Laws.  Company and each Company Subsidiary has all
          --------------------
permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to own or lease its properties and assets and to carry on its business as presently conducted and that are material to the business of Company or such Company Subsidiary; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of Company, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current. The conduct by Company and each Company Subsidiary of its business and the condition and use of its properties does not violate or infringe, in any respect material to any such business, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license or regulation. Neither Company nor any Company Subsidiary is in default under any order, license, regulation or demand of any federal, state, municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court. Except for statutory or regulatory restrictions of general application and except as set forth on Schedule 2(m), no federal, state, municipal or other governmental authority has placed any restriction on the business or properties of Company or any Company Subsidiary which reasonably could be expected to have a material adverse effect on the business or properties of Company and the Company Subsidiaries taken as a whole.

     (n)  Labor. No work stoppage involving Company or any Company Subsidiary is
          -----
pending or, to the best knowledge of Company, threatened. Neither Company nor any Company Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which could materially and adversely affect the business of Company or such Company Subsidiary. Employees of Company and the Company Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

     (o)  Material Interests of Certain Persons. Except as set forth on Schedule
          -------------------------------------
2(o), to the best knowledge of Company no officer or director of Company or any Company Subsidiary, or any "associate" (as such term is defined in Rule l4a-1 under the Exchange Act) of any such officer or director, has any interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of Company or any Company Subsidiary.

  Schedule 2(o) sets forth a correct and complete list of any loan from Company or any Company Subsidiary to any present officer, director, employee or any associate or related interest of any such person which was required under Regulation O of the Federal Reserve Board to be approved by or reported to Company's or such Company Subsidiary's Board of Directors.

     (p)  Company and Company Subsidiary Benefit Plans.
          --------------------------------------------

             (i)  The only "employee benefit plans" within the meaning of
     Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for which Company or any Company Subsidiary acts as the plan sponsor as defined in ERISA Section 3(16)(B), and with respect to which any liability under ERISA or otherwise exists or may be incurred by Company or any Company Subsidiary are those set forth on Schedule 2(p) (the "Plans"). No Plan is a "multi-employer plan" within the meaning of Section 3(37) of ERISA.

            (ii) Each Plan is and has been in all material respects operated and administered in accordance with its provisions and applicable law. Except as set forth on Schedule 2(p), Company or the Company subsidiaries have received favorable determination letters from the Internal Revenue Service under the provisions of the Tax Equity and Fiscal Responsibility Act

     ("TEFRA"), the Deficit Reduction Act ("DEFRA") and the Retirement Equity Act ("REA") for each of the Plans to which the qualification requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), apply. Company knows of no reason that any Plan which is subject to the qualification provisions of Section 401(a) of the Code is not "qualified" within the meaning of Section 401(a) of the Code and that each related trust is not exempt from taxation under Section 501(a) of the Code, except that any such Plan may not have been amended to comply with the Tax Reform Act of 1986 (the "TRA") and other recent legislation and regulations, although each such Plan is within the remedial amendment period during which retroactive amendment may be made.

          (iii) The present value of all benefits vested and all benefits accrued under each Plan which is subject to Title IV of ERISA did not, in each case, as determined for purposes of reporting on Schedule B to the Annual Report on Form 5500 of each such Plan for the plan year ending December 31, 1993, exceed the value of the assets of the Plan allocable to such vested or accrued benefits.

           (iv) Except as disclosed in Schedule 2(p), and to the best knowledge of Company, no Plan or any trust created thereunder, nor any trustee, fiduciary or administrator thereof, has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the Code or
     Section 406 of ERISA or violated any of the fiduciary standards under Part 4 of Title I of ERISA which could subject, to the best knowledge of Company, such Plan or trust, or any trustee, fiduciary or administrator thereof, or any party dealing with any such Plan or trust, to the tax or penalty on prohibited transactions imposed by said Section 4975 or would result in material liability to Company and the Company Subsidiaries taken as a whole.

            (v) No Plan which is subject to Title IV of ERISA or any trust created thereunder has been terminated, nor have there been any "reportable events" as that term is defined in Section 4043 of ERISA, with respect to any Plan, other than those events which may result from the transactions contemplated by this Agreement and the Merger Agreement.

           (vi) No Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 412 of the Code (whether or not waived), since the effective date of ERISA.

          (vii) Except as disclosed in Schedule 2(p), neither the execution and delivery of this Agreement and the Merger Agreement nor the consummation of the transactions contemplated hereby and thereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or employee or former employee of Company or any Company Subsidiary under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

     (q)  Proxy Statement, etc. None of the information regarding Company and
          --------------------
the Company Subsidiaries supplied or to be supplied by Company for inclusion in
(i) a Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission (the "SEC") by Norwest for the purpose of registering the shares of Norwest Common Stock to be exchanged for shares of Company Common Stock, Bank Common Stock and Banrein Common Stock pursuant to the provisions of the Merger Agreements (the "Registration Statement"), (ii) the proxy statement to be mailed to Company's, Bank's and Banrein's shareholders in connection with the meetings to be called to consider the Mergers (the "Proxy Statement") and
(iii) any other documents to be filed with the SEC or any regulatory authority in connection with the transactions contemplated hereby or by the Merger Agreements will, at the respective times such documents are filed with the SEC or any regulatory authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of shareholders referred to in paragraph 4(c), be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Company and the Company Subsidiaries are responsible for filing with the SEC and any other regulatory authority in connection with the Mergers will comply as to form in all material respects with the provisions of applicable law.

     (r)  Registration Obligations. Except as set forth on Schedule 2(r),
          ------------------------
neither Company nor any Company Subsidiary is under any obligation, contingent or otherwise, which will survive the Merger by reason of any agreement to register any of its securities under the Securities Act.

     (s)  Brokers and Finders. Neither Company nor any Company Subsidiary nor
          -------------------
any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Company or any Company Subsidiary in connection with this Agreement and the Merger Agreement or the transactions contemplated hereby and thereby.

     (t)  Administration of Trust Accounts. Company and each Company Subsidiary
          --------------------------------
has properly administered in all respects material and which could reasonably be expected to be material to the financial condition of Company and the Company Subsidiaries taken as a whole all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither Company, any Company Subsidiary, nor any director, officer or employee of Company or any Company Subsidiary has committed any breach of trust with respect to any such fiduciary account which is material to or could reasonably be expected to be material to the financial condition of Company and the Company Subsidiaries taken as a whole, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

     (u)  No Defaults. Neither Company nor any Company Subsidiary is in default,
          -----------
nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default, under any material agreement, indenture, loan agreement or other instrument to which it is a party or by which it or any of its assets is bound or to which any of its assets is subject, the result of which has had or could reasonably be expected to have a material adverse effect upon Company and the Company Subsidiaries, taken as a whole. To the best of Company's knowledge, all parties with whom Company or any Company Subsidiary has material leases, agreements or contracts or who owe to Company or any Company Subsidiary material obligations other than with respect to those arising in the ordinary course of the banking business of the Company Subsidiaries are in compliance therewith in all material respects.

     (v)  Environmental Liability.  There is no legal, administrative, or other
          -----------------------
proceeding, claim, or action of any nature seeking to impose, or that could reasonably be expected to result in the imposition of, on Company or any Company Subsidiary, any liability arising from the release of hazardous substances under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or to the best of Company's knowledge, threatened against Company or any Company Subsidiary the result of which has had or could reasonably be expected to have a material adverse effect upon Company and Company's Subsidiaries taken as a whole; to the best of Company's knowledge there is no reasonable basis for any such proceeding, claim or action; and to the best of Company's knowledge neither Company nor any Company Subsidiary is subject to any agreement, order, judgment, or decree by or with any court, governmental authority or third party imposing any such environmental liability.

     3. REPRESENTATIONS AND WARRANTIES OF NORWEST. Norwest represents and warrants to Company as follows:

     (a)  Organization and Authority.  Norwest is a corporation duly organized,
          --------------------------
validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have a material adverse effect on Norwest and its subsidiaries taken as a whole and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Norwest is registered as a bank holding company with the Federal Reserve Board under the BHC Act.

     (b)  Norwest Subsidiaries.  Schedule 3(b) sets forth a complete and correct
          --------------------
list as of April 30, 1992, of Norwest's Significant Subsidiaries (as defined in Regulation S-X promulgated by the SEC) (individually a "Norwest Subsidiary" and collectively the "Norwest Subsidiaries"), all shares of the outstanding capital stock of each of which, except as set forth in Schedule 3(b), are owned directly or indirectly by Norwest. No equity security of any Norwest Subsidiary is or may be required to be issued to any person or entity other than Norwest by reason of any option, warrant, scrip, right to subscribe to, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Norwest Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock. Subject to 12 U.S.C. (S) 55 (1982), all of such shares so owned by Norwest are fully paid and nonassessable and are owned by it free and clear of any lien, claim, charge, option, encumbrance or agreement with respect thereto. Each Norwest Subsidiary is a corporation or national banking association duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted.

     (c)  Norwest Capitalization. The authorized capital stock of Norwest
          ----------------------
consists of (i) 5,000,000 shares of Preferred Stock, without par value, of which as of the close of business on April 30, 1994, 1,135,000 shares of 10.24% Cumulative Preferred Stock at $100 stated value and 1,143,750 shares of Cumulative Convertible Preferred Stock, Series B, at $200 stated value and 35,125 shares of ESOP Cumulative Convertible Preferred Stock, at $1,000 stated value were outstanding, and (ii) 500,000,000 shares of Common Stock, $1-2/3 par value, of which as of the close of business on April 30, 1994, 318,480,722 shares were outstanding and 4,296,052 shares were held in the treasury.

     (d)  Authorization.  Norwest has the corporate power and authority to enter
          -------------
into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by Norwest and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Norwest. No approval or consent by the stockholders of Norwest is necessary for the execution and delivery of this Agreement and the Merger Agreement and the consummation of the transactions contemplated hereby and thereby. Subject to such approvals of government agencies and other governing boards having regulatory authority over Norwest as may be required by statute or regulation, this Agreement is a valid and binding obligation of Norwest enforceable against Norwest in accordance with its terms.

     Neither the execution, delivery and performance by Norwest or any Norwest Subsidiary of this Agreement or the Merger Agreement, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by Norwest or any Norwest Subsidiary with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any lien, security interest, charge or encumbrance upon any of the properties or assets of Norwest or any Norwest Subsidiary under any of the terms, conditions or provisions of (x) its certificate of incorporation or by-laws or (y) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Norwest or any Norwest Subsidiary is a party or by which it may be bound, or to which Norwest or any Norwest Subsidiary or any of the properties or assets of Norwest or any Norwest Subsidiary may be subject, or (ii) subject to compliance with the statutes and regulations referred to in the next paragraph, to the best knowledge of Norwest, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Norwest or any Norwest Subsidiary or any of their respective properties or assets.

     Other than in connection with or in compliance with the provisions of the Securities Act, the Exchange Act, the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHC Act or the HSR Act, and filings required to effect the Mergers under Minnesota law and the Consolidation under the National Bank Act, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Norwest of the transactions contemplated by this Agreement and the Merger Agreement.

     (e)  Norwest Financial Statements. The consolidated balance sheets of
          ----------------------------
Norwes and Norwest's subsidiaries as of December 31, 1993 and 1992 and related consolidated statements of income, stockholders' equity and cash flows for the three years ended December 31, 1993, together with the notes thereto, certified by KPMG Peat Marwick and included in Norwest's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (the "Norwest 10-K") as filed with the SEC, and the unaudited consolidated balance sheets of Norwest and its subsidiaries as of June 30, 1994 and the related unaudited consolidated statements of income and cash flows for the 6 months then ended included in Norwest's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1994, as filed with the SEC (collectively, the "Norwest Financial Statements"), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and present fairly (subject, in the case of financial statements for interim periods, to normal recurring adjustments) the consolidated financial position of Norwest and its subsidiaries at the dates and the consolidated results of operations, changes in financial position and cash flows of Norwest and its subsidiaries for the periods stated therein.

     (f)  Reports.  Since December 31, 1990, Norwest and each Norwest Subsidiary
          -------
has filed all reports, registrations and statements, together with any required amendments thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q and proxy statements, (ii) the Federal Reserve Board, (iii) the FDIC, (iv) the Comptroller ("Comptroller") and
(v) any applicable state securities or banking authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "Norwest Reports". As of their respective dates, the Norwest Reports complied in all material respects with all the rules and regulations promulgated by the SEC, the Federal Reserve Board, the FDIC, the Comptroller and any applicable state securities or banking authorities, as the case may be, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (g)  Properties and Leases.  Except as may be reflected in the Norwest
          ---------------------
Financial Statements and except for any lien for current taxes not yet delinquent, Norwest and each Norwest Subsidiary has good title free and clear of any material liens, claims, charges, options, encumbrances or similar restrictions to all the real and personal property reflected in Norwest's consolidated balance sheet as of June 30, 1994 included in Norwest's Quarterly Report on Form 10-Q for the period then ended, and all real and personal property acquired since such date, except such real and personal property has been disposed of in the ordinary course of business. All leases of real property and all other leases material to Norwest or any Norwest Subsidiary pursuant to which Norwest or such Norwest Subsidiary, as lessee, leases real or personal property, are valid and effective in accordance with their respective terms, and there is not, under any such lease, any material existing default by Norwest or such Norwest Subsidiary or any event which, with notice or lapse of time or both, would constitute such a material default. Substantially all Norwest's and each Norwest Subsidiary's buildings and equipment in regular use have been well maintained and are in good and serviceable condition, reasonable wear and tear excepted.

     (h)  Taxes.  Each of Norwest and the Norwest Subsidiaries has filed all
          -----
material federal, state, county, local and foreign tax returns, including information returns, required to be filed by it, and paid or made adequate provision for the payment of all taxes owed by it, including those with respect to income, withholding, social security, unemployment, workers compensation, franchise, ad valorem, premium, excise and sales taxes, and no taxes shown on such returns to be owed by it or assessments received by it are delinquent. The federal income tax returns of Norwest and the Norwest Subsidiaries for the fiscal year ended December 31, 1979, and for all fiscal years prior thereto, are for the purposes of routine audit by the Internal Revenue Service closed because of the statute of limitations, and no claims for additional taxes for such fiscal years are pending. Except only as set forth on Schedule 3(h), (i) neither Norwest nor any Norwest Subsidiary is a party to any pending action or proceeding, nor to Norwest's knowledge is any such action or proceeding threatened by any governmental authority, for the assessment or collection of taxes, interest, penalties, assessments or deficiencies which could reasonably be expected to have any material adverse effect on Norwest and its subsidiaries taken as a whole, and (ii) no material issue has been raised by any federal, state, local or foreign taxing authority in connection with an audit or examination of the tax returns, business or properties of Norwest or any Norwest Subsidiary which has not been settled, resolved and fully satisfied, or adequately reserved for. Each of Norwest and the Norwest Subsidiaries has paid all taxes owed or which it is required to withhold from amounts owing to employees, creditors or other third parties.

     (i)  Absence of Certain Changes.  Since June 30, 1994, there has been no
          --------------------------
change in the business, financial condition or results of operations of Norwest or any Norwest Subsidiary which has had, or may reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Norwest and its subsidiaries taken as a whole.

     (j)  Commitments and Contracts. Except as set forth on Schedule 3(j), as of
          -------------------------
the date hereof neither Norwest nor any Norwest Subsidiary is a party or subject to any of the following (whether written or oral, express or implied):

             (i)  any labor contract or agreement with any labor union;

            (ii) any contract not made in the ordinary course of business containing covenants which materially limit the ability of Norwest or any Norwest Subsidiary to compete in any line of business or with any person or which involve any material restriction of the geographical area in which, or method by which, Norwest or any Norwest Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities);

           (iii) any other contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of Regulation S-K.

     (k)  Litigation and Other Proceedings.  Neither Norwest nor any Norwest
          --------------------------------
Subsidiary is a party to any pending or, to the best knowledge of Norwest, threatened, claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree, except for matters which, in the aggregate, will not have, or cannot reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of Norwest and its subsidiaries taken as a whole.

     (l)  Insurance. Norwest and each Norwest Subsidiary is presently insured or
          ---------
self insured, and during each of the past five calendar years (or during such lesser period of time as Norwest has owned such Norwest Subsidiary) has been insured or self-insured, for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable law and regulation.

     (m)  Compliance with Laws.  Norwest and each Norwest Subsidiary has all
          --------------------
permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to own or lease its properties or assets and to carry on its business as presently conducted and that are material to the business of Norwest or such Subsidiary; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect, and to the best knowledge of Norwest, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current. The conduct by Norwest and each Norwest Subsidiary of its business and the condition and use of its properties does not violate or infringe, in any respect material to any such business, any applicable domestic (federal, state or local) or foreign law, statute, ordinance, license or regulation. Neither Norwest nor any Norwest Subsidiary is in default under any order, license, regulation or demand of any federal, state, municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court. Except for statutory or regulatory restrictions of general application, no federal, state, municipal or other governmental authority has placed any restrictions on the business or properties of Norwest or any Norwest Subsidiary which reasonably could be expected to have a material adverse effect on the business or properties of Norwest and its subsidiaries taken as a whole.

     (n)  Labor. No work stoppage involving Norwest or any Norwest Subsidiary is
          -----
pending or, to the best knowledge of Norwest, threatened. Neither Norwest nor any Norwest Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding which could materially and adversely affect the business of Norwest or such Norwest Subsidiary. Except as set forth on Schedule 3(j), employees of Norwest and the Norwest Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.

     (o)  Norwest Benefit Plans.
          ---------------------

             (i) As of the date hereof, the only "employee benefit plans" within the meaning of Section 3(3) of ERISA for which Norwest or any Norwest Subsidiary acts as plan sponsor as defined in ERISA Section 3(16)(B) with respect to which any liability under ERISA or otherwise exists or may be incurred by Norwest or any Norwest Subsidiary are those set forth on

     Schedule 3(o) (the "Norwest Plans"). No Norwest Plan is a
     "multi-employer plan" within the meaning of Section 3(37) of ERISA.

            (ii) Each Norwest Plan is and has been in all material respects operated and administered in accordance with its provisions and applicable law. Except as set forth on Schedule 3(o), Norwest or the Norwest Subsidiaries have received favorable determination letters from the Internal Revenue Service under the provisions of the Tax Equity and Fiscal Responsibility Act ("TEFRA"), the Deficit Reduction Act ("DEFRA") and the Retirement Equity Act ("REA") for each of the Norwest Plans to which the qualification requirements of Section 401(a) of the Code apply. Norwest knows of no reason that any Norwest Plan which is subject to the qualification provisions of Section 401(a) of the Code is not "qualified" within the meaning of Section 401(a) of the Code and that each related trust is not exempt from taxation under Section 501(a) of the Code, except that any such Norwest Plan may not have been amended to comply with TRA and other recent legislation and regulations, although each such Norwest Plan is within the remedial amendment period during which retroactive amendment may be made.

           (iii) The present value of all benefits vested and all benefits accrued under each Norwest Plan which is subject to Title IV of ERISA did not, in each case, as determined for purposes of reporting on Schedule B to the Annual Report on Form 5500 of each such Norwest Plan for the plan year ending December 31, 1993, exceed the value of the assets of the Norwest Plans allocable to such vested or accrued benefits.

            (iv) Except as set forth on Schedule 3(o), and to the best knowledge of Norwest, no Norwest Plan or any trust created thereunder, nor any trustee, fiduciary or administrator thereof, has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA or violated fiduciary standards under Part 4 of Title I of ERISA, which could subject, to the best knowledge of Norwest, such Norwest Plan or trust, or any trustee, fiduciary or administrator thereof, or any party dealing with any such Norwest Plan or trust, to the tax or penalty on prohibited transactions imposed by said Section 4975 or would result in material liability to Norwest and its subsidiaries taken as a whole.

             (v) Except as set forth on Schedule 3(o), no Norwest Plan which is subject to Title IV of ERISA or any trust created thereunder has been terminated, nor have there been any "reportable events" as that term is defined in Section 4043 of ERISA with respect to any Norwest Plan, other than those events which may result from the transactions contemplated by this Agreement and the Merger Agreement.

             (vi) No Norwest Plan or any trust created thereunder has incurred any "accumulated funding deficiency", as such term is defined in Section 412 of the Code (whether or not waived), during the last five Norwest Plan years which would result in a material liability.

            (vii) Neither the execution and delivery of this Agreement and the Merger Agreement nor the consummation of the transactions contemplated hereby and thereby will (i) result in any material payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or employee or former employee of Norwest under any Norwest Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Norwest Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any material extent.

     (p)  Registration Statement, etc. None of the information regarding Norwest
          ---------------------------
and its subsidiaries supplied or to be supplied by Norwest for inclusion in (i) the Registration Statement, (ii) the Proxy Statement, or (iii) any other documents to be filed with the SEC or any regulatory authority in connection with the transactions contemplated hereby or by the Merger Agreements will, at the respective times such documents are filed with the SEC or any regulatory authority and, in the case of the Registration Statement, when it becomes effective and, with respect to the Proxy Statement, when mailed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the meeting of shareholders referred to in paragraph 4(c), be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting. All documents which Norwest and the Norwest Subsidiaries are responsible for filing with the SEC and any other regulatory authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

     (q)  Brokers and Finders. Neither Norwest nor any Norwest Subsidiary nor
          -------------------
any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Norwest or any Norwest Subsidiary in connection with this Agreement and the Merger Agreement or the transactions contemplated hereby and thereby.

     (r)  No Defaults. Neither Norwest nor any Norwest Subsidiary is in default,
          -----------
nor has any event occurred which, with the passage of time or the giving of notice, or both, would constitute a default under any material agreement, indenture, loan agreement or other instrument to which it is a party or by which it or any of its assets is bound or to which any of its assets is subject, the result of which has had or could reasonably be expected to have a material adverse effect upon Norwest and its subsidiaries taken as a whole. To the best of Norwest's knowledge, all parties with whom Norwest or any Norwest Subsidiary has material leases, agreements or contracts or who owe to Norwest or any Norwest Subsidiary material obligations other than with respect to those arising in the ordinary course of the banking business of the Norwest Subsidiaries are in compliance therewith in all material respects.

     (s)  Environmental Liability.  There is no legal, administrative, or other
          -----------------------
proceeding, claim, or action of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on Norwest or any Norwest Subsidiary of any liability arising from the release of hazardous substances under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or to the best of Norwest's knowledge, threatened against Norwest or any Norwest Subsidiary, the result of which has had or could reasonably be expected to have a material adverse effect upon Norwest and its subsidiaries taken as a whole; to the best of Norwest's knowledge there is no reasonable basis for any such proceeding, claim or action; and to the best of Norwest's knowledge neither Norwest nor any Norwest Subsidiary is subject to any agreement, order, judgment, or decree by or with any court, governmental authority or third party imposing any such environmental liability.

     (t)  Merger Cos. As of the Closing Date, Merger Co., Norwest Bank and
          ----------
Banrein Merger Co. will each be a corporation duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of incorporation, and will have corporate power and authority to own or lease its properties and assets and to carry on its business.

     4. COVENANTS OF COMPANY. Company covenants and agrees with Norwest as follows:

     (a) Except as otherwise permitted or required by this Agreement, from the date hereof until the Effective Time of the Mergers, Company, and each Company Subsidiary will: maintain its corporate existence in good standing; maintain the general character of its business and conduct its business in its ordinary and usual manner; extend credit in accordance with existing lending policies, except that it shall not, without the prior written consent of Norwest, make any new loan or modify, restructure or renew any existing loan (except pursuant to commitments made prior to the date of this Agreement) to any borrower if the amount of the resulting loan, when aggregated with all other loans or extensions of credit to such person, would be in excess of $200,000; maintain proper business and accounting records in accordance with generally accepted principles; maintain its properties in good repair and condition, ordinary wear and tear excepted; maintain in all material respects presently existing insurance coverage; use its best efforts to preserve its business organization intact, to keep the services of its present principal employees and to preserve its good will and the good will of its suppliers, customers and others having business relationships with it; use its best efforts to obtain any approvals or consents required to maintain existing leases and other contracts in effect following the Merger; comply in all material respects with all laws, regulations, ordinances, codes, orders, licenses and permits applicable to the properties and operations of Company and each Company Subsidiary the non-compliance with which reasonably could be expected to have a material adverse effect on Company and the Company Subsidiaries taken as a whole; and permit Norwest and its representatives (including KPMG Peat Marwick) to examine its and its subsidiaries books, records and properties and to interview officers, employees and agents at all reasonable times when it is open for business. No such examination by Norwest or its representatives either before or after the date of this Agreement shall in any way affect, diminish or terminate any of the representations, warranties or covenants of Company herein expressed.

     (b) Except as otherwise contemplated or required by this Agreement, from the date hereof until the Effective Time of the Mergers, Company and each Company Subsidiary will not (without the prior written consent of Norwest): amend or otherwise change its articles of incorporation or association or by-laws; issue or sell or authorize for issuance or sale, or grant any options or make other agreements with respect to the issuance or sale or conversion of, any shares of its capital stock, phantom shares or other share-equivalents, or any other of its securities; authorize or incur any long-term debt (other than deposit liabilities); mortgage, pledge or subject to lien or other encumbrance any of its properties, except in the ordinary course of business; enter into any material agreement, contract or commitment in excess of $25,000 except banking transactions in the ordinary course of business and in accordance with policies and procedures in effect on the date hereof; make any investments except investments made by bank subsidiaries in the ordinary course of business for terms of up to 1 year and in amounts of $100,000 or less; amend or terminate any Plan except as required by law; make any contributions to any Plan except as required by the terms of such Plan in effect as of the date hereof; declare, set aside, make or pay any dividend or other distribution with respect to its capital stock except any dividend declared by a Company Subsidiary's Board of Directors in accordance with applicable law and regulation; redeem, purchase or otherwise acquire, directly or indirectly, any of the capital stock of Company; increase the compensation of any officers, directors or executive employees, except pursuant to existing compensation plans and practices; sell or otherwise dispose of any shares of the capital stock of any Company Subsidiary; or sell or otherwise dispose of any of its assets or properties other than in the ordinary course of business.

     (c) The Board of Directors of Company, Bank and Banrein will duly call, and will cause to be held not later than forty-five (45) days following the effective date of the Registration Statement referred to in paragraph 5(c) hereof, but in no event later than 20 "business days" (defined as any day on which the SEC accepts documents for filing), meetings of their shareholders and will direct that this Agreement and the Merger Agreements be submitted to a vote at such meetings. The Board of Directors of Company, Bank and Banrein will (i) cause proper notice of such meeting to be given to its shareholders in compliance with the Minnesota Business Corporation Act and other applicable law and regulation, (ii) recommend by the affirmative vote of the Board of Directors a vote in favor of approval of this Agreement and the Merger Agreements , and (iii) use its best efforts to solicit from their shareholders proxies in favor thereof.

     (d) Company will furnish or cause to be furnished to Norwest all the information concerning Company and Company Subsidiaries, including audited financial statements which comply as to form in all material respects with the applicable accounting requirements of the Securities Act and rules and regulations promulgated thereunder, required for inclusion in the Registration Statement referred to in paragraph 5(c) hereof, or any statement or application made by Norwest to any governmental body in connection with the transactions contemplated by this Agreement.

     (e) Company and Company Subsidiaries will take all necessary corporate and other action and use its best efforts to obtain all approvals of regulatory authorities, consents and other approvals required of Company and Company Subsidiaries to carry out the transactions contemplated by this Agreement and will cooperate with Norwest to obtain all such approvals and consents required of Norwest, including the filing of any required applications with the Comptroller and termination of the Company's status as an S Corporation under the Code.

     (f) Company will use its best efforts to deliver to the Closing all opinions, certificates and other documents required to be delivered by it at the Closing.

     (g) Company will hold in confidence all documents and information concerning Norwest and its subsidiaries furnished to Company and its representatives in connection with the transactions contemplated by this Agreement and will not release or disclose such information to any other person, except as required by law and except to Company's outside professional advisers in connection with this Agreement, with the same undertaking from such professional advisers. If the transactions contemplated by this Agreement shall not be consummated, such confidence shall be maintained and such information shall not be used in competition with Norwest (except to the extent that such information can be shown to be previously known to Company, in the public domain, or later acquired by Company from other legitimate sources) and, upon request, all such documents, any copies thereof and extracts therefrom shall immediately thereafter be returned to Norwest.

     (h) Neither Company, nor any Company Subsidiary, nor any director, officer, representative or agent thereof, will, directly or indirectly, solicit, authorize the solicitation of or enter into any discussions with any corporation, partnership, person or other entity or group (other than Norwest) concerning any offer or possible offer (i) to purchase any shares of common stock, any option or warrant to purchase any shares of common stock, any securities convertible into any shares of such common stock, or any other equity security of Company or any Company Subsidiary, (ii) to make a tender or exchange offer for any shares of such common stock or other equity security, (iii) to purchase, lease or otherwise acquire the assets of Company or any Company Subsidiary except in the ordinary course of business, or
(iv) to merge, consolidate or otherwise combine with Company or any Company Subsidiary. If any corporation, partnership, person or other entity or group makes an offer or inquiry to Company or any Company Subsidiary concerning any of the foregoing, Company or such Company Subsidiary will promptly disclose such offer or inquiry, including the terms thereof, to Norwest.

     (i) Company shall consult with Norwest as to the form and substance of any proposed press release or other proposed public disclosure of matters related to this Agreement or any of the transactions contemplated hereby.

     (j) Company and each Company Subsidiary will take all action necessary or required (i) to terminate all qualified pension and welfare benefit plans and all non-qualified benefit plans and compensation arrangements as of the Effective Date of the Merger, and in connection with such termination, to either
(x) repay any outstanding indebtedness owed by any Plan sponsored by Company, Bank or Banrein, release shares of Company, Bank or Banrein Common Stock or Norwest Common Stock pledged therefore, and allocate such shares to the participants in such Plans as quickly as is permitted by law, or (y) provide for the repurchase of such shares by the issuer thereof from any such Plan, (ii) to amend the Plans to comply with the provisions of the TRA and regulations thereunder and other applicable law, and (iii) to submit application to the Internal Revenue Service for a favorable determination letter for each of the Plans which is subject to the qualification requirements of Section 401(a) of the Code prior to the Effective Date of the Merger.

     (k) Company, Bank and Banrein shall use its best efforts to obtain and deliver at least 32 days prior to the Effective Date of the Merger signed representations substantially in the form attached hereto as Exhibit B to Norwest by each executive officer, director or shareholder of Company, Bank and Banrein who may reasonably be deemed an "affiliate" of Company, Bank and Banrein, as the case may be, within the meaning of such term as used in Rule 145 under the Securities Act.

     (l) Company and Company Subsidiaries shall establish such additional accruals and reserves as may be necessary to conform Company's accounting and credit loss reserve practices and methods to those of Norwest and Norwest's plans with respect to the conduct of Company's business following the Mergers and to provide for the costs and expenses relating to the consummation by Company of the Mergers and the other transactions contemplated by this Agreement.

     5. COVENANTS OF NORWEST. Norwest covenants and agrees with Company, Bank and Banrein as follows:

     (a) From the date hereof until the Effective Time of the Mergers, Norwest will maintain its corporate existence in good standing; conduct, and cause the Norwest Subsidiaries to conduct, their respective businesses in compliance with all material obligations and duties imposed on them by all laws, governmental regulations, rules and ordinances, and judicial orders, judgments and decrees applicable to Norwest or the Norwest Subsidiaries, their businesses or their properties; maintain all books and records of it and the Norwest Subsidiaries, including all financial statements, in accordance with the accounting principles and practices consistent with those used for the Norwest Financial Statements, except for changes in such principles and practices required under generally accepted accounting principles.

     (b) Norwest will furnish to Company, Bank and Banrein all the information concerning Norwest required for inclusion in a proxy statement or statements to be sent to the shareholders of Company, Bank and Banrein, or in any statement or application made by Company, Bank and Banrein to any governmental body in connection with the transactions contemplated by this Agreement.

     (c) As promptly as practicable after the execution of this Agreement, Norwest will file with the SEC a registration statement on Form S-4 (the "Registration Statement") under the Securities Act and any other applicable documents, relating to the shares of Norwest Common Stock to be delivered to the shareholders of Company, Bank and Banrein pursuant to the Merger Agreements, and will use its best efforts to cause the Registration Statement to become effective. At the time the Registration Statement becomes effective, the Registration Statement will comply in all material respects with the provisions of the Securities Act and the published rules and regulations thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, and at the time of mailing thereof to the Company, Bank and Banrein shareholders, at the time of the Company, Bank and Banrein shareholders' meetings referred to in paragraph 4(c) hereof and at the Effective Time of the Mergers the prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement filed by Norwest (hereinafter the "Prospectus"), will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading; provided, however, to
                                                        --------- --------
none of the provisions of this subparagraph shall apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished by Company or any Company Subsidiary for use in the Registration Statement or the Prospectus.

     (d) Norwest will file all documents required to be filed to list the Norwest Common Stock to be issued pursuant to the Merger Agreements on the New York Stock Exchange and the Chicago Stock Exchange and use its best efforts to effect said listings.

     (e) The shares of Norwest Common Stock to be issued by Norwest to the shareholders of Company, Bank and Banrein pursuant to this Agreement and the Merger Agreements will, upon such issuance and delivery to said shareholders pursuant to the Merger Agreements, be duly authorized, validly issued, fully paid and nonassessable. The shares of Norwest Common Stock to be delivered to the shareholders of Company pursuant to the Merger Agreements are and will be free of any preemptive rights of the stockholders of Norwest.

     (f) Norwest will file all documents required to obtain prior to the Effective Time of the Mergers all necessary Blue Sky permits and approvals, if any, required to carry out the transactions contemplated by this Agreement, will pay all expenses incident thereto and will use its best efforts to obtain such permits and approvals.

     (g) Norwest will take all necessary corporate and other action and file all documents required to obtain and will use its best efforts to obtain all approvals of regulatory authorities, consents and approvals required of it to carry out the transactions contemplated by this Agreement and will cooperate with Company, Bank and Banrein to obtain all such approvals and consents required by Company, Bank and Banrein.

     (h) Norwest will hold in confidence all documents and information concerning Company and Company's Subsidiaries furnished to it and its representatives in connection with the transactions contemplated by this Agreement and will not release or disclose such information to any other person, except as required by law and except to its outside professional advisers in connection with this Agreement, with the same undertaking from such professional advisers. If the transactions contemplated by this Agreement shall not be consummated, such confidence shall be maintained and such information shall not be used in competition with Company (except to the extent that such information can be shown to be previously known to Norwest, in the public domain, or later acquired by Norwest from other legitimate sources) and, upon request, all such documents, copies thereof or extracts therefrom shall immediately thereafter be returned to Company.

     (i) Norwest will file any documents or agreements required to be filed in connection with the Merger under the Minnesota Business Corporation Act.

     (j) Norwest will use its best efforts to deliver to the Closing all opinions, certificates and other documents required to be delivered by it at the Closing.

     (k) Norwest shall consult with Company as to the form and substance of any proposed press release or other proposed public disclosure of matters related to this Agreement or any of the transactions contemplated hereby.

     (l) Norwest shall give Company written notice of receipt of the regulatory approvals referred to in paragraph 7(e).

     (m) For a period not exceeding fifteen days prior to the Closing Date, Norwest will permit Company and its representatives to examine its books, records and properties and interview officers, employees and agents of Norwest at all reasonable times when it is open for business. No such examination by Company or its representatives shall in any way affect, diminish or terminate any of the representations, warranties or covenants of Norwest herein expressed.

     6. CONDITIONS PRECEDENT TO OBLIGATION OF COMPANY. The obligation of Company to effect the Merger shall be subject to the satisfaction at or before the Time of Filing of the following further conditions, which may be waived in writing by Company:

     (a) Except as they may be affected by transactions contemplated hereby and except to the extent such representations and warranties are by their express provisions made as of a specified date and except for activities or transactions after the date of this Agreement made in the ordinary course of business and not expressly prohibited by this Agreement, the representations and warranties contained in paragraph 3 hereof shall be true and correct in all respects material to Norwest and its subsidiaries taken as a whole as if made at the Time of Filing.

     (b) Norwest, Merger Co., Norwest Bank and Banrein Merger Co. shall have, or shall have caused to be, performed and observed in all material respects all covenants, agreements and conditions hereof to be performed or observed by Norwest, Merger Co., Norwest Bank and Banrein Merger Co. at or before the Time of Filing.

     (c) Company shall have received a favorable certificate, dated as of the Effective Date of the Merger, signed by the Chairman, the President or any Executive Vice President or Senior Vice President and by the Secretary or Assistant Secretary of Norwest, as to the matters set forth in subparagraphs (a) and (b) of this paragraph 6.

     (d) This Agreement and the Merger Agreements shall have been approved by the affirmative vote of the holders of the percentage of the outstanding shares of Company, Bank and Banrein required for approval of a plan of merger in accordance with the provisions of Company's, Bank's and Banrein's Articles of Incorporation and the Minnesota Business Corporation Act and Chapters 46 and 49 of Minnesota Statutes.

     (e) Norwest shall have received approval by the Federal Reserve Board and by such other governmental agencies as may be required by law of the transactions contemplated by this Agreement and the Merger Agreements and all waiting and appeal periods prescribed by applicable law or regulation shall have expired.

     (f) No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

     (g) The shares of Norwest Common Stock to be delivered to the stockholders of Company, Bank and Banrein pursuant to this Agreement and the Merger Agreements shall have been authorized for listing on the New York Stock Exchange and the Chicago Stock Exchange upon official notice of issuance.

     (h) Company, Bank and Banrein shall have received an opinion, dated the Closing Date, of counsel to Company, Bank and Banrein, substantially to the effect that, for federal income tax purposes: (i) the Merger of Merger Co. into Company will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E), the merger of Bank into Norwest Bank will constitute a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D), and the merger of Banrein into Banrein Merger Co. will also constitute a reorganization within the meaning of Section s368(a)(1)(A) and 368(a)(2)(D) of the Code; (ii) no gain or loss will be recognized by the holders of Company Common Stock, Bank Common Stock and Banrein Common Stock upon receipt of Norwest Common Stock except for cash received in lieu of fractional shares;
(iii) the basis of the Norwest Common Stock received by the shareholders of Company, Bank and Banrein will be the same as the basis of Company Common Stock, Bank Common Stock and Banrein Common Stock exchanged therefor (reduced by the amount allocable to fractional share interests for which cash is received); and
(iv) the holding period of the shares of Norwest Common Stock received by the shareholders of Company, Bank and Banrein will include the holding period of the Company Common Stock, Bank Common Stock and Banrein Common Stock, provided such shares of Company Common Stock, Bank Common Stock and Banrein Common Stock were held as a capital asset as of the Effective Time of the Mergers.

     (i) The Registration Statement (as amended or supplemented) shall have become effective under the Securities Act and shall not be subject to any stop order, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing, or have been threatened and be unresolved. Norwest shall have received all state securities law or blue sky authorizations necessary to carry out the transactions contemplated by this Agreement.

     7. CONDITIONS PRECEDENT TO OBLIGATION OF NORWEST. The obligation of Norwest to effect the Mergers shall be subject to the satisfaction at or before the Time of Filing of the following conditions, which may be waived in writing by Norwest:

     (a) Except as they may be affected by transactions contemplated hereby and except to the extent such representations and warranties are by their express provisions made as of a specified date and except for activities or transactions or events occurring after the date of this Agreement made in the ordinary course of business and not expressly prohibited by this Agreement, the representations and warranties contained in paragraph 2 hereof shall be true and correct in all respects material to Company and the Company Subsidiaries taken as a whole as if made at the Time of Filing.

     (b) Company, Bank and Banrein shall have, or shall have caused to be, performed and observed in all material respects all covenants, agreements and conditions hereof to be performed or observed by it at or before the Time of Filing.

     (c) This Agreement and the Merger Agreements shall have been approved by the affirmative vote of the holders of the percentage of the outstanding shares of Company, Bank and Banrein required for approval of a plan of merger in accordance with the provisions of Company's, Bank's and Banrein's Articles of Incorporation and the Minnesota Business Corporation Act and Chapters 46 and 49 of Minnesota Statutes.

     (d) Norwest shall have received a favorable certificate dated as of the Effective Date of the Mergers signed by the Chairman or President and by the Secretary or Assistant Secretary of Company, Bank and Banrein, as to the matters set forth in subparagraphs (a) through (c) of this paragraph 7.

     (e) Norwest shall have received approval by all governmental agencies as may be required by law of the transactions contemplated by this Agreement and the Merger Agreement and all waiting and appeal periods prescribed by applicable law or regulation shall have expired. No approvals, licenses or consents granted by any regulatory authority shall contain any condition or requirement relating to Company or any Company Subsidiary that, in the good faith judgment of Norwest, is unreasonably burdensome to Norwest.

     (f) Company and each Company Subsidiary shall have obtained any and all material consents or waivers from other parties to loan agreements, leases or other contracts material to Company's or such subsidiary's business required for the consummation of the Merger, and Company and each Company Subsidiary shall have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation by it of the Merger.

     (g) No court or governmental authority of competent jurisdiction shall have issued an order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

     (h) At any time since the date hereof the total number of shares of Company Common Stock, Bank Common Stock and Banrein Common Stock outstanding and subject to issuance upon exercise (assuming for this purpose that phantom shares and other share-equivalents constitute Company Common Stock) of all warrants, options, conversion rights, phantom shares or other share-equivalents, other than any option held by Norwest, shall not have exceeded 10,000, 5,000 and 4,000, respectively.

  (i) The Registration Statement (as amended or supplemented) shall have become effective under the Securities Act and shall not be subject to any stop order, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing, or have been threatened or be unresolved. Norwest shall have received all state securities law or blue sky authorizations necessary to carry out the transactions contemplated by this Agreement.

  (j) Norwest shall have received from the Chief Executive Officer and Chief Financial Officer of Company a letter, dated as of the effective date of the Registration Statement and updated through the date of Closing, in form and substance satisfactory to Norwest, to the effect that:

          (i) the interim quarterly financial statements of Company included or incorporated by reference in the Registration Statement are prepared in accordance with generally accepted accounting principles applied on a basis consistent with the audited financial statements of Company;

          (ii) the amounts reported in the interim quarterly financial statements of Company agree with the general ledger of Company;

          (iii) the annual and quarterly financial statements of Company and the Company Subsidiaries included in, or incorporated by reference in, the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published rules and regulations thereunder;

          (iv) from June 30, 1994 (or, if later, since the date of the most recent unaudited consolidated financial statements of Company and the Company Subsidiaries as may be included in the Registration Statement) to a date 5 days prior to the effective date of the Registration Statement or 5 days prior to the Closing, there are no increases in long-term debt, changes in the capital stock or decreases in stockholders' equity of Company and the Company Subsidiaries, except in each case for changes, increases or decreases which the Registration Statement discloses have occurred or may occur or which are described in such letters. For the same period, there have been no decreases in consolidated net interest income, consolidated net interest income after provision for credit losses, consolidated income before income taxes, consolidated net income and net income per share amounts of Company and the Company Subsidiaries, or in income before equity in undistributed income of subsidiaries, in each case as compared with the comparable period of the preceding year, except in each case for changes, increases or decreases which the Registration Statement discloses have occurred or may occur or which are described in such letters;

          (v) they have reviewed certain amounts, percentages, numbers of shares and financial information which are derived from the general accounting records of Company and the Company Subsidiaries, which appear in the Registration Statement under the certain captions to be specified by Norwest, and have compared certain of such amounts, percentages, numbers and financial information with the accounting records of Company and the Company Subsidiaries and have found them to be in agreement with financial records and analyses prepared by Company included in the annual and quarterly financial statements, except as disclosed in such letters.

     (k) Company and the Company Subsidiaries considered as a whole shall not have sustained since June 30, 1994 any material loss or interference with their business from any civil disturbance or any fire, explosion, flood or other calamity, whether or not covered by insurance.

     (l) There shall be no reasonable basis for any proceeding, claim or action of any nature seeking to impose, or that could reasonably be expected to result in the imposition on Company or any Company Subsidiary of, any liability arising from the release of hazardous substances under any local, state or federal environmental statute, regulation or ordinance including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended, which has had or could reasonably be expected to have a material adverse effect upon Company and its subsidiaries taken as a whole.

     (m) No change shall have occurred and no circumstances shall exist which has had or might reasonably be expected to have a material adverse effect on the financial condition, results of operations, business or prospects of Company and the Company Subsidiaries taken as a whole (other than changes in banking laws or regulations, or interpretations thereof, that affect the banking industry generally or changes in the general level of interest rates).

     8. EMPLOYEE BENEFIT PLANS. Each person who is an employee of Company or any Company Subsidiary as of the Effective Date of the Merger ("Company Employees") shall be eligible for participation in the employee welfare and pension plans of Norwest, as in effect from time to time, as follows:

     (a) Employee Welfare Benefit Plans.  Each Company Employee shall be
         -------------------------------
eligible for participation in the employee welfare benefit plans of Norwest listed below subject to any eligibility requirements applicable to such plans and shall enter each plan not later than the first day of the calendar quarter which begins at least 32 days after the Effective Date of the Merger:

            Medical Plan
            Dental Plan
            Vision Plan
            Short Term Disability Plan
            Long Term Disability Plan
            Long Term Care Plan
            Flexible Benefits Plan
            Basic Group Life Insurance Plan
            Group Universal Life Insurance Plan
            Dependent Group Life Insurance Plan
            Business Travel Accident Insurance Plan
            Accidental Death and Dismemberment Plan
            Severance Pay Plan
            Vacation Program

For the purpose of determining each Company Employee's benefit for the year in which the Merger occurs under the Norwest vacation program, vacation taken by a Company Employee in the year in which the Merger occurs will be deducted from the total Norwest benefit.

     (b) Employee Pension Benefit Plans.
         -------------------------------

Each Company Employee shall be eligible for participation in the Norwest Savings-Investment Plan (the "SIP"), subject to any eligibility requirements applicable to the SIP (with full credit for years of past service to Company and the Company Subsidiaries for the purpose of satisfying any eligibility and vesting periods applicable to the SIP), and shall enter the SIP not later than the first day of the calendar quarter which begins at least 32 days after the Effective Date of the Merger.

Each Company Employee shall be eligible for participation, as a new employee, in the Norwest Pension Plan under the terms thereof.

     9.  TERMINATION OF AGREEMENT.

     (a)  This Agreement may be terminated at any time prior to the Time of
Filing:

          (i)  by mutual written consent of the parties hereto;

          (ii) by either of the parties hereto upon written notice to the other party if the Mergers shall not have been consummated by May 31, 1995 unless such failure of consummation shall be due to the failure of the party seeking to terminate to perform or observe in all material respects the covenants and agreements hereof to be performed or observed by such party; or

          (iii) by Company or Norwest upon written notice to the other party if any court or governmental authority of competent jurisdiction shall have issued a final order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

     (b) Termination of this Agreement under this paragraph 9 shall not release, or be construed as so releasing, either party hereto from any liability or damage to the other party hereto arising out of the breaching party's wilful and material breach of the warranties and representations made by it, or wilful and material failure in performance of any of its covenants, agreements, duties or obligations arising hereunder, and the obligations under paragraphs 4(g), 5(h) and 10 shall survive such termination.

     10. EXPENSES. All expenses in connection with this Agreement and the transactions contemplated hereby, including without limitation legal and accounting fees, incurred by Company and Company Subsidiaries shall be borne by Company and Company Subsidiaries, and all such expenses incurred by Norwest shall be borne by Norwest.

     11. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by either party hereto without the prior written consent of the other party hereto.

     12. THIRD PARTY BENEFICIARIES. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.

     13. NOTICES. Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing and shall be delivered in person or shall be mailed by first class registered or certified mail, postage prepaid, addressed as follows:

            If to Norwest:

                    Norwest Corporation
                    Sixth and Marquette
                    Minneapolis, Minnesota  55479-1026
                    Attention:  Secretary

            If to Company, Bank and Banrein:

                    W.H. Beery
                    President
                    Fridley State Bank
                    6315 University Avenue N.E.

                    Fridley, MN  55432

                    with a copy to:

                    Donald C. Savelkoul
                    Attorney
                    Fridley State Bank Building
                    6315 University Avenue N.E.
                    Fridley, MN  55432

or to such other address with respect to a party as such party shall notify the other in writing as above provided.

     14. COMPLETE AGREEMENT. This Agreement and the Merger Agreement contain the complete agreement between the parties hereto with respect to the Merger and other transactions contemplated hereby and supersede all prior agreements and understandings between the parties hereto with respect thereto.

     15. CAPTIONS. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

     16. WAIVER AND OTHER ACTION. Either party hereto may, by a signed writing, give any consent, take any action pursuant to paragraph 9 hereof or otherwise, or waive any inaccuracies in the representations and warranties by the other party and compliance by the other party with any of the covenants and conditions herein.

     17. AMENDMENT. At any time before the Time of Filing, the parties hereto, by action taken by their respective Boards of Directors or pursuant to authority delegated by their respective Boards of Directors, may amend this Agreement; provided, however, that no amendment after approval by the shareholders of Company shall be made which changes in a manner adverse to such shareholders the consideration to be provided to said shareholders pursuant to this Agreement and the Merger Agreements.

     18. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota.

     19. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. No representation or warranty contained in the Agreement or the Merger Agreements shall survive the Mergers of Merger Co. with and into Company, Banrein Merger Co. with Banrein and Bank with Norwest or except as set forth in paragraph 9(b), the termination of this Agreement. Paragraph 10 shall survive the Mergers.

     20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NORWEST CORPORATION                 BABBSCHA COMPANY



By: /s/ James R. Campbell           By: /s/ Donald C. Savelkoul
    -----------------------------       -----------------------------
Its:    Executive Vice President    Its:    President
    -----------------------------       -----------------------------

                                    FRIDLEY STATE BANK



                                    By: /s/ W.H. Beery
                                        -----------------------------
                                    Its:    President
                                        -----------------------------

                                    BANREIN, INC.



                                    By: /s/ Donald C. Savelkoul
                                        ------------------------------
                                    Its:    President
                                        ------------------------------

                                                                       EXHIBIT A
                         AGREEMENT AND PLAN OF MERGER
                                    Between
                          NORWEST MERGER CORPORATION
                            a Minnesota corporation
                           (the merged corporation)
                                      AND
                               BABBSCHA COMPANY
                            a Minnesota corporation
                          (the surviving corporation)

     This Agreement and Plan of Merger dated as of __________, 19__, between NORWEST MERGER CORPORATION, a Minnesota corporation (hereinafter sometimes called "Norwest" and sometimes called the "merged corporation") and BABBSCHA COMPANY, a Minnesota corporation ("Babbscha") (said corporations being hereinafter sometimes referred to as the "constituent corporations"),

     WHEREAS, Babbscha was incorporated by Articles of Incorporation filed in the office of the Secretary of State of the State of Minnesota on August 1, 1962, and said corporation is now a corporation subject to and governed by the provisions of the Minnesota Business Corporation Act. Babbscha has authorized capital stock of _______ shares of common stock, divided into 10,000 shares of Common Stock and no par value per share ("Babbscha Common Stock"). As of _______, 19___, there were 10,000 shares of Babbscha Common Stock outstanding and no shares were held in the treasury; and

     WHEREAS, Norwest was incorporated by Articles of Incorporation filed in the office of the Secretary of State of the State of Minnesota on ________________ and said corporation is now a corporation subject to and governed by the provisions of the Minnesota Business Corporation Act, with an authorized capital stock of _________ shares of Common Stock, par value $________ per share ("Norwest Common Stock") of which ____________ shares were outstanding and _________ shares were held in the treasury as of ___________, 1994; and

     WHEREAS, Norwest Corporation ("Norwest Corporation"), which owns 100% of the issued and outstanding Common Stock of Norwest, Babbscha, Fridley State Bank and Banrein Corporation are parties to an Agreement and Plan of Reorganization dated as of _________, 1994 (the "Reorganization Agreement"), setting forth certain representations, warranties and covenants in connection with the merger provided for herein; and

     WHEREAS, the directors, or a majority of them, of each of the constituent corporations respectively deem it advisable for the welfare and advantage of said corporations and for the best interests of the respective shareholders of said corporations that said corporation merge and that Norwest be merged with and into Babbscha, with Babbscha continuing as the surviving corporation, on the terms and conditions hereinafter set forth in accordance with the provisions of the Minnesota Business Corporation Act, which statutes permit such merger; and

     WHEREAS, it is the intent of the parties to effect a merger which qualifies as a tax-free reorganization pursuant to Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code;

     NOW, THEREFORE, the parties hereto, subject to the approval of the shareholders of Babbscha and Norwest, in consideration of the premises and of the mutual covenants and agreements contained herein and of the benefits to accrue to the parties hereto, have agreed and do hereby agree that Norwest shall be merged with and into Babbscha pursuant to the laws of the State of Minnesota, and do hereby agree upon, prescribe and set forth the terms and conditions of the merger of Norwest with and into Babbscha, the mode of carrying said merger into effect, the manner and basis of converting the shares of Babbscha Common Stock into shares of "Norwest Corporation Common Stock," and such other provisions with respect to said merger as are deemed necessary or desirable, as follows:

     FIRST: At the time of merger Norwest shall be merged with and into Babbscha, one of the constituent corporations, which shall be the surviving corporation, and the separate existence of Norwest shall cease and the name of the surviving corporation shall continue to be Babbscha Company.

     SECOND: The Articles of Incorporation of Babbscha at the time of merger shall be and remain the Articles of Incorporation of the surviving corporation until amended according to law.

     THIRD: The By-Laws of Babbscha at the time of merger shall be and remain the By-Laws of the surviving corporation until amended according to the provisions of the Articles of Incorporation of the surviving corporation or of said By-Laws.

     FOURTH: The following persons shall be the directors of the surviving corporation and shall hold office from the time of merger until their respective successors are elected and qualify:

            ___________________    _____________________
            ___________________    _____________________
            ___________________    _____________________

     FIFTH:   The officers of Norwest at the time of merger shall be the officers of the surviving corporation and shall hold office from the time of merger until their respective successors are elected or appointed and qualify.

     SIXTH: The manner and basis of converting the shares of Babbscha Common Stock into shares of common stock of Norwest Corporation, $1 2/3 per share par value ("Norwest Corporation Common Stock") shall be as follows:

     1. Each of the shares of Babbscha Common Stock outstanding immediately prior to the time of merger (other than shares as to which statutory dissenters' rights have been exercised) shall at the time of merger, by virtue of the merger and without any action on the part of the holder or holders thereof, be converted into and exchanged for a number of shares of Norwest Corporation Common Stock determined by dividing 152,140 by the number of shares of Babbscha Common Stock outstanding immediately prior to the merger.

     2. As soon as practicable after the merger becomes effective, each holder of a certificate for shares of Babbscha Common Stock outstanding immediately prior to the time of merger shall be entitled, upon surrender of such certificate for cancellation to the surviving corporation or to Norwest Bank Minnesota, National Association, as the designated agent of the surviving corporation (the "Agent"), to receive a new certificate for the number of whole shares of Norwest Corporation Common Stock to which such holder shall be entitled on the basis above set forth. Until so surrendered each certificate which, immediately prior to the time of merger, represented shares of Babbscha Common Stock shall not be transferable on the books of the surviving corporation but shall be deemed (except for the payment of dividends as provided below) to evidence ownership of the number of whole shares of Norwest Corporation Common Stock into which such shares of Babbscha Common Stock have been converted on the basis above set forth; provided, however, that, until the holder of such certificate shall have surrendered the same for exchange as above set forth, no dividend payable to holders of record of Norwest Corporation Common Stock as of any date subsequent to the effective date of merger shall be paid to such holder with respect to the Norwest Corporation Common Stock represented by such certificate, but, upon surrender and exchange thereof as herein provided, there shall be paid by the surviving corporation or the Agent to the record holder of such certificate for Norwest Corporation Common Stock issued in exchange therefor an amount with respect to such shares of Norwest Corporation Common Stock equal to all dividends that shall have been paid or become payable to holders of record of Norwest Corporation Common Stock between the effective date of merger and the date of such exchange.

     3. If between the date of the Reorganization Agreement and the time of merger, shares of Norwest Corporation Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then the number of shares of Norwest Corporation Common Stock into which a share of Babbscha Common Stock shall be converted on the basis above set forth, will be appropriately and proportionately adjusted so that the number of such shares of Norwest Corporation Common Stock into which a share of Babbscha Common Stock shall be converted will equal the number of shares of Norwest Corporation Common Stock which the holders of shares of Babbscha Common Stock would have received pursuant to such reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or stock dividend had the record date therefor been immediately following the time of merger.

     4. No fractional shares of Norwest Corporation Common Stock and no certificates or scrip certificates therefor shall be issued to represent any such fractional interest, and any holder of a fractional interest shall be paid an amount of cash equal to the product obtained by multiplying the fractional share interest to which such holder is entitled by the average of the closing prices of a share of Norwest Corporation Common Stock as reported by the consolidated tape of the New York Stock Exchange for each of the five (5) trading days immediately preceding the time of merger.

     5. Each share of Norwest Common Stock issued and outstanding at the time of merger shall be converted into _____ shares of the surviving corporation at the time of merger.

     6. Each share of Norwest Common Stock held in the treasury of Norwest at the time of merger shall be canceled.

     SEVENTH: The merger provided for by this Agreement shall be effective as follows:

     1. The effective date of merger shall be the date on which this Agreement or the Articles of Merger (as described in subparagraph 1(c) of this Article Seventh) shall be delivered to and filed by the Secretary of State of the State of Minnesota; provided, however, that all of the following actions shall have been taken in the following order:

          a. This Agreement shall be approved and adopted on behalf of Babbscha and Norwest in accordance with the Minnesota Business Corporation Act; and

          b. Articles of merger (with this Agreement attached as part thereof) with respect to the merger, setting forth the information required by the Minnesota Business Corporation Act, shall be executed by the President or a Vice President of Babbscha and by the Secretary or an Assistant Secretary of Babbscha, and by the President or a Vice President of Norwest and by the Secretary or an Assistant Secretary of Norwest, and shall be filed in the office of the Secretary of State of the State of Minnesota in accordance with the Minnesota Business Corporation Act.

     2. The merger shall become effective as of 11:59 p.m. (the "time of merger") on the effective date of merger.

     EIGHTH:  At the time of merger:

     1. The separate existence of Norwest shall cease, and the corporate existence and identity of Babbscha shall continue as the surviving corporation.

     2. The merger shall have the other effects prescribed by Section ______ of the Minnesota Business Corporation Act.

     NINTH: The following provisions shall apply with respect to the merger provided for by this Agreement:

     1. For the convenience of the parties and to facilitate the filing of this Agreement, any number of counterparts hereof may be executed and each such counterpart shall be deemed to be an original instrument.

     2. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Minnesota.

     3. This Agreement cannot be altered or amended except pursuant to an instrument in writing signed by both of the parties hereto.

     4. At any time prior to the filing of Articles of Merger with the Secretary of State of the State of Minnesota subject to the provisions of the Reorganization Agreement this Agreement may be terminated upon approval by the Boards of Directors of either of the constituent corporations notwithstanding the approval of the shareholders of either constituent corporation.

     IN WITNESS WHEREOF, the parties hereto have cause this Agreement and Plan of Merger to be signed in their respective corporate names by the undersigned officers and their respective corporate seals to be affixed hereto, pursuant to authority duly given by their respective Boards of Directors, all as of the day and year first above written.


                                             NORWEST CORPORATION



                                             By: ________________________
                                             Its: ________________________
(Corporate Seal)
Attest:


__________________________
     Secretary



                                             BABBSCHA COMPANY



                                             By: _________________________
                                             Its: _________________________
(Corporate Seal)

Attest:


___________________________
     Secretary

                                                                       EXHIBIT B





                             SEE APPENDIX B TO THE
                          PROXY STATEMENT-PROSPECTUS

                                                                       EXHIBIT C



                             SEE APPENDIX C TO THE
                          PROXY STATEMENT-PROSPECTUS

                                                                       EXHIBIT D


Norwest Corporation
Norwest Center
Sixth and Marquette
Minneapolis, MN  55479-1026

Attn:  Secretary

Gentlemen:

     I have been advised that I might be considered to be an "affiliate," as that term is defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") of [Babbscha Company] ("Babbscha") [Banrein Corporation] ("Banrein"), a [Minnesota corporation] [Fridley State Bank, a Minnesota banking corporation] ("Bank").

     Pursuant to an Agreement and Plan of Reorganization, dated as of January 29, 1993, as amended July 14, 1993 (the "Reorganization Agreement"), between Babbscha, Bank and Banrein , and Norwest Corporation, a Delaware corporation ("Norwest") it is contemplated that a wholly owned subsidiary of Norwest will merge with and into Babbscha, Banrein will merge with and into a wholly owned subsidiary of Norwest and Bank will consolidate with and into a wholly owned banking subsidiary of Norwest (collectively, the "Reorganization") and as a result, I will receive in exchange for each [share of [Babbscha] [Banrein] Common Stock, no par value per share, of [Babbscha] [Banrein] ("[Babbscha] [Banrein] Common Stock") owned by me immediately prior to the Effective Time of the Mergers] [or each share of Bank Common Stock, par value $37.50 per share, of the Bank owned by me immediately prior to the Effective Time of the Merger (as defined in the Reorganization Agreement)], a number of shares of Common Stock, par value $1 2/3 per share, of Norwest ("Norwest Common Stock"), as more specifically set forth in the Reorganization Agreement.

     I hereby agree as follows:

     I will not offer to sell, transfer or otherwise dispose of any of the shares of Norwest Common Stock held by me during the 30 days prior to the Effective Time of the Mergers.

     I will not offer to sell, transfer or otherwise dispose of any of the shares of Norwest Common Stock issued to me pursuant to the Merger (the "Stock") except (a) in compliance with the applicable provisions of Rule 145, (b) in a transaction that is otherwise exempt from the registration requirements of the Securities Act, or (c) in an offering registered under the Securities Act.

     I consent to the endorsement of the Stock issued to me pursuant to the Mergers with a restrictive legend which will read substantially as follows:

          "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended (the "Act"), applies, and may be sold or otherwise transferred only in compliance with the limitations of such Rule 145, or upon receipt by Norwest Corporation of an opinion of counsel reasonably satisfactory to it that some other exemption from registration under the Act is available, or pursuant to a registration statement under the Act."

     Norwest's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of the shares of the Stock, unless the transfer has been effected in compliance with the terms of this letter agreement.

     It is understood and agreed that this letter agreement shall terminate and be of no further force and effect and the restrictive legend set forth above shall be removed by delivery of substitute certificates without such legend, and the related stop transfer restrictions shall be lifted forthwith, if (i) any such shares of Stock shall have been registered under the Securities Act for sale, transfer or other disposition by me or on my behalf and are sold, transferred or otherwise disposed of, or (ii) any such shares of Stock are sold in accordance with the provisions of paragraphs (c), (e), (f) and (g) of Rule 144 promulgated under the Securities Act, or (iii) I am not at the time an affiliate of Norwest and have been the beneficial owner of the Stock for at least two years (or such other period as may be prescribed thereunder) and Norwest has filed with the Commission all of the reports it is required to file under the Securities Exchange Act of 1934, as amended, during the preceding twelve months, or (iv) I am not and have not been for at least three months an affiliate of Norwest and have been the beneficial owner of the Stock for at least three years (or such other period as may be prescribed by the Securities Act, and the rules and regulations promulgated thereunder), or (v) Norwest shall have received an opinion of counsel acceptable to Norwest to the effect that the stock transfer restrictions and the legend are not required.

     I have carefully read this letter agreement and the Reorganization Agreement and have discussed their requirements and other applicable limitations upon my ability to offer to sell, transfer or otherwise dispose of shares of the Stock, to the extent I felt necessary, with my counsel or counsel for Babbscha [Bank] [Banrein].

                                              Sincerely,

                                              _________________________


                                      -2-

                                  APPENDIX B


                           BANREIN MERGER AGREEMENT

                         AGREEMENT AND PLAN OF MERGER
                                    Between
                          NORWEST MERGER CORPORATION
                            a Minnesota corporation
                          (the surviving corporation)
                                      AND
                                BANREIN COMPANY
                            a Minnesota corporation
                           (the merged corporation)

     This Agreement and Plan of Merger dated as of __________, 19__, between NORWEST MERGER CORPORATION, a Minnesota corporation (hereinafter sometimes called "Norwest" and sometimes called the "surviving corporation") and BANREIN CORPORATION, a Minnesota corporation ("Banrein") (said corporations being hereinafter sometimes referred to as the "constituent corporations"),

     WHEREAS, Banrein was incorporated by Articles of Incorporation filed in the office of the Secretary of State of the State of Minnesota on March 27, 1962, and said corporation is now a corporation subject to and governed by the provisions of the Minnesota Business Corporation Act. Banrein has authorized capital stock of _______ shares of common stock, divided into 4,000 shares of Common Stock and with no par value per share ("Banrein Common Stock"). As of _______, 19___, there were 4,000 shares of Banrein Common Stock outstanding and no shares were held in the treasury; and

     WHEREAS, Norwest was incorporated by Articles of Incorporation filed in the office of the Secretary of State of the State of Minnesota on ________________ and said corporation is now a corporation subject to and governed by the provisions of the Minnesota Business Corporation Act, with an authorized capital stock of _________ shares of Common Stock, par value $________ per share ("Norwest Common Stock") of which ____________ shares were outstanding and _________ shares were held in the treasury as of ___________, 1994; and

     WHEREAS, Norwest Corporation ("Norwest Corporation"), which owns 100% of the issued and outstanding Common Stock of Norwest, Babbscha Company ("Babbscha"), Fridley State Bank and Banrein are parties to an Agreement and Plan of Reorganization dated as of _________, 1994 (the "Reorganization Agreement"), setting forth certain representations, warranties and covenants in connection with the merger provided for herein; and

     WHEREAS, the directors, or a majority of them, of each of the constituent corporations respectively deem it advisable for the welfare and advantage of said corporations and for the best interests of the respective shareholders of said corporations that said corporation merge and that Banrein be merged with and into Norwest, with

Norwest continuing as the surviving corporation, on the terms and conditions hereinafter set forth in accordance with the provisions of the Minnesota Business Corporation Act, which statutes permit such merger; and

     WHEREAS, it is the intent of the parties to effect a merger which qualifies as a tax-free reorganization pursuant to Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code;

     NOW, THEREFORE, the parties hereto, subject to the approval of the shareholders of Banrein and Norwest, in consideration of the premises and of the mutual covenants and agreements contained herein and of the benefits to accrue to the parties hereto, have agreed and do hereby agree that Banrein shall be merged with and into Norwest pursuant to the laws of the State of Minnesota, and do hereby agree upon, prescribe and set forth the terms and conditions of the merger of Banrein with and into Norwest, the mode of carrying said merger into effect, the manner and basis of converting the shares of Banrein Common Stock into shares of "Norwest Corporation Common Stock," and such other provisions with respect to said merger as are deemed necessary or desirable, as follows:

     FIRST: At the time of merger Banrein shall be merged with and into Norwest, one of the constituent corporations, which shall be the surviving corporation, and the separate existence of Banrein shall cease and the name of the surviving corporation shall continue to be Norwest Merger Corporation.

     SECOND: The Articles of Incorporation of Norwest at the time of merger shall be and remain the Articles of Incorporation of the surviving corporation until amended according to law.

     THIRD: The By-Laws of Norwest at the time of merger shall be and remain the By-Laws of the surviving corporation until amended according to the provisions of the Articles of Incorporation of the surviving corporation or of said By-Laws.

     FOURTH: The following persons shall be and remain the directors of the surviving corporation and shall hold office from the time of merger until their respective successors are elected and qualify:

              ____________________   _____________________
              ____________________   _____________________
              ____________________   _____________________

     FIFTH:   The officers of Norwest at the time of merger shall be and remain the officers of the surviving corporation and shall hold office from the time of merger until their respective successors are elected or appointed and qualify.

     SIXTH: The manner and basis of converting the shares of Banrein Common Stock into shares of common stock of Norwest Corporation, $1 2/3 per share par value ("Norwest Corporation Common Stock") shall be as follows:

     1. Each of the shares of Banrein Common Stock outstanding immediately prior to the time of merger (other than shares as to which statutory dissenters' rights have been exercised) shall at the time of merger, by virtue of the merger and without any action on the part of the holder or holders thereof, be converted into and exchanged for a number of shares of Norwest Corporation Common Stock determined by dividing 15,653 by the number of shares of Banrein Common Stock owned by shareholders other than Babbscha immediately prior to the merger.

     2. As soon as practicable after the merger becomes effective, each holder of a certificate for shares of Banrein Common Stock outstanding immediately prior to the time of merger shall be entitled, upon surrender of such certificate for cancellation to the surviving corporation or to Norwest Bank Minnesota, National Association, as the designated agent of the surviving corporation (the "Agent"), to receive a new certificate for the number of whole shares of Norwest Corporation Common Stock to which such holder shall be entitled on the basis above set forth. Until so surrendered each certificate which, immediately prior to the time of merger, represented shares of Banrein Common Stock shall not be transferable on the books of the surviving corporation but shall be deemed (except for the payment of dividends as provided below) to evidence ownership of the number of whole shares of Norwest Corporation Common Stock into which such shares of Banrein Common Stock have been converted on the basis above set forth; provided, however, that, until the holder of such certificate shall have surrendered the same for exchange as above set forth, no dividend payable to holders of record of Norwest Corporation Common Stock as of any date subsequent to the effective date of merger shall be paid to such holder with respect to the Norwest Corporation Common Stock represented by such certificate, but, upon surrender and exchange thereof as herein provided, there shall be paid by the surviving corporation or the Agent to the record holder of such certificate for Norwest Corporation Common Stock issued in exchange therefor an amount with respect to such shares of Norwest Corporation Common Stock equal to all dividends that shall have been paid or become payable to holders of record of Norwest Corporation Common Stock between the effective date of merger and the date of such exchange.

     3. If between the date of the Reorganization Agreement and the time of merger, shares of Norwest Corporation Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then the number of shares of Norwest Corporation Common Stock into which a share of Banrein Common Stock shall be converted on the basis above set forth, will be appropriately and proportionately adjusted so that the number of such shares of Norwest Corporation Common Stock into which a share of Banrein Common Stock shall be converted will equal the number of shares of Norwest Corporation Common Stock which the holders of shares of Banrein Common Stock would have received pursuant to such reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or stock dividend had the record date therefor been immediately following the time of merger.

     4. No fractional shares of Norwest Corporation Common Stock and no certificates or scrip certificates therefor shall be issued to represent any such fractional interest, and any holder of a fractional interest shall be paid an amount of cash equal to the product obtained by multiplying the fractional share interest to which such holder is entitled by the average of the closing prices of a share of Norwest Corporation Common Stock as reported by the consolidated tape of the New York Stock Exchange for each of the five (5) trading days immediately preceding the time of merger.

     5. Each share of Norwest Common Stock issued and outstanding at the time of merger shall be converted into _____ shares of the surviving corporation at the time of merger.

     6. Each share of Norwest Common Stock held in the treasury of Norwest at the time of merger shall be canceled.

     SEVENTH: The merger provided for by this Agreement shall be effective as follows:

     1. The effective date of merger shall be the date on which this Agreement or the Articles of Merger (as described in subparagraph 1(c) of this Article Seventh) shall be delivered to and filed by the Secretary of State of the State of Minnesota; provided, however, that all of the following actions shall have been taken in the following order:

          a. This Agreement shall be approved and adopted on behalf of Banrein and Norwest in accordance with the Minnesota Business Corporation Act; and

          b. Articles of merger (with this Agreement attached as part thereof) with respect to the merger, setting forth the information required by the Minnesota Business Corporation Act, shall be executed by the President or a Vice President of Banrein and by the Secretary or an Assistant Secretary of Banrein, and by the President or a Vice President of Norwest and by the Secretary or an Assistant Secretary of Norwest, and shall be filed in the office of the Secretary of State of the State of Minnesota in accordance with the Minnesota Business Corporation Act.

     2. The merger shall become effective as of 11:59 p.m. (the "time of merger") on the effective date of merger.

     EIGHTH:  At the time of merger:

     1. The separate existence of Banrein shall cease, and the corporate existence and identity of Norwest shall continue as the surviving corporation.

     2. The merger shall have the other effects prescribed by Section ______ of the Minnesota Business Corporation Act.

     NINTH: The following provisions shall apply with respect to the merger provided for by this Agreement:

     1. For the convenience of the parties and to facilitate the filing of this Agreement, any number of counterparts hereof may be executed and each such counterpart shall be deemed to be an original instrument.

     2. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Minnesota.

     3. This Agreement cannot be altered or amended except pursuant to an instrument in writing signed by both of the parties hereto.

     4. At any time prior to the filing of Articles of Merger with the Secretary of State of the State of Minnesota subject to the provisions of the Reorganization Agreement this Agreement may be terminated upon approval by the Boards of Directors of either of the constituent corporations notwithstanding the approval of the shareholders of either constituent corporation.

     IN WITNESS WHEREOF, the parties hereto have cause this Agreement and Plan of Merger to be signed in their respective corporate names by the undersigned officers and their respective corporate seals to be affixed hereto, pursuant to authority duly given by their respective Boards of Directors, all as of the day and year first above written.


                                             NORWEST CORPORATION



                                             By:  ________________________
                                             Its: ________________________
(Corporate Seal)
Attest:


__________________________
     Secretary



                                             BANREIN CORPORATION



                                             By:  _________________________
                                             Its: _________________________
(Corporate Seal)

Attest:


___________________________
     Secretary

                                  APPENDIX C


                             BANK MERGER AGREEMENT

                         AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is dated as of _______________,1995, between FRIDLEY STATE BANK ("Fridley") and NORWEST INTERIM BANK FRIDLEY, NATIONAL ASSOCIATION [NORWEST BANK MINNESOTA, N.A.] ("Norwest Bank").


                                    PREAMBLE

     Fridley and Norwest Bank acknowledge and confirm the following:

     (a) Fridley is a Minnesota banking corporation having its principal office and place of business at 6315 University Avenue N.E., Fridley, MN 55432.

     (b)  As of ______________, 1995, Fridley had a capital of $________, divided into 5,000 shares of common stock, par value $37.50 per share ("Fridley Common Stock"), and surplus of $__________ and retained earnings of $_____________.

     (c) Norwest Bank is a national banking association having its principal office and place of business at 6315 University Avenue N.E., Fridley, MN 55432.

     (d) As of ___________, 1995, Norwest Bank had a capital of $________, divided into _______ shares of common stock, par value $100 per share ("Norwest Bank Common Stock"), and surplus of $_________.

     (e) Babbscha Company ("Company"), Fridley, Banrein Corporation and Norwest Corporation ("Norwest") have entered into an Agreement dated as of ____________ (the "Reorganization Agreement"), a copy of which has been presented to and approved by the Board of Directors of Fridley and the Board of Directors of Norwest Bank, which Reorganization Agreement contemplates the transactions to be effected by this Merger Agreement, and a copy of which is attached as an Exhibit hereto.

     (f) A majority of the Board of Directors of Fridley and a majority of the Board of Directors of Norwest Bank have duly approved this Merger Agreement and authorized its execution.

     (g) It is the intent of the parties hereto to effect a corporate reorganization which qualifies as a tax-free reorganization pursuant to Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code.

                                  AGREEMENTS

     IN CONSIDERATION OF THE PREMISES, Fridley and Norwest Bank make this Consolidation Agreement and fix the terms and conditions of the consolidation of Fridley and Norwest Bank as follows:

                                   SECTION 1

     1.1 Pursuant to the authority of and in accordance with the provisions of 12 U.S.C. 215a, Fridley and Norwest Bank (hereinafter collectively called "Merged or Merging Banks") shall be merged under the charter of Norwest Bank.

     1.2 The name of the merged bank (the "New Bank") shall be Norwest Bank Fridley, N.A. [Norwest Bank Minnesota, N.A.]

     1.3 The merger shall be effective as of 12:01 a.m. on the date specified in the certificate of approval to be issued by the Comptroller of the Currency of the United States, under the seal of his office, approving the merger (the "Effective Date").

     1.4 The business of the New Bank shall be that of a national banking association and shall be conducted at the main office of [the New Bank, which shall be located at 6315 University Avenue N.E., Fridley, MN 55432] [Norwest Bank Minnesota address], and at its legally established branches.

     1.5 As of the Effective Date, the Articles of Association of the New Bank shall read in their entirety as set forth in Appendix A attached hereto, and the New Bank shall be authorized under such Articles of Association to issue _______ shares of common stock, par value $100 per share.


                                   SECTION 2

As of the Effective Date:

     2.1 The corporate existence of Norwest Bank and Fridley shall be merged, and the New Bank shall be deemed to be the same corporation as each of the Merging Banks.

     2.2 All rights, franchises, and interests of the Merging Banks in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in the New Bank by virtue of the merger without any deed or other transfer. The New Bank, upon the merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises, and interests, including appointments, designations, and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by either of the Merging Banks at the time of merger.

     2.3 The New Bank shall be liable for all liabilities of every kind and description, including liabilities arising out of the operation of a trust department, of each of the Merging Banks existing as of the Effective Date.

     2.4 The amount of capital stock of the New Bank shall be $________, divided into _______ shares of common stock, each of $100 par value, and at the time the consolidation shall become effective, the New Bank shall have a surplus of $__________ and retained earnings which, when combined with the capital and surplus, will be equal to the combined capital structures of the Merging Banks as stated in the preamble of this Merger Agreement, adjusted, however, for the results of operations, and the payment of dividends, if any, between ___________, 199__ and the Effective Date.


                                   SECTION 3

     3.1 Subject to the provisions of 12 USC (S) 215a regarding rights of dissenting shareholders, the shares of common stock of the Merging Banks issued and outstanding immediately prior to the Effective Date shall, as of the Effective Date, by virtue of the merger and without any action on the part of the holder or holders thereof, be converted as follows:

     (a) The shares of Fridley Common Stock outstanding immediately prior to the time of merger and then owned by Company shall at the time of consolidation be converted and exchanged for ______ shares of common stock of the New Bank, each of $100 par value, plus cash in the amount of $__________, which shares shall constitute the entire number of shares of common stock of the New Bank authorized, issued and outstanding after the merger; and, upon surrender of the certificates evidencing the shares of the Fridley Common Stock owned by Company, the New Bank shall issue to Company a certificate for ________ shares of common stock of the New Bank, which shares shall be fully-paid and nonassessable.

     (b) Each share of Fridley Common Stock outstanding immediately prior to the time of consolidation and owned by a shareholder other than Company shall at the time of merger, by virtue of the merger and without any action on the part of the holder or holders thereof, be converted into a number of shares of common stock of Norwest of the par value of $1 2/3 per share ("Norwest Common Stock") determined by dividing 108,207 by the number of shares of Fridley Common Stock owned by shareholders other than Company immediately prior to the Effective Time of the Merger.

     (c) As soon as practicable after the consolidation becomes effective, each holder of a certificate for shares of Fridley Common Stock outstanding immediately prior to the time of merger shall be entitled, upon surrender of such certificate for cancellation to Norwest Bank Minnesota, National Association, as the designated agent of the New Bank (the "Agent"), to receive a new certificate for the number of whole shares of Norwest Common Stock to which such holder shall be entitled on the basis above set forth. Until so surrendered each certificate which, immediately prior to the time of merger, represented shares of Fridley Common Stock shall not be transferable on the books of the New Bank but shall be deemed (except for the payment of dividends as provided below) to evidence ownership of the number of whole shares of Norwest Common Stock into which such shares of Fridley Common Stock have been converted on the basis above set forth; provided, however, that, until the holder of such certificate shall have surrendered the same for exchange as above set forth, no dividend payable to holders of record of Norwest Common Stock as of any date subsequent to the effective date of merger shall be paid to such holder with respect to the Norwest Common Stock represented by such certificate, but, upon surrender and exchange thereof as herein provided, there shall be paid by the New Bank or the Agent to the record holder of such certificate for Norwest Common Stock issued in exchange therefor an amount with respect to such shares of Norwest Common Stock equal to all dividends that shall have been paid or become payable to holders of record of Norwest Common Stock between the effective date of merger and the date of such exchange.

     (d) If between the date of the Reorganization Agreement and the Effective Time of the Mergers (as defined in the Reorganization Agreement), shares of Norwest Common Stock shall be changed into a different number of shares or a different class of shares by reason of any reclassification, recapitalization , split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then the number of shares of Norwest Common Stock into which a share of Fridley Common Stock shall be converted on the basis above set forth, will be appropriately and proportionately adjusted so that the number of such shares of Norwest Common Stock into which a share of Fridley Common Stock shall be converted will equal the number of shares of Norwest Common Stock which the holders of shares of Fridley Common Stock would have received pursuant to such reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or stock dividend had the record date therefor been immediately following the time of Effective Time of the Mergers.

     (e) No fractional shares of Norwest Common Stock and no certificates or scrip certificates therefor shall be issued to represent any such fractional interest, and any holder of a fractional interest shall be paid an amount of cash equal to the product obtained by multiplying the fractional share interest to which such holder is entitled by the average of the closing prices of a share of Norwest Common

     Stock as reported by the consolidated tape of the New York Stock Exchange for each of the five (5) trading days immediately preceding the time of the merger.

     (f) The presently outstanding 1,000 shares of Norwest Bank Common Stock shall be deemed canceled. Shares of Norwest Bank Common Stock thereafter surrendered to the New Bank shall be canceled and no further transfer or registering of Norwest Bank Common Stock shall occur after the Effective Date.

     3.2 From and after the Effective Date, there shall be no transfers on the stock transfer books of Merged Banks of the shares of Fridley Common Stock which were issued and outstanding immediately prior to the Effective Date.


                                   SECTION 4

     4.1 The by-laws of Norwest Bank as they exist at the Effective Date shall continue in full force as the by-laws of the New Bank until altered, amended, or repealed as provided therein or as provided by law.

     4.2 As of the Effective Date, the following named persons shall serve as the Board of Directors of the New Bank until the next annual meeting of the shareholders or until such time as their successors have been elected and have qualified:

            _________________________   _________________________
            _________________________   _________________________
            _________________________   _________________________

     4.3 The officers of Norwest holding office at the Effective Date shall continue as the officers of the New Bank for the term prescribed in the by-laws or until the Board of Directors otherwise shall determine.

     4.4 From and after the Effective Date, the Articles of Association of the Association shall read in their entirety as set forth in Appendix A attached hereto and made a part hereof.

                                   SECTION 5

     5.1 This Merger Agreement shall be submitted to the shareholders of Fridley and Norwest Bank, respectively, for approval at meetings to be called and held in accordance with the articles of incorporation of Fridley and the articles of association of Norwest Bank and in accordance with applicable provisions of law. Such approval by the shareholders shall require the affirmative vote of the shareholders of each of the Merging Banks owning at least two-thirds of its capital stock outstanding.


                                   SECTION 6

     6.1   The merger shall be subject to and conditioned upon the following:

     (a) approval of this Merger Agreement by the shareholders of Fridley and Norwest Bank as required by law;

     (b) approval of the merger by all appropriate banking and regulatory authorities and the satisfaction of all other requirements prescribed by law necessary for consummation of the merger; and

     (c) consummation of the merger of a wholly owned subsidiary of Norwest into Company as defined in and contemplated by the Reorganization Agreement.

     6.2 At any time before the Effective Date, if any of the following circumstances obtain, this Merger Agreement may be terminated, at the election of Fridley or Norwest Bank, by written notice from the party so electing to the other, or the consummation of the merger may be postponed for such period, and subject to such further rights of Fridley and Norwest Bank, or either of them, to terminate this Merger Agreement as Fridley and Norwest Bank may agree in writing:

     (a) by mutual consent of the Boards of Directors of the Merging Banks if consummation of the merger would be inadvisable in the opinion of said Boards; or

     (b) by action of the Board of Directors of any party hereto if the Reorganization Agreement is terminated.


                                   SECTION 7

     7.1 Fridley and Norwest Bank, by mutual consent of their respective Boards of Directors, may amend this Merger Agreement before the Effective Date; provided, however, that after this Merger Agreement has been approved by the shareholders of

Fridley, no such amendment shall affect the rights of such shareholders of Fridley in a manner which is materially adverse to such shareholders.

     7.2 This Merger Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Fridley and Norwest Bank have caused this Merger Agreement to be executed by their respective duly authorized officers and their corporate seals to be hereunto affixed as of the date first above written, pursuant to a resolution of each Merging Bank's Board of Directors, acting by a majority thereof.


(SEAL)
                                             FRIDLEY STATE BANK

ATTEST:
                                             By:  ______________________________
_______________________                      Its: ______________________________
     Cashier


                                             NORWEST [INTERIM]
(NO SEAL)                                    BANK [FRIDLEY] [MINNESOTA],
                                             NATIONAL ASSOCIATION

ATTEST:
                                             By:  ______________________________
_______________________                      Its: ______________________________
     Secretary

STATE OF MINNESOTA  )
                    ) ss
COUNTY OF __________)


     On this _____ day of __________, 1994, before me, a Notary Public for the State and County aforesaid, personally came ____________________ , as President, and ____________________, as Cashier, of FRIDLEY STATE BANK, and each in his or her said capacity acknowledged the foregoing instrument to be the act and deed of said bank and the seal affixed thereto to be its seal.

     WITNESS my official seal and signature this day and year aforesaid.


                                        ________________________________________
(Seal of Notary)                        Notary Public, ________________ County
                                        My Commission Expires _________________

STATE OF MINNESOTA  )
                    ) ss
COUNTY OF __________)


     On this _____ day of __________, 1994, before me, a Notary Public for the State and County aforesaid, personally came ____________________ , as President and ____________________, as Secretary, of NORWEST [INTERIM] BANK [FRIDLEY] [MINNESOTA], NATIONAL ASSOCIATION, and each in his or her said capacity acknowledged the foregoing instrument to be the act and deed of said bank and the seal affixed thereto to be its seal.

     WITNESS my official seal and signature this day and year aforesaid.


                                        ________________________________________
(Seal of Notary)                        Notary Public, ________________ County
                                        My Commission Expires _________________

                                  APPENDIX D


                              MINNESOTA STATUTES

                        SECTIONS 302A.471 AND 302A.473

     302A.471 RIGHTS OF DISSENTING SHAREHOLDERS.--Subdivision 1. Actions creating rights. A shareholder of a corporation may dissent from, and obtain payment for the fair value of the shareholder's shares in the event of, any of the following corporate actions:

     (a) An amendment of the articles that materially and adversely affects the rights or preferences of the shares of the dissenting shareholder in that it:

     (1)  alters or abolishes a preferential right of the shares;

     (2) creates, alters, or abolishes a right in respect of the redemption of the shares, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

     (3) alters or abolishes a preemptive right of the holder of the shares to acquire shares, securities other than shares, or rights to purchase shares or securities other than shares;

     (4) excludes or limits the right of a shareholder to vote on a matter, or to cumulate votes, except as the right may be excluded or limited through the authorization or issuance of securities of an existing or new class or series with similar or different voting rights; except that an amendment to the articles of an issuing public corporation that provides that section 302A.671 does not apply to a control share acquisition does not give rise to the right to obtain payment under this section;

     (b) A sale, lease, transfer, or other disposition of all or substantially all of the property and assets of the corporation not made in the usual or regular course of its business, but not including a disposition in dissolution described in section 302A.725, subdivision 2, or a disposition pursuant to an order of a court, or a disposition for cash on terms requiring that all or substantially all of the net proceeds of disposition be distributed to the shareholders in accordance with their respective interests within one year after the date of disposition;

     (c) A plan of reorganization, whether under this chapter or under chapter 322B, to which the corporation is a party, except as provided in subdivision 3;

     (d) A plan of exchange, whether under this chapter or under chapter 322B, to which the corporation is a party as the corporation whose shares will be acquired by the acquiring corporation, if the shares of the shareholder are entitled to be voted on the plan; or

     (e) Any other corporate action taken pursuant to a shareholder vote with respect to which the articles, the bylaws, or a resolution approved by the board directs that dissenting shareholders may obtain payment for their shares.

     Subd. 2. Beneficial owners. (a) A shareholder shall not assert dissenters' rights as to less than all of the shares registered in the name of the shareholder, unless the shareholder dissents with respect to all the shares that are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders.

     (b) A beneficial owner of shares who is not the shareholder may assert dissenters' rights with respect to shares held on behalf of the beneficial owner, and shall be treated as a dissenting shareholder under the terms of this section and section 302A.473, if the beneficial owner submits to the corporation at the time of or before the assertion of the rights a written consent of the shareholder.

     Subd. 3. Rights not to apply. The right to obtain payment under this section does not apply to a shareholder of the surviving corporation in a reorganization, if the shares of the shareholder are not entitled to be voted on the reorganization.

     Subd. 4. Other rights. The shareholders of a corporation who have a right under this section to obtain payment for their shares do not have a right at law or in equity to have a corporate action described in subdivision 1 set aside or rescinded, except when the corporate action is fraudulent with regard to the complaining shareholder or the corporation.


     302A.473 PROCEDURES FOR ASSERTING DISSENTERS' RIGHTS.--Subdivision 1. Definitions. (a) For purposes of this section, the terms defined in this subdivision have the meanings given them.

     (b) "Corporation" means the issuer of the shares held by a dissenter before the corporate action referred to in section 302A.471, subdivision 1 or the successor by reorganization of that issuer.

     (c) "Fair value of the shares" means the value of the shares of a corporation immediately before the effective date of the corporate action referred to in section 302A.471, subdivision 1.

     (d) "Interest" means interest commencing five days after the effective date of the corporate action referred to in section 302A.471, subdivision 1 up to and including the date of payment, calculated at the rate provided in section
549.09 for interest on verdicts and judgments.

     Subd. 2. Notice of action. If a corporation calls a shareholder meeting at which any action described in section 302A.471, subdivision 1 is to be voted upon, the notice of the meeting shall inform each shareholder of the right to dissent and shall include a copy of section 302A.471 and this section and a brief description of the procedure to be followed under these sections.

     Subd. 3. Notice of dissent. If a proposed action must be approved by the shareholders, a shareholder who wishes to exercise dissenters' rights must file with the corporation before the vote on the proposed action a written notice of intent to demand the fair value of the shares owned by the shareholder and must not vote the shares in favor of the proposed action.

     Subd. 4. Notice of procedure; deposit of shares. (a) After the proposed action has been approved by the board and, if necessary, the shareholders, the corporation shall send to all shareholders who have complied with subdivision 3 and to all shareholders entitled to dissent if no shareholder vote was required, a notice that contains:

     (1) The address to which a demand for payment and certificates of certificated shares must be sent in order to obtain payment and the date by which they must be received;

     (2) Any restrictions on transfer of uncertificated shares that will apply after the demand for payment is received;

     (3) A form to be used to certify the date on which the shareholder, or the beneficial owner on whose behalf the shareholder dissents, acquired the shares or an interest in them and to demand payment; and

     (4) A copy of section 302A.471 and this section and a brief description of the procedures to be followed under these sections.

     (b) In order to receive the fair value of the shares, a dissenting shareholder must demand payment and deposit certificated shares or comply with any restrictions on transfer of uncertificated shares within 30 days after the notice was given, but the dissenter retains all other rights of a shareholder until the proposed action takes effect.

     Subd. 5. Payment; return of shares. (a) After the corporate action takes effect, or after the corporation receives a valid demand for payment, whichever is later, the corporation shall remit to each dissenting shareholder who has complied with subdivisions 3 and 4 the amount the corporation estimates to be the fair value of the shares, plus interest, accompanied by:

     (1) The corporation's closing balance sheet and statement of income for a fiscal year ending not more than 16 months before the effective date of the corporate action, together with the latest available interim financial statements;

     (2) An estimate by the corporation of the fair value of the shares and a brief description of the method used to reach the estimate; and

     (3) A copy of section 302A.471 and this section, and a brief description of the procedure to be followed in demanding supplemental payment.

     (b) The corporation may withhold the remittance described in paragraph (a) from a person who was not a shareholder on the date the action dissented from was first announced to the public or who is dissenting on behalf of a person who was not a beneficial owner on that date. If the dissenter has complied with subdivisions 3 and 4, the corporation shall forward to the dissenter the materials described in paragraph (a), a statement of the reason for withholding the remittance, and an offer to pay to the dissenter the amount listed in the materials if the dissenter agrees to accept that amount in full satisfaction. The dissenter may decline the offer and demand payment under subdivision 6. Failure to do so entitles the dissenter only to the amount offered. If the dissenter makes demand, subdivisions 7 and 8 apply.

     (c) If the corporation fails to remit payment within 60 days of the deposit of certificates or the imposition of transfer restrictions on uncertificated shares, it shall return all deposited certificates and cancel all transfer restrictions. However, the corporation may again give notice under subdivision 4 and require deposit or restrict transfer at a later time.

     Subd. 6. Supplemental payment; demand. If a dissenter believes that the amount remitted under subdivision 5 is less than the fair value of the shares plus interest the dissenter may give written notice to the corporation of the dissenter's own estimate of the fair value of the shares, plus interest within 30 days after the corporation mails the remittance under subdivision 5, and demand payment of the difference. Otherwise, a dissenter is entitled only to the amount remitted by the corporation.

     Subd. 7. Petition; determination. If the corporation receives a demand under subdivision 6, it shall, within 60 days after receiving the demand, either pay to the dissenter the amount demanded or agreed to by the dissenter after discussion with the corporation or file in court a petition requesting that the court determine the fair value of the shares, plus interest. The petition shall be filed in the county in which the registered office of the corporation is located, except that a surviving foreign corporation that receives a demand relating to the shares of a constituent domestic corporation shall file the petition in the county in this state in which the last registered office of the constituent corporation was located. The petition shall name as parties all dissenters who have demanded payment under subdivision 6 and who have not reached agreement with the corporation. The jurisdiction of the court is plenary and exclusive. The court may appoint appraisers, with powers and authorities the court deems proper, to receive evidence on and recommend the amount of the fair value of the shares. The court shall determine whether the shareholder or shareholders in question have fully complied with the requirements of this section, and shall determine the fair value of the shares, taking into account any and all factors the court finds relevant, computed by any method or combination of methods that the court, in its discretion, sees fit to use, whether or not used by the corporation or by a dissenter. The fair value of the shares as determined by the court is binding on all shareholders, wherever located. A dissenter is entitled to judgment for the amount by which the fair value of the shares as determined by the court, plus interest, exceeds the amount, if any, remitted under subdivision 5, but shall not be liable to the corporation for the amount, if any, by which the amount, if any, remitted to the dissenter under subdivision 5 exceeds the fair value of the shares as determined by the court, plus interest.

     Subd. 8. Cost; fees; expenses. (a) The court shall determine the costs and expenses of a proceeding under subdivision 7, including the reasonable expenses and compensation of any appraisers appointed by the court, and shall assess those costs and expenses against the corporation, except that the court may assess part or all of those costs and expenses against a dissenter whose action in demanding payment under subdivision 6 is found to be arbitrary, vexatious, or not in good faith.

     (b) If the court finds that the corporation has failed to comply substantially with this section, the court may assess all fees and expenses of any experts or attorneys as the court deems equitable. These fees and expenses may also be assessed against a person who has acted arbitrarily, vexatiously, or not in good faith in bringing the proceeding, and may be awarded to a party injured by those actions.

     (c) The court may award, in its discretion, fees and expenses to an attorney for the dissenters out of the amount awarded to the dissenters, if any.

                                  APPENDIX E


                              MINNESOTA STATUTES

                                 SECTION 49.41

49.41  RIGHTS OF DISSENTING STOCKHOLDERS

       Any stockholder not voting in favor of the agreement of consolidation or merger at the meeting prescribed in section 49.37 may, at that meeting, or within 20 days thereafter, object to the object to the consolidation or merger and demand payment for that person's stock. If the consolidation or merger takes effect at any time after this demand, the stockholder may, at any time within 60 days thereafter, apply to the district court in the county wherein is situated the principal place of business of the corporation with which the other or others are consolidated or merged, for the appointment of three persons to appraise the value of that person's stock. The court shall thereupon appoint these appraisers and designate the time and place of their first meeting, with such directions in regard to their proceedings as shall be deemed proper, and also direct the time and manner in which payment shall be made of the value of that person's stock to the stockholder. The appraisers shall meet at the time and place designated, after being duly sworn to discharge their duties honestly and faithfully, make and certify a written estimate of the value of the stock at the time of the appraisal, and deliver one copy to the corporation and another to the stockholder, if demanded. The charges and expenses of the appraisers shall be paid one-half by the stockholder and one-half by the corporation. When the corporation shall have paid the appraised value of this stock, the stock shall be canceled and this stockholder shall cease to be a member of the corporation or to have any interest in this stock or in the corporation or in the corporate property, and this stock may be held and disposed of by the corporation for its own benefit.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers
          -----------------------------------------

Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers of a Delaware corporation under certain circumstances against expenses, judgments, and the like in connection with an action, suit, or proceeding. Article Fourteenth of the Certificate of Incorporation of the registrant provides for broad indemnification of directors and officers of the registrant.

Item 21.  Exhibits and Financial Statement Schedules
          ------------------------------------------

Exhibits:
- --------

  2(a) -- Agreement and Plan of Reorganization, dated as of September 9, 1994, among Babbscha Company, Banrein, Inc., and Fridley State Bank, and Norwest Corporation, and form of Agreement and Plan of Merger between Babbscha Company and Merger Co. (the "Babbscha Merger") (included in Proxy Statement-Prospectus as Appendix A).

  2(b) -- Form of Agreement and Plan of Merger between Banrein Merger Co. and Banrein, Inc. (the "Banrein Merger") (included in Proxy Statement-Prospectus as Appendix B).

  2(c) -- Form of Agreement and Plan of Merger between Fridley State Bank and Norwest Interim Bank Fridley, N.A. (the "Bank Merger") (included in Proxy Statement-Prospectus as Appendix C).

  4(a) -- Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(b) to the Registrant's Current Report on Form 8-K dated June 28, 1993 (File No. 1-2979)).

  4(b) -- Certificate of Designations of Powers, Preferences, and Rights relating to the Registrant's ESOP Cumulative Convertible Preferred Stock (incorporated by reference to Exhibit 4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 (File No. 1-2979)).

  4(c) -- Certificate of Designations of Powers, Preferences, and Rights of the Registrant's Cumulative Tracking Preferred Stock (incorporated by reference to Exhibit 3 to Norwest's Current Report on Form 8-K dated January 9, 1995.)

  4(d) -- By-Laws of the Registrant, as amended (incorporated herein by reference to Exhibit 4(c) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1991 (File No. 1-2979)).

  4(e) -- Rights Agreement, dated as of November 22, 1988, between Norwest Corporation and Citibank, N.A., including as Exhibit A the form of Certificate of Designation of Powers, Preferences and Rights setting forth the terms of the Series A Junior Participating Preferred Stock, without par value, (incorporated herein by reference to Exhibit 1 to the Registrant's Form 8-A dated December 6, 1988 (File No. 1-2979)) and Certificates of Adjustment pursuant to Section 12 of the Rights Agreement (incorporated herein by reference to Exhibit 3 to the Registrant's Form 8 dated July 21, 1989, and to Exhibit 4 to the Registrant's Form 8-A/A dated June 28, 1993 (File No. 1-2979)).

  5    --  Opinion of General Counsel of the Registrant.

  8(a) --  Opinion of Briggs & Morgan, P.A. with respect to the Babbscha
           Merger.*

  8(b) --  Opinion of Briggs & Morgan, P.A. with respect to the Banrein Merger.*

  8(c) --  Opinion of Briggs & Morgan, P.A. with respect to the Bank Merger.*

 23(a) --  Consent of General Counsel of the Registrant (included as part of
           Exhibit 5 filed herewith).

 23(b) -- Consent of Briggs & Morgan, P.A. (included as part of Exhibits 8(a) to 8(c)).*

 23(c) --  Consent of KPMG Peat Marwick LLP with respect to Norwest.

 23(d) -- Consent of KPMG Peat Marwick LLP with respect to Babbscha and subsidiaries.

 24    --  Powers of Attorney.

 99(a) --  Form of proxy for Special Meeting of Shareholders of Babbscha
           Company.*

 99(b) --  Form of proxy for Special Meeting of Shareholders of Banrein, Inc.*

 99(c)     Form of proxy for Special Meeting of Stockholders of the Bank.*
- ----------
*To be filed by amendment.

Item 22.   Undertakings
           ------------

  (a)  The undersigned registrant hereby undertakes:

       (1) To file, during any period, in which offers or sales are being made, a posteffective amendment to this registration statement (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a posteffective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (d) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (f) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (g) The undersigned registrant hereby undertakes to supply by means of a posteffective amendment all information concerning a Reorganization, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 30th day of January, 1995.
                                       NORWEST CORPORATION

                                  By:   /s Richard M. Kovacevich
                                        -----------------------------------
                                           Richard M. Kovacevich
                                           President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this amendment to the Registration Statement has been signed on the 30th day of January, 1995, by the following persons in the capacities indicated:

   /s Richard M. Kovacevich              President and Chief Executive Officer
   ------------------------
      Richard M. Kovacevich              (Principal Executive Officer)

   /s/ John T. Thornton                  Executive Vice President and Chief
   --------------------
       John T. Thornton                        Financial Officer
                                         (Principal Financial Officer)

   /s/ Michael A. Graf                   Senior Vice President and Controller
   -------------------
       Michael A. Graf                  (Principal Accounting Officer)

  DAVID A. CHRISTENSEN )
  GERALD J. FORD       )
  PIERSON M. GRIEVE    )
  CHARLES M. HARPER    )
  N. BERNE HART        )
  WILLIAM A. HODDER    )
  LLOYD P. JOHNSON     )                  A majority of the
  REATHA CLARK KING    )                  Board of Directors*
  RICHARD M. KOVACEVICH)
  RICHARD S. LEVITT    )
  RICHARD D. McCORMICK )
  CYNTHIA H. MILLIGAN  )
  JOHN E. PEARSON      )
  IAN M. ROLLAND       )
  STEPHEN E. WATSON    )
  MICHAEL W. WRIGHT    )
  ---------

  *Richard M. Kovacevich, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by such persons.

                                            /s/ Richard M. Kovacevich
                                            --------------------------------
                                                Richard M. Kovacevich
                                                Attorney-in-Fact

                               INDEX TO EXHIBITS

Exhibit                                                                                  Form
Number                           Description                                           of Filing
- -------                          -----------                                           ---------
2(a)        Agreement and Plan of Reorganization, dated as of September 9, 1994, among Babbscha Company, Banrein, Inc., and Fridley State Bank, and
            Norwest Corporation, and form of Agreement and Plan of Merger between Babbscha Company and Merger Co. (the "Babbscha Merger")
            (included in Proxy Statement-Prospectus as Appendix A).

2(b)        Form of Agreement and Plan of Merger between Banrein Merger Co. and
            Banrein, Inc. (the "Banrein Merger") (included in Proxy Statement-
            Prospectus as Appendix B)

2(c)        Form of Agreement and Plan of Merger between Fridley State Bank and
            Norwest Interim Bank Fridley, N.A. (the "Bank Merger") (included in
            Proxy Statement-Prospectus as Appendix C).

4(a) Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(b) to the Registrant's Current Report on Form
            8-K dated June 28, 1993 (File No. 1-2979)).

4(b) Certificate of Designations of Powers, Preferences, and Rights relating to the Registrant's ESOP Cumulative Convertible Preferred
            Stock (incorporated by reference to Exhibit 4 to the Registrant's
            Quarterly Report on Form 10-Q for the quarter ended March 31, 1994
            (File No. 1-2979)).

4(c)        Certificate of Designations of Powers, Preferences, and Rights of the
            Registrant's Cumulative Tracking Preferred Stock (incorporated by reference to Exhibit 3 to Norwest's Current Report on Form 8-K dated
            January 9, 1995).

4(d)        By-Laws of the Registrant, as amended (incorporated herein by reference to Exhibit 4(c) to the Registrant's Quarterly Report on Form 10-Q for
            the quarter ended March 31, 1991 (File No. 1-2979)).


4(e)     Rights Agreement, dated as of November 22, 1988, between Norwest
         Corporation and Citibank, N.A., including as Exhibit A the form of
         Certificate of Designation of Powers, Preferences and Rights setting forth the terms of the Series A Junior Participating Preferred Stock, without par value, (incorporated herein by reference to Exhibit 1 to the Registrant's Form 8-A dated December 6, 1988 (File No. 1-2979)) and
         Certificates of Adjustment pursuant to Section 12 of the Rights
         Agreement (incorporated herein by reference to Exhibit 3 to the
         Registrant's Form 8 dated July 21, 1989, and to Exhibit 4 to the
         Registrant's Form 8-A/A dated June 28, 1993 (File No. 1-2979)).
                                                                                              Electronic
5        Opinion of General Counsel of the Registrant.                                       Transmission

8(a)     Opinion of Briggs & Morgan, P.A. with respect to the Babbscha Merger.                    *

8(b)     Opinion of Briggs & Morgan, P.A. with respect to the Banrein Merger.                     *

8(c)     Opinion of Briggs & Morgan, P.A. with respect to the Bank Merger.                        *

23(a) Consent of General Counsel of the Registrant (included as part of Exhibit 5 filed herewith).

23(b)    Consent of Briggs & Morgan, P.A. (included as part of Exhibits 8(a) to 8(c)).            *
                                                                                              Electronic
23(c)    Consent of KPMG Peat Marwick LLP with respect to Norwest.                           Transmission
                                                                                              Electronic
23(d)    Consent of KPMG Peat Marwick LLP with respect to Babbscha and subsidiaries.         Transmission
                                                                                              Electronic
24       Powers of Attorney.                                                                 Transmission

99(a)    Form of proxy for Special Meeting of Shareholders of Babbscha Company.                   *

99(b)    Form of proxy for Special Meeting of Shareholders of Banrein, Inc.                       *

99(c)    Form of proxy for Special Meeting of Stockholders of the Bank.                           *

- ---------
*To be filed by amendment.